As filed with the Securities and Exchange Commission on August 26, 2016.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DISH DBS Corporation*

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	4899 (Primary standard industrial classification code number)	84-1328967 (I.R.S. Employer Identification Number)

9601 South Meridian Boulevard

Englewood, Colorado 80112

(303) 723-1000

(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

R. Stanton Dodge

Executive Vice President, General Counsel and Secretary

DISH DBS Corporation

9601 South Meridian Boulevard

Englewood, Colorado 80112

(303) 723-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott D. Miller
Sullivan & Cromwell LLP
125 Broad Street

New York, New York 10004
(212) 558-4000

* The companies listed below on this page are also included in this Form S-4 Registration Statement as additional Registrants.

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Note (1)		Proposed Maximum Aggregate Offering Price (1)		Amount of Registration Fee
7.75% Senior Notes due 2026	$2,000,000,000		100%		$2,000,000,000		$201,400
Guarantees of 7.75% Senior Notes due 2026 (3)		(2)		(2)		(2)		(2)

(1)                                     Pursuant to Rule 457(f) under the Securities Act of 1933, the fee is calculated based upon the book value of the 7.75% Senior Notes due 2026 as of June 30, 2016.

(2)                                     Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to the guarantees.

(3)                                     Guaranteed by the additional Registrants listed below.

ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants as Specified in their Respective Charters*	Jurisdiction of Incorporation/ Organization	IRS Employer Identification No.
DISH Network L.L.C.	Colorado	84-1114039
DISH Operating L.L.C.	Colorado	20-0715965
Echosphere L.L.C.	Colorado	84-0833457
DISH Network Service L.L.C.	Colorado	84-1195952

*       The primary standard industrial classification number for each of these Registrants is 4841. The address for each of the additional Registrants is c/o DISH DBS Corporation, 9601 South Meridian Boulevard, Englewood, Colorado 80112.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION. DATED AUGUST 26, 2016.

PROSPECTUS

DISH DBS CORPORATION

Offer to Exchange up to $2,000,000,000 aggregate principal amount of new
7.75% Senior Notes due 2026
which have been registered under the Securities Act of 1933, for any and all of its outstanding 7.75% Senior Notes due 2026
Subject to the Terms and Conditions described in this Prospectus

The Exchange Offer will expire at 5:00 p.m., New York City time, on                    , 2016,
unless extended

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, our new 7.75% Senior Notes due 2026 for all of our outstanding 7.75% Senior Notes due 2026.  We refer to our outstanding 7.75% Senior Notes due 2026 as the “Old Notes” and the new 7.75% Senior Notes due 2026 issued in this offer as the “Notes.”  The Notes are substantially identical to the Old Notes that we issued on June 13, 2016, except for certain transfer restrictions and registration rights provisions relating to the Old Notes.  The CUSIP numbers for the Old Notes are 25470X AX3 and U25486 AM0.

MATERIAL TERMS OF THE EXCHANGE OFFER

•                  You will receive an equal principal amount of Notes for all Old Notes that you validly tender and do not validly withdraw.

•                  The exchange should not be a taxable exchange for United States federal income tax purposes.

•                  There has been no public market for the Old Notes and we cannot assure you that any public market for the Notes will develop.  We do not intend to list the Notes on any securities exchange or to arrange for them to be quoted on any automated quotation system.

•                  The terms of the Notes are substantially identical to those of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes.

•                  If you fail to tender your Old Notes for the Notes, you will continue to hold unregistered securities and it may be difficult for you to transfer them.

Investing in the Notes involves risks.  Consider carefully the “Risk Factors” beginning on page 10 of this prospectus.

We are not making this exchange offer in any state where it is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2016.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  This prospectus is an offer to exchange only the Notes offered by this prospectus and only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus is accurate only as of its date.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 under the Securities Act of 1933 (the “Securities Act”) that registers the Notes that will be offered in exchange for the Old Notes.  The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the Notes.  The rules and regulations of the SEC allow us to omit from this document certain information included in the registration statement.

This prospectus incorporates by reference business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge upon written or oral request directed to: Investor Relations, DISH DBS Corporation, 9601 South Meridian Boulevard, Englewood, Colorado 80112; telephone number: (303) 723-1000. To obtain timely delivery, you must request the information no later than                 , 2016.

Additionally, this prospectus contains summaries and other information that we believe are accurate as of the date hereof with respect to the terms of specific documents, but we refer to the actual documents for complete information with respect to those documents, copies of which will be made available without charge to you upon request, for complete information with respect to those documents.  Statements contained in this prospectus as to the contents of any contract or other documents referred to in this prospectus do not purport to be complete.  Where reference is made to the particular provisions of a contract or other document, the provisions are qualified in all respects by reference to all of the provisions of the contract or other document.  Our data and industry data are approximate and reflect rounding in certain cases.

We and our parent company, DISH Network Corporation (“DISH Network”), each file reports, proxy statements (in the case of DISH Network) and other information with the SEC.  These reports, proxy statements and other information may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a website that contains reports and other information that we file electronically with the SEC.  The address of that website is http://www.sec.gov.  Our filings with the SEC and those of DISH Network are also accessible free of charge at our website, the address of which is http://www.dish.com.

The Class A common stock of our parent company, DISH Network, is traded under the symbol “DISH” on the Nasdaq Global Select Market.  DISH Network has not guaranteed and is not otherwise responsible for the Notes.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

We make “forward-looking statements” throughout this prospectus (including the documents incorporated herein by reference), including, in particular, statements about our plans, objectives and strategies, growth opportunities in our industries and businesses, our expectations regarding future results, financial condition, liquidity and capital requirements, our estimates regarding the impact of regulatory developments and legal proceedings, and other trends and projections. Forward-looking statements are not historical facts and may be identified by words such as “future,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “estimate,” “expect,” “predict,” “will,” “would,” “could,” “can,” “may,” and similar terms. These forward-looking statements are based on information available to us as of the date of this prospectus (or, in the case of a document incorporated herein by reference, the date of such document) and represent management’s views and assumptions as of such respective date. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond our control. Accordingly, actual performance, events or results could differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including, but not limited to, the following:

Competition and Economic Risks

•                  We face intense and increasing competition from satellite television providers, cable companies and telecommunications companies, especially as the pay-TV industry has matured and bundled offers have become more prevalent, which may require us to further increase subscriber acquisition and retention spending or accept lower subscriber activations and higher subscriber churn.

•                  Changing consumer behavior and competition from digital media companies that provide or facilitate the delivery of video content via the Internet may reduce our gross new subscriber activations and may cause our subscribers to purchase fewer services from us or to cancel our services altogether, resulting in less revenue to us.

•                  Economic weakness and uncertainty may adversely affect our ability to grow or maintain our business.

•                  Our competitors may be able to leverage their relationships with programmers to reduce their programming costs and offer exclusive content that will place them at a competitive advantage to us.

•                  Our over-the-top (“OTT”) Sling TV Internet-based services face certain risks, including, among others, significant competition.

•                  We face increasing competition from other distributors of unique programming services such as foreign language and sports programming that may limit our ability to maintain subscribers that desire these unique programming services.

Operational and Service Delivery Risks

•                  If we do not continue improving our operational performance and customer satisfaction, our gross new subscriber activations may decrease and our subscriber churn may increase.

•                  If our gross new subscriber activations decrease, or if our subscriber churn, subscriber acquisition costs or retention costs increase, our financial performance will be adversely affected.

•                  Programming expenses are increasing and could adversely affect our future financial condition and results of operations.

•                  We depend on others to provide the programming that we offer to our subscribers and, if we fail to obtain or lose access to this programming, our gross new subscriber activations may decline and our subscriber churn may increase.

•                  We may not be able to obtain necessary retransmission consent agreements at acceptable rates, or at all, from local network stations.

•                  We may be required to make substantial additional investments to maintain competitive programming offerings.

•                  Any failure or inadequacy of our information technology infrastructure and communications systems, including without limitation those caused by cyber-attacks or other malicious activities, could disrupt or harm our business.

•                  We currently depend on EchoStar Corporation and its subsidiaries, or EchoStar, to design, develop and manufacture substantially all of our new DISH branded pay-TV set-top boxes and certain related components, to provide the vast majority of our transponder capacity, to provide digital broadcast operations and other services to us, and to provide streaming delivery technology and infrastructure for our Sling TV services. Our business would be adversely affected if EchoStar ceases to provide these products and services to us and we are unable to obtain suitable replacement products and services from third parties.

•                  Technology in the pay-TV industry changes rapidly, and our success may depend in part on our timely introduction and implementation of, and effective investment in, new competitive products and services and more advanced equipment, and our failure to do so could cause our products and services to become obsolete and could negatively impact our business.

•                  We rely on a single vendor or a limited number of vendors to provide certain key products or services to us such as information technology support, billing systems, and security access devices, and the inability of these key vendors to meet our needs could have a material adverse effect on our business.

•                  Our primary supplier of new set-top boxes, EchoStar, relies on a few suppliers and in some cases a single supplier, for many components of our new set-top boxes, and any reduction or interruption in supplies or significant increase in the price of supplies could have a negative impact on our business.

•                  Our programming signals are subject to theft, and we are vulnerable to other forms of fraud that could require us to make significant expenditures to remedy.

•                  We depend on independent third parties to solicit orders for our services that represent a significant percentage of our total gross new subscriber activations.

•                  We have limited satellite capacity and failures or reduced capacity could adversely affect our DISH branded pay-TV business.

•                  Our owned and leased satellites are subject to construction, launch, operational and environmental risks that could limit our ability to utilize these satellites.

•                  We generally do not carry commercial launch or in-orbit insurance on any of the satellites that we use, other than certain satellites leased from third parties, and could face significant impairment charges if any of our owned satellites fail.

•                  We may have potential conflicts of interest with EchoStar due to our and DISH Network’s common ownership and management.

•                  We rely on key personnel and the loss of their services may negatively affect our business.

Acquisition and Capital Structure Risks

•                  Our parent, DISH Network, has made substantial investments to acquire certain wireless spectrum licenses and other related assets.  In addition, DISH Network has made substantial non-controlling investments in the Northstar Entities and the SNR Entities related to AWS-3 wireless spectrum licenses.

•                  Our parent, DISH Network, faces certain risks related to its non-controlling investments in the Northstar Entities and the SNR Entities.

•                  To the extent that our parent, DISH Network, commercializes its wireless spectrum licenses, it will face certain risks entering and competing in the wireless services industry and operating a wireless services business.

•                  We may pursue acquisitions and other strategic transactions to complement or expand our business that may not be successful and we may lose up to the entire value of our investment in these acquisitions and transactions.

•                  We may need additional capital, which may not be available on acceptable terms or at all, to continue investing in our business and to finance acquisitions and other strategic transactions.

•                  We have substantial debt outstanding and may incur additional debt.

•                  Our parent, DISH Network, is controlled by one principal stockholder who is also our Chairman and Chief Executive Officer.

Legal and Regulatory Risks

•                  A ruling in the Do Not Call litigation requiring us to pay substantial civil penalties and/or damages and/or enjoining us, whether acting directly or indirectly through authorized telemarketers or independent third-party retailers, from certain activities could have a material adverse effect on our results of operations, financial condition and cash flow.

•                  Our business depends on certain intellectual property rights and on not infringing the intellectual property rights of others.

•                  We are party to various lawsuits which, if adversely decided, could have a significant adverse impact on our business, particularly lawsuits regarding intellectual property.

•                  Our ability to distribute video content via the Internet, including our Sling TV services, involves regulatory risk.

•                  Changes in the Cable Act of 1992 (“Cable Act”), and/or the rules of the Federal Communications Commission (“FCC”) that implement the Cable Act, may limit our ability to access programming from cable-affiliated programmers at nondiscriminatory rates.

•                  The injunction against our retransmission of distant networks, which is currently waived, may be reinstated.

•                  We are subject to significant regulatory oversight, and changes in applicable regulatory requirements, including any adoption or modification of laws or regulations relating to the Internet, could adversely affect our business.

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•                  Our business depends on FCC licenses that can expire or be revoked or modified and applications for FCC licenses that may not be granted.

•                  We are subject to digital high-definition (“HD”) “carry-one, carry-all” requirements that cause capacity constraints.

•                  Our business, investor confidence in our financial results, and DISH Network’s stock price, may be adversely affected if our internal controls are not effective.

•                  We may face other risks described from time to time in periodic and current reports we file with the Securities and Exchange Commission, or SEC.

All cautionary statements made or referred to herein should be read as being applicable to all forward-looking statements wherever they appear. Investors should consider the risks and uncertainties described or referred to herein and should not place undue reliance on any forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. We assume no responsibility for updating forward-looking information contained or incorporated by reference herein or in any reports we file with the SEC.

Should one or more of the risks or uncertainties described in this prospectus or the documents we incorporate by reference occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

You should read carefully the section of this prospectus under the heading “Risk Factors” beginning on page 10.

SUMMARY

In this prospectus, the words “we,” “our,” “us,” “DISH DBS” and the “Company” refer to DISH DBS Corporation and its subsidiaries, unless otherwise stated or required by the context. “DISH Network” refers to DISH Network Corporation, our ultimate parent company, and its subsidiaries, including us, unless otherwise stated or required by the context. “EchoStar” refers to EchoStar Corporation and its subsidiaries, unless otherwise stated or required by the context.  This summary highlights selected information contained in greater detail elsewhere in this prospectus or incorporated by reference herein. This summary may not contain all of the information that you should consider before investing in the Notes. You should carefully read the entire prospectus, including the sections under the headings “Risk Factors” and “Disclosure Regarding Forward-Looking Statements,” and the documents incorporated by reference herein.

DISH DBS Corporation

DISH DBS is a holding company and an indirect, wholly-owned subsidiary of DISH Network, a publicly traded company listed on the Nasdaq Global Select Market.  DISH DBS was formed under Colorado law in January 1996.

We offer pay-TV services under the DISH® brand and the Sling® brand (collectively “Pay-TV” services). The DISH branded pay-TV service consists of, among other things, Federal Communications Commission (“FCC”) licenses authorizing us to use direct broadcast satellite (“DBS”) and Fixed Satellite Service (“FSS”) spectrum, our owned and leased satellites, receiver systems, third-party broadcast operations, customer service facilities, a leased fiber optic network, in-home service and call center operations, and certain other assets utilized in our operations.  The Sling branded pay-TV services consist of, among other things, live, linear streaming over-the-top (“OTT”) Internet-based domestic, international and Latino video programming services (“Sling TV”).  The Sling International video programming service (formerly known as DishWorld) was launched prior to 2015, which historically represented a small percentage of our Pay-TV subscribers.  During February and June 2015, we launched our Sling domestic and Sling Latino services, respectively.  In addition to these Sling TV services that may only be streamed on one device at a time (single-stream services), on April 13, 2016, we launched a live beta multi-stream Sling domestic service, which includes, among other things, the ability to stream on up to three devices simultaneously.  During June 2016, our multi-stream Sling domestic service transitioned from its introductory beta period and has been rebranded as Sling Blue.  Meanwhile, we rebranded our single-stream Sling domestic service as Sling Orange.  All Sling TV subscribers are included in our Pay-TV subscriber count.  As of June 30, 2016, we had 13.593 million Pay-TV subscribers in the United States.

Our business strategy is to be the best provider of video services in the United States by providing products with the best technology, outstanding customer service, and great value.  We promote DISH branded programming packages as providing our subscribers with a better “price-to-value” relationship than those available from other subscription television service providers.  We believe that there continues to be unsatisfied demand for high-quality, reasonably priced subscription television services.

•                  Products with the Best Technology.  We offer a wide selection of local and national high-definition (“HD”) programming and are a technology leader in our industry, offering award-winning DVRs (including our Hopper® whole-home HD DVR), multiple tuner receivers, 1080p video on demand, and external hard drives.

•                  Outstanding Customer Service.  We strive to provide outstanding customer service by improving the quality of the initial installation of subscriber equipment, improving the reliability of our equipment, better educating our customers about our products and services, and resolving customer problems promptly and effectively when they arise.

•                  Great Value.  We have historically been viewed as the low-cost provider in the pay-TV industry in the U.S. because we seek to offer the lowest everyday prices available to consumers after introductory promotions expire.

As the pay-TV industry is mature, our strategy has included an increased emphasis on acquiring and retaining higher quality subscribers, even if it means that we will acquire and retain fewer overall subscribers. We evaluate the quality of subscribers based upon a number of factors, including, among others, profitability. Our Pay-TV subscriber base has been declining due to, among other things, this strategy. There can be no assurance that our Pay-TV subscriber base will not continue to decline.

Our parent company, DISH Network, owns and operates certain assets and businesses that relate to our pay-TV business.  For example, DISH Network has made substantial investments to acquire certain wireless spectrum licenses and related assets and may from time to time seek to acquire additional wireless spectrum licenses and related assets.  DISH Network will need to make significant additional investments or partner with others to, among other things, commercialize, build-out and integrate its licenses and related assets, and any additional acquired licenses and related assets, and comply with regulations applicable to such licenses. Commercialization also may include the offering of wireless services bundled with our Pay-TV services.  In connection with the development of DISH Network’s wireless business, including without limitation the efforts described above, we have made cash distributions to partially finance these efforts to date and may make additional cash distributions to finance in whole or in part DISH Network’s future efforts.

In addition, our parent company, DISH Network, has made substantial non-controlling investments in the Northstar Entities and the SNR Entities, which entities were granted certain AWS-3 wireless spectrum licenses (the “AWS-3 Licenses”) by the FCC on October 27, 2015.  DISH Network may need to make significant additional loans to the Northstar Entities and to the SNR Entities, or they may need to partner with others, so that the Northstar Entities and the SNR Entities may commercialize, build-out and integrate these AWS-3 Licenses, and comply with regulations applicable to such AWS-3 Licenses.  In connection with certain funding obligations related to these investments, in February 2015, we paid a dividend of $8.250 billion to DISH Orbital Corporation (“DOC”), a direct subsidiary of DISH Network and our direct parent company, for, among other things, general corporate purposes, which included such funding obligations, and to fund other DISH Network cash needs.  We may make additional cash distributions to finance in whole or in part loans that DISH Network may make to the Northstar Entities and the SNR Entities in the future related to DISH Network’s non-controlling investments in these entities.

On January 1, 2008, DISH Network completed the distribution of its technology and set-top box business and certain infrastructure assets (the “Spin-off”) into a separate publicly-traded company, EchoStar. DISH Network and EchoStar operate as separate publicly-traded companies and, except for certain tracking stock that we hold in EchoStar and except for Sling TV Holding L.L.C., neither entity has any ownership interest in the other. However, a substantial majority of the voting power of the shares of both DISH Network and EchoStar is owned beneficially by Charles W. Ergen, our Chairman and Chief Executive Officer, and by certain trusts established by Mr. Ergen for the benefit of his family.  Mr. Ergen is also the Chairman of EchoStar.  EchoStar is our primary supplier of digital set-top boxes and digital broadcast operations.  In addition, EchoStar provides the vast majority of our transponder capacity, is a key supplier of related services to us, and provides the streaming delivery technology and infrastructure for our Sling TV services.

Our principal executive offices are located at 9601 South Meridian Boulevard, Englewood, Colorado 80112, and our telephone number is (303) 723-1000. Our filings with the SEC and those of DISH Network are accessible free of charge at www.dish.com. Other than the materials specifically referred to below under “Incorporation of Certain Documents by Reference,” none of the information or materials posted, contained or referred to at www.dish.com is incorporated by reference in, or otherwise made a part of, this prospectus.

The Exchange Offer

The exchange offer relates to the exchange of up to $2,000,000,000 aggregate principal amount of outstanding 7.75% Senior Notes due 2026, for an equal aggregate principal amount of the Notes.  The form and terms of the Notes are identical in all material respects to the form and terms of the outstanding Old Notes, except that the Notes will be registered under the Securities Act, and therefore they will not bear legends restricting their transfer.

The Exchange Offer

We are offering to exchange $1,000 principal amount of our Notes that we have registered under the Securities Act for each $1,000 principal amount of outstanding Old Notes. Old Notes tendered in the exchange offer must be in minimum denominations of $2,000 principal amount and any integral multiples of $1,000 in excess thereof. In order for us to exchange your Old Notes, you must validly tender them to us and we must accept them. We will exchange all outstanding Old Notes that are validly tendered and not validly withdrawn.

Resale of the Notes

Based on interpretations by the staff of the SEC set forth in no-action letters issued to other parties, we believe that you may offer for resale, resell and otherwise transfer your Notes without compliance with the registration and prospectus delivery provisions of the Securities Act if you are not our affiliate and you acquire the Notes issued in the exchange offer in the ordinary course.

You must also represent to us that you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the Notes we issue to you in the exchange offer.

Each broker-dealer that receives Notes in the exchange offer for its own account in exchange for Old Notes that it acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Notes issued in the exchange offer. You may not participate in the exchange offer if you are a broker-dealer who purchased such outstanding Old Notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act.

Expiration date

The exchange offer will expire at 5:00 p.m., New York City time, on                 , 2016, unless we decide to extend the expiration date. We may extend the expiration date for any reason. If we fail to consummate the exchange offer, you will have certain rights against us under the registration rights agreement we entered into as part of the offering of the Old Notes.

Special procedures for beneficial owners

If you are the beneficial owner of Old Notes and you registered your Old Notes in the name of a broker or other institution, and you wish to participate in the exchange, you should promptly contact the person in whose name you registered your Old Notes and instruct that person to tender the Old Notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding Old Notes, either make appropriate arrangements to register ownership of the outstanding Old Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Guaranteed delivery procedures

If you wish to tender your Old Notes and time will not permit your required documents to reach the exchange agent by the expiration date, or you cannot complete the procedure for book-entry transfer on time or you cannot deliver your certificates for registered Old Notes on time, you may tender your Old Notes pursuant to the procedures described in this prospectus under the heading “The Exchange Offer—How to use the guaranteed delivery procedures if you will not have enough time to send all documents to us.”

Withdrawal rights	You may withdraw the tender of your Old Notes at any time prior to the expiration date.

Tax consequences	An exchange of Old Notes for Notes should not be subject to United States federal income tax. See “United States Federal Income Tax Considerations of the Exchange

Offer” below.

Use of proceeds	We will not receive any proceeds from the issuance of Notes pursuant to the exchange offer. Old Notes that are validly tendered and exchanged will be retired and canceled.

Exchange Agent

You can reach the Exchange Agent, U.S. Bank National Association at 60 Livingston Avenue, St. Paul, MN 55107 (Attention: Specialized Finance). For more information with respect to the exchange offer, you may call the Exchange Agent at (800) 934-6802; the fax number for the Exchange Agent is (651) 466-7372 (Attention: Specialized Finance).

The Notes

The exchange offer applies to $2,000,000,000 aggregate principal amount of 7.75% Senior Notes due 2026.  The form and terms of the Notes are identical in all material respects to the form and terms of the outstanding Old Notes, except that the Notes will be registered under the Securities Act, and therefore they will not bear legends restricting their transfer.  The Notes will be entitled to the benefits of the indenture governing the Notes (the “Indenture”).  See “Description of the Notes.” As used in this summary of the Notes, “subsidiaries” refers to our direct and indirect subsidiaries.

Issuer	DISH DBS Corporation, a Colorado corporation.

Notes Offered	$2,000,000,000 aggregate principal amount of 7.75% Senior Notes due 2026.

Maturity Date	July 1, 2026.

Interest Payment Dates

Semi-annually, on January 1 and July 1 of each year, starting on January 1, 2017.
Interest will accrue from the most recent date through which interest has been paid, or if no interest has been paid, from the date of original issuance of the Old Notes.

Ranking

The Notes will be our unsecured senior obligations and will rank equally with all of our current and future unsecured senior debt and senior to all of our future subordinated debt. The Notes will effectively rank junior to any of our existing and future secured obligations to the extent of the value of the assets securing such obligations. As of June 30, 2016, after giving effect to the issuance of the Notes, the Notes would have ranked equally with approximately $12.1 billion of our other unsecured debt.

Guarantees by Our Subsidiaries

The Notes will be guaranteed by our principal operating subsidiaries on a senior basis. The guarantees will be unsecured senior obligations of the guarantors and will rank equally with all of the current and future unsecured senior debt of the guarantors and senior to all existing and future subordinated debt of the guarantors. The guarantees will effectively rank junior to any existing and future secured obligations of the guarantors to the extent of the value of the assets securing such obligations. Neither DISH Network nor any of its subsidiaries, other than us and our principal operating subsidiaries, will be obligated under the Notes or any guarantee of the Notes. See “Description of the Notes—Brief Description of the Notes—The Guarantees.”

Redemption

The Notes will be redeemable, in whole or in part, at any time at a redemption price equal to 100% of their principal amount plus a “make-whole” premium, together with accrued and unpaid interest to the redemption date.

We may also redeem up to 35% of the Notes, at any time prior to July 1, 2019, at a purchase price equal to 107.75% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, through the date of redemption with the net cash proceeds from certain equity offerings or capital contributions. See “Description of the Notes—Optional Redemption.”

Change of Control

If a Change of Control Event occurs, as that term is defined in “Description of the Notes—Certain Definitions,” holders of the Notes will have the right, subject to certain conditions, to require us to repurchase their Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of the Notes—

Change of Control Offer” for further information regarding the conditions that would apply if we must offer holders this repurchase right.

Certain Covenants

The Indenture contains covenants limiting our and our restricted subsidiaries’ ability to, among other things:

•                  incur additional debt;

•                  pay dividends or make distributions on our capital stock or repurchase our capital stock;

•                  make certain investments;

•                  create liens or enter into sale and leaseback transactions;

•                  enter into transactions with affiliates;

•                  merge or consolidate with another company; and

•                  transfer and sell assets.

These covenants are subject to a number of important limitations and exceptions and in many circumstances may not meaningfully restrict our ability to take any of the actions described above. For more details, see “Description of the Notes—Certain Covenants.” If the Notes receive an Investment Grade rating, certain of the covenants in the Indenture will be subject to suspension or termination. See “Description of the Notes— Certain Covenants—Investment Grade Rating.”

Registration Rights

Pursuant to a registration rights agreement between us and the initial purchaser, we agreed:

•                  to file an exchange offer registration statement within 180 days of June 13, 2016;

•                  to use our reasonable best efforts to cause the exchange offer registration statement to be declared effective by the SEC within 270 days of June 13, 2016; and

•                  to use our reasonable best efforts to cause the exchange offer to be consummated within 315 days of June 13, 2016.

We intend the registration statement relating to this prospectus to satisfy these obligations. In certain circumstances, we will be required to file a shelf registration statement to cover resales of the Notes. If we do not comply with our obligations under the registration rights agreement, we will be required to pay additional interest on the Notes. See “Registration Rights.”

Risk Factors

Investing in the Notes involves substantial risks. You should carefully consider all the information contained in this prospectus prior to investing in the Notes. In particular, we urge you to carefully consider the information set forth in the section under the heading “Risk Factors” for a description of certain risks you should consider before investing in the Notes.

Indenture

The Notes will be issued under the Indenture, with U.S. Bank National Association as trustee. The rights of holders of the Notes, including rights with respect to default, waivers and amendments, will be governed by the Indenture.

Governing Law	The Indenture is, and the Notes will be, governed by the laws of the State of New York.

Summary Historical Consolidated Financial Data

We derived the following summary historical consolidated financial data for the five years ended December 31, 2015 from our audited consolidated financial statements. The following tables also present summary unaudited consolidated financial data for the six months ended June 30, 2015 and 2016. In our opinion, the interim data presented below reflects all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the data for such interim periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for a full year.

You should read this data in conjunction with, and it is qualified by reference to, the sections entitled “Management’s Narrative Analysis of Results of Operations,” our consolidated financial statements and the notes thereto, and the other financial information in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016 and the quarter ended June 30, 2016, which are incorporated by reference herein.

						For the Six Months Ended
	For the Years Ended December 31,					June 30,
	2011	2012	2013	2014	2015	2015	2016
	(dollars in millions)					(unaudited)
Statements of Operations Data:
Total revenue	$13,060	$13,152	$13,696	$14,277	$14,638	$7,345	$7,392
Operating income	2,950	1,393	2,128	2,028	2,053	1,059	1,184
Net income attributable to DISH DBS	1,526	484	825	825	780	400	526

As of June 30, 2016
(dollars in millions) (unaudited)
Balance Sheet Data:
Cash, cash equivalents and current marketable investment securities	$209
Total assets	4,831
Long-term debt and capital lease obligations	14,221
Total stockholder’s equity (deficit)	$(14,155)

											As of or for the Six Months Ended
	As of or for the Years Ended December 31,										June 30,
	2011		2012		2013		2014		2015		2015		2016
	(dollars in millions)										(unaudited)
Other Data:
Pay-TV subscribers, as of period end (thousands) (unaudited)	13,967		14,056		14,057		13,978		13,897		13,932		13,593
EBITDA (unaudited)(1)	$3,866		$2,294		$3,031		$2,991		$2,992		$1,528		$1,667
Net cash flows from:
Operating activities	$2,268		$1,954		$1,830		$1,797		$1,951		$989		$943
Investing activities	177		(2,385)		(2,737)		1,917		606		1,020		(135)
Financing activities	(2,553)		3,456		1,777		(1,246)		(8,899)		(8,711)		(1,023)
Ratio of earnings to fixed charges (unaudited)(2)	5.33	x	2.19	x	2.45	x	2.45	x	2.38	x	2.40	x	3.17	x

(1)         EBITDA is defined as net income (loss) plus net interest expense, taxes and depreciation and amortization.

(2)         For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes, plus fixed charges. Fixed charges consist of interest incurred on all indebtedness, including capitalized interest and the imputed interest component of rental expense under noncancelable operating leases.

The following table reconciles EBITDA to net income:

						For the Six
						Months Ended
	For the Years Ended December 31,					June 30,
	2011	2012	2013	2014	2015	2015	2016
	(dollars in millions)					(unaudited)
EBITDA (unaudited)	$3,866	$2,294	$3,031	$2,991	$2,992	$1,528	$1,667
Interest expense, net	(538)	(625)	(840)	(799)	(856)	(436)	(379)
Income tax provision, net	(897)	(286)	(460)	(411)	(448)	(231)	(321)
Depreciation and amortization	(905)	(899)	(906)	(956)	(908)	(461)	(441)
Net income attributable to DISH DBS	$1,526	$484	$825	$825	$780	$400	$526

EBITDA is not a measure determined in accordance with accounting principles generally accepted in the United States, or GAAP, and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the pay-TV industry. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

RISK FACTORS

Investing in the Notes involves a high degree of risk. You should carefully consider the following risk factors and all other information contained and incorporated by reference in this prospectus before deciding whether to exchange your Old Notes for the Notes. The risks and uncertainties described or incorporated by reference below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently believe to be immaterial, also may become important factors that affect us.

If any of the following events occurs, our business, financial condition and results of operations could be materially and adversely affected. In that case, the value of the Notes could decline and you may lose some or all of your investment.

Risks Related to Our Business

Competition and Economic Risks

We face intense and increasing competition from satellite television providers, cable companies and telecommunications companies, especially as the pay-TV industry has matured and bundled offers have become more prevalent, which may require us to further increase subscriber acquisition and retention spending or accept lower subscriber activations and higher subscriber churn.

Our business has historically focused on providing pay-TV services and we have traditionally competed against satellite television providers and cable companies, some of whom have greater financial, marketing and other resources than we do.  Many of these competitors offer video services bundled with broadband, wireless services, HD offerings, interactive services and video on demand services.  Bundled offers combining video, broadband and/or wireless services have become more prevalent and competitive.  In some cases, certain competitors have been able to potentially subsidize the price of video services with the price of broadband and/or wireless services.  With respect to our DISH branded pay-TV services, we and our competitors increasingly must seek to attract a greater proportion of new subscribers from each other’s existing subscriber bases rather than from first-time purchasers of pay-TV services.  In addition, because other pay-TV providers may be seeking to attract a greater proportion of their new subscribers from our existing subscriber base, we may be required to increase retention spending or we may provide greater discounts or credits to acquire and retain subscribers who may spend less on our services.  If our Pay-TV ARPU decreases or does not increase commensurate with increases in programming or other costs, our margins may be reduced and the long-term value of a subscriber would then decrease.  In addition, our Sling TV subscribers generally have lower priced programming packages than our DISH branded pay-TV subscribers.  Accordingly, an increase in Sling TV subscribers has a negative impact on our Pay-TV ARPU.

Competition has intensified in recent years as the pay-TV industry has matured and the growth of fiber-based pay-TV services offered by telecommunications companies such as Verizon Communications Inc. (“Verizon”) and AT&T Inc. (“AT&T”) continues.  These fiber-based pay-TV services have significantly greater capacity, enabling the telecommunications companies to offer substantial HD programming content as well as bundled services.  This increasingly competitive environment may require us to increase subscriber acquisition and retention spending or accept lower subscriber activations and higher subscriber churn.  Further, as a result of this increased competitive environment and the maturation of the pay-TV industry, future growth opportunities of our DISH branded pay-TV business may be limited and our margins may be reduced, which could have a material adverse effect on our business, results of operations, financial condition and cash flow.  Our gross new Pay-TV subscriber activations continue to be negatively impacted by stricter customer acquisition policies for our DISH branded pay-TV subscribers (including a focus on attaining higher quality subscribers) and increased competitive pressures, including aggressive marketing, more aggressive retention efforts, bundled discount offers combining broadband, video and/or wireless services and other discounted promotional offers.

In addition, traditional cable and satellite television providers have begun, and other companies such as programmers have indicated they also may begin, to offer smaller packages of programming channels directly to customers, at prices lower than our video service package offerings.  These offerings could adversely affect demand for our Pay-TV services or cause us to modify our programming packages, which may reduce our margins.

Moreover, mergers and acquisitions, joint ventures and alliances among cable television providers, telecommunications companies and others may result in, among other things, greater financial leverage and increase the availability of offerings from providers capable of bundling video, broadband and telephone services in competition with our services, and may exacerbate the risks described above.  For example, during May 2016, Charter Communications, Inc. (“Charter”) completed its acquisition of Time Warner Cable Inc. (“Time Warner Cable”) and Bright House Networks (collectively “New Charter”), which created the second largest cable television provider and third largest MPVD in the U.S.  The transaction has also created a duopoly, resulting in two broadband providers, New Charter and Comcast Corporation (“Comcast”), controlling at least 70% to as high as 90% of the high-speed broadband homes in the country.  In addition, a significant proportion of New Charter’s high-speed broadband subscribers may lack access to alternative high-speed broadband options.  Further, New Charter may be able to, among other things, foreclose or degrade our online video offerings at various points in the broadband pipe; impose data caps on consumers who access our online video offerings; and pressure third-party content owners and programmers to withhold online rights from us and raise other MVPDs’ third-party programming costs, including us.

In addition, in July 2015, AT&T completed its acquisition of DirecTV, our direct competitor and the largest satellite TV provider in the U.S.  As a result of this acquisition, DirecTV, among other things, has increased access to capital, access to AT&T’s nationwide platform for wireless mobile video, and the ability to more seamlessly bundle its video services with AT&T’s broadband Internet access and wireless services.  The combined company may also be able to, among other things, pressure third-party content owners and programmers to withhold online rights from us; utilize its increased leverage over third-party content owners and programmers to reduce the price it pays for programming at the expense of other MVPDs, including us; thwart our entry into the wireless market, by, among other things, refusing to enter into data roaming agreements with us; underutilize key orbital spectrum resources that could be more efficiently used by us; foreclose or degrade our online video offerings at various points in the broadband pipe; and impose data caps on consumers who access our online video offerings.

As the pay-TV industry is mature, our strategy has included an increased emphasis on acquiring and retaining higher quality subscribers, even if it means that we will acquire and retain fewer overall subscribers. We evaluate the quality of subscribers based upon a number of factors, including, among others, profitability. Our Pay-TV subscriber base has been declining due to, among other things, this strategy and the factors described above.  There can be no assurance that our Pay-TV subscriber base will not continue to decline.  In the event that our Pay-TV subscriber base continues to decline, it could have a material adverse long-term effect on our business, results of operations, financial condition and cash flow.

Changing consumer behavior and competition from digital media companies that provide or facilitate the delivery of video content via the Internet may reduce our gross new subscriber activations and may cause our subscribers to purchase fewer services from us or to cancel our services altogether, resulting in less revenue to us.

Our business has historically focused on providing pay-TV services, including our DISH branded and Sling branded pay-TV services.  We face competition from providers of digital media, including, among others, Netflix, Hulu, Apple, Amazon, Google and Verizon that offer online services distributing movies, television shows and other video programming.  Some of these companies have larger customer bases, stronger brand recognition and greater financial, marketing and other resources than we do.  In addition, traditional providers of video entertainment, including broadcasters, cable channels and telecommunications companies, are increasing their Internet-based video offerings.  Some of these services charge nominal or no fees for access to their content, which could adversely affect demand for our Pay-TV services.  Moreover, new technologies have been, and will likely continue to be, developed that further increase the number of competitors we face with respect to video services, including competition from piracy-based video offerings.

These products and services are also driving rapid changes in consumer behavior as consumers seek more control over when, where and how they consume content and access communications services.  In particular, with the large increase in the number of consumers with broadband service, a significant amount of video content has become available through online content providers for users to stream and view on their personal computers, televisions and other devices.  Similarly, consumers have increased access to video content via mobile devices.  These technological advancements and changes in consumer behavior with regard to the means by which consumers obtain video content may cause DISH subscribers to disconnect our services (“cord cutting”), downgrade to smaller, less expensive programming packages (“cord shaving”) or elect to purchase through online content providers a certain portion of the services that they would have historically purchased from us, such as pay per view movies, resulting in less revenue to us.  There can be no assurance that our Pay-TV services will be able to compete with these other providers of digital media.  Therefore, these technological advancements and changes in consumer behavior could reduce our gross new subscriber activations and could have a material adverse effect on our business, results of operations and financial condition or otherwise disrupt our business.

Our failure to effectively anticipate or adapt to competition or changes in consumer behavior, including with respect to younger consumers, could have a material adverse effect on our business, results of operations and financial condition or otherwise disrupt our business.

Economic weakness and uncertainty may adversely affect our ability to grow or maintain our business.

A substantial majority of our revenue comes from residential customers whose spending patterns may be affected by economic weakness and uncertainty.  Our ability to grow or maintain our business may be adversely affected by economic weakness and uncertainty and other factors that may adversely affect the pay-TV industry.  In particular, economic weakness and uncertainty could result in the following:

•                  Fewer gross new subscriber activations and increased subscriber churn.  We could face fewer gross new subscriber activations and increased subscriber churn due to, among other things:  (i) certain economic factors that impact consumers, including, among others, rising interest rates, a potential downturn in the housing market in the United States (including a decline in housing starts) and higher unemployment, which could lead to a lack of consumer confidence and lower discretionary spending; (ii) increased price competition for our products and services; and (iii) the potential loss of independent retailers, who generate a significant percentage of our new subscribers, because many of them are small businesses that are more susceptible to the negative effects of economic weakness.  In particular, subscriber churn may increase with respect to subscribers who purchase our lower tier programming packages and who may be more sensitive to economic weakness, including, among others, our pay-in-advance subscribers.

•                  Lower pay-TV average monthly revenue per subscriber (“Pay-TV ARPU”).  Our subscribers may disconnect our services and a growing share of pay-TV customers are “cord shaving” to downgrade to smaller, less expensive programming packages or electing to purchase through online content providers a certain portion of the services that they would have historically purchased from us, such as pay per view movies.  Cord cutting and/or cord shaving by our subscribers could negatively impact our Pay-TV ARPU.

•                  Higher subscriber acquisition and retention costs.  Our profits may be adversely affected by increased subscriber acquisition and retention costs necessary to attract and retain subscribers during a period of economic weakness.

Our competitors may be able to leverage their relationships with programmers to reduce their programming costs and offer exclusive content that will place them at a competitive advantage to us.

The cost of programming represents the largest percentage of our overall costs.  Certain of our competitors own directly or are affiliated with companies that own programming content that may enable them to obtain lower programming costs or offer exclusive programming that may be attractive to prospective subscribers.  Unlike our larger cable and satellite competitors, some of which also provide IPTV services, we have not made significant investments in programming providers.  For example, in January 2011, the FCC and the Department of Justice approved a transaction between Comcast and General Electric pursuant to which they joined their programming properties, including NBC, Bravo and many others that are available in the majority of our programming packages, in a venture, NBCUniversal, LLC (“NBCUniversal”), controlled by Comcast.  During March 2013, Comcast completed the acquisition of substantially all of General Electric’s remaining interest in NBCUniversal.  This transaction may affect us adversely by, among other things, making it more difficult for us to obtain access to

NBCUniversal’s programming networks on nondiscriminatory and fair terms, or at all.  The FCC conditioned its approval on, among other things, Comcast complying with the terms of the FCC’s order on network neutrality, even if that order is vacated by judicial or legislative action, and Comcast licensing its affiliated content to us, other traditional pay-TV providers and certain providers of video services over the Internet on fair and nondiscriminatory terms and conditions, including, among others, price.  If Comcast does not license its affiliated content to us on fair and nondiscriminatory terms and conditions, we can seek binding arbitration and continue to carry such content while the arbitration is pending.  However, it is uncertain how these conditions may be interpreted and enforced by the FCC; therefore, we cannot predict the practical effect of these conditions.

Our OTT Sling TV Internet-based services face certain risks, including, among others, significant competition.

The Sling International video programming service (formerly known as DishWorld) was launched prior to 2015.  During 2015, we launched our Sling domestic and Sling Latino services. We market our Sling TV services primarily to consumers who do not subscribe to traditional satellite and cable pay-TV services.

Our Sling TV services face a number of risks, including, among others, the following, which may have a material adverse effect on our Sling TV service offerings:

•                  We face significant competition from several content providers and other companies including, among others, Netflix, Hulu, Apple, Amazon, Google and Verizon, some of which have larger customer bases, stronger brand recognition, and significant financial, marketing and other resources, as well as competition from piracy based video offerings;

•                  We offer a limited amount of programming content, and there can be no assurances that we will be able to increase the amount or type of programming content that we may offer to keep pace with, or to differentiate our Sling TV services from, other providers of online video content;

•                  We rely on streaming-capable devices to deliver our Sling TV services, and if we are not successful in maintaining existing, and creating new, relationships, or if we encounter technological, content licensing or other impediments to our streaming content, our ability to grow our Sling TV services could be adversely impacted;

•                  We may incur significant expenses to market our Sling TV services and build brand awareness, which could have a negative impact on the profitability of our Sling TV services;

•                  Since we rely upon the ability of consumers to access our Sling TV services through an Internet connection, changes in how network operators handle and charge for access to data that travel across their networks, such as implementing bandwidth caps or usage-based fees, could adversely impact our Sling TV services.  In addition, many network operators that provide consumers with broadband service also provide these consumers with video programming, and these network operators may have an incentive to use their network infrastructure in a manner adverse to our continued growth and success.  For example, as a result of AT&T’s recent acquisition of DirecTV and Charter’s recent acquisitions of Time Warner Cable and Bright House Networks, these risks may be exacerbated to the extent these and other network operators are able to provide preferential treatment to their data;

•                  We may not be able to scale our systems and operational practices related to our Sling TV services to effectively and reliably handle growth in subscribers and features related to our services;

•                  Our Sling TV services have functional limitations that in many cases our competitors are not constrained by, such as not providing consumers a feature to record content for future viewing.  If we are unable to add such functionality to our Sling TV services in the future, our ability to compete with other offerings could be adversely impacted.

•                  The adoption or modification of laws and regulations relating to the Internet could limit or otherwise adversely affect the manner in which we conduct our Sling TV services and could cause us to incur additional expenses or alter our business model; and

•                  We rely on EchoStar to provide the streaming delivery technology and infrastructure to support our Sling TV services.  In addition, we license our OTT service brand name “Sling” from EchoStar, and there can be no assurance that we will be able to continue to license the “Sling” brand name on acceptable terms or at all.

We face increasing competition from other distributors of unique programming services such as foreign language and sports programming that may limit our ability to maintain subscribers that desire these unique programming services.

We face increasing competition from other distributors of unique programming services such as foreign language and sports programming, including programming distributed over the Internet.  There can be no assurance that we will maintain subscribers that desire these unique programming services.  For example, the increasing availability of foreign language programming from our competitors, which in certain cases has resulted from our inability to renew programming agreements on an exclusive basis or at all, as well as competition from piracy-based video offerings, could contribute to an increase in our subscriber churn.  Our agreements with distributors of foreign language programming have varying expiration dates, and some agreements are on a month-to-month basis.  There can be no assurance that we will be able to grow or maintain subscribers that desire these unique programming services such as foreign language and sports programming.

Operational and Service Delivery Risks

If we do not continue improving our operational performance and customer satisfaction, our gross new subscriber activations may decrease and our subscriber churn may increase.

If we are unable to continue improving our operational performance and customer satisfaction, we may experience a decrease in gross new subscriber activations and an increase in subscriber churn, which could have a material adverse effect on our business, financial condition and results of operations.  To improve our operational performance, we continue to make investments in staffing, training, information systems, and other initiatives, primarily in our call center and in-home service operations.  These investments are intended to help combat inefficiencies introduced by the increasing complexity of our business, improve customer satisfaction, reduce subscriber churn, increase productivity, and allow us to scale better over the long run.  We cannot, however, be certain that our spending will ultimately be successful in improving our operational performance, and if unsuccessful, we may have to incur higher costs to improve our operational performance.  While we believe that such costs will be outweighed by longer-term benefits, there can be no assurance when or if we will realize these benefits at all.  If we are unable to improve our operational performance, our future gross new subscriber activations and existing subscriber churn may be negatively impacted, which could in turn adversely affect our revenue growth and results of operations.

If our gross new subscriber activations decrease, or if our subscriber churn, subscriber acquisition costs or retention costs increase, our financial performance will be adversely affected.

We may incur increased costs to acquire new subscribers and retain existing subscribers.  Our subscriber acquisition costs could increase as a result of increased spending for advertising and, with respect to our DISH branded pay-TV services, the installation of more HD and DVR receivers, which are generally more expensive than other receivers.  Meanwhile, retention costs may be driven higher by providing retention credits and, with respect to our DISH branded pay-TV services, by increased upgrades of existing subscribers’ equipment to HD and DVR receivers.  Additionally, certain of our promotions, including, among others, pay-in-advance, allow consumers with relatively lower credit scores to become subscribers.  These subscribers typically churn at a higher rate.

Our subscriber acquisition costs and our subscriber retention costs can vary significantly from period to period and can cause material variability to our net income (loss) and free cash flow.  Any material increase in subscriber acquisition or retention costs from current levels could have a material adverse effect on our business, financial condition and results of operations.

Programming expenses are increasing and could adversely affect our future financial condition and results of operations.

Our programming costs currently represent the largest component of our total expense and we expect these costs to continue to increase.  The pay-TV industry has continued to experience an increase in the cost of programming, especially local broadcast channels and sports programming.  In addition, certain programming costs are rising at a much faster rate than wages or inflation.  These factors may be exacerbated by the increasing trend of consolidation in the media industry, which may further increase our programming expenses.  Our ability to compete successfully will depend, among other things, on our ability to continue to obtain desirable programming and deliver it to our subscribers at competitive prices.

When offering new programming, or upon expiration of existing contracts, programming suppliers have historically attempted to increase the rates that they charge us for programming.  We expect this practice to continue, which, if successful, would increase our programming costs.  In addition, our programming expenses may also increase as we add programming to our video services or distribute existing programming to our customers through additional delivery platforms, such as Sling TV.  As a result, our margins may face further pressure if we are unable to renew our long-term programming contracts on acceptable pricing and other economic terms.  Alternatively, to attempt to mitigate the effect of price increases or for other reasons, we may elect not to carry or may be unable to carry certain channels, which could adversely affect our subscriber growth or result in higher churn.

In addition, increases in programming costs generally cause us to increase the rates that we charge our subscribers, which could in turn cause our existing Pay-TV subscribers to disconnect our service or cause potential new Pay-TV subscribers to choose not to subscribe to our service.  Therefore, we may be unable to pass increased programming costs on to our customers, which could have a material adverse effect on our business, financial condition and results of operations.

We depend on others to provide the programming that we offer to our subscribers and, if we fail to obtain or lose access to this programming, our gross new subscriber activations may decline and our subscriber churn may increase.

We depend on third parties to provide us with programming services.  Our programming agreements have remaining terms ranging from less than one to up to several years and contain various renewal, expiration and/or termination provisions.  We may not be able to renew these agreements on acceptable terms or at all, and these agreements may be terminated prior to expiration of their original term.  In recent years, negotiations over programming carriage contracts generally remain contentious, and certain programmers have, in the past, limited our access to their programming in connection with those negotiations and the scheduled expiration of their programming carriage contracts with us.  As national and local programming interruptions and threatened programming interruptions have become more frequent in recent years, in certain cases such interruptions have had a negative impact on our gross new Pay-TV subscriber activations and Pay-TV churn rate.  For example, on June 12, 2016, Tribune Broadcasting Company (“Tribune”) removed 42 of its local broadcast channels in 33 markets across 34 states and the District of Columbia from our programming lineup, after we and Tribune were unable to negotiate the terms and conditions of a new programming carriage contract. While we work to reach an agreement, we are offering “over-the-air” antennas at no additional charge so that customers in affected markets can watch Tribune’s local broadcast channels. We cannot predict with any certainty the impact of such removal on our business, results of operations and financial condition. In addition, we cannot predict with any certainty the impact to our gross new Pay-TV subscriber activations, net Pay-TV subscriber additions and Pay-TV churn rate resulting from this removal or similar programming interruptions or threatened programming interruptions that may occur in the future.  As a result, we may at times suffer from periods of lower gross new Pay-TV subscriber activations, lower net Pay-TV subscriber additions and higher Pay-TV churn rates.

We typically have a few programming contracts with major content providers up for renewal each year and if we are unable to renew any of these agreements or the other parties terminate the agreements, there can be no assurance that we would be able to obtain substitute programming, or that such substitute programming would be comparable in quality or cost to our existing programming.  In addition, failure to obtain access to certain programming or loss of access to programming, particularly programming provided by major content providers and/or programming popular with our subscribers, could have a material adverse effect on our business, financial condition and results of operations, including, among other things, our gross new subscriber activations, net subscriber additions and subscriber churn rate.

We may not be able to obtain necessary retransmission consent agreements at acceptable rates, or at all, from local network stations.

The Copyright Act generally gives satellite companies a statutory copyright license to retransmit local broadcast channels by satellite back into the market from which they originated, subject to obtaining the retransmission consent of local network stations that do not elect “must carry” status, as required by the Communications Act.  If we fail to reach retransmission consent agreements with such broadcasters, we cannot carry their signals.  This could have an adverse effect on our strategy to compete with cable and other satellite companies that provide local signals.  While we have been able to reach retransmission consent agreements with most of these local network stations, from time to time there are stations with which we have not been able to reach an agreement.  We cannot be sure that we will secure these agreements or that we will secure new agreements on acceptable terms, or at all, upon the expiration of our current retransmission consent agreements, some of which are short-term.  In recent years, national broadcasters have used their ownership of certain local broadcast stations to require us to carry additional cable programming in exchange for retransmission consent of their local broadcast stations.  These requirements may place constraints on available capacity on our satellites for other programming.  Furthermore, the rates we are charged for retransmitting local channels have been increasing substantially and may exceed our ability to increase our prices to our customers.  We may be unable to pass these increased programming costs on to our customers, which could have a material adverse effect on our business, financial condition and results of operations.

We may be required to make substantial additional investments to maintain competitive programming offerings.

We believe that the availability and extent of HD programming and other value-added services such as access to video via mobile devices continue to be significant factors in consumers’ choice among pay-TV providers.  Other pay-TV providers may have more successfully marketed and promoted their HD programming packages and value-added services and may also be better equipped and have greater resources to increase their HD offerings and value-added services to respond to increasing consumer demand.  In addition, even though it remains a small portion of the market, consumer demand for 3D televisions and programming, as well as higher resolution programming, such as 4K HD, will likely increase in the future.  We may be required to make substantial additional investments in infrastructure to respond to competitive pressure to deliver enhanced programming, and other value-added services, and there can be no assurance that we will be able to compete effectively with offerings from other pay-TV providers.

Any failure or inadequacy of our information technology infrastructure and communications systems, including without limitation those caused by cyber-attacks or other malicious activities, could disrupt or harm our business.

The capacity, reliability and security of our information technology hardware and software infrastructure (including our billing systems) and communications systems are important to the operation of our current business, which would suffer in the event of system failures or cyber-attacks.  Likewise, our ability to expand and update our information technology infrastructure in response to our growth and changing needs is important to the continued implementation of our new service offering initiatives.  Our inability to expand or upgrade our technology infrastructure could have adverse consequences, which could include, among other things, the delayed implementation of new service offerings, service or billing interruptions, and the diversion of development resources.  We rely on third parties for developing key components of our information technology and communications systems and ongoing service.  Some of our key systems and operations, including those supplied by third-party providers, are not fully redundant, and our disaster recovery planning cannot account for all eventualities.  Interruption and/or failure of any of these systems could disrupt our operations, interrupt our services and damage our reputation, thus adversely impacting our ability to provide our services, retain our current subscribers and attract new subscribers.

In addition, although we take protective measures and endeavor to modify them as circumstances warrant, our information technology hardware and software infrastructure and communications systems may be vulnerable to a variety of interruptions, including without limitation, natural disasters, terrorist attacks, telecommunications failures, cyber-attacks and other malicious activities such as unauthorized access, misuse, computer viruses or other malicious code, computer denial of service attacks and other events that could disrupt or harm our business.  In addition, third-party providers of some of our key systems may also experience interruptions to their information technology hardware and software infrastructure and communications systems that could adversely impact us and over which we may have limited or no control.  We may obtain certain confidential, proprietary and personal information about our customers, personnel and vendors, and may provide this information to third parties in connection with our business.  If one or more of such interruptions or failures occur to us or our third-party providers, it potentially could jeopardize such information and other information processed and stored in, and transmitted through, our information technology hardware and software infrastructure and communications systems, or otherwise cause interruptions or malfunctions in our operations, which could result in significant losses or reputational damage.  Due to the fast-moving pace of technology, it may be difficult to detect, contain and remediate every such event.  We may be required to expend significant additional resources to modify our protective measures or to investigate and remediate vulnerabilities or other exposures, and we may be subject to financial losses.  Furthermore, the amount and scope of insurance we maintain may not cover expenses related to such activities or events.

As a result of the increasing awareness concerning the importance of safeguarding personal information, the potential misuse of such information and legislation that has been adopted or is being considered regarding the protection, privacy and security of personal information, the potential liability associated with information-related risks is increasing, particularly for businesses like ours that handle personal customer data.  The occurrence of any such network or information system related events or security breaches could have a material adverse effect on our reputation, business, financial condition and results of operations.  Significant incidents could result in a disruption of our operations, customer dissatisfaction, damage to our reputation or a loss of customers and revenues.

We currently depend on EchoStar Corporation and its subsidiaries, or EchoStar, to design, develop and manufacture substantially all of our new DISH branded pay-TV set-top boxes and certain related components, to provide the vast majority of our transponder capacity, to provide digital broadcast operations and other services to us, and to provide streaming delivery technology and infrastructure for our Sling TV services.  Our business would be adversely affected if EchoStar ceases to provide these products and services to us and we are unable to obtain suitable replacement products and services from third parties.

EchoStar is our primary supplier of our DISH branded pay-TV digital set-top boxes and digital broadcast operations.  In addition, EchoStar provides the vast majority of our transponder capacity, is a key supplier of related services to us, and provides streaming delivery technology and infrastructure for our Sling TV services.  We purchase digital set-top boxes from EchoStar pursuant to a contract that expires on December 31, 2016.  EchoStar provides digital broadcast operations to us pursuant to a contract that expires on December 31, 2016.  EchoStar has no obligation to supply digital set-top boxes or digital broadcast operations to us after these dates.  We may be unable to renew agreements for digital set-top boxes or digital broadcast operations with EchoStar on acceptable terms or at all.  We lease the vast majority of our transponder capacity from EchoStar.  Equipment, transponder leasing and digital broadcast operation costs may increase beyond our current expectations.  EchoStar’s inability to develop and produce, or our inability to obtain, equipment with the latest technology, or our inability to obtain transponder capacity and digital broadcast operations and other services from third parties, could adversely affect our gross new subscriber activations and subscriber churn rate and cause related revenue to decline.

Furthermore, due to the lack of compatibility of our infrastructure with the set-top boxes of a provider other than EchoStar, any transition to a new supplier of set-top boxes could take a significant period of time to complete, cause us to incur significant costs and negatively affect our gross new subscriber activations and subscriber churn.  For example, the proprietary nature of the Slingbox “placeshifting” functionality and certain other technology used in EchoStar’s set-top boxes may significantly limit our ability to obtain set-top boxes with the same or similar features from any other provider of set-top boxes.

If we were to switch to another provider of set-top boxes, we may have to implement additional infrastructure to support the set-top boxes purchased from such new provider, which could significantly increase our costs.  In addition, differences in, among other things, the user interface between set-top boxes provided by EchoStar and those of any other provider could cause subscriber confusion, which could increase our costs and have a material adverse effect on our gross new subscriber activations and subscriber churn.  Furthermore, switching to a new provider of set-top boxes may cause a reduction in our supply of set-top boxes and thus delay our ability to ship set-top boxes, which could have a material adverse effect on our gross new subscriber activations and subscriber churn rate and cause related revenue to decline.

Technology in the pay-TV industry changes rapidly, and our success may depend in part on our timely introduction and implementation of, and effective investment in, new competitive products and services and more advanced equipment, and our failure to do so could cause our products and services to become obsolete and could negatively impact our business.

Technology in the pay-TV industry changes rapidly as new technologies are developed, which could cause our products and services to become obsolete.  We and our suppliers may not be able to keep pace with technological developments.  Our operating results are dependent to a significant extent upon our ability to continue to introduce new products and services and to upgrade existing products and services on a timely basis, and to reduce costs of our existing products and services.  We may not be able to successfully identify new product or service opportunities or develop and market these opportunities in a timely or cost-effective manner.  The research and development of new, technologically advanced products is a complex and uncertain process requiring high levels of innovation and investment.  The success of new product and service development depends on many factors, including among others, the following:

•                  difficulties and delays in the development, production, timely completion, testing and marketing of products and services;

•                  the cost of the products and services;

•                  proper identification of customer need and customer acceptance of products and services;

•                  the development of, approval of and compliance with industry standards;

•                  the amount of resources we must devote to the development of new technologies; and

•                  the ability to differentiate our products and services and compete with other companies in the same markets.

If the new technologies on which we focus our research and development investments fail to achieve acceptance in the marketplace, our competitive position could be negatively impacted, causing a reduction in our revenues and earnings.  For example, our competitors could use proprietary technologies that are perceived by the market as being superior.  Further, after we have incurred substantial costs, one or more of the products or services under our development, or under development by one or more of our strategic partners, could become obsolete prior to it being widely adopted.

In addition, our competitive position depends in part on our ability to offer new DISH branded pay-TV subscribers and upgrade existing subscribers with more advanced equipment, such as receivers with DVR and HD technology and by otherwise making additional infrastructure investments, such as those related to our information technology and call centers.  We may also be at a competitive disadvantage in developing and introducing complex new products and services for our DISH branded pay-TV services because of the substantial costs we may incur in making these products or services available across our installed base of subscribers.  Furthermore, the continued demand for HD programming continues to require investments in additional satellite capacity.  We may not be able to pass on to our subscribers the entire cost of these upgrades and infrastructure investments.

New technologies could also create new competitors for us.  For instance, we face increasing consumer demand for the delivery of digital video services via the Internet, including providing our Sling TV services and what we refer to as “DISH Anywhere.”  We expect to continue to face increased threats from companies who use the Internet to deliver digital video services as the speed and quality of broadband and wireless networks continues to improve.

Technological innovation is important to our success and depends, to a significant degree, on the work of technically skilled employees.  We rely on EchoStar to design, develop and manufacture set-top boxes with advanced features and functionality and to provide the streaming delivery technology and infrastructure for our Sling TV services.  If

EchoStar is unable to attract and retain appropriately technically skilled employees, our competitive position could be materially and adversely affected.  In addition, delays in the delivery of components or other unforeseen problems associated with our technology may occur that could materially and adversely affect our ability to generate revenue, offer new products and services and remain competitive.

If our products and services, including without limitation our DISH branded and Sling TV branded products and services, are not competitive, our business could suffer and our financial performance could be negatively impacted.  Our products and services may also experience quality problems, including outages and service slowdowns, from time to time.  If the quality of our products and services do not meet our customers’ expectations, then our business, and ultimately our reputation, could be negatively impacted.

We rely on a single vendor or a limited number of vendors to provide certain key products or services to us such as information technology support, billing systems, and security access devices, and the inability of these key vendors to meet our needs could have a material adverse effect on our business.

Historically, we have contracted with and rely on a single vendor or a limited number of vendors to provide certain key products or services to us such as information technology support, billing systems, and security access devices.  If these vendors are unable to meet our needs because they fail to perform adequately, are no longer in business, are experiencing shortages or discontinue a certain product or service we need, our business, financial condition and results of operations may be adversely affected.  While alternative sources for these products and services exist, we may not be able to develop these alternative sources quickly and cost-effectively, which could materially impair our ability to timely deliver our products to our subscribers or operate our business.  Furthermore, our vendors may request changes in pricing, payment terms or other contractual obligations between the parties, which could cause us to make substantial additional investments.

Our primary supplier of new set-top boxes, EchoStar, relies on a few suppliers and in some cases a single supplier, for many components of our new set-top boxes, and any reduction or interruption in supplies or significant increase in the price of supplies could have a negative impact on our business.

EchoStar relies on a few suppliers and in some cases a single supplier, for many components of our new set-top boxes that we provide to subscribers in order to deliver our digital television services. Our ability to meet customer demand depends, in part, on EchoStar’s ability to obtain timely and adequate delivery of quality materials, parts and components from suppliers. In the event of an interruption of supply or a significant price increase from these suppliers, EchoStar may not be able to diversify sources of supply in a timely manner, which could have a negative impact on our business. Further, due to increased demand for products, many electronic manufacturers are experiencing shortages for certain components.  EchoStar has experienced in the past and may continue to experience shortages driven by raw material availability, manufacturing capacity, labor shortages, industry allocations, natural disasters, logistical delays and significant changes in the financial or business conditions of its suppliers that negatively impact our operations.  Any such delays or constraints could have a material adverse effect on our business, financial condition and results of operations, including, among other things, our gross new subscriber activations.

Our programming signals are subject to theft, and we are vulnerable to other forms of fraud that could require us to make significant expenditures to remedy.

Increases in theft of our signal or our competitors’ signals could, in addition to reducing gross new subscriber activations, also cause subscriber churn to increase.  To combat signal theft and improve the security of our broadcast system, we use microchips embedded in credit card sized access cards, called “smart cards,” or security chips in our receiver systems to control access to authorized programming content (“Security Access Devices”).

Our signal encryption has been compromised in the past and may be compromised in the future even though we continue to respond with significant investment in security measures, such as Security Access Device replacement programs and updates in security software, that are intended to make signal theft more difficult.  It has been our prior experience that security measures may only be effective for short periods of time or not at all and that we remain susceptible to additional signal theft.  We expect that future replacements of these Security Access Devices will be necessary to keep our system secure.  We cannot ensure that we will be successful in reducing or controlling theft of our programming content and we may incur additional costs in the future if our system’s security is compromised.

We are also vulnerable to other forms of fraud.  While we are addressing certain fraud through a number of actions, including terminating independent retailers that we believe violated our business rules, there can be no assurance that we will not continue to experience fraud which could impact our gross new subscriber activations and subscriber churn.  Economic weakness may create greater incentive for signal theft, piracy and other forms of fraud, which could lead to higher subscriber churn and reduced revenue.

We depend on independent third parties to solicit orders for our services that represent a significant percentage of our total gross new subscriber activations.

While we offer products and services through direct sales channels, a significant percentage of our total gross new subscriber activations are generated through independent third parties such as small satellite retailers, direct marketing groups, local and regional consumer electronics stores, nationwide retailers, and telecommunications companies.  Most of our independent retailers are not exclusive to us and some of our independent retailers may favor our competitors’ products and services over ours based on the relative financial arrangements associated with marketing our products and services and those of our competitors.  Furthermore, most of these independent retailers are significantly smaller than we are and may be more susceptible to economic weaknesses that make it more difficult for them to operate profitably.  Because our independent retailers receive most of their incentive value at activation and not over an extended period of time, our interests may not always be aligned with our independent retailers.  It may be difficult to better align our interests with our independent retailers because of their capital and liquidity constraints.  Loss of these relationships could have an adverse effect on our subscriber base and certain of our other key operating metrics because we may not be able to develop comparable alternative distribution channels.

We have limited satellite capacity and failures or reduced capacity could adversely affect our DISH branded pay-TV business.

Operation of our DISH branded pay-TV service requires that we have adequate satellite transmission capacity for the programming we offer.  Moreover, current competitive conditions require that we continue to expand our offering of new programming.  While we generally have had in-orbit satellite capacity sufficient to transmit our existing channels and some backup capacity to recover the transmission of certain critical programming, our backup capacity is limited.  We lease substantially all of our satellite capacity from third parties, including the vast majority of our transponder capacity from EchoStar, and we do not carry commercial insurance on any of the satellites that we lease from them.

Our ability to earn revenue from our DISH branded pay-TV service depends on the usefulness of our owned and leased satellites, each of which has a limited useful life.  A number of factors affect the useful lives of the satellites, including, among other things, the quality of their construction, the durability of their component parts, the ability to continue to maintain proper orbit and control over the satellite’s functions, the efficiency of the launch vehicle used, and the remaining on-board fuel following orbit insertion.  Generally, the minimum design life of each of our satellites ranges from 12 to 15 years.  We can provide no assurance, however, as to the actual useful lives of any of these satellites.  Our operating results could be adversely affected if the useful life of any of our owned or leased satellites were significantly shorter than the minimum design life.

In the event of a failure or loss of any of our owned or leased satellites, we may need to acquire or lease additional satellite capacity or relocate one of our other owned or leased satellites and use it as a replacement for the failed or lost satellite, any of which could have a material adverse effect on our business, financial condition and results of operations.  Such a failure could result in a prolonged loss of critical programming or a significant delay in our plans to expand programming as necessary to remain competitive.  A relocation would require FCC approval and, among other things, may require a showing to the FCC that the replacement satellite would not cause additional interference compared to the failed or lost satellite.  We cannot be certain that we could obtain such FCC approval.  If we choose to use a satellite in this manner, this use could adversely affect our ability to satisfy certain operational conditions associated with our authorizations.  Failure to satisfy those conditions could result in the loss of such authorizations, which would have an adverse effect on our ability to generate revenues.

Our owned and leased satellites are subject to construction, launch, operational and environmental risks that could limit our ability to utilize these satellites.

Construction and launch risks.  A key component of our business strategy is our ability to expand our offering of new programming and services for our DISH branded pay-TV business.  To accomplish this goal, from time to time, new satellites need to be built and launched.  Satellite construction and launch is subject to significant risks, including construction and launch delays, launch failure and incorrect orbital placement.  Certain launch vehicles that may be used by us have either unproven track records or have experienced launch failures in the recent past.  The risks of launch delay and failure are usually greater when the launch vehicle does not have a track record of previous successful flights.  Launch failures result in significant delays in the deployment of satellites because of the need both to construct replacement satellites, which can take more than three years, and to obtain other launch opportunities.  Significant construction or launch delays could materially and adversely affect our ability to generate revenues.  If we were unable to obtain launch insurance, or obtain launch insurance at rates we deem commercially reasonable, and a significant launch failure were to occur, it could impact our ability to fund future satellite procurement and launch opportunities.

In addition, the occurrence of future launch failures for other operators may delay the deployment of our satellites and materially and adversely affect our ability to insure the launch of our satellites at commercially reasonable premiums, if at all.  See further information under the caption “We generally do not carry commercial launch or in-orbit insurance on any of the satellites that we use, other than certain satellites leased from third parties, and could face significant impairment charges if any of our owned satellites fail” below.

Operational risks.  Satellites are subject to significant operational risks while in orbit.  These risks include malfunctions, commonly referred to as anomalies that have occurred in our satellites and the satellites of other operators as a result of various factors, such as manufacturing defects, problems with the power systems or control systems of the satellites and general failures resulting from operating satellites in the harsh environment of space.

Although we work closely with the satellite manufacturers to determine and eliminate the cause of anomalies in new satellites and provide for redundancies of many critical components in the satellites, we may experience anomalies in the future, whether of the types described above or arising from the failure of other systems or components.

Any single anomaly or series of anomalies could materially and adversely affect our operations and revenues and our relationship with current customers, as well as our ability to attract new customers for our Pay-TV services.  In particular, future anomalies may result in the loss of individual transponders on a satellite, a group of transponders on that satellite or the entire satellite, depending on the nature of the anomaly.  Anomalies may also reduce the expected useful life of a satellite, thereby reducing the channels that could be offered using that satellite, or create additional expenses due to the need to provide replacement or back-up satellites.  See disclosures relating to satellite anomalies set forth under Note 6 in the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this prospectus, for further information.

Environmental risks.  Meteoroid events pose a potential threat to all in-orbit satellites.  The probability that meteoroids will damage those satellites increases significantly when the Earth passes through the particulate stream left behind by comets.  Occasionally, increased solar activity also poses a potential threat to all in-orbit satellites.

Some decommissioned satellites are in uncontrolled orbits that pass through the geostationary belt at various points, and present hazards to operational satellites, including our satellites.  We may be required to perform maneuvers to avoid collisions and these maneuvers may prove unsuccessful or could reduce the useful life of the satellite through the expenditure of fuel to perform these maneuvers.  The loss, damage or destruction of any of our satellites as a result of an electrostatic storm, collision with space debris, malfunction or other event could have a material adverse effect on our business, financial condition and results of operations.

We generally do not carry commercial launch or in-orbit insurance on any of the satellites that we use, other than certain satellites leased from third parties, and could face significant impairment charges if any of our owned satellites fail.

Generally, we do not carry commercial launch or in-orbit insurance on any of the satellites we use, other than certain satellites leased from third parties, and generally do not use commercial insurance to mitigate the potential financial impact of launch or in-orbit failures because we believe that the cost of insurance premiums is uneconomical relative to the risk of such failures.  We lease substantially all of our satellite capacity from third parties, including the vast majority of our transponder capacity from EchoStar, and we do not carry commercial insurance on any of the satellites we lease from them.  While we generally have had in-orbit satellite capacity sufficient to transmit our existing channels and some backup capacity to recover the transmission of certain critical programming, our backup capacity is limited.  In the event of a failure or loss of any of our owned or leased satellites, we may need to acquire or lease additional satellite capacity or relocate one of our other owned or leased satellites and use it as a replacement for the failed or lost satellite.  If one or more of our owned in-orbit satellites fail, we could be required to record significant impairment charges.

We may have potential conflicts of interest with EchoStar due to our and DISH Network’s common ownership and management.

We are an indirect, wholly-owned subsidiary of DISH Network, which controls all of our voting power and the appointment of all of our officers and directors.  As a result of DISH Network’s control over us, questions relating to conflicts of interest may arise between EchoStar and us in a number of areas relating to past and ongoing relationships between DISH Network and EchoStar.  Areas in which conflicts of interest between EchoStar and us, as a result of our relationship with DISH Network, could arise include, but are not limited to, the following:

•                  Cross officerships, directorships and stock ownership.  We and DISH Network have certain overlap in directors and executive officers with EchoStar.  These individuals may have actual or apparent conflicts of interest with respect to matters involving or affecting each company.  Our and DISH Network’s Board of Directors and executive officers include persons who are members of the Board of Directors of EchoStar, including Charles W. Ergen, who serves as EchoStar’s Chairman, as well as DISH Network’s and our Chairman and Chief Executive Officer.  The executive officers and the members of DISH Network’s and our Board of Directors who overlap with EchoStar have fiduciary duties to EchoStar’s shareholders.  For example, there is the potential for a conflict of interest when DISH Network and/or us, on the one hand, or EchoStar, on the other hand, look at acquisitions and other business opportunities that may be suitable for both companies.  In addition, certain of DISH Network’s and our directors and officers own EchoStar stock and options to purchase EchoStar stock.  Mr. Ergen owns approximately 34.9% of EchoStar’s total equity securities (assuming conversion of all Class B Common Stock into Class A Common Stock) and beneficially owns approximately 42.2% of EchoStar’s total equity securities (assuming conversion of only the Class B Common Stock held by Mr. Ergen into Class A Common Stock).  Under either a beneficial or equity calculation method, Mr. Ergen controls approximately 59.9% of the voting power of EchoStar.  Mr. Ergen’s ownership of EchoStar excludes 16,488,336 shares of its Class A Common Stock issuable upon conversion of shares of its Class B Common Stock currently held by certain trusts established by Mr. Ergen for the benefit of his family.  These trusts own approximately 17.6% of EchoStar’s total equity securities (assuming conversion of all Class B Common Stock into Class A Common Stock) and beneficially own approximately 26.3% of EchoStar’s total equity securities (assuming conversion of only the Class B Common Stock held by such trusts into Class A Common Stock).  Under either a beneficial or equity calculation method, these trusts possess approximately 31.5% of EchoStar’s total voting power.  These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for DISH Network and/or us, on the one hand, and EchoStar, on the other hand.  Furthermore, Charles W. Ergen, our Chairman and Chief Executive Officer, is employed by both us and EchoStar.  In addition, as a result of the Satellite and Tracking Stock Transaction discussed in Note 15 in the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015 and Note 10 in the Notes to our Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which are incorporated by reference in this prospectus, we own shares of a series of preferred tracking stock issued by EchoStar and shares of a series of preferred tracking stock issued by Hughes Satellite Systems Corporation (“HSSC”), a subsidiary of EchoStar (collectively, the “Tracking Stock”).  The Tracking Stock generally tracks the residential retail satellite broadband business of Hughes Network Systems, LLC (“HNS”), a wholly-owned subsidiary of HSSC, including without limitation the operations, assets and liabilities attributed to the Hughes residential retail satellite broadband business (collectively, the “Hughes Retail Group”).  The shares of the Tracking Stock issued to us represent an aggregate 80% economic interest in the Hughes Retail Group.  Although our investment in the Tracking Stock represents an aggregate 80% economic interest in the Hughes Retail Group, we have no operational control or significant influence over the Hughes Retail Group business, and currently there is no public market for the Tracking Stock.  Further, effective July 1, 2012, DISH Network and EchoStar formed Sling TV Holding L.L.C. (“Sling TV Holding,” formerly known as DISH Digital Holding L.L.C.), which was owned two-thirds by DISH Network and one-third by EchoStar.  Sling TV Holding was formed to develop and commercialize certain advanced technologies.  Effective August 1, 2014, EchoStar and Sling TV Holding entered into an Exchange Agreement pursuant to which, among other things, Sling TV Holding distributed certain assets to EchoStar and EchoStar reduced its interest in Sling TV Holding to a ten percent non-voting interest. We now have a ninety percent equity interest and a 100% voting interest in Sling TV Holding.  During 2015, we launched our Sling domestic and Sling Latino services.  See Note 15 in the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015 and Note 10 in the Notes to our Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which are incorporated by reference in this prospectus, for additional information.

•                  Intercompany agreements with EchoStar.  In connection with and following the Spin-off, DISH Network and EchoStar have entered into certain agreements pursuant to which DISH Network and we obtain certain products, services and rights from EchoStar, EchoStar obtains certain products, services and rights from DISH Network and us, and DISH Network and EchoStar have indemnified each other against certain liabilities arising from our respective businesses.  See Note 15 in the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015 and Note 10 in the Notes to our Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which are incorporated by reference in this prospectus, for further discussion of our Related Party Transactions with EchoStar.  The terms of certain of these agreements were established while EchoStar was a wholly-owned subsidiary of DISH Network and us and were not the result of arm’s length negotiations.  The allocation of assets, liabilities, rights, indemnifications and other obligations between EchoStar and DISH Network under the separation and other intercompany agreements DISH Network entered into with EchoStar, in connection with the Spin-off, may have been different if agreed to by two unaffiliated parties.  Had these agreements been negotiated with unaffiliated third parties, their terms may have been more favorable, or less favorable, to DISH Network.  In addition, conflicts could arise between DISH Network and/or us, on the one hand, and EchoStar, on the other hand, in the interpretation or any extension or renegotiation of these existing agreements.

•                  Additional intercompany transactions.  EchoStar and its subsidiaries have and will continue to enter into transactions with DISH Network and its subsidiaries.  Although the terms of any such transactions will be established based upon negotiations between EchoStar and DISH Network and, when appropriate, subject to the approval of a committee of the non-interlocking directors or in certain instances non-interlocking management, there can be no assurance that the terms of any such transactions will be as favorable to DISH Network or its subsidiaries or affiliates as may otherwise be obtained between unaffiliated parties.

•                  Business opportunities.  DISH Network has historically retained, and in the future may acquire, interests in various companies that have subsidiaries or controlled affiliates that own or operate domestic or foreign services that may compete with services offered by EchoStar.  DISH Network and we may also compete with EchoStar when it or we participate in auctions for spectrum or orbital slots for satellites.  In addition, EchoStar may in the future use its satellites, uplink and transmission assets to compete directly against DISH Network or us in the subscription television business.

Neither we nor DISH Network may be able to resolve any potential conflicts, and, even if either we or DISH Network do so, the resolution may be less favorable than if either we or DISH Network were dealing with an unaffiliated party.

Other than certain arrangements with EchoStar that we entered into in connection with Sling TV Holding, which, subject to certain exceptions, limit EchoStar’s and our ability to operate an IPTV service other than operated by Sling TV Holding, we do not have agreements with EchoStar that would prevent either company from competing with the other.

We rely on key personnel and the loss of their services may negatively affect our business.

We believe that our future success will depend to a significant extent upon the performance of Charles W. Ergen, our Chairman and Chief Executive Officer, and certain other executives.  The loss of Mr. Ergen or of certain other key executives could have a material adverse effect on our business, financial condition and results of operations.  Although all of our executives have executed agreements limiting their ability to work for or consult with competitors if they leave us, we do not have employment agreements with any of them. Mr. Ergen also serves as the Chairman of EchoStar. To the extent our officers are performing services for EchoStar, this may divert their time and attention away from our business and may therefore adversely affect our business.

Acquisition and Capital Structure Risks

Our parent, DISH Network, has made substantial investments to acquire certain wireless spectrum licenses and other related assets.  In addition, DISH Network has made substantial non-controlling investments in the Northstar Entities and the SNR Entities related to AWS-3 wireless spectrum licenses.

DISH Network Spectrum

DISH Network has invested over $5.0 billion since 2008 to acquire certain wireless spectrum licenses and related assets.  DISH Network will need to make significant additional investments or partner with others to, among other things, commercialize, build-out, and integrate these licenses and related assets, and any additional acquired licenses and related assets; and comply with regulations applicable to such licenses.  Depending on the nature and scope of such commercialization, build-out, integration efforts, and regulatory compliance, any such investments or partnerships could vary significantly.  DISH Network may also determine that additional wireless spectrum licenses may be required to commercialize its wireless business and to compete with other wireless service providers.  For example, on February 10, 2016, DISH Network filed an application with the FCC to potentially participate as a bidder in the forward auction phase of the broadcast television spectrum incentive auction (“Auction 1000”).  Auction 1000 has two phases.  In the first phase or reverse auction phase, participating television broadcasters “sell” their rights to use certain broadcast television spectrum in the 600 MHz frequency range to the FCC.  In the second phase or forward auction phase, the FCC will “resell” that spectrum to various auction participants, including wireless service providers and other potential bidders.  The first phase of Auction 1000 began on March 29, 2016 and concluded on June 29, 2016. Pursuant to the FCC’s procedures for Auction 1000 and based on the results of the reverse auction phase, in order for Auction 1000 to conclude, the proceeds generated in the first stage of the forward auction phase must exceed approximately $88.4 billion. If the proceeds from the first stage of the forward auction phase do not exceed this amount, Auction 1000 would move to one or more additional stages, with less available spectrum and lower spectrum clearing targets set by the FCC. The first stage of the forward auction phase of Auction 1000 will include 100 MHz of spectrum in over 90% of the available licensed geographic areas, based on the broadcasters’ indicated availability of spectrum in the reverse auction phase. The available spectrum in each of these areas is comprised of certain paired 5x5 spectrum blocks (5 MHz uplink spectrum and 5 MHz downlink spectrum). As a result, a nationwide footprint may be obtained by aggregating a single 5x5 spectrum block in each available licensed geographic area. A qualified bidder in the forward auction phase could make an upfront deposit of up to approximately $5.4 billion. On July 15, 2016, the FCC announced that a subsidiary of DISH Network and 61 other applicants were qualified to participate in the forward auction phase of Auction 1000. The forward auction phase commenced on August 16, 2016.  The FCC determined that bidding in Auction 1000 will be “anonymous,” which means that prior to and during the course of the auction, the FCC will not make public any information about a specific applicant’s upfront deposits or its bids.  In addition, FCC rules restrict information that bidders may disclose about their participation in Auction 1000.

In connection with the development of DISH Network’s wireless business, including without limitation the efforts described above, we have made cash distributions to partially finance these efforts to date and may make additional cash distributions to finance in whole or in part DISH Network’s future efforts.  See Note 15 in the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015 and Note 10 in the Notes to our Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which are incorporated by reference in this prospectus, for further information regarding our dividends to DISH Orbital Corporation (“DOC”), a direct subsidiary of DISH Network and our direct parent company.  There can be no assurance that DISH Network will be able to develop and implement a business model that will realize a return on these wireless spectrum licenses or that DISH Network will be able to profitably deploy the assets represented by these wireless spectrum licenses.

DISH Network Non-Controlling Investments in the Northstar Entities and the SNR Entities Related to AWS-3 Wireless Spectrum Licenses

Through its wholly-owned subsidiaries American AWS-3 Wireless II L.L.C. (“American II”) and American AWS-3 Wireless III L.L.C. (“American III”), DISH Network has made over $10.0 billion in certain non-controlling investments in Northstar Spectrum, LLC (“Northstar Spectrum”), the parent company of Northstar Wireless, LLC (“Northstar Wireless,” and collectively with Northstar Spectrum, the “Northstar Entities”), and in SNR Wireless HoldCo, LLC (“SNR HoldCo”), the parent company of SNR Wireless LicenseCo, LLC (“SNR Wireless,” and collectively with SNR HoldCo, the “SNR Entities”), respectively.  On October 27, 2015, the FCC granted certain AWS-3 wireless spectrum licenses (the “AWS-3 Licenses”) to Northstar Wireless (the “Northstar Licenses”) and to SNR Wireless (the “SNR Licenses”), respectively.  DISH Network may need to make significant additional loans to the Northstar Entities and to the SNR Entities, or they may need to partner with others, so that the Northstar Entities and the SNR Entities may commercialize, build-out and integrate the Northstar Licenses and the SNR Licenses, and comply with regulations applicable to the Northstar Licenses and the SNR Licenses.  Depending upon the nature and scope of such commercialization, build-out, integration efforts, and regulatory compliance, any such loans or partnerships could vary significantly.

In connection with certain funding obligations related to the investments by American II and American III discussed above, in February 2015, we paid a dividend of $8.250 billion to DOC for, among other things, general corporate purposes, which included such funding obligations, and to fund other DISH Network cash needs.  We may make additional cash distributions to finance in whole or in part loans that DISH Network may make to the Northstar Entities and the SNR Entities in the future related to DISH Network’s non-controlling investments in these entities.  There can be no assurance that DISH Network will be able to obtain a profitable return on its non-controlling investments in the Northstar Entities and the SNR Entities.

We may need to raise significant additional capital in the future, which may not be available on acceptable terms or at all, to among other things, make additional cash distributions to DISH Network, continue investing in our business and to pursue acquisitions and other strategic transactions.

Our parent, DISH Network, faces certain risks related to its non-controlling investments in the Northstar Entities and the SNR Entities.

In addition to the risks described under the caption “Our parent, DISH Network, has made substantial investments to acquire certain wireless spectrum licenses and other related assets.  In addition, DISH Network has made substantial non-controlling investments in the Northstar Entities and the SNR Entities related to AWS-3 wireless spectrum licenses” above, DISH Network faces certain other risks related to its non-controlling investments in the Northstar Entities and the SNR Entities, including, among others, the risks described below.

On October 27, 2015, the FCC granted the Northstar Licenses to Northstar Wireless and the SNR Licenses to SNR Wireless, respectively.  DISH Network does not own or control the Northstar Licenses or the SNR Licenses nor does it control the Northstar Entities or the SNR Entities.  DISH Network does not have a right to require Northstar Manager, LLC (“Northstar Manager”), which owns a 15% controlling interest in, and is the sole manager of, Northstar Spectrum, or SNR Wireless Management, LLC (“SNR Management”), which owns a 15% controlling interest in, and is the sole manager of, SNR HoldCo, to sell their respective ownership interests in Northstar Spectrum and SNR Holdco to DISH Network.  Northstar Manager, as the sole manager of Northstar Spectrum, and

SNR Management, as the sole manager of SNR Holdco, will have the exclusive right and power to manage, operate and control Northstar Spectrum and SNR Holdco, respectively, subject to certain limited protective provisions for the benefit of American II and American III, respectively.  Northstar Manager and SNR Management will have the ability, but not the obligation, to require Northstar Spectrum and SNR Holdco, respectively, to purchase Northstar Manager’s and SNR Management’s ownership interests in those respective entities after the fifth anniversary of the grant date of the Northstar Licenses and the SNR Licenses (and in certain circumstances prior to the fifth anniversary of the grant date of the Northstar Licenses and the SNR Licenses).  Thus, DISH Network cannot be certain that the Northstar Licenses or the SNR Licenses will be developed in a manner fully consistent with its current or future business plans.

Each of Northstar Wireless and SNR Wireless applied to receive bidding credits of 25% as designated entities under applicable FCC rules.  The FCC implemented rules and policies governing the designated entity program that are intended to ensure that qualifying designated entities are not controlled by operators or investors that do not meet certain qualification tests.  Qualification is also subject to challenge in qui tam lawsuits filed by private parties alleging that participants have defrauded the government in which the person bringing the suit may share in any recovery by the government.  Furthermore, litigation surrounding designated entity structures, increased regulatory scrutiny or third party or government lawsuits with respect to DISH Network’s non-controlling investments in the Northstar Entities and the SNR Entities could result in fines, and in certain cases, license revocation and/or criminal penalties.

On August 18, 2015, the FCC released a Memorandum Opinion and Order, FCC 15-104 (the “Order”) in which the FCC determined, among other things, that DISH Network has a controlling interest in, and is an affiliate of, Northstar Wireless and SNR Wireless, and therefore DISH Network’s revenues should be attributed to them, which in turn makes Northstar Wireless and SNR Wireless ineligible to receive the 25% bidding credits (approximately $1.961 billion for Northstar Wireless and $1.370 billion for SNR Wireless) (each a “Bidding Credit Amount” and collectively the “Bidding Credit Amounts”).  Each of Northstar Wireless and SNR Wireless has filed a notice of appeal and petition for review of the Order with the United States Court of Appeals for the District of Columbia, challenging, among other things, the FCC’s determination that they are ineligible to receive the Bidding Credit Amounts.  DISH Network cannot predict with any degree of certainty the timing or outcome of these proceedings.  An adverse ruling against Northstar Wireless or SNR Wireless in these proceedings could potentially result in fines and/or revocation of the Northstar Licenses or SNR Licenses, respectively.  See “Our parent, DISH Network, has made substantial investments to acquire certain wireless spectrum licenses and other related assets.  In addition, DISH Network has made substantial non-controlling investments in the Northstar Entities and the SNR Entities related to AWS-3 wireless spectrum licenses” in this prospectus for further information.

DISH Network may need to make significant additional loans to the Northstar Entities and the SNR Entities, or they may need to partner with others, so that the Northstar Entities and the SNR Entities may commercialize, build-out and integrate the Northstar Licenses and the SNR Licenses, and comply with regulations applicable to the Northstar Licenses and the SNR Licenses.  Depending upon the nature and scope of such commercialization, build-out, integration efforts, and regulatory compliance, any such loans or partnerships could vary significantly.  There can be no assurance that DISH Network will be able to obtain a profitable return on its non-controlling investments in the Northstar Entities and the SNR Entities.

In connection with certain funding obligations related to the investments by American II and American III discussed above, in February 2015, we paid a dividend of $8.250 billion to DOC for, among other things, general corporate purposes, which included such funding obligations, and to fund other DISH Network cash needs.  We may make additional cash distributions to finance in whole or in part loans that DISH Network may make to the Northstar Entities and the SNR Entities in the future related to DISH Network’s non-controlling investments in these entities.  We may need to raise significant additional capital in the future, which may not be available on acceptable terms or at all, to among other things, make additional cash distributions to DISH Network, continue investing in our business and to pursue acquisitions and other strategic transactions.

To the extent that our parent, DISH Network, commercializes its wireless spectrum licenses, it will face certain risks entering and competing in the wireless services industry and operating a wireless services business.

DISH Network has made substantial investments to acquire certain wireless spectrum licenses and related assets.  DISH Network will need to make significant additional investments or partner with others to, among other things, commercialize, build-out, and integrate these licenses and related assets, and any additional acquired licenses and related assets; and comply with regulations applicable to such licenses.  Depending on the nature and scope of such commercialization, build-out, integration efforts, and regulatory compliance, any such investments or partnerships could vary significantly.  In connection with the development of DISH Network’s wireless business, including without limitation the efforts described above, we have made cash distributions to partially finance these efforts to date and may make additional cash distributions to finance in whole or in part DISH Network’s future efforts.  DISH Network may also determine that additional wireless spectrum licenses may be required to commercialize its wireless business and to compete with other wireless service providers.  For example, on February 10, 2016, DISH Network filed an application with the FCC to potentially participate as a bidder in the forward auction phase of Auction 1000.  Auction 1000 has two phases.  In the first phase or reverse auction phase, participating television broadcasters “sell” their rights to use certain broadcast television spectrum in the 600 MHz frequency range to the FCC.  In the second phase or forward auction phase, the FCC will “resell” that spectrum to various auction participants, including wireless service providers and other potential bidders.  The first phase of Auction 1000 began on March 29, 2016 and concluded on June 29, 2016. Pursuant to the FCC’s procedures for Auction 1000 and based on the results of the reverse auction phase, in order for Auction 1000 to conclude, the proceeds generated in the first stage of the forward auction phase must exceed approximately $88.4 billion. If the proceeds from the first stage of the forward auction phase do not exceed this amount, Auction 1000 would move to one or more additional stages, with less available spectrum and lower spectrum clearing targets set by the FCC. The first stage of the forward auction phase of Auction 1000 will include 100 MHz of spectrum in over 90% of the available licensed geographic areas, based on the broadcasters’ indicated availability of spectrum in the reverse auction phase. The available spectrum in each of these areas is comprised of certain paired 5x5 spectrum blocks (5 MHz uplink spectrum and 5 MHz downlink spectrum). As a result, a nationwide footprint may be obtained by aggregating a single 5x5 spectrum block in each available licensed geographic area. A qualified bidder in the forward auction phase could make an upfront deposit of up to approximately $5.4 billion. On July 15, 2016, the FCC announced that a subsidiary of DISH Network and 61 other applicants were qualified to participate in the forward auction phase of Auction 1000. The forward auction phase commenced on August 16, 2016.  The FCC determined that bidding in Auction 1000 will be “anonymous,” which means that prior to and during the course of the auction, the FCC will not make public any information about a specific applicant’s upfront deposits or its bids.  In addition, FCC rules restrict information that bidders may disclose about their participation in Auction 1000. We may need to raise significant additional capital in the future to fund the efforts described above, which may not be available on acceptable terms or at all.  There can be no assurance that DISH Network will be able to develop and implement a business model that will realize a return on these wireless spectrum licenses or that it will be able to profitably deploy the assets represented by these wireless spectrum licenses.

To the extent DISH Network commercializes its wireless spectrum licenses and enters the wireless services industry, a wireless services business presents certain risks.

•                  The wireless services industry is competitive.  DISH Network has limited experience in the wireless services industry, which is a competitive industry with increasing customer demands for data services that require increasing capital resources to maintain a robust network.  The wireless services industry has incumbent and established competitors such as Verizon, AT&T, T-Mobile USA Inc. (“T-Mobile”) and Sprint Corporation (“Sprint”), with substantial market share.  Some of these companies have greater financial, marketing and other resources than DISH Network, and have existing cost and operational advantages that DISH Network lacks.  Market saturation is expected to continue to cause the wireless services industry’s customer growth rate to moderate in comparison to historical growth rates, leading to increased competition for customers.  As the industry matures, competitors increasingly must seek to attract a greater proportion of new subscribers from each other’s existing subscriber bases rather than from first-time purchasers of wireless services.  Furthermore, the cost of attracting a new customer is generally higher than the cost associated with retaining an existing customer.  In addition, DISH Network may face increasing competition from wireless telecommunications providers who offer mobile video offerings.  Wireless mobile video offerings will likely become more prevalent in the marketplace as wireless telecommunications providers expand the fourth generation of wireless communications.  In July 2015, AT&T completed its acquisition of DirecTV, our direct competitor and the largest satellite TV provider in the U.S.  As a result of this acquisition, DirecTV, among other things, has increased access to capital, access to AT&T’s nationwide platform for wireless mobile video, and the ability to more seamlessly bundle its video services with AT&T’s broadband Internet access and wireless services.  The combined company may be able to, among other things, pressure third-party content owners and programmers to withhold online rights from us; utilize its increased leverage over third-party content owners and programmers to reduce the price it pays for programming at the expense of other MVPDs, including us; thwart DISH Network’s entry into the wireless market, by, among other things, refusing to enter into data roaming agreements with DISH Network; foreclose or degrade our online video offerings at various points in the broadband pipe; and impose data caps on consumers who access our online video offerings.

•                  DISH Network’s ability to compete effectively would be dependent on a number of factors.  DISH Network’s ability to compete effectively would depend on, among other things, DISH Network’s network quality, capacity and coverage; the pricing of DISH Network’s products and services; the quality of customer service; DISH Network’s development of new and enhanced products and services; the reach and quality of DISH Network’s sales and distribution channels; our ability to predict and adapt to future changes in technologies and changes in consumer demands; and capital resources.  It would also depend on how successfully DISH Network anticipates and responds to various competitive factors affecting the industry, including, among others, new technologies and business models, products and services that may be introduced by competitors, changes in consumer preferences, the demand for services, demographic trends, economic conditions, and discount pricing and other strategies that may be implemented by competitors.  It may be difficult for DISH Network to differentiate its products and services from other competitors in the industry, which may limit DISH Network’s ability to attract customers.  DISH Network’s success also may depend on its ability to access and deploy adequate spectrum, deploy new technologies and offer attractive services to customers.  For example, DISH Network may not be able to obtain and offer certain technologies or features that are subject to competitor patents or other exclusive arrangements.

•                  DISH Network would depend on third parties to provide it with infrastructure and products and services.  DISH Network would depend on various key suppliers and vendors to provide it, directly or through other suppliers, with infrastructure, equipment and services, such as switch and network equipment, handsets and other devices and equipment that DISH Network would need in order to operate a wireless services business and provide products and services to its customers.  For example, handset and other device suppliers often rely on one vendor for the manufacture and supply of critical components, such as chipsets, used in their devices.  If these suppliers or vendors fail to provide equipment or services on a timely basis or fail to meet performance expectations, DISH Network may be unable to provide products and services as and when expected by its customers.  Any difficulties experienced with these suppliers and vendors could result in additional expense and/or delays in introducing DISH Network’s wireless services.  DISH Network’s efforts would involve significant expense and require strategic management decisions on, and timely implementation of, equipment choices, network deployment and management, and service offerings.  In addition, these suppliers and vendors may also be subject to litigation with respect to technology on which DISH Network would depend, including litigation involving claims of patent infringement.

•                  Wireless services and DISH Network’s wireless spectrum licenses are subject to government regulation.  Wireless services and DISH Network’s wireless spectrum licenses are subject to regulation by the FCC and other federal, state and local, as well as international, governmental authorities.  These governmental authorities could adopt regulations or take other actions that would adversely affect DISH Network’s business prospects, making it more difficult and or expensive to commercialize its wireless spectrum licenses.  The licensing, construction, operation, sale and interconnection arrangements of wireless telecommunications systems are regulated by the FCC and, depending on the jurisdiction, other federal and international, state and local regulatory agencies.  In particular, the FCC imposes significant regulation on licensees of wireless spectrum with respect to how radio spectrum is used by licensees, the nature of the services that licensees may offer and how the services may be offered, and resolution of issues of interference between spectrum bands.  The FCC grants wireless licenses for terms of generally ten years that are subject to renewal or revocation.  There can be no assurances that DISH Network’s wireless spectrum licenses will be renewed or that DISH Network will be able to obtain additional licenses.  Failure to comply with FCC requirements in a given license area could result in revocation of the license for that license area.

We may pursue acquisitions and other strategic transactions to complement or expand our business that may not be successful, and we may lose up to the entire value of our investment in these acquisitions and transactions.

Our future success may depend on opportunities to buy other businesses or technologies that could complement, enhance or expand our current business or products or that might otherwise offer us growth opportunities.  To pursue this strategy successfully, we must identify attractive acquisition or investment opportunities and successfully complete transactions, some of which may be large and complex.  We may not be able to identify or complete attractive acquisition or investment opportunities due to, among other things, the intense competition for these transactions.  If we are not able to identify and complete such acquisition or investment opportunities, our future results of operations and financial condition may be adversely affected.

We may be unable to obtain in the anticipated timeframe, or at all, any regulatory approvals required to complete proposed acquisitions and other strategic transactions.  Furthermore, the conditions imposed for obtaining any necessary approvals could delay the completion of such transactions for a significant period of time or prevent them from occurring at all.  We may not be able to complete such transactions and such transactions, if executed, pose significant risks and could have a negative effect on our operations.  Any transactions that we are able to identify and complete may involve a number of risks, including:

•                  the diversion of our management’s attention from our existing business to integrate the operations and personnel of the acquired or combined business or joint venture;

•                  possible adverse effects on our operating results during the integration process;

•                  a high degree of risk inherent in these transactions, which could become substantial over time, and higher exposure to significant financial losses if the underlying ventures are not successful;

•                  our possible inability to achieve the intended objectives of the transaction; and

•                  the risks associated with complying with regulations applicable to the acquired business, which may cause us to incur substantial expenses.

In addition, we may not be able to successfully or profitably integrate, operate, maintain and manage our newly acquired operations or employees.  We may not be able to maintain uniform standards, controls, procedures and policies, and this may lead to operational inefficiencies.  In addition, the integration process may strain our financial and managerial controls and reporting systems and procedures.

New acquisitions, joint ventures and other transactions may require the commitment of significant capital that would otherwise be directed to investments in our existing business.  To pursue acquisitions and other strategic transactions, we may need to raise additional capital in the future, which may not be available on acceptable terms or at all.  In addition, we make cash distributions to DISH Network to finance acquisitions or investments that will not be part of our business.

In addition to committing capital to complete the acquisitions, substantial capital may be required to operate the acquired businesses following their acquisition.  These acquisitions may result in significant financial losses if the intended objectives of the transactions are not achieved.  Some of the businesses acquired by DISH Network have experienced significant operating and financial challenges in their recent history, which in some cases resulted in these businesses commencing bankruptcy proceedings prior to DISH Network’s acquisition.  DISH Network may acquire similar businesses in the future.  There is no assurance that DISH Network will be able to successfully address the challenges and risks encountered by these businesses following their acquisition.  If DISH Network is unable to successfully address these challenges and risks, our business, financial condition and/or results of operations may suffer.

We may need additional capital, which may not be available on acceptable terms or at all, to continue investing in our business and to finance acquisitions and other strategic transactions.

We may need to raise significant additional capital in the future, which may not be available on acceptable terms or at all, to among other things, continue investing in our business, construct and launch new satellites, and to pursue acquisitions and other strategic transactions.  Weakness in the equity markets could make it difficult for DISH Network to raise equity financing without incurring substantial dilution to DISH Network’s existing shareholders.  Adverse changes in the credit markets, including rising interest rates, could increase our borrowing costs and/or make it more difficult for us to obtain financing for our operations or refinance existing indebtedness.  In addition, economic weakness or weak results of operations may limit our ability to generate sufficient internal cash to fund investments, capital expenditures, acquisitions and other strategic transactions, as well as to fund ongoing operations and service our debt.  Furthermore, our borrowing costs can be affected by short and long-term debt ratings assigned by independent rating agencies, which are based, in significant part, on our performance as measured by their credit metrics.  A decrease in these ratings would likely increase our cost of borrowing and/or make it more difficult for us to obtain financing.  A severe disruption in the global financial markets could impact some of the financial institutions with which we do business, and such instability could also affect our access to financing.  As a result, these conditions make it difficult for us to accurately forecast and plan future business activities because we may not have access to funding sources necessary for us to pursue organic and strategic business development opportunities.

See “Our parent, DISH Network, has made substantial investments to acquire certain wireless spectrum licenses and other related assets.  In addition, DISH Network has made substantial non-controlling investments in the Northstar Entities and the SNR Entities related to AWS-3 wireless spectrum licenses” above for more information.

Our parent, DISH Network, is controlled by one principal stockholder who is also our Chairman and Chief Executive Officer.

Charles W. Ergen, DISH Network’s Chairman and Chief Executive Officer, owns approximately 44.7% of DISH Network’s total equity securities (assuming conversion of all Class B Common Stock into Class A Common Stock) and beneficially owns approximately 48.2% of DISH Network’s total equity securities (assuming conversion of only the Class B Common Stock held by Mr. Ergen into Class A Common Stock).  Under either a beneficial or equity calculation method, Mr. Ergen controls approximately 78.5% of the total voting power of DISH Network.  Mr. Ergen’s beneficial ownership of shares of Class A Common Stock excludes 33,790,620 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock currently held by certain trusts established by Mr. Ergen for the benefit of his family.  These trusts own approximately 7.3% of DISH Network’s total equity securities (assuming conversion of all Class B Common Stock into Class A Common Stock) and beneficially own approximately 13.0% of DISH Network’s total equity securities (assuming conversion of only the Class B Common Stock held by such trusts into Class A Common Stock).  Under either a beneficial or equity calculation method, these trusts possess approximately 12.9% of the total voting power of DISH Network.  Through his voting power, Mr. Ergen has the ability to elect a majority of DISH Network’s directors and to control all other matters requiring the approval of DISH Network’s stockholders.  As a result, DISH Network is a “controlled company” as defined in the Nasdaq listing rules and is, therefore, not subject to Nasdaq requirements that would otherwise require DISH Network to have: (i) a majority of independent directors; (ii) a nominating committee composed solely of independent directors; (iii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.  Mr. Ergen is also the principal stockholder and Chairman of EchoStar.

Legal and Regulatory Risks

A ruling in the Do Not Call litigation requiring us to pay substantial civil penalties and/or damages and/or enjoining us, whether acting directly or indirectly through authorized telemarketers or independent third-party retailers, from certain activities could have a material adverse effect on our results of operations, financial condition and cash flow.

On March 25, 2009, our wholly-owned subsidiary DISH Network L.L.C. was sued in a civil action by the United States Attorney General and several states in the United States District Court for the Central District of Illinois, alleging violations of the Telephone Consumer Protection Act and the Telemarketing Sales Rule (“TSR”), as well as analogous state statutes and state consumer protection laws.  The plaintiffs allege that we, directly and through certain independent third-party retailers and their affiliates, committed certain telemarketing violations.  On December 23, 2013, the plaintiffs filed a motion for summary judgment, which indicated for the first time that the state plaintiffs were seeking civil penalties and damages of approximately $270 million and that the federal plaintiff was seeking an unspecified amount of civil penalties (which could substantially exceed the civil penalties and damages being sought by the state plaintiffs).  The plaintiffs were also seeking injunctive relief that if granted would, among other things, enjoin DISH Network L.L.C., whether acting directly or indirectly through authorized telemarketers or independent third-party retailers, from placing any outbound telemarketing calls to market or promote its goods or services for five years, and enjoin DISH Network L.L.C. from accepting activations or sales from certain existing independent third-party retailers and from certain new independent third-party retailers, except under certain circumstances.  We also filed a motion for summary judgment, seeking dismissal of all claims.  On December 12, 2014, the Court issued its opinion with respect to the parties’ summary judgment motions.  The Court found that DISH Network L.L.C. is entitled to partial summary judgment with respect to one claim in the action.  In addition, the Court found that the plaintiffs are entitled to partial summary judgment with respect to ten claims in the action, which includes, among other things, findings by the Court establishing DISH Network L.L.C.’s liability for a substantial amount of the alleged outbound telemarketing calls by DISH Network L.L.C. and certain of its independent third-party retailers that were the subject of the plaintiffs’ motion.  The Court did not issue any injunctive relief and did not make any determination on civil penalties or damages, ruling instead that the scope of any injunctive relief and the amount of any civil penalties or damages are questions for trial.

In pre-trial disclosures, the federal plaintiff indicated that it intended to seek up to $900 million in alleged civil penalties, and the state plaintiffs indicated that they intended to seek as much as $23.5 billion in alleged civil penalties and damages.  The plaintiffs also modified their request for injunctive relief. Their requested injunction, if granted, would enjoin DISH Network L.L.C. from placing outbound telemarketing calls unless and until:  (i) DISH Network L.L.C. hires a third-party consulting organization to perform a review of its call center operations; (ii) such third-party consulting organization submits a telemarketing compliance plan to the Court and the federal plaintiff; (iii) the Court holds a hearing on the adequacy of the plan; (iv) if the Court approves the plan, DISH Network L.L.C. implements the plan and verifies to the Court that it has implemented the plan; and (v) the Court issues an order permitting DISH Network L.L.C. to resume placing outbound telemarketing calls. The plaintiffs’ modified request for injunctive relief, if granted, would also enjoin DISH Network L.L.C. from accepting customer orders solicited by certain independent third-party retailers unless and until a similar third-party review and Court approval process was followed with respect to the telemarketing activities of its independent third-party retailer base to ensure compliance with the TSR.

The first phase of the bench trial took place January 19, 2016 through February 11, 2016.  In closing briefs, the federal plaintiff indicated that it still is seeking $900 million in alleged civil penalties; the California state plaintiff indicated that it is seeking $100 million in alleged civil penalties and damages for its state law claims (in addition to any amounts sought on its federal law claims); the Ohio state plaintiff indicated that it is seeking approximately $10 million in alleged civil penalties and damages for its state law claims (in addition to any amounts sought on its federal law claims); and the Illinois and North Carolina state plaintiffs did not state the specific alleged civil penalties and damages that they are seeking; but the state plaintiffs have taken the general position that any damages award less than $1.0 billion (presumably for both federal and state law claims) would not raise constitutional concerns.  Under the Eighth Amendment of the U.S. Constitution, excessive fines may not be imposed.

The Court scheduled a second phase of the bench trial for October 2016, which is planned to cover the plaintiffs’ requested injunctive relief, as well as DISH Network L.L.C.’s response to certain evidence that the state plaintiffs presented in the first phase.  On April 20, 2016, the Court denied the federal plaintiff’s motion seeking to cancel the separate hearing on the plaintiffs’ requested injunctive relief.

A ruling requiring us to pay substantial civil penalties and/or damages and/or enjoining us, whether acting directly or indirectly through authorized telemarketers or independent third-party retailers, from the activities described above could have a material adverse effect on our results of operations, financial condition and cash flow.

Our business depends on certain intellectual property rights and on not infringing the intellectual property rights of others.

We rely on our patents, copyrights, trademarks and trade secrets, as well as licenses and other agreements with our vendors and other parties, to use our technologies, conduct our operations and sell our products and services.  Legal challenges to our intellectual property rights and claims of intellectual property infringement by third parties could require that we enter into royalty or licensing agreements on unfavorable terms, incur substantial monetary liability or be enjoined preliminarily or permanently from further use of the intellectual property in question or from the continuation of our business as currently conducted, which could require us to change our business practices or limit our ability to compete effectively or could have an adverse effect on our results of operations.  Even if we believe any such challenges or claims are without merit, they can be time-consuming and costly to defend and divert management’s attention and resources away from our business.  Moreover, because of the rapid pace of technological change, we rely on technologies developed or licensed by third parties, and if we are unable to obtain or continue to obtain licenses from these third parties on reasonable terms, our business, financial condition and results of operations could be adversely affected.

In addition, we work with third parties such as vendors, contractors and suppliers for the development and manufacture of components that are integrated into our products and services, and our products and services may contain technologies provided to us by these third parties or other third parties.  We may have little or no ability to determine in advance whether any such technology infringes the intellectual property rights of others.  Our vendors, contractors and suppliers may not be required to indemnify us if a claim of infringement is asserted against us, or they may be required to indemnify us only up to a maximum amount, above which we would be responsible for any further costs or damages.  Legal challenges to these intellectual property rights may impair our ability to use the products, services and technologies that we need in order to operate our business and may materially and adversely affect our business, financial condition and results of operations.

We are party to various lawsuits which, if adversely decided, could have a significant adverse impact on our business, particularly lawsuits regarding intellectual property.

We are subject to various legal proceedings and claims which arise in the ordinary course of business, including among other things, disputes with programmers regarding fees.  Many entities, including some of our competitors, have or may in the future obtain patents and other intellectual property rights that may cover or affect products or services related to those that we offer.  In general, if a court determines that one or more of our products or services infringes on intellectual property held by others, we may be required to cease developing or marketing those products or services, to obtain licenses from the holders of the intellectual property at a material cost, or to redesign those products or services in such a way as to avoid infringing the intellectual property.  If those intellectual property rights are held by a competitor, we may be unable to obtain the intellectual property at any price, which could adversely affect our competitive position.

We may not be aware of all intellectual property rights that our services or the products used in connection with our services may potentially infringe.  In addition, patent applications in the United States are confidential until the Patent and Trademark Office either publishes the application or issues a patent (whichever arises first).  Therefore, it is difficult to evaluate the extent to which our services or the products used in connection with our services may infringe claims contained in pending patent applications.  Further, it is sometimes not possible to determine definitively whether a claim of infringement is valid.

We cannot estimate the extent to which we may be required in the future to obtain intellectual property licenses or the availability and cost of any such licenses. Those costs, and their impact on our results of operations, could be material. Damages in patent infringement cases can be substantial, and in certain circumstances can be trebled. To the extent that we are required to pay unanticipated royalties to third parties, these increased costs of doing business could negatively affect our liquidity and operating results. We are currently defending multiple patent infringement actions. We cannot be certain the courts will conclude these companies do not own the rights they claim, that our products do not infringe on these rights and/or that these rights are not valid. Further, we cannot be certain that we would be able to obtain licenses from these persons on commercially reasonable terms or, if we were unable to obtain such licenses, that we would be able to redesign our products to avoid infringement.

Our ability to distribute video content via the Internet, including our Sling TV services, involves regulatory risk.

As a result of recent updates to certain of our programming agreements which allow us to, among other things, deliver certain authenticated content via the Internet and/or deliver certain content through our Sling TV services, we are increasingly distributing video content to our subscribers via the Internet and through our Sling TV services.  The ability to continue this strategy may depend in part on the FCC’s success in implementing rules prohibiting paid prioritization and blocking, throttling and discrimination against our distribution of content over broadband networks.

During 2010, the FCC imposed rules of nondiscrimination and transparency upon wireline broadband providers.  While this decision provides certain protection from discrimination by wireline broadband providers against our distribution of video content via the Internet, it may still permit wireline broadband providers to provide certain services over their wireline broadband network that are not subject to these requirements.  The FCC’s net neutrality rules were challenged in Federal court.  On January 14, 2014, the U.S. Court of Appeals for the D.C. Circuit (the “D.C. Circuit”) upheld the FCC’s transparency rule, but vacated both the nondiscrimination and anti-blocking rules.  On February 26, 2015, the FCC revised its net neutrality rules, relying primarily upon Title II of the Communications Act and Section 706 of the Telecommunications Act of 1996.  The new rules became effective on June 12, 2015.  They apply to both fixed and mobile broadband service and generally prohibit discrimination, blocking, throttling, and paid prioritization.  These new rules were upheld by the D.C. Circuit in a ruling on June 14, 2016.  We cannot predict whether the D.C. Circuit’s ruling will be appealed to the U.S. Supreme Court and whether the U.S. Supreme Court would agree to hear such a challenge.  Otherwise, the net neutrality rules remain in effect.  We cannot predict how these rules will be applied or the practical effect of these rules on our ability to distribute our video content via the Internet.

Changes in the Cable Act, and/or the rules of the FCC that implement the Cable Act, may limit our ability to access programming from cable-affiliated programmers at nondiscriminatory rates.

We purchase a large percentage of our programming from cable-affiliated programmers.  Pursuant to the Cable Act, cable providers had been prohibited from entering into exclusive contracts with cable-affiliated programmers.  The Cable Act directed that this prohibition expire after a certain period of time unless the FCC determined that the prohibition continued to be necessary.  On October 5, 2012, the FCC allowed this prohibition to expire.  While the FCC has issued a Further Notice of Proposed Rulemaking aimed at serving some of the same objectives as the prohibition, there can be no assurances that such protections will be adopted or be as effective as the prohibition if they are adopted.  In the event this decision is reconsidered by the FCC or reviewed by a court of appeals, we cannot predict the timing or outcome of any subsequent FCC decision.

As a result of the expiration of this prohibition on exclusivity, we may be limited in our ability to obtain access at all, or on nondiscriminatory terms, to programming from programmers that are affiliated with cable system operators.  In addition, any other changes in the Cable Act, and/or the FCC’s rules that implement the Cable Act, that currently limit the ability of cable-affiliated programmers to discriminate against competing businesses such as ours, could adversely affect our ability to acquire cable-affiliated programming at all or to acquire programming on nondiscriminatory terms.

Furthermore, the FCC had imposed program access conditions on certain cable companies as a result of mergers, consolidations or affiliations with programmers.  The expiration of the exclusivity prohibition in the Cable Act triggered the termination of certain program access conditions that the FCC had imposed on Liberty Media Corporation (“Liberty”).  In July 2012, similar program access conditions that had applied to Time Warner Cable expired as previously scheduled.  These developments may adversely affect our ability to obtain Liberty’s and Time Warner Cable’s programming, or to obtain it on nondiscriminatory terms.  In the case of certain types of programming affiliated with Comcast through its control of NBCUniversal, the prohibition on exclusivity will still apply until January 2018.  During that time, we have the right to subject the terms of access to NBCUniversal’s programming to binding arbitration if we and the programmer cannot reach agreement on terms, subject to FCC review.  There can be no assurance that this procedure will result in favorable terms for us.

In addition, affiliates of certain cable providers have denied us access to sports programming that they distribute to their cable systems terrestrially, rather than by satellite.  The FCC has held that new denials of such service are unfair if they have the purpose or effect of significantly hindering us from providing programming to consumers.  However, we cannot be certain that we can prevail in a complaint related to such programming and gain access to it.  Our continuing failure to access such programming could materially and adversely affect our ability to compete in regions serviced by these cable providers.

The injunction against our retransmission of distant networks, which is currently waived, may be reinstated.

Pursuant to the Satellite Television Extension and Localism Act of 2010 (“STELA”), we obtained a waiver of a court injunction that previously prevented us from retransmitting certain distant network signals under a statutory copyright license.  Because of that waiver, we may provide distant network signals to eligible subscribers.  To qualify for that waiver, we are required to provide local service in all 210 local markets in the U.S. on an ongoing basis.  This condition poses a significant strain on our capacity.  Moreover, we may lose that waiver if we are found to have failed to provide local service in any of the 210 local markets.  If we lose the waiver, the injunction could be reinstated.  Furthermore, depending on the severity of the failure, we may also be subject to other sanctions, which may include, among other things, damages.

We are subject to significant regulatory oversight, and changes in applicable regulatory requirements, including any adoption or modification of laws or regulations relating to the Internet, could adversely affect our business.

DBS operations are subject to significant government regulation and oversight, primarily by the FCC and, to a certain extent, by Congress, other federal agencies and foreign, state and local authorities.  Depending upon the circumstances, noncompliance with legislation or regulations promulgated by these authorities could result in the limitations on, or suspension or revocation of, our licenses or registrations, the termination or loss of contracts or the imposition of contractual damages, civil fines or criminal penalties, any of which could have a material adverse effect on our business, financial condition and results of operations.  Furthermore, the adoption or modification of laws or regulations relating to video programming, satellite services, the Internet or other areas of our business could limit or otherwise adversely affect the manner in which we currently conduct our business, including our Sling TV services.  If we become subject to new regulations or legislation or new interpretations of existing regulations or legislation that govern Internet network neutrality, for example, we may be required to incur additional expenses or alter our business model.  The manner in which legislation governing Internet network neutrality may be interpreted and enforced cannot be precisely determined, which in turn could have an adverse effect on our business, financial condition and results of operations.

In addition, the STELA Reauthorization Act of 2014 (“STELAR”) ended the “integration ban” that required cable companies to separate security functionality from the other features of their set-top boxes and that required leased cable set-top boxes to include CableCARDs.  The repeal of the integration ban became effective in December 2015.  Set-top boxes used by DBS providers were not subject to this separate security requirement.  STELAR also required the FCC to establish a working group of technical experts to identify and report on downloadable security design options that are not unduly burdensome and that promote competition with respect to the availability of navigation devices.  The working group released a report in August 2015, which declined to offer a consensus recommendation regarding downloadable security design options.  However, we cannot predict whether the FCC will take further action regarding downloadable security.  Also, the FCC adopted the so-called “plug and play” standard for compatibility between digital television sets and cable systems.  That standard was developed through negotiations involving the cable and consumer electronics industries, but not the satellite television industry.  The FCC’s adoption of the standard was accompanied by certain rules regarding copy protection measures that were applicable to us.  We appealed the FCC’s decision regarding the copy protection measures to the D.C. Circuit and on January 15, 2013 the D.C. Circuit vacated the FCC’s decision.  The FCC is also considering various proposals to establish two-way digital cable “plug and play” rules.  That proceeding also asks about means to incorporate all pay-TV providers into its “plug and play” rules.  The cable industry and consumer electronics companies have reached a

“tru2way” commercial arrangement to resolve many of the outstanding issues in this docket.  We cannot predict whether the FCC will impose rules on our DBS operations that are based on cable system architectures or the private cable/consumer electronics tru2way commercial arrangement.  Complying with the separate security and other “plug and play” requirements would require potentially costly modifications to our set-top boxes and operations.  We cannot predict the timing or outcome of this FCC proceeding.

In late January 2016, the FCC announced plans to initiate a notice of proposed rulemaking regarding possible new regulations that would generally require pay-TV providers, among others, to make their video services operate on any third-party device.  Under the FCC’s proposal, consumers would have the choice of accessing cable and satellite programming through the pay-TV operator’s products and services, or through products and services offered by a third party.  These regulations, if adopted, would have the potential to impose new costs on our DISH branded pay-TV business by, among other things, requiring us to deploy additional hardware or software to enable our DISH branded pay-TV service to operate with third-party devices.  We cannot predict whether the FCC will adopt any new regulations as a result of this proposed rulemaking process or the timing or outcome of this proposed rulemaking process.

Our business depends on FCC licenses that can expire or be revoked or modified and applications for FCC licenses that may not be granted.

If the FCC were to cancel, revoke, suspend, restrict, significantly condition, or fail to renew any of our licenses or authorizations, or fail to grant our applications for FCC licenses that we may file from time to time, it could have a material adverse effect on our business, financial condition and results of operations.  Specifically, loss of a frequency authorization would reduce the amount of spectrum available to us, potentially reducing the amount of services available to our DISH branded pay-TV subscribers.  The materiality of such a loss of authorizations would vary based upon, among other things, the location of the frequency used or the availability of replacement spectrum.  In addition, Congress often considers and enacts legislation that affects us and FCC proceedings to implement the Communications Act and enforce its regulations are ongoing.  We cannot predict the outcomes of these legislative or regulatory proceedings or their effect on our business.

We are subject to digital HD “carry-one, carry-all” requirements that cause capacity constraints.

To provide any full-power local broadcast signal in any market, we are required to retransmit all qualifying broadcast signals in that market (“carry-one, carry-all”), including the carriage of full-power broadcasters’ HD signals in markets in which we elect to provide local channels in HD.  The carriage of additional HD signals on our DISH branded pay-TV service could cause us to experience significant capacity constraints and prevent us from carrying additional popular national programs and/or carrying those national programs in HD.

Our business, investor confidence in our financial results and DISH Network’s stock price may be adversely affected if our internal controls are not effective.

We periodically evaluate and test our internal control over financial reporting to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act.  Our management has concluded that our internal control over financial reporting was effective as of December 31, 2015.  If in the future we are unable to report that our internal control over financial reporting is effective, investors, customers and business partners could lose confidence in the accuracy of our financial reports, which could in turn have a material adverse effect on our business, investor confidence in our financial results may weaken, and DISH Network’s stock price may suffer.

We may face other risks described from time to time in periodic and current reports we file with the SEC.

Risks Related to the Notes and the Exchange Offer

We have substantial debt outstanding and may incur additional debt.

As of June 30, 2016, our total long-term debt and capital lease obligations (including current portion), including the debt of our subsidiaries, outstanding was approximately $14.2 billion which included the issuance of the Old Notes on June 13, 2016. Our debt levels could have significant consequences, including:

•                  making it more difficult to satisfy our obligations;

•                  a dilutive effect on our outstanding equity capital or future earnings;

•                  increasing our vulnerability to general adverse economic conditions, including changes in interest rates;

•                  requiring us to devote a substantial portion of our cash to make interest and principal payments on our debt, thereby reducing the amount of cash available for other purposes;

•                  limiting our financial and operating flexibility in responding to changing economic and competitive conditions;

•                  limiting our ability to raise additional debt because it may be more difficult for us to obtain debt financing on attractive terms; and

•                  placing us at a disadvantage compared to our competitors that are less leveraged.

In addition, we may incur substantial additional debt in the future. The terms of the indentures relating to our outstanding senior notes (including the Indenture) permit us to incur substantial additional debt.  If new debt is added to our current debt levels, the risks we now face could intensify.

We may be required to raise and refinance indebtedness during unfavorable market conditions.

Our business plans may require that we raise additional debt to capitalize on our business opportunities. Developments in the financial markets have in the past made, and may from time to time in the future make, it more difficult for issuers of high yield indebtedness such as us to access capital markets at reasonable rates.  Although we have not been materially impacted by events in the current credit market, we cannot predict with any certainty whether or not we will be impacted in the future by developments in the financial markets that may adversely affect our ability to secure additional financing to support our growth initiatives.

We depend upon our subsidiaries’ earnings to make payments on our indebtedness.

We have substantial debt service requirements that make us vulnerable to changes in general economic conditions. Our existing indentures (including the Indenture) restrict our and certain of our subsidiaries’ ability to incur additional debt. It may therefore be difficult for us to obtain additional debt if required or desired in order to implement our business strategy.

Since we conduct substantial operations through subsidiaries, our ability to service our debt obligations may depend upon the earnings of our subsidiaries and the payment of funds by our subsidiaries to us in the form of loans, dividends or other payments. We have few assets of significance other than the capital stock of our subsidiaries. Our subsidiaries are separate legal entities. Furthermore, our subsidiaries are not obligated to make funds available to us, and creditors of our subsidiaries will have a superior claim to certain of our subsidiaries’ assets. In addition, our subsidiaries’ ability to make any payments to us will depend on their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions. We cannot assure you that our subsidiaries will be able to pay dividends or that DISH Network or our subsidiaries will be able to otherwise contribute or distribute funds to us in an amount sufficient to pay the principal of or interest on the indebtedness owed by us.

The Notes are unsecured, and the Notes will be effectively subordinated to any future secured debt.

The Notes are unsecured and will rank equal in right of payment with our existing and future unsecured and unsubordinated senior debt. Our existing indentures (including the Indenture) permit us to incur significant secured indebtedness and other obligations. The Notes will be effectively subordinated to any future secured obligations to the extent of the value of the assets that secure such obligations. In the event of our bankruptcy, liquidation or reorganization or upon acceleration of the Notes, payment on the Notes could be less, ratably, than on any secured indebtedness.  We may not have sufficient assets remaining after payment to our secured creditors to pay amounts due on any or all of the Notes then outstanding.

The guarantees of the Notes by our subsidiaries may be subject to challenge.

Our obligations under the Notes will be guaranteed jointly and severally by our principal operating subsidiaries. It is possible that if the creditors of the subsidiary guarantors challenge the subsidiary guarantees as a fraudulent conveyance under relevant federal and state statutes, under certain circumstances (including a finding that a subsidiary guarantor was insolvent at the time its guarantee of the Notes was issued), a court could hold that the obligations of a subsidiary guarantor under a subsidiary guarantee may be voided or are subordinate to other obligations of a subsidiary guarantor. In addition, it is possible that the amount for which a subsidiary guarantor is liable under a subsidiary guarantee may be limited. The measure of insolvency for purposes of the foregoing may vary depending on the law of the jurisdiction that is being applied. Generally, however, a company would be considered insolvent if the sum of its debts is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and mature. The Indenture provides that the obligations of the subsidiary guarantors under the subsidiary guarantees will be limited to amounts that will not result in the subsidiary guarantees being a fraudulent conveyance under applicable law. See “Description of the Notes—Guarantees.”

The covenants in the Indenture will not necessarily restrict our ability to take actions that may impair our ability to repay the Notes.

Although the Indenture governing the Notes includes covenants that will restrict us from taking certain actions, the terms of these covenants include important exceptions which you should review carefully before investing in the Notes. Notwithstanding the covenants in the Indenture, we expect that we will continue to be able to incur substantial additional indebtedness and to make significant investments, distributions and other restricted payments without significant restrictions under the Indenture, including actions which may adversely affect our ability to perform our obligations under the Indenture.  We are able to incur additional indebtedness based on a multiple of our Consolidated Cash Flow for the most recent four fiscal quarters, and we are able to make restricted payments (including investments) in an amount that is based in part upon our cumulative Consolidated Cash Flow since January 1, 2002.  We analyze our available funds and the use of funds from time to time, including the payment of dividends to our parent.  Historically, we have from time to time paid dividends to our parent.  In February 2015, we paid a dividend of $8.250 billion to DOC for, among other things, general corporate purposes, which included certain funding obligations related to DISH Network’s non-controlling debt and equity investments in the Northstar Entities and the SNR Entities, and to fund other DISH Network cash needs. On June 30, 2016, we paid a dividend of $1.5 billion to DOC.  We may from time to time make additional cash distributions to our parent to, among other things, finance in whole or in part the acquisition by DISH Network of additional wireless spectrum licenses and the commercialization, build-out and integration efforts related to its wireless spectrum licenses. In addition, we may make additional cash distributions to finance in whole or in part loans that DISH Network may make to the Northstar Entities and the SNR Entities in the future related to DISH Network’s non-controlling investments in these entities. Our use of funds, including any payment of dividends to our parent, may change in the future depending on, among other things, our expectations as to future cash needs as well as our operations, earnings and general financial condition, as well as other internal and external factors that we may deem relevant.  See “Description of the Notes—Certain Covenants.”

We may be unable to repay or repurchase the Notes upon a change of control.

There is no sinking fund with respect to the Notes, and the entire outstanding principal amount of the Notes will become due and payable on the maturity date. If we experience a Change of Control Event, as defined in the Indenture, you may require us to repurchase all or a portion of your Notes prior to maturity. See “Description of the Notes—Change of Control Offer.” We may not have sufficient funds or be able to arrange for additional financing to repay the Notes at maturity or to repurchase Notes tendered to us following a change of control.

The terms of our existing senior notes may require us to offer to repurchase those securities upon a change of control of DISH Network, limiting the amount of funds available to us, if any, to repurchase the Notes. If we have insufficient funds to redeem all Notes that holders tender for purchase upon the occurrence of a change of control, and we are unable to raise additional capital, an event of default could occur under the Indenture. An event of default could cause any other debt that we have to become automatically due, further exacerbating our financial condition and diminishing the value and liquidity of the Notes. We cannot assure you that additional capital would be available to us on acceptable terms, or at all.

There may be no public market for the Notes.

The Notes will be a new issue of securities with no established trading market.  We cannot assure you that any market for the Notes will develop or, if it does develop, that it will be maintained.  If a trading market is established, various factors could have a material adverse effect on the trading of the Notes, including fluctuations in the prevailing interest rates.  We do not intend to apply for a listing of the Notes on any securities exchange.

BUSINESS

Brief Description of Our Business

DISH DBS is a holding company and an indirect, wholly-owned subsidiary of DISH Network, a publicly traded company listed on the Nasdaq Global Select Market. DISH DBS was formed under Colorado law in January 1996. Our principal executive offices are located at 9601 South Meridian Boulevard, Englewood, Colorado 80112 and our telephone number is (303) 723-1000. We refer readers of this prospectus to DISH Network’s Annual Report on Form 10-K for the year ended December 31, 2015.

We offer pay-TV services under the DISH® brand and the Sling® brand (collectively “Pay-TV” services). The DISH branded pay-TV service consists of, among other things, Federal Communications Commission (“FCC”) licenses authorizing us to use direct broadcast satellite (“DBS”) and Fixed Satellite Service (“FSS”) spectrum, our owned and leased satellites, receiver systems, third-party broadcast operations, customer service facilities, a leased fiber optic network, in-home service and call center operations, and certain other assets utilized in our operations. The Sling branded pay-TV services consist of, among other things, live, linear streaming over-the-top (“OTT”) Internet-based domestic, international and Latino video programming services (“Sling TV”). The Sling International video programming service (formerly known as DishWorld) was launched prior to 2015, which historically represented a small percentage of our Pay-TV subscribers. During 2015, we launched our Sling domestic and Sling Latino services. In addition to these Sling TV services that may only be streamed on one device at a time (single-stream services), on April 13, 2016, we launched a live beta multi-stream Sling domestic service, which includes, among other things, the ability to stream on up to three devices simultaneously.  During June 2016, our multi-stream Sling domestic service transitioned from its introductory beta period and has been rebranded as Sling Blue.  Meanwhile, we rebranded our single-stream Sling domestic service as Sling Orange. All Sling TV subscribers are included in our Pay-TV subscriber count. As of June 30, 2016, we had 13.593 million Pay-TV subscribers in the United States.

Business Strategy

Our business strategy is to be the best provider of video services in the United States by providing products with the best technology, outstanding customer service, and great value. We promote DISH branded programming packages as providing our subscribers with a better “price-to-value” relationship than those available from other subscription television service providers. We believe that there continues to be unsatisfied demand for high-quality, reasonably priced subscription television services.

•                  Products with the Best Technology. We offer a wide selection of local and national high-definition (“HD”) programming and are a technology leader in our industry, offering award-winning DVRs (including our Hopper® whole-home HD DVR), multiple tuner receivers, 1080p video on demand, and external hard drives.

•                  Outstanding Customer Service. We strive to provide outstanding customer service by improving the quality of the initial installation of subscriber equipment, improving the reliability of our equipment, better educating our customers about our products and services, and resolving customer problems promptly and effectively when they arise.

•                  Great Value. We have historically been viewed as the low-cost provider in the pay-TV industry in the U.S. because we seek to offer the lowest everyday prices available to consumers after introductory promotions expire.

As the pay-TV industry is mature, our strategy has included an increased emphasis on acquiring and retaining higher quality subscribers, even if it means that we will acquire and retain fewer overall subscribers. We evaluate the quality of subscribers based upon a number of factors, including, among others, profitability. Our Pay-TV subscriber base has been declining due to, among other things, this strategy. There can be no assurance that our Pay-TV subscriber base will not continue to decline.

Relationship with EchoStar

On January 1, 2008, DISH Network completed the distribution of its technology and set-top box business and certain infrastructure assets (the “Spin-off”) into a separate publicly-traded company, EchoStar. DISH Network and EchoStar operate as separate publicly-traded companies and, except for the Satellite and Tracking Stock Transaction and Sling TV Holding L.L.C. (“Sling TV Holding”) neither entity has any ownership interest in the other. However, a substantial majority of the voting power of the shares of both DISH Network and EchoStar is owned beneficially by Charles W. Ergen, our Chairman and Chief Executive Officer, and by certain trusts established by Mr. Ergen for the benefit of his family. EchoStar is our primary supplier of digital set-top boxes and digital broadcast operations. In addition, EchoStar provides the vast majority of our transponder capacity, is a key supplier of related services to us, and provides the streaming delivery technology and infrastructure for our Sling TV services.

Properties

The following table sets forth certain information concerning our principal properties.

Leased From
Description/Use/Location	Owned	EchoStar (1)	Other Third Party
Corporate headquarters, Englewood, Colorado		X
Customer call center and general offices, Roseland, New Jersey			X
Customer call center, Alvin, Texas			X
Customer call center, Bluefield, West Virginia	X
Customer call center, Christiansburg, Virginia	X
Customer call center, College Point, New York			X
Customer call center, Harlingen, Texas	X
Customer call center, Hilliard, Ohio			X
Customer call center, Littleton, Colorado		X
Customer call center, Phoenix, Arizona			X
Customer call center, Thornton, Colorado	X
Customer call center, Tulsa, Oklahoma			X
Customer call, warehouse, service, and remanufacturing center, El Paso, Texas	X
Service and remanufacturing center, Englewood, Colorado		X
Service and remanufacturing center, Spartanburg, South Carolina			X
Warehouse and distribution center, Denver, Colorado			X
Warehouse and distribution center, Sacramento, California	X
Warehouse and distribution center, Atlanta, Georgia			X
Warehouse, Denver, Colorado	X

(1)         See Note 15 in the Notes to our Consolidated Financial Statements in Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2015 and Note 10 in the Notes to our Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 for further discussion of our Related Party Transactions with EchoStar.

In addition to the principal properties listed above, we operate numerous facilities for, among other things, our in-home service operations strategically located in regions throughout the United States. Furthermore, we own or lease capacity on 12 satellites, which are a major component of our DISH branded pay-TV service. See further information under Note 6 in the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

Litigation

We are involved in a number of legal proceedings (including those described below) concerning matters arising in connection with the conduct of our business activities. Many of these proceedings are at preliminary stages, and many of these proceedings seek an indeterminate amount of damages. We regularly evaluate the status of the legal proceedings in which we are involved to assess whether a loss is probable or there is a reasonable possibility that a loss or an additional loss may have been incurred and to determine if accruals are appropriate. If accruals are not appropriate, we further evaluate each legal proceeding to assess whether an estimate of the possible loss or range of possible loss can be made.

For certain cases described on the following pages, management is unable to provide a meaningful estimate of the possible loss or range of possible loss because, among other reasons, (i) the proceedings are in various stages; (ii) damages have not been sought; (iii) damages are unsupported and/or exaggerated; (iv) there is uncertainty as to the outcome of pending appeals or motions; (v) there are significant factual issues to be resolved; and/or (vi) there are novel legal issues or unsettled legal theories to be presented or a large number of parties (as with many patent-related cases). For these cases, however, management does not believe, based on currently available information, that the outcomes of these proceedings will have a material adverse effect on our financial condition, though the outcomes could be material to our operating results for any particular period, depending, in part, upon the operating results for such period.

California Institute of Technology

On October 1, 2013, the California Institute of Technology (“Caltech”) filed complaints against DISH Network and its wholly-owned subsidiaries DISH Network L.L.C. and dishNET Satellite Broadband L.L.C., as well as Hughes Communications, Inc. and Hughes Network Systems, LLC, which are subsidiaries of EchoStar, in the United States District Court for the Central District of California. The complaint alleged infringement of United States Patent Nos. 7,116,710; 7,421,032; 7,916,781 and 8,284,833, each of which is entitled “Serial Concatenation of Interleaved Convolutional Codes forming Turbo-Like Codes.” Caltech alleged that encoding data as specified by the DVB-S2 standard infringed each of the asserted patents. In the operative Amended Complaint, served on March 6, 2014, Caltech claimed that our Hopper® set-top box, as well as the Hughes defendants’ satellite broadband products and services, infringed the asserted patents by implementing the DVB-S2 standard. On May 5, 2015, the Court granted summary judgment in our favor as to the Hopper set-top box alleged in the complaint. On February 17, 2015, Caltech filed a new complaint in the United States District Court for the Central District of California, asserting the same patents against the same defendants. Caltech alleged that certain broadband equipment, including without limitation the HT1000 and HT1100 modems, gateway hardware, software and/or firmware that the Hughes defendants provide to, among others, us for our use in connection with the dishNET branded broadband service, infringed these patents. Pursuant to a settlement agreement between the parties, on May 31, 2016, Caltech dismissed with prejudice all of its claims in these actions.

ClearPlay, Inc.

On March 13, 2014, ClearPlay, Inc. (“ClearPlay”) filed a complaint against DISH Network, our wholly-owned subsidiary DISH Network L.L.C., EchoStar, and its wholly-owned subsidiary EchoStar Technologies L.L.C., in the United States District Court for the District of Utah. The complaint alleges infringement of United States Patent Nos. 6,898,799 (the “799 patent”), entitled “Multimedia Content Navigation and Playback”; 7,526,784 (the “784 patent”), entitled “Delivery of Navigation Data for Playback of Audio and Video Content”; 7,543,318 (the “318 patent”), entitled “Delivery of Navigation Data for Playback of Audio and Video Content”; 7,577,970 (the “970 patent”), entitled “Multimedia Content Navigation and Playback”; and 8,117,282 (the “282 patent”), entitled “Media Player Configured to Receive Playback Filters From Alternative Storage Mediums.” ClearPlay alleges that the AutoHop™ feature of our Hopper set-top box infringes the asserted patents. On February 11, 2015, the case was stayed pending various third-party challenges before the United States Patent and Trademark Office regarding the validity of certain of the patents asserted in the action. In those third-party challenges, the United States Patent and Trademark Office found that all claims of the 282 patent are unpatentable, and that certain claims of the 784 patent and 318 patent are unpatentable. ClearPlay appealed as to the 784 patent and the 318 patent, and on August 23, 2016, the United States Court of Appeals for the Federal Circuit affirmed the findings of the United States Patent and Trademark Office.

We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

CRFD Research, Inc. (a subsidiary of Marathon Patent Group, Inc.)

On January 17, 2014, CRFD Research, Inc. (“CRFD”) filed a complaint against us, our wholly-owned subsidiary DISH Network L.L.C., DISH Network, EchoStar, and its wholly-owned subsidiary EchoStar Technologies L.L.C., in the United States District Court for the District of Delaware, alleging infringement of United States Patent No.

7,191,233 (the “233 patent”). The 233 patent is entitled “System for Automated, Mid-Session, User-Directed, Device-to-Device Session Transfer System,” and relates to transferring an ongoing software session from one device to another. CRFD alleges that our Hopper and Joey® set-top boxes infringe the 233 patent. On the same day, CRFD filed similar complaints against AT&T Inc.; Comcast Corp.; DirecTV; Time Warner Cable Inc.; Cox Communications, Inc.; Akamai Technologies, Inc.; Cablevision Systems Corp. and Limelight Networks, Inc. CRFD is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein. On January 26, 2015, we and EchoStar filed a petition before the United States Patent and Trademark Office challenging the validity of certain claims of the 233 patent. The United States Patent and Trademark Office has agreed to institute a proceeding on our petition, as well as on two third-party petitions challenging the validity of certain claims of the 233 patent, and it heard oral argument on January 16, 2016. On June 1, 2016, the United States Patent and Trademark Office found that all claims asserted against us and the EchoStar parties were unpatentable. On July 5, 2016, CRFD filed a notice of appeal to the United States Court of Appeals for the Federal Circuit. The litigation in the District Court has been stayed since June 4, 2015 pending resolution of our petition to the United States Patent and Trademark Office.

We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Customedia Technologies, L.L.C.

On February 10, 2016, Customedia Technologies, L.L.C. (“Customedia”) filed a complaint against DISH Network and our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Eastern District of Texas. The complaint alleges infringement of four patents: United States Patent No. 8,719,090; United States Patent No. 9,053,494; United States Patent No. 7,840,437; and United States Patent No. 8,955,029. Each patent is entitled “System for Data Management And On-Demand Rental And Purchase Of Digital Data Products.” Customedia appears to allege infringement in connection with our addressable advertising services, our DISH Anywhere feature, and our Pay-Per-View and video-on-demand offerings. Customedia is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.

We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Do Not Call Litigation

On March 25, 2009, our wholly-owned subsidiary DISH Network L.L.C. was sued in a civil action by the United States Attorney General and several states in the United States District Court for the Central District of Illinois, alleging violations of the Telephone Consumer Protection Act and the Telemarketing Sales Rule (“TSR”), as well as analogous state statutes and state consumer protection laws. The plaintiffs allege that we, directly and through certain independent third-party retailers and their affiliates, committed certain telemarketing violations. On December 23, 2013, the plaintiffs filed a motion for summary judgment, which indicated for the first time that the state plaintiffs were seeking civil penalties and damages of approximately $270 million and that the federal plaintiff was seeking an unspecified amount of civil penalties (which could substantially exceed the civil penalties and damages being sought by the state plaintiffs). The plaintiffs were also seeking injunctive relief that if granted would, among other things, enjoin DISH Network L.L.C., whether acting directly or indirectly through authorized telemarketers or independent third-party retailers, from placing any outbound telemarketing calls to market or promote its goods or services for five years, and enjoin DISH Network L.L.C. from accepting activations or sales from certain existing independent third-party retailers and from certain new independent third-party retailers, except under certain circumstances. We also filed a motion for summary judgment, seeking dismissal of all claims. On December 12, 2014, the Court issued its opinion with respect to the parties’ summary judgment motions. The Court found that DISH Network L.L.C. is entitled to partial summary judgment with respect to one claim in the action. In addition, the Court found that the plaintiffs are entitled to partial summary judgment with respect to ten claims in the action, which includes, among other things, findings by the Court establishing DISH Network L.L.C.’s liability for a substantial amount of the alleged outbound telemarketing calls by DISH Network L.L.C. and certain of its independent third-party retailers that were the subject of the plaintiffs’ motion. The Court did not issue any injunctive relief and did not make any determination on civil penalties or damages, ruling instead that the scope of any injunctive relief and the amount of any civil penalties or damages are questions for trial.

In pre-trial disclosures, the federal plaintiff indicated that it intended to seek up to $900 million in alleged civil penalties, and the state plaintiffs indicated that they intended to seek as much as $23.5 billion in alleged civil penalties and damages. The plaintiffs also modified their request for injunctive relief. Their requested injunction, if granted, would enjoin DISH Network L.L.C. from placing outbound telemarketing calls unless and until: (i) DISH Network L.L.C. hires a third-party consulting organization to perform a review of its call center operations; (ii) such third-party consulting organization submits a telemarketing compliance plan to the Court and the federal plaintiff; (iii) the Court holds a hearing on the adequacy of the plan; (iv) if the Court approves the plan, DISH Network L.L.C. implements the plan and verifies to the Court that it has implemented the plan; and (v) the Court issues an order permitting DISH Network L.L.C. to resume placing outbound telemarketing calls. The plaintiffs’ modified request for injunctive relief, if granted, would also enjoin DISH Network L.L.C. from accepting customer orders solicited by certain independent third-party retailers unless and until a similar third-party review and Court approval process was followed with respect to the telemarketing activities of its independent third-party retailer base to ensure compliance with the TSR.

The first phase of the bench trial took place January 19, 2016 through February 11, 2016. In closing briefs, the federal plaintiff indicated that it still is seeking $900 million in alleged civil penalties; the California state plaintiff indicated that it is seeking $100 million in alleged civil penalties and damages for its state law claims (in addition to any amounts sought on its federal law claims); the Ohio state plaintiff indicated that it is seeking approximately $10 million in alleged civil penalties and damages for its state law claims (in addition to any amounts sought on its federal law claims); and the Illinois and North Carolina state plaintiffs did not state the specific alleged civil penalties and damages that they are seeking; but the state plaintiffs have taken the general position that any damages award less than $1.0 billion (presumably for both federal and state law claims) would not raise constitutional concerns. Under the Eighth Amendment of the U.S. Constitution, excessive fines may not be imposed.

The Court scheduled a second phase of the bench trial for October 2016, which is planned to cover the plaintiffs’ requested injunctive relief, as well as DISH Network L.L.C.’s response to certain evidence that the state plaintiffs presented in the first phase. On April 20, 2016, the Court denied the federal plaintiff’s motion seeking to cancel the separate hearing on the plaintiffs’ requested injunctive relief.

We may also from time to time be subject to private civil litigation alleging telemarketing violations. For example, a portion of the alleged telemarketing violations by an independent third-party retailer at issue in the case described in the previous paragraph are also the subject of a certified class action filed against DISH Network L.L.C. in the United States District Court for the Middle District of North Carolina.

We intend to vigorously defend these cases. We cannot predict with any degree of certainty the outcome of these suits or determine the extent of any potential liability or damages.

Dragon Intellectual Property, LLC

On December 20, 2013, Dragon Intellectual Property, LLC (“Dragon IP”) filed complaints against our wholly-owned subsidiary DISH Network L.L.C., as well as Apple Inc.; AT&T, Inc.; Charter Communications, Inc.; Comcast Corp.; Cox Communications, Inc.; DirecTV; Sirius XM Radio Inc.; Time Warner Cable Inc. and Verizon Communications, Inc., in the United States District Court for the District of Delaware, alleging infringement of United States Patent No. 5,930,444 (the “444 patent”), which is entitled “Simultaneous Recording and Playback Apparatus.” Dragon IP alleges that various of our DVR receivers infringe the 444 patent. Dragon IP is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein. On December 23, 2014, DISH Network L.L.C. filed a petition before the United States Patent and Trademark Office challenging the validity of certain claims of the 444 patent. On April 10, 2015, the Court granted DISH Network L.L.C.’s motion to stay the action in light of DISH Network L.L.C.’s petition and certain other defendants’ petitions pending before the United States Patent and Trademark Office challenging the validity of certain claims of the 444 patent. On July 17, 2015, the United States Patent and Trademark Office agreed to institute a proceeding on our petition. Pursuant to a stipulation between the parties, on April 27, 2016, the Court entered an order of non-infringement and judgment in favor of DISH Network L.L.C. On June 15, 2016, the United States Patent and Trademark Office entered an order that the patent claims being asserted against DISH Network L.L.C. with respect to the 444 patent are unpatentable. On August 8, 2016, Dragon filed notices of appeal of both the Court’s judgment, and the United States Patent and Trademark Office’s decision.

We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Grecia

On March 27, 2015, William Grecia (“Grecia”) filed a complaint against our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Northern District of Illinois, alleging infringement of United States Patent No. 8,533,860 (the “860 patent”), which is entitled “Personalized Digital Media Access System—PDMAS Part II.” Grecia alleges that we violate the 860 patent in connection with our digital rights management. Grecia is the named inventor on the 860 patent. On June 22, 2015, the case was transferred to the United States District Court for the Northern District of California. On November 18, 2015, Grecia filed an amended complaint adding allegations that we infringe U.S. Patent No. 8,402,555 (the “555 patent”), which is entitled “Personalized Digital Media Access System (PDMAS).” Grecia is the named inventor on the 555 patent. Grecia alleges that we violate the 555 patent in connection with our digital rights management. Grecia dismissed his action with prejudice on February 3, 2016.

On February 3, 2016, Grecia filed a new complaint against our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Northern District of California, alleging infringement of United States Patent No. 8,887,308 (the “308 patent”), which is entitled “Digital Cloud Access—PDMAS Part III,” on which Grecia is also the named inventor. Grecia alleges that we violate the 308 patent in connection with our DISH Anywhere feature. On July 29, 2016, DISH Network L.L.C. filed a petition before the United States Patent and Trademark Office challenging the validity of certain claims of the 308 patent.  The litigation in the District Court has been stayed since June 13, 2016 pending resolution of DISH Network L.L.C.’s petition to the United States Patent and Trademark Office.

We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

The Hopper Litigation

On May 24, 2012, our wholly-owned subsidiary, DISH Network L.L.C., filed a lawsuit in the United States District Court for the Southern District of New York against American Broadcasting Companies, Inc.; CBS Corporation; Fox Entertainment Group, Inc.; Fox Television Holdings, Inc.; Fox Cable Network Services, L.L.C. and NBCUniversal, LLC. In the lawsuit, we sought a declaratory judgment that we are not infringing any defendant’s copyright, or breaching any defendant’s retransmission consent agreement, by virtue of the PrimeTime Anytime™ and AutoHop features of our Hopper set-top box. A consumer can use the PrimeTime Anytime feature, at his or her option, to record certain primetime programs airing on ABC, CBS, Fox, and/or NBC up to every night, and to store those recordings for up to eight days. A consumer can use the AutoHop feature, at his or her option, to watch certain recordings that the subscriber made with our PrimeTime Anytime feature, commercial-free, if played back at a certain point after the show’s original airing.

Later on May 24, 2012, (i) Fox Broadcasting Company; Twentieth Century Fox Film Corp. and Fox Television Holdings, Inc. filed a lawsuit against DISH Network and our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Central District of California, alleging that the PrimeTime Anytime feature, the AutoHop feature, as well as Slingbox placeshifting functionality infringe their copyrights and breach their retransmission consent agreements, (ii) NBC Studios LLC; Universal Network Television, LLC; Open 4 Business

Productions LLC and NBCUniversal, LLC filed a lawsuit against DISH Network and our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Central District of California, alleging that the PrimeTime Anytime feature and the AutoHop feature infringe their copyrights, and (iii) CBS Broadcasting Inc.; CBS Studios Inc. and Survivor Productions LLC filed a lawsuit against DISH Network and our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Central District of California, alleging that the PrimeTime Anytime feature and the AutoHop feature infringe their copyrights.

As a result of certain parties’ competing venue-related motions brought in both the New York and California actions, and certain networks’ filing various counterclaims and amended complaints, the claims have proceeded in the following venues: (1) the copyright and contract claims regarding the ABC and CBS parties in New York; and (2) the copyright and contract claims regarding the Fox and NBC parties in California.

California Actions. The NBC plaintiffs and Fox plaintiffs filed amended complaints in their respective California actions, adding copyright claims against EchoStar and EchoStar Technologies L.L.C., a wholly-owned subsidiary of EchoStar. In addition, the Fox plaintiffs’ amended complaint added claims challenging the Hopper Transfers™ feature of our second-generation Hopper set-top box.

On November 7, 2012, the California court denied the Fox plaintiffs’ motion for a preliminary injunction to enjoin the Hopper set-top box’s PrimeTime Anytime and AutoHop features, and the Fox plaintiffs appealed. On March 27, 2013, at the request of the parties, the Central District of California granted a stay of all proceedings in the action brought by the NBC plaintiffs, pending resolution of the appeal by the Fox plaintiffs. On July 24, 2013, the United States Court of Appeals for the Ninth Circuit affirmed the denial of the Fox plaintiffs’ motion for a preliminary injunction as to the PrimeTime Anytime and AutoHop features. On August 7, 2013, the Fox plaintiffs filed a petition for rehearing and rehearing en banc, which was denied on January 24, 2014. The United States Supreme Court granted the Fox plaintiffs an extension until May 23, 2014 to file a petition for writ of certiorari, but they did not file one. As a result, the stay of the NBC plaintiffs’ action expired. On August 6, 2014, at the request of the parties, the Central District of California granted a further stay of all proceedings in the action brought by the NBC plaintiffs, pending a final judgment on all claims in the Fox plaintiffs’ action. Pursuant to the settlement described below, the Fox action was dismissed on February 11, 2016. On March 4, 2016, at the request of the parties, the Central District of California granted a further stay of all proceedings in the action brought by the NBC plaintiffs until September 9, 2016; provided that either party may file a motion with the Court to lift the stay after May 27, 2016. Pursuant to a settlement between us and the NBC plaintiffs, on June 16, 2016, we and the NBC plaintiffs filed a stipulation to dismiss with prejudice all of our respective claims pending in the California Court. The Court ordered such dismissal on June 20, 2016.

In addition, on February 21, 2013, the Fox plaintiffs filed a second motion for preliminary injunction against: (i) us seeking to enjoin the Hopper Transfers feature in our second-generation Hopper set-top box, alleging breach of their retransmission consent agreement; and (ii) us and EchoStar Technologies L.L.C. seeking to enjoin the Slingbox placeshifting functionality in our second-generation Hopper set-top box, alleging copyright infringement and breach of their retransmission consent agreement. On September 23, 2013, the California court denied the Fox plaintiffs’ motion. The Fox plaintiffs appealed, and on July 14, 2014, the United States Court of Appeals for the Ninth Circuit affirmed the denial of the Fox plaintiffs’ motion for a preliminary injunction as to the Hopper Transfers feature and the Slingbox placeshifting functionality in our second-generation Hopper set-top box.

On January 12, 2015, the Court ruled on the Fox plaintiffs’ and our respective motions for summary judgment, holding that: (a) the Slingbox placeshifting functionality and the PrimeTime Anytime, AutoHop and Hopper Transfers features do not violate the copyright laws; (b) certain quality assurance copies (which were discontinued in November 2012) do violate the copyright laws; and (c) the Slingbox placeshifting functionality, the Hopper Transfers feature and such quality assurance copies breach our Fox retransmission consent agreement. At the parties’ joint request, the Court had stayed the case until January 15, 2016. Pursuant to a settlement between us and the Fox plaintiffs, we, EchoStar Technologies L.L.C. and the Fox plaintiffs filed a stipulation to dismiss with prejudice all of our respective claims pending in the California Court. The Court ordered such dismissal on February 11, 2016.

New York Actions. Both the ABC and CBS parties filed counterclaims in the New York action adding copyright claims against EchoStar Technologies L.L.C., and the CBS parties filed a counterclaim alleging that we fraudulently concealed the AutoHop feature when negotiating the renewal of our CBS retransmission consent agreement. On November 23, 2012, the ABC plaintiffs filed a motion for a preliminary injunction to enjoin the Hopper set-top box’s PrimeTime Anytime and AutoHop features. On September 18, 2013, the New York court denied that motion. The ABC plaintiffs appealed, and oral argument on the appeal was heard on February 20, 2014 before the United States Court of Appeals for the Second Circuit. Pursuant to a settlement between us and the ABC parties, during March 2014, the ABC parties withdrew their appeal to the United States Court of Appeals for the Second Circuit; we and the ABC parties filed a stipulation on March 4, 2014 to dismiss without prejudice all of our respective claims pending in the United States District Court for the Southern District of New York; and the ABC parties granted a covenant not to sue. The Court ordered such dismissal on March 6, 2014. Pursuant to a settlement between us and the CBS parties, on December 10, 2014, we and the CBS parties filed a stipulation to dismiss with prejudice all of our respective claims pending in the New York Court. The Court ordered such dismissal on December 10, 2014.

These matters are now concluded.

LightSquared/Harbinger Capital Partners LLC (LightSquared Bankruptcy)

As previously disclosed in our public filings, L-Band Acquisition, LLC (“LBAC”), DISH Network’s wholly-owned subsidiary, entered into a Plan Support Agreement (the “PSA”) with certain senior secured lenders to LightSquared LP (the “LightSquared LP Lenders”) on July 23, 2013, which contemplated the purchase by LBAC of substantially all of the assets of LightSquared LP and certain of its subsidiaries (the “LBAC Bid”) that are debtors and debtors in possession in the LightSquared bankruptcy cases pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), which cases are jointly administered under the caption In re LightSquared Inc., et. al., Case No. 12 12080 (SCC).

Pursuant to the PSA, LBAC was entitled to terminate the PSA in certain circumstances, certain of which required three business days’ written notice, including, without limitation, in the event that certain milestones specified in the PSA were not met. On January 7, 2014, LBAC delivered written notice of termination of the PSA to the LightSquared LP Lenders. As a result, the PSA terminated effective on January 10, 2014, and the LBAC Bid was withdrawn.

On August 6, 2013, Harbinger Capital Partners LLC and other affiliates of Harbinger (collectively, “Harbinger”), a shareholder of LightSquared Inc., filed an adversary proceeding against DISH Network, LBAC, EchoStar, Charles W. Ergen (our Chairman and Chief Executive Officer), SP Special Opportunities, LLC (“SPSO”) (an entity controlled by Mr. Ergen), and certain other parties, in the Bankruptcy Court. Harbinger alleged, among other things, claims based on fraud, unfair competition, civil conspiracy and tortious interference with prospective economic advantage related to certain purchases of LightSquared secured debt by SPSO. Subsequently, LightSquared intervened to join in certain claims alleged against certain defendants other than DISH Network, LBAC and EchoStar.

On October 29, 2013, the Bankruptcy Court dismissed all of the claims in Harbinger’s complaint in their entirety, but granted leave for LightSquared to file its own complaint in intervention. On November 15, 2013, LightSquared filed its complaint, which included various claims against DISH Network, EchoStar, Mr. Ergen and SPSO. On December 2, 2013, Harbinger filed an amended complaint, asserting various claims against SPSO. On December 12, 2013, the Bankruptcy Court dismissed several of the claims asserted by LightSquared and Harbinger. The surviving claims included, among others, LightSquared’s claims against SPSO for declaratory relief, breach of contract and statutory disallowance; LightSquared’s tortious interference claim against DISH Network, EchoStar and Mr. Ergen; and Harbinger’s claim against SPSO for statutory disallowance. These claims proceeded to a non-jury trial on January 9, 2014. In its Post-Trial Findings of Fact and Conclusions of Law entered on June 10, 2014, the Bankruptcy Court rejected all claims against DISH Network and EchoStar, and it rejected some but not all claims against the other defendants. On July 7, 2015, the United States District Court for the Southern District of New York denied Harbinger’s motion for an interlocutory appeal of certain Bankruptcy Court orders in the adversary proceeding. On March 27, 2015, the Bankruptcy Court entered an order confirming the Modified Second Amended Joint Plan pursuant to Chapter 11 of the Bankruptcy Code and, on December 7, 2015, the Plan became effective.

DISH Network intends to vigorously defend any claims against it in this proceeding and cannot predict with any degree of certainty the outcome of this proceeding or determine the extent of any potential liability or damages.

LightSquared Transaction Shareholder Derivative Actions

On August 9, 2013, a purported shareholder of DISH Network, Jacksonville Police and Fire Pension Fund (“Jacksonville PFPF”), filed a putative shareholder derivative action in the District Court for Clark County, Nevada alleging, among other things, breach of fiduciary duty claims against the members of DISH Network’s Board of Directors as of that date: Charles W. Ergen; Joseph P. Clayton; James DeFranco; Cantey M. Ergen; Steven R. Goodbarn; David K. Moskowitz; Tom A. Ortolf; and Carl E. Vogel (collectively, the “Director Defendants”). In its first amended complaint, Jacksonville PFPF asserted claims that Mr. Ergen breached his fiduciary duty to DISH Network in connection with certain purchases of LightSquared debt by SPSO, an entity controlled by Mr. Ergen, and that the other Director Defendants aided and abetted that alleged breach of duty. The Jacksonville PFPF claims alleged that (1) the debt purchases created an impermissible conflict of interest and (2) put at risk the LBAC Bid, which as noted above was withdrawn. Jacksonville PFPF further claimed that most members of DISH Network’s Board of Directors are beholden to Mr. Ergen to an extent that prevents them from discharging their duties in connection with DISH Network’s participation in the LightSquared bankruptcy auction process. Jacksonville PFPF is seeking an unspecified amount of damages. Jacksonville PFPF dismissed its claims against Mr. Goodbarn on October 8, 2013.

Jacksonville PFPF sought a preliminary injunction that would enjoin Mr. Ergen and all of the Director Defendants other than Mr. Goodbarn from influencing DISH Network’s efforts to acquire certain assets of LightSquared in the bankruptcy proceeding. On November 27, 2013, the Court denied that request but granted narrower relief enjoining Mr. Ergen and anyone acting on his behalf from participating in negotiations related to one aspect of the LBAC Bid, which, as noted above, was withdrawn.

Five alleged shareholders filed substantially similar putative derivative complaints in state and federal courts alleging the same or substantially similar claims. On September 18, 2013, DCM Multi-Manager Fund, LLC filed a duplicative putative derivative complaint in the District Court for Clark County, Nevada, which was consolidated with the Jacksonville PFPF action on October 9, 2013. Between September 25, 2013 and October 2, 2013, City of Daytona Beach Police Officers and Firefighters Retirement System, Louisiana Municipal Police Employees’ Retirement System and Iron Worker Mid-South Pension Fund filed duplicative putative derivative complaints in the United States District Court for the District of Colorado. Also on October 2, 2013, Iron Workers District Council (Philadelphia and Vicinity) Retirement and Pension Plan filed its complaint in the United States District Court for the District of Nevada.

On October 11, 2013, Iron Worker Mid-South Pension Fund dismissed its claims without prejudice. On October 30, 2013, Louisiana Municipal Police Employees’ Retirement System dismissed its claims without prejudice and, on January 2, 2014, filed a new complaint in the District Court for Clark County, Nevada, which, on May 2, 2014, was consolidated with the Jacksonville PFPF action. On December 13, 2013, City of Daytona Beach Police Officers and Firefighters Retirement System voluntarily dismissed its claims without prejudice. On March 28, 2014, Iron Workers District Council (Philadelphia and Vicinity) Retirement and Pension Plan voluntarily dismissed its claims without prejudice.

On July 25, 2014, Jacksonville PFPF filed a second amended complaint, which added claims against George R. Brokaw and Charles M. Lillis, as Director Defendants, and Thomas A. Cullen, R. Stanton Dodge and K. Jason Kiser, as officers of DISH Network. Jacksonville PFPF asserted five claims in its second amended complaint, each of which alleged breaches of the duty of loyalty. Three of the claims were asserted solely against Mr. Ergen; one claim was made against all of the remaining Director Defendants, other than Mr. Ergen and Mr. Clayton; and the final claim was made against Messrs. Cullen, Dodge and Kiser.

DISH Network’s Board of Directors established a Special Litigation Committee to review the factual allegations and legal claims in these actions. On October 24, 2014, the Special Litigation Committee filed a report in the District Court for Clark County, Nevada regarding its investigation of the claims and allegations asserted in Jacksonville PFPF’s second amended complaint. The Special Litigation Committee filed a motion to dismiss the action based, among other things, on its business judgment that it is in the best interests of DISH Network not to pursue the claims asserted by Jacksonville PFPF. The Director Defendants and Messrs. Cullen, Dodge and Kiser have also filed various motions to dismiss the action. In an order entered on September 18, 2015, the Court granted the Special Litigation Committee’s motion to defer to the Special Litigation Committee’s October 24, 2014 report, including its finding that dismissal of the action is in the best interest of DISH Network. The Court also held that, in light of granting the motion to defer, the pending motions to dismiss filed by the individual defendants were denied without prejudice as moot. On October 12, 2015, Jacksonville PFPF filed a notice of appeal to the Supreme Court of Nevada. On May 27, 2016, Jacksonville PFPF filed its appellate brief, and the Special Litigation Committee filed its answering brief on July 28, 2016.  DISH Network cannot predict with any degree of certainty the outcome of these suits or determine the extent of any potential liability or damages.

Qurio Holdings, Inc.

On September 26, 2014, Qurio Holdings, Inc. (“Qurio”) filed a complaint against DISH Network and our wholly-owned subsidiary DISH Network L.L.C., in the United States District Court for the Northern District of Illinois, alleging infringement of United States Patent No. 8,102,863 (the “863 patent”) entitled “Highspeed WAN To Wireless LAN Gateway” and United States Patent No. 7,787,904 (the “904 patent”) entitled “Personal Area Network Having Media Player And Mobile Device Controlling The Same.” On the same day, Qurio filed similar complaints against Comcast and DirecTV. On November 13, 2014, Qurio filed a first amended complaint, which added a claim alleging infringement of United States Patent No. 8,879,567 (the “567 patent”) entitled “High-Speed WAN To Wireless LAN Gateway.” Qurio is an entity that seeks to license a patent portfolio without itself practicing any of the claims recited therein. On February 9, 2015, the Court granted DISH Network L.L.C.’s motion to transfer the case to the United States District Court for the Northern District of California. During October 2015, DISH Network L.L.C. filed petitions before the United States Patent and Trademark Office challenging the validity of certain claims of the 863, 904 and 567 patents. On November 3, 2015, the case was stayed pending resolution of these proceedings before the United States Patent and Trademark Office. On April 4, 2016, the United States Patent and Trademark Office agreed to institute proceedings on each of our petitions, as well as on a third-party petition challenging the validity of certain claims of the 904 patent. On June 21, 2016, pursuant to Qurio’s Request for Adverse Judgment, the United States Patent and Trademark Office issued a cancellation of all claims of the 904 patent that we had challenged. On July 13, 2016, Qurio filed a Request for Adverse Judgment with the United States Patent and Trademark Office to cancel all claims of the 863 patent and 567 patent that we had challenged, leaving at issue in the District Court action only certain claims of the 567 patent that we had not challenged. On July 19, 2016, the United States Patent and Trademark Office issued a cancellation of all claims of the 863 patent and the 567 patent that we had challenged.

We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Technology Development and Licensing L.L.C.

On January 22, 2009, Technology Development and Licensing L.L.C. (“TDL”) filed suit against DISH Network and EchoStar, in the United States District Court for the Northern District of Illinois, alleging infringement of United States Patent No. Re. 35,952 (the “952 patent”), which relates to certain favorite channel features. TDL is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein. The case was stayed in July 2009 pending two reexamination petitions before the United States Patent and Trademark Office, which concluded in August 2015 and resulted in 42 out of the 53 claims of the 952 patent being invalidated. As a result, the case resumed in August 2015. A trial date has not been set.

We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

TQ Beta LLC

On June 30, 2014, TQ Beta LLC (“TQ Beta”) filed a complaint against us; our wholly-owned subsidiary DISH Network L.L.C.; DISH Network; EchoStar; and EchoStar’s subsidiaries EchoStar Technologies L.L.C., Hughes Satellite Systems Corporation, and Sling Media Inc., in the United States District Court for the District of

Delaware.  The Complaint alleges infringement of United States Patent No. 7,203,456 (the “456 patent”), which is entitled “Method and Apparatus for Time and Space Domain Shifting of Broadcast Signals.” TQ Beta alleges that our Hopper set-top boxes, ViP 722 and ViP 722k DVR devices, as well as our DISH Anywhere™ service and DISH Anywhere mobile application, infringe the 456 patent. TQ Beta is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein. During August 2015, DISH Network L.L.C. filed petitions before the United States Patent and Trademark Office challenging the validity of certain claims of the 456 patent, and in February 2016, the United States Patent and Trademark Office agreed to institute proceedings on our petitions. On February 25, 2016, the case was stayed pending resolution of these proceedings before the United States Patent and Trademark Office, and the Court vacated all pending court dates and deadlines.

We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

TQ Delta, LLC

On July 17, 2015, TQ Delta, LLC (“TQ Delta”) filed a complaint against us, DISH Network and our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the District of Delaware. The Complaint alleges infringement of United States Patent No. 6,961,369 (the “369 patent”), which is entitled “System and Method for Scrambling the Phase of the Carriers in a Multicarrier Communications System”; United States Patent No. 8,718,158 (the “158 patent”), which is entitled “System and Method for Scrambling the Phase of the Carriers in a Multicarrier Communications System”; United States Patent No. 9,014,243 (the “243 patent”), which is entitled “System and Method for Scrambling Using a Bit Scrambler and a Phase Scrambler”; United States Patent No. 7,835,430 (the “430 patent”), which is entitled “Multicarrier Modulation Messaging for Frequency Domain Received Idle Channel Noise Information”; United States Patent No. 8,238,412 (the “412 patent”), which is entitled “Multicarrier Modulation Messaging for Power Level per Subchannel Information”; United States Patent No. 8,432,956 (the “956 patent”), which is entitled “Multicarrier Modulation Messaging for Power Level per Subchannel Information”; and United States Patent No. 8,611,404 (the “404 patent”), which is entitled “Multicarrier Transmission System with Low Power Sleep Mode and Rapid-On Capability.” On September 9, 2015, TQ Delta filed a first amended complaint that added allegations of infringement of United States Patent No. 9,094,268 (the “268 patent”), which is entitled “Multicarrier Transmission System With Low Power Sleep Mode and Rapid-On Capability.” On May 16, 2016, TQ Delta filed a second amended complaint that added EchoStar Corporation and its wholly-owned subsidiary EchoStar Technologies L.L.C. as defendants. TQ Delta alleges that our satellite TV service, Internet service, set-top boxes, gateways, routers, modems, adapters and networks that operate in accordance with one or more Multimedia over Coax Alliance Standards infringe the asserted patents. TQ Delta has filed actions in the same court alleging infringement of the same patents against Comcast Corp., Cox Communications, Inc., DirecTV, Time Warner Cable Inc. and Verizon Communications, Inc. TQ Delta is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein. Trial has been set for November 13, 2017. On July 14, 2016, TQ Delta stipulated to dismiss with prejudice all claims related to the 369 patent and the 956 patent. On July 20, 2016, we filed petitions with the United States Patent and Trademark Office or joined other third-party petitions at the United States Patent and Trademark Office challenging the validity of all of the patent claims asserted against us in the action.

We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Two-Way Media Ltd.

On February 17, 2016, Two-Way Media Ltd. (“TWM”) filed a complaint in the United States District Court for the District of Colorado against us; DISH Network; our subsidiaries DISH Network L.L.C., DISH Network Service L.L.C., Sling TV Holding L.L.C., Sling TV L.L.C., and Sling TV Purchasing L.L.C.; and EchoStar Corporation, EchoStar Technologies L.L.C., EchoStar Satellite Services L.L.C. and Sling Media, Inc. The complaint alleges infringement of United States Patent Nos. 5,778,187, 5,983,005, 6,434,622 and 7,266,686, each entitled

“Multicasting Method and Apparatus,” and United States Patent No. 9,124,607, entitled “Methods and Systems for Playing Media.” TWM claims infringement by our Sling TV domestic and international services, Slingboxes and DISH DVRs incorporating Slingbox technology, and the DISH Anywhere application and website. TWM is an entity that seeks to license a patent portfolio without itself practicing any of the claims recited therein.

We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Waste Disposal Inquiry

The California Attorney General and the Alameda County (California) District Attorney are investigating whether certain of our waste disposal policies, procedures and practices are in violation of the California Business and Professions Code and the California Health and Safety Code. We expect that these entities will seek injunctive and monetary relief. The investigation appears to be part of a broader effort to investigate waste handling and disposal processes of a number of industries. While we are unable to predict the outcome of this investigation, we do not believe that the outcome will have a material effect on our results of operations, financial condition or cash flows.

Other

In addition to the above actions, we are subject to various other legal proceedings and claims that arise in the ordinary course of business, including, among other things, disputes with programmers regarding fees. In our opinion, the amount of ultimate liability with respect to any of these actions is unlikely to materially affect our financial condition, results of operations or liquidity, though the outcomes could be material to our operating results for any particular period, depending, in part, upon the operating results for such period.

MANAGEMENT’S NARRATIVE ANALYSIS OF RESULTS OF OPERATIONS

You should read the following narrative analysis of our results of operations together with the condensed consolidated financial statements and notes to our financial statements included elsewhere in this prospectus. This management’s narrative analysis is intended to help provide an understanding of our financial condition, changes in financial condition and results of our operations and contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry, business and future financial results. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including those discussed in this prospectus under the captions “Risk Factors” and “Disclosure Regarding Forward-Looking Statements” and in our Annual Report on Form 10-K for the year ended December 31, 2015 under the caption “Item 1A. Risk Factors.” Furthermore, such forward-looking statements speak only as of the date of this prospectus, and we expressly disclaim any obligation to update any forward-looking statements.

Overview

Our business strategy is to be the best provider of video services in the United States by providing products with the best technology, outstanding customer service, and great value. We promote DISH® branded programming packages as providing our subscribers with a better “price-to-value” relationship than those available from other subscription television service providers. We believe that there continues to be unsatisfied demand for high-quality, reasonably priced subscription television services.

As the pay-TV industry is mature, our strategy has included an increased emphasis on acquiring and retaining higher quality subscribers, even if it means that we will acquire and retain fewer overall subscribers. We evaluate the quality of subscribers based upon a number of factors, including, among others, profitability. Our Pay-TV subscriber base has been declining due to, among other things, this strategy. There can be no assurance that our Pay-TV subscriber base will not continue to decline.

Our current revenue and profit is primarily derived from providing Pay-TV services to our subscribers. We also generate revenue from equipment rental fees and other hardware related fees, including fees for DVRs, equipment upgrade fees and additional outlet fees from subscribers with receivers with multiple tuners; advertising services; and fees earned from our in-home service operations. Our most significant expenses are subscriber-related expenses, which are primarily related to programming, subscriber acquisition costs and depreciation and amortization.

Financial Highlights

2016 Second Quarter Consolidated Results of Operations and Key Operating Metrics

•                  Revenue of $3.719 billion

•                  Pay-TV ARPU of $89.98

•                  Net income attributable to DISH DBS of $263 million

•                  Gross new Pay-TV subscriber activations of approximately 527,000

•                  Pay-TV SAC of $782

•                  Loss of approximately 281,000 net Pay-TV subscribers

•                  Pay-TV churn rate of 1.96%

Consolidated Financial Condition as of June 30, 2016

•                  Cash, cash equivalents and current marketable investment securities of $209 million

•                  Total assets of $4.831 billion

•                  Total long-term debt and capital lease obligations of $14.221 billion

We offer Pay-TV services under the DISH brand and the Sling® brand. We had 13.593 million Pay-TV subscribers in the United States as of June 30, 2016 and are the nation’s fourth largest pay-TV provider. Competition has intensified in recent years as the pay-TV industry has matured. To differentiate our DISH branded pay-TV service from our competitors, we introduced the Hopper® whole-home DVR during 2012 and have continued to add functionality and simplicity for a more intuitive user experience. Our Hopper and Joey® whole-home DVR promotes a suite of integrated features and functionality designed to maximize the convenience and ease of watching TV anytime and anywhere. It also has several innovative features that a consumer can use, at his or her option, to watch and record television programming, through their televisions, Internet-connected tablets, smartphones and computers. During the first quarter 2016, we made our next generation Hopper, the Hopper 3, available to customers nationwide. Among other things, the Hopper 3 features 16 tuners, delivers an enhanced 4K Ultra HD experience, and supports up to seven TVs simultaneously. There can be no assurance that these integrated features and functionality will positively affect our results of operations or our gross new Pay-TV subscriber activations.

Sling branded pay-TV services. The Sling branded pay-TV services consist of, among other things, live, linear streaming over-the-top (“OTT”) Internet-based domestic, international and Latino video programming services (“Sling TV”). We market our Sling TV services primarily to consumers who do not subscribe to traditional satellite and cable pay-TV services. Our Sling TV services require an Internet connection and are available on certain streaming-capable devices including TVs, tablets, computers, game consoles and smart phones. The Sling International video programming service (formerly known as DishWorld) was launched prior to 2015, which historically represented a small percentage of our Pay-TV subscribers. Sling International offers over 200 channels in 18 languages. In February 2015, we launched our Sling domestic service. The Sling domestic core package consists of over 20 channels offered for a monthly subscription. In addition to the core programming package, Sling domestic offers additional tiers of programming, including sports, kids, movies, world news, lifestyle and Spanish language and additional premium content such as HBO, each available for an additional monthly fee. Sling TV programming is offered live and on-demand and can be replayed as programming rights permit. In June 2015, we also launched our Sling Latino service. In addition to these Sling TV services that may only be streamed on one device at a time (single-stream services), on April 13, 2016, we launched a live beta multi-stream Sling domestic service, which includes, among other things, the ability to stream on up to three devices simultaneously. During June 2016, our multi-stream Sling domestic service transitioned from its introductory beta period and has been re-branded as Sling Blue. Meanwhile, we re-branded our single-stream Sling domestic service as Sling Orange.  All Sling TV subscribers are included in our Pay-TV subscriber count.

Trends

Competition

Competition has intensified in recent years as the pay-TV industry has matured. With respect to our DISH branded pay-TV services, we and our competitors increasingly must seek to attract a greater proportion of new subscribers from each other’s existing subscriber bases rather than from first-time purchasers of pay-TV services. Some of our competitors have been especially aggressive by offering discounted programming and services for both new and existing subscribers, including bundled offers combining broadband, video and/or wireless services and other promotional offers. In some cases, certain competitors have been able to potentially subsidize the price of video services with the price of broadband and/or wireless services. We incur significant costs to retain our existing DISH branded pay-TV customers, mostly as a result of upgrading their equipment to HD and DVR receivers and by providing retention credits. Our subscriber retention costs may vary significantly from period to period. Our Pay-TV services also face increased competition from content providers and other companies who distribute video directly to consumers over the Internet. Programming offered over the Internet has become more prevalent and consumers are spending an increasing amount of time accessing video content via the Internet on their mobile devices. Significant changes in consumer behavior with regard to the means by which consumers obtain video entertainment and information in response to digital media competition could have a material adverse effect on our business, results of operations and financial condition or otherwise disrupt our business. In particular, consumers have shown increased interest in viewing certain video programming in any place, at any time and/or on any broadband-connected device they choose. Online content providers may cause our subscribers to disconnect our services (“cord cutting”), downgrade to smaller, less expensive programming packages (“cord shaving”) or elect to purchase through these online content providers a certain portion of the services that they would have historically purchased from us, such as pay per view movies, resulting in less revenue to us.

We implement new marketing promotions from time to time that are intended to increase our gross new Pay-TV subscriber activations. During 2015 and early 2016, we launched various marketing promotions offering certain

DISH branded pay-TV programming packages without a price increase for a limited time period. While we plan to implement other new marketing efforts, there can be no assurance that we will ultimately be successful in increasing our gross new Pay-TV subscriber activations. Additionally, in response to our efforts, we may face increased competitive pressures, including aggressive marketing, more aggressive retention efforts, bundled discount offers combining broadband, video and/or wireless services and other discounted promotional offers.

In addition, our gross new Pay-TV subscriber activations, net Pay-TV subscriber additions and Pay-TV churn rate continue to be negatively impacted by stricter customer acquisition and retention policies for our DISH branded pay-TV subscribers, including an increased emphasis on acquiring and retaining higher quality subscribers, as well as increased competitive pressures, including aggressive marketing, more aggressive retention efforts, bundled discount offers combining broadband, video and/or wireless services and other discounted promotional offers.

Our Pay-TV subscriber base has been declining due to, among other things, the factors described above. There can be no assurance that our Pay-TV subscriber base will not continue to decline. In the event that our Pay-TV subscriber base continues to decline, it could have a material adverse long-term effect on our business, results of operations, financial condition and cash flow.

Programming

Our ability to compete successfully will depend, among other things, on our ability to continue to obtain desirable programming and deliver it to our subscribers at competitive prices. Programming costs represent a large percentage of our “Subscriber-related expenses” and the largest component of our total expense. We expect these costs to continue to increase, and certain programming costs are rising at a much faster rate than wages or inflation, especially for local broadcast channels. The rates we are charged for retransmitting local broadcast channels have been increasing substantially and may exceed our ability to increase our prices to our customers. In addition, programming costs continue to increase due to contractual price increases and the renewal of long-term programming contracts on less favorable pricing terms. Going forward, our margins may face pressure if we are unable to renew our long-term programming contracts on acceptable pricing and other economic terms or if we are unable to pass these increased programming costs on to our customers.

Increases in programming costs generally cause us to increase the rates that we charge to our subscribers, which could in turn cause our existing Pay-TV subscribers to disconnect our service or cause potential new Pay-TV subscribers to choose not to subscribe to our service. Additionally, even if our subscribers do not disconnect our services, they may purchase through new and existing online content providers a certain portion of the services that they would have historically purchased from us, such as pay-per-view movies, resulting in less revenue to us.

Furthermore, our gross new Pay-TV subscriber activations, net Pay-TV subscriber additions and Pay-TV churn rate may be negatively impacted if we are unable to renew our long-term programming carriage contracts before they expire. In the past, our gross new Pay-TV subscriber activations, net Pay-TV subscriber additions and Pay-TV churn rate have been negatively impacted as a result of programming interruptions and threatened programming interruptions in connection with the scheduled expiration of programming carriage contracts with content providers. On June 12, 2016, Tribune Broadcasting Company (“Tribune”) removed 42 of its local broadcast channels in 33 markets across 34 states and the District of Columbia from our programming lineup, after we and Tribune were unable to negotiate the terms and conditions of a new programming carriage contract. While we work to reach an agreement, we are offering “over-the-air” antennas at no additional charge so that customers in affected markets can watch Tribune’s local broadcast channels. We cannot predict with any certainty the impact of such removal on our business, results of operations and financial condition. In addition, we cannot predict with any certainty the impact to our gross new Pay-TV subscriber activations, net Pay-TV subscriber additions and Pay-TV churn rate resulting from this removal or similar programming interruptions or threatened programming interruptions that may occur in the future. As a result, we may at times suffer from periods of lower gross new Pay-TV subscriber activations, lower net Pay-TV subscriber additions and higher Pay-TV churn rates.

Operations and Customer Service

While competitive factors have impacted the entire pay-TV industry, our relative performance has also been driven by issues specific to us. In the past, our subscriber growth has been adversely affected by signal theft and other forms of fraud and by our operational inefficiencies. To combat signal theft and improve the security of our broadcast system, we use microchips embedded in credit card sized access cards, called “smart cards,” or security chips in our DBS receiver systems to control access to authorized programming content (“Security Access Devices”). We expect that future replacements of these devices will be necessary to keep our system secure. To combat other forms of fraud, among other things, we monitor our independent distributors’ and independent retailers’ adherence to our business rules.

While we have made improvements in responding to and dealing with customer service issues, we continue to focus on the prevention of these issues, which is critical to our business, financial condition and results of operations. To improve our operational performance, we continue to make investments in staffing, training, information systems, and other initiatives, primarily in our call center and in-home service operations. These investments are intended to help combat inefficiencies introduced by the increasing complexity of our business, improve customer satisfaction, reduce churn, increase productivity, and allow us to scale better over the long run. We cannot be certain, however, that our spending will ultimately be successful in improving our operational performance.

Changes in our Technology

We have been deploying DBS receivers that utilize 8PSK modulation technology with MPEG-4 compression technology for several years. These technologies, when fully deployed, will allow improved broadcast efficiency, and therefore allow increased programming capacity. Many of our customers today, however, do not have DBS receivers that use MPEG-4 compression technology. In addition, given that all of our HD content is broadcast in MPEG-4, any growth in HD penetration will naturally accelerate our transition to these newer technologies and may increase our subscriber acquisition and retention costs. All new DBS receivers that we purchase from EchoStar Corporation (“EchoStar”) have MPEG-4 compression with 8PSK modulation technology.

In addition, from time to time, we change equipment for certain subscribers to make more efficient use of transponder capacity in support of HD and other initiatives. We believe that the benefit from the increase in available transponder capacity outweighs the short-term cost of these equipment changes.

Operational Liquidity

We make general investments in property such as satellites, set-top boxes, information technology and facilities that support our overall business. Moreover, since we are a subscriber-based company, we also make subscriber-specific investments to acquire new subscribers and retain existing subscribers. While the general investments may be deferred without impacting the business in the short-term, the subscriber-specific investments are less discretionary. Our overall objective is to generate sufficient cash flow over the life of each subscriber to provide an adequate return against the upfront investment. Once the upfront investment has been made for each subscriber, the subsequent cash flow is generally positive, but there can be no assurances that over time we will recoup or earn a return on the upfront investment.

There are a number of factors that impact our future cash flow compared to the cash flow we generate at a given point in time. The first factor is our Pay-TV churn rate and how successful we are at retaining our current Pay-TV subscribers. As we lose Pay-TV subscribers from our existing base, the positive cash flow from that base is correspondingly reduced. The second factor is how successful we are at maintaining our subscriber-related margins. To the extent our “Subscriber-related expenses” grow faster than our “Subscriber-related revenue,” the amount of cash flow that is generated per existing subscriber is reduced. The third factor is the rate at which we acquire new subscribers. The faster we acquire new subscribers, the more our positive ongoing cash flow from existing subscribers is offset by the negative upfront cash flow associated with acquiring new subscribers. Finally, our future cash flow is impacted by the rate at which we make general investments and any cash flow from financing activities.

Our subscriber-specific investments to acquire new subscribers have a significant impact on our cash flow. While fewer subscribers will likely translate into lower ongoing cash flow in the long-term, cash flow is actually aided, in the short-term, by the reduction in subscriber-specific investment spending. As a result, a slow-down in our business due to external or internal factors does not introduce the same level of short-term liquidity risk as it might in other industries.

Availability of Credit and Effect on Liquidity

The ability to raise capital has generally existed for us despite economic weakness and uncertainty. While modest fluctuations in the cost of capital will not likely impact our current operational plans, significant fluctuations could have a material adverse effect on our business, results of operations and financial condition.

Future Liquidity

Debt Maturity

Our 7 1/8% Senior Notes with an aggregate principal balance of $1.5 billion were redeemed on February 1, 2016.

Wireless Spectrum

DISH Network Spectrum. DISH Network has invested over $5.0 billion since 2008 to acquire certain wireless spectrum licenses and related assets. DISH Network will need to make significant additional investments or partner with others to, among other things, commercialize, build-out, and integrate these licenses and related assets, and any additional acquired licenses and related assets; and comply with regulations applicable to such licenses. Depending on the nature and scope of such commercialization, build-out, integration efforts, and regulatory compliance, any such investments or partnerships could vary significantly. DISH Network may also determine that additional wireless spectrum licenses may be required to commercialize its wireless business and to compete with other wireless service providers. For example, on February 10, 2016, DISH Network filed an application with the Federal Communications Commission (“FCC”) to potentially participate as a bidder in the forward auction phase of the broadcast television spectrum incentive auction (“Auction 1000”). Auction 1000 has two phases. In the first phase or reverse auction phase, participating television broadcasters “sell” their rights to use certain broadcast television spectrum in the 600 MHz frequency range to the FCC. In the second phase or forward auction phase, the FCC will “resell” that spectrum to various auction participants, including wireless service providers and other potential bidders. The first phase of Auction 1000 began on March 29, 2016 and concluded on June 29, 2016. Pursuant to the FCC’s procedures for Auction 1000 and based on the results of the reverse auction phase, in order for Auction 1000 to conclude, the proceeds generated in the first stage of the forward auction phase must exceed approximately $88.4 billion. If the proceeds from the first stage of the forward auction phase do not exceed this amount, Auction 1000 would move to one or more additional stages, with less available spectrum and lower spectrum clearing targets set by the FCC. The first stage of the forward auction phase of Auction 1000 will include 100 MHz of spectrum in over 90% of the available licensed geographic areas, based on the broadcasters’ indicated availability of spectrum in the reverse auction phase. The available spectrum in each of these areas is comprised of certain paired 5x5 spectrum blocks (5 MHz uplink spectrum and 5 MHz downlink spectrum). As a result, a nationwide footprint may be obtained by aggregating a single 5x5 spectrum block in each available licensed geographic area. A qualified bidder in the forward auction phase could make an upfront deposit of up to approximately $5.4 billion. On July 15, 2016, the FCC announced that a subsidiary of DISH Network and 61 other applicants were qualified to participate in the forward auction phase of Auction 1000. The forward auction phase is scheduled to commence on August 16, 2016. The FCC determined that bidding in Auction 1000 will be “anonymous,” which means that prior to and during the course of the auction, the FCC will not make public any information about a specific applicant’s upfront deposits or its bids. In addition, FCC rules restrict information that bidders may disclose about their participation in Auction 1000.

In connection with the development of DISH Network’s wireless business, including without limitation the efforts described above, we have made cash distributions to partially finance these efforts to date and may make additional cash distributions to finance in whole or in part DISH Network’s future efforts. See Note 10 in the Notes to our Condensed Consolidated Financial Statements for further information regarding our dividends to DISH Orbital Corporation (“DOC”). There can be no assurance that DISH Network will be able to develop and implement a business model that will realize a return on these wireless spectrum licenses or that DISH Network will be able to profitably deploy the assets represented by these wireless spectrum licenses.

DISH Network Non-Controlling Investments in the Northstar Entities and the SNR Entities Related to AWS-3 Wireless Spectrum Licenses. Through its wholly-owned subsidiaries American AWS-3 Wireless II L.L.C. (“American II”) and American AWS-3 Wireless III L.L.C. (“American III”), DISH Network has made over $10.0 billion in certain non-controlling investments in Northstar Spectrum, LLC (“Northstar Spectrum”), the parent company of Northstar Wireless, LLC (“Northstar Wireless,” and collectively with Northstar Spectrum, the “Northstar Entities”), and in SNR Wireless HoldCo, LLC (“SNR HoldCo”), the parent company of SNR Wireless LicenseCo, LLC (“SNR Wireless,” and collectively with SNR HoldCo, the “SNR Entities”), respectively. On October 27, 2015, the FCC granted certain AWS-3 wireless spectrum licenses (the “AWS-3 Licenses”) to Northstar Wireless (the “Northstar Licenses”) and to SNR Wireless (the “SNR Licenses”), respectively. DISH Network may need to make significant additional loans to the Northstar Entities and to the SNR Entities, or they may need to partner with others, so that the Northstar Entities and the SNR Entities may commercialize, build-out and integrate the Northstar Licenses and the SNR Licenses, and comply with regulations applicable to the Northstar Licenses and the SNR Licenses. Depending upon the nature and scope of such commercialization, build-out, integration efforts, and regulatory compliance, any such loans or partnerships could vary significantly.

In connection with certain funding obligations related to the investments by American II and American III discussed above, in February 2015, we paid a dividend of $8.250 billion to DOC for, among other things, general corporate purposes, which included such funding obligations, and to fund other DISH Network cash needs. We may make additional cash distributions to finance in whole or in part loans that DISH Network may make to the Northstar Entities and the SNR Entities in the future related to DISH Network’s non-controlling investments in these entities. There can be no assurance that DISH Network will be able to obtain a profitable return on its non-controlling investments in the Northstar Entities and the SNR Entities.

We may need to raise significant additional capital in the future, which may not be available on acceptable terms or at all, to among other things, make additional cash distributions to DISH Network, continue investing in our business and to pursue acquisitions and other strategic transactions.

See Note 10 “Commitments” in the Notes to DISH Network’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 for further information.

Covenants and Restrictions Related to our Senior Notes

The indentures related to our outstanding senior notes contain restrictive covenants that, among other things, impose limitations on our ability to: (i) incur additional indebtedness; (ii) enter into sale and leaseback transactions; (iii) pay dividends or make distributions on our capital stock or repurchase our capital stock; (iv) make certain investments; (v) create liens; (vi) enter into certain transactions with affiliates; (vii) merge or consolidate with another company; and (viii) transfer or sell assets. Should we fail to comply with these covenants, all or a portion of the debt under the senior notes could become immediately payable. The senior notes also provide that the debt may be required to be prepaid if certain change-in-control events occur. As of the date of filing of this prospectus, we were in compliance with the covenants.

New Accounting Pronouncements

Revenue from Contracts with Customers. On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2014-09 (“ASU 2014-09”), Revenue from Contracts with Customers. This converged standard on revenue recognition was issued jointly with the International Accounting Standards Board to create common revenue recognition guidance for accounting principles generally accepted in the United States (“GAAP”) and International Financial Reporting Standards. ASU 2014-09 provides a framework for revenue recognition that replaces most existing GAAP revenue recognition guidance when it becomes effective. ASU 2014-09 allows for either a full retrospective or modified retrospective adoption. We are evaluating the effect that ASU 2014-09 will have on our condensed consolidated financial statements and related disclosures. We have not yet selected an adoption method nor have we determined the effect of the standard on our ongoing financial reporting.  The new standard could impact revenue and cost recognition for a significant number of our contracts, as well as our business processes and information technology systems. As a result, our evaluation of the effect of the new standard will likely extend over several future periods.  On July 9, 2015, the FASB approved a one year deferral on the effective date for implementation of this standard, which changed the effective date for us to January 1, 2018.

Recognition and Measurement of Financial Assets and Financial Liabilities. On January 5, 2016, the FASB issued ASU 2016-01 (“ASU 2016-01”), Recognition and Measurement of Financial Assets and Financial Liabilities, which amends certain aspects of recognition, measurement, presentation and disclosure of financial instruments.  This amendment requires all equity investments to be measured at fair value with changes in the fair value recognized through net income (other than those accounted for under equity method of accounting or those that result in consolidation of the investee). This standard will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. We are evaluating the impact the adoption of ASU 2016-01 will have on our condensed consolidated financial statements.

Leases. On February 25, 2016, the FASB issued ASU 2016-02 (“ASU 2016-02”), Leases, which relates to the accounting of leasing transactions. This standard requires a lessee to record on the balance sheet the assets and liabilities for the rights and obligations created by leases with lease terms of more than 12 months. In addition, this standard requires both lessees and lessors to disclose certain key information about lease transactions. This standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We are evaluating the impact the adoption of ASU 2016-02 will have on our condensed consolidated financial statements.

Compensation — Stock Compensation. On March 30, 2016, the FASB issued ASU 2016-09 (“ASU 2016-09”), Compensation — Stock Compensation: Improvements to Employee Share-Based Payment Accounting, which relates to the accounting for employee share-based payments. This standard addresses several aspects of the accounting for share-based payment award transactions, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. This standard will be effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. We are evaluating the impact the adoption of ASU 2016-09 will have on our condensed consolidated financial statements.

Explanation of Key Metrics and Other Items

Subscriber-related revenue. “Subscriber-related revenue” consists principally of revenue from basic, premium movie, local, HD programming, pay-per-view, Latino and international subscription services; equipment rental fees and other hardware related fees, including fees for DVRs, equipment upgrade fees and additional outlet fees; advertising services; fees earned from our in-home service operations and other subscriber revenue. Certain of the amounts included in “Subscriber-related revenue” are not recurring on a monthly basis.

Equipment sales and other revenue. “Equipment sales and other revenue” principally includes the non-subsidized sales of DBS accessories to independent retailers and other independent distributors of our equipment and revenue from equipment sales and other agreements with EchoStar.

Subscriber-related expenses. “Subscriber-related expenses” principally include programming expenses, which represent a substantial majority of these expenses. “Subscriber-related expenses” also include costs for Pay-TV services incurred in connection with our in-home service and call center operations, billing costs, refurbishment and repair costs related to DBS receiver systems, subscriber retention and other variable subscriber expenses.

Satellite and transmission expenses. “Satellite and transmission expenses” includes the cost of leasing satellite and transponder capacity from EchoStar and the cost of digital broadcast operations provided to us by EchoStar, including satellite uplinking/downlinking, signal processing, conditional access management, telemetry, tracking and control, and other professional services. “Satellite and transmission expenses” also includes executory costs associated with capital leases and costs associated with transponder leases and other related services. In addition, “Satellite and transmission expenses” includes costs associated with our Sling TV services including, among other things, streaming delivery technology and infrastructure.

Cost of sales - equipment and other. “Cost of sales - equipment and other” primarily includes the cost of non-subsidized sales of DBS accessories to independent retailers and other independent distributors of our equipment and costs related to equipment sales and other agreements with EchoStar.

Subscriber acquisition costs. While we primarily lease DBS receiver systems, we also subsidize certain costs to attract new subscribers. Our “Subscriber acquisition costs” include the cost of subsidized sales of DBS receiver systems to independent retailers and other independent distributors of our equipment, the cost of subsidized sales of DBS receiver systems directly by us to subscribers, including net costs related to our promotional incentives, costs related to our direct sales efforts and costs related to installation and acquisition advertising. Our “Subscriber acquisition costs” also includes costs associated with acquiring Sling TV subscribers including, among other things, costs related to acquisition advertising, our direct sales efforts and commissions.

Pay-TV SAC. Subscriber acquisition cost measures are commonly used by those evaluating companies in the pay-TV industry. We are not aware of any uniform standards for calculating the “average subscriber acquisition costs per new Pay-TV subscriber activation,” or Pay-TV SAC, and we believe presentations of Pay-TV SAC may not be calculated consistently by different companies in the same or similar businesses. Our Pay-TV SAC is calculated as “Subscriber acquisition costs,” plus the value of equipment capitalized under our lease program for new DISH branded pay-TV subscribers, divided by gross new Pay-TV subscriber activations. We include all the costs of acquiring Pay-TV subscribers (e.g., subsidized and capitalized equipment) as we believe it is a more comprehensive measure of how much we are spending to acquire subscribers. We also include all new Pay-TV subscribers in our calculation, including Pay-TV subscribers added with little or no subscriber acquisition costs. Subscriber acquisition costs for Sling TV subscribers are lower than those for DISH branded pay-TV subscribers.

General and administrative expenses. “General and administrative expenses” consists primarily of employee-related costs associated with administrative services such as legal, information systems, accounting and finance, including non-cash, stock-based compensation expense. It also includes outside professional fees (e.g., legal, information systems and accounting services) and other items associated with facilities and administration.

Interest expense, net of amounts capitalized. “Interest expense, net of amounts capitalized” primarily includes interest expense (net of capitalized interest), prepayment premiums and amortization of debt issuance costs associated with our senior debt and interest expense associated with our capital lease obligations.

Other, net. The main components of “Other, net” are gains and losses realized on the sale of investments, impairment of marketable and non-marketable investment securities, and equity in earnings and losses of our affiliates.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”). EBITDA is defined as “Net income (loss) attributable to DISH DBS” plus “Interest expense, net of amounts capitalized” net of “Interest income,” “Income tax (provision) benefit, net” and “Depreciation and amortization.” This “non-GAAP measure” is reconciled to “Net income (loss) attributable to DISH DBS” in our discussion of “Results of Operations” below.

Pay-TV subscribers. We include customers obtained through direct sales, independent retailers and other independent distribution relationships in our Pay-TV subscriber count. We also provide DISH branded pay-TV service to hotels, motels and other commercial accounts. For certain of these commercial accounts, we divide our total revenue for these commercial accounts by an amount approximately equal to the retail price of our DISH America programming package, and include the resulting number, which is substantially smaller than the actual number of commercial units served, in our Pay-TV subscriber count. The Sling International video programming service was launched prior to 2015, which historically represented a small percentage of our Pay-TV subscribers. During February and June 2015, we launched our Sling domestic and Sling Latino services, respectively. All Sling TV subscribers are included in our Pay-TV subscriber count. Sling TV subscribers receiving service for no charge, under certain new subscriber promotions, are excluded from our Pay-TV subscriber count. Sling TV subscribers are reported net of disconnects in our gross new Pay-TV subscriber activations. For customers who subscribe to both our DISH branded pay-TV service and our Sling branded pay-TV services, each subscription is counted as a separate Pay-TV subscriber.

Pay-TV average monthly revenue per subscriber (“Pay-TV ARPU”). We are not aware of any uniform standards for calculating ARPU and believe presentations of ARPU may not be calculated consistently by other companies in the same or similar businesses. We calculate Pay-TV average monthly revenue per Pay-TV subscriber, or Pay-TV ARPU, by dividing average monthly “Subscriber-related revenue” for the period by our average number of Pay-TV subscribers for the period. The average number of Pay-TV subscribers is calculated for the period by adding the average number of Pay-TV subscribers for each month and dividing by the number of months in the period. The average number of Pay-TV subscribers for each month is calculated by adding the beginning and ending Pay-TV subscribers for the month and dividing by two.

Pay-TV average monthly subscriber churn rate (“Pay-TV churn rate”). We are not aware of any uniform standards for calculating subscriber churn rate and believe presentations of subscriber churn rates may not be calculated consistently by different companies in the same or similar businesses. We calculate Pay-TV churn rate for any period by dividing the number of DISH branded pay-TV subscribers who terminated service during the period by the average number of Pay-TV subscribers for the same period, and further dividing by the number of months in the period. When calculating the Pay-TV churn rate, the same methodology for calculating average number of Pay-TV subscribers is used as when calculating Pay-TV ARPU. As described above, Sling TV subscribers are reported net of disconnects in our gross new Pay-TV subscriber activations. Therefore, to the extent that our Sling TV subscriber base grows, our Pay-TV churn rate will be positively impacted.

Results of Operations

Three Months Ended June 30, 2016 Compared to the Three Months Ended June 30, 2015.

	For the Three Months Ended June 30,		Variance
Statements of Operations Data	2016	2015	Amount	%
	(In thousands)
Revenue:
Subscriber-related revenue	$3,709,800	$3,693,872	$15,928	0.4
Equipment sales and other revenue	9,615	30,562	(20,947)	(68.5)
Total revenue	3,719,415	3,724,434	(5,019)	(0.1)

Costs and Expenses:
Subscriber-related expenses	2,171,678	2,167,880	3,798	0.2
% of Subscriber-related revenue	58.5%	58.7%
Satellite and transmission expenses	176,694	192,556	(15,862)	(8.2)
% of Subscriber-related revenue	4.8%	5.2%
Cost of sales — equipment and other	13,116	23,804	(10,688)	(44.9)
Subscriber acquisition costs	334,473	382,120	(47,647)	(12.5)
General and administrative expenses	181,805	167,802	14,003	8.3
% of Total revenue	4.9%	4.5%
Depreciation and amortization	228,963	237,248	(8,285)	(3.5)
Total costs and expenses	3,106,729	3,171,410	(64,681)	(2.0)

Operating income (loss)	612,686	553,024	59,662	10.8

Other Income (Expense):
Interest income	4,035	728	3,307	*
Interest expense, net of amounts capitalized	(191,751)	(219,328)	27,577	12.6
Other, net	(2,006)	392	(2,398)	*
Total other income (expense)	(189,722)	(218,208	28,486	13.1

Income (loss) before income taxes	422,964	334,816	88,148	26.3
Income tax (provision) benefit, net	(164,008)	(125,871)	(38,137)	(30.3)
Effective tax rate	38.8%	37.6%
Net income (loss)	258,956	208,945	50,011	23.9
Less: Net income (loss) attributable to noncontrolling interests, net of tax	(4,438)	(3,168)	(1,270)	(40.1)
Net income (loss) attributable to DISH DBS	$263,394	$212,113	$51,281	24.2

Other Data:
Pay-TV subscribers, as of period end (in millions)	13,593	13,932	(0.339)	(2.4)
Pay-TV subscriber additions, gross (in millions)	0.527	0.638	(0.111)	(17.4)
Pay-TV subscriber additions (losses), net (in millions)	(0.281)	(0.081)	(0.200)	*
Pay-TV average monthly subscriber churn rate (“Pay-TV churn rate”)	1.96%	1.71%	.25%	14.6
Pay-TV average subscriber acquisition cost per subscriber (“Pay-TV SAC”)	$782	$767	$15	2.0
Pay-TV average monthly revenue per subscriber (“Pay-TV ARPU”)	$89.98	$87.91	$2.07	2.4
EBITDA	$844,081	$793,832	$50,249	6.3

* Percentage is not meaningful.

Pay-TV subscribers. We lost approximately 281,000 net Pay-TV subscribers during the three months ended June 30, 2016, compared to the loss of approximately 81,000 net Pay-TV subscribers during the same period in 2015. The increase in net Pay-TV subscriber losses during the three months ended June 30, 2016 compared to the same period in 2015 primarily resulted from lower gross new Pay-TV subscriber activations and a higher Pay-TV churn rate, discussed below.

During the three months ended June 30, 2016, we activated approximately 527,000 gross new Pay-TV subscribers compared to approximately 638,000 gross new Pay-TV subscribers during the same period in 2015, a decrease of 17.4%. Our gross new Pay-TV subscriber activations continue to be negatively impacted by stricter customer acquisition policies for our DISH branded pay-TV subscribers, including an increased emphasis on acquiring higher quality subscribers, as well as increased competitive pressures, including aggressive marketing, more aggressive retention efforts, bundled discount offers combining broadband, video and/or wireless services and other discounted promotional offers.

Our Pay-TV churn rate for the three months ended June 30, 2016 was 1.96% compared to 1.71% for the same period in 2015. Our Pay-TV churn rate continues to be adversely affected by increased competitive pressures, including aggressive marketing, bundled discount offers combining broadband, video and/or wireless services and other discounted promotional offers, as well as cord cutting. Our Pay-TV churn rate is also impacted by, among other things, the credit quality of previously acquired subscribers, our ability to consistently provide outstanding customer service, price increases, programming interruptions in connection with the scheduled expiration of certain programming carriage contracts, our ability to control piracy and other forms of fraud and the level of our retention efforts. As part of our increased emphasis on retaining higher quality subscribers, we have been more selective in issuing retention credits, which has had a negative impact on our Pay-TV churn rate.

In the past, our gross new Pay-TV subscriber activations, net Pay-TV subscriber additions and Pay-TV churn rate have been negatively impacted as a result of programming interruptions and threatened programming interruptions in connection with the scheduled expiration of programming carriage contracts with content providers. On June 12, 2016, Tribune removed 42 of its local broadcast channels in 33 markets across 34 states and the District of Columbia from our programming lineup, after we and Tribune were unable to negotiate the terms and conditions of a new programming carriage contract. While we work to reach an agreement, we are offering “over-the-air” antennas at no additional charge so that customers in affected markets can watch Tribune’s local broadcast channels. We cannot predict with any certainty the impact of such removal on our business, results of operations and financial condition. In addition, we cannot predict with any certainty the impact to our gross new Pay-TV subscriber activations, net Pay-TV subscriber additions and Pay-TV churn rate resulting from this removal or similar programming interruptions or threatened programming interruptions that may occur in the future. As a result, we may at times suffer from periods of lower gross new Pay-TV subscriber activations, lower net Pay-TV subscriber additions and higher Pay-TV churn rates.

We have not always met our own standards for performing high-quality installations, effectively resolving subscriber issues when they arise, answering subscriber calls in an acceptable timeframe, effectively communicating with our subscriber base, reducing calls driven by the complexity of our business, improving the reliability of certain systems and subscriber equipment, and aligning the interests of certain independent third-party retailers and installers to provide high-quality service. Most of these factors have affected both gross new Pay-TV subscriber activations as well as Pay-TV churn rate. Our future gross new Pay-TV subscriber activations and our Pay-TV churn rate may be negatively impacted by these factors, which could in turn adversely affect our revenue growth.

Subscriber-related revenue. “Subscriber-related revenue” totaled $3.710 billion for the three months ended June 30, 2016, an increase of $16 million or 0.4% compared to the same period in 2015. The change in “Subscriber-related revenue” from the same period in 2015 was primarily related to the increase in Pay-TV ARPU discussed below, partially offset by a lower average Pay-TV subscriber base.

Pay-TV ARPU. Pay-TV ARPU was $89.98 during the three months ended June 30, 2016 versus $87.91 during the same period in 2015. The $2.07 or 2.4% increase in Pay-TV ARPU was primarily attributable to the DISH branded pay-TV programming package price increases in February 2016 and 2015. These increases were partially offset by a shift in DISH branded pay-TV programming package mix and an increase in Sling TV subscribers. Sling TV subscribers generally have lower priced programming packages than DISH branded pay-TV subscribers, and therefore, to the extent that Sling TV subscribers increase, it has a negative impact on Pay-TV ARPU. Pay-TV ARPU for the three months ended June 30, 2015 was positively impacted by a significant pay-per-view event during the second quarter 2015.

Subscriber-related expenses. “Subscriber-related expenses” totaled $2.172 billion during the three months ended June 30, 2016, an increase of $4 million or 0.2% compared to the same period in 2015. The increase in “Subscriber-related expenses” was primarily attributable to higher programming costs, partially offset by a lower average Pay-TV subscriber base. The increase in programming costs was driven by rate increases in certain of our programming contracts, including the renewal of certain contracts at higher rates, particularly for local broadcast channels. “Subscriber-related expenses” for the three months ended June 30, 2015 included the impact of a significant pay-

per-view event during the second quarter 2015. “Subscriber-related expenses” represented 58.5% and 58.7% of “Subscriber-related revenue” during the three months ended June 30, 2016 and 2015, respectively.

In the normal course of business, we enter into contracts to purchase programming content in which our payment obligations are generally contingent on the number of Pay-TV subscribers to whom we provide the respective content. Our “Subscriber-related expenses” have and may continue to face further upward pressure from price increases and the renewal of long-term programming contracts on less favorable pricing terms. In addition, our programming expenses will increase to the extent we are successful in growing our Pay-TV subscriber base.

Subscriber acquisition costs. “Subscriber acquisition costs” totaled $334 million during the three months ended June 30, 2016, a decrease of $48 million or 12.5% compared to the same period in 2015. This change was primarily attributable to a decrease in gross new Pay-TV subscriber activations, partially offset by an increase in Pay-TV SAC, discussed below.

Pay-TV SAC. Pay-TV SAC was $782 during the three months ended June 30, 2016 compared to $767 during the same period in 2015, an increase of $15 or 2.0%. This change was primarily attributable to an increase in advertising costs per activation, partially offset by a decrease in hardware costs per activation. The decrease in hardware costs per activation was primarily due to a higher percentage of remanufactured receivers being activated on new DISH branded pay-TV subscriber accounts and by a reduction in manufacturing costs related to certain receiver systems. This decrease was partially offset by an increase in the percentage of new DISH branded pay-TV subscriber activations with Hopper 3 receiver systems, which have a higher cost per unit than the prior generation Hopper receiver systems.

During the three months ended June 30, 2016 and 2015, the amount of equipment capitalized under our lease program for new DISH branded pay-TV subscribers totaled $78 million and $107 million, respectively. This decrease in capital expenditures under our lease program for new DISH branded pay-TV subscribers resulted primarily from fewer gross new Pay-TV subscriber activations and a decrease in hardware costs per activation, discussed above.

To remain competitive, we upgrade or replace subscriber equipment periodically as technology changes, and the costs associated with these upgrades may be substantial. To the extent technological changes render a portion of our existing equipment obsolete, we would be unable to redeploy all returned equipment and consequently would realize less benefit from the Pay-TV SAC reduction associated with redeployment of that returned lease equipment.

Our “Subscriber acquisition costs” and “Pay-TV SAC” may materially increase in the future to the extent that we, among other things, transition to newer technologies, introduce more aggressive promotions, or provide greater equipment subsidies.

Interest expense, net of amounts capitalized. “Interest expense, net of amounts capitalized” totaled $192 million during the three months ended June 30, 2016, a decrease of $28 million or 12.6% compared to the same period in 2015. The decrease was principally related to a reduction in interest expense from debt redemptions during 2015 and 2016, partially offset by interest expense associated with the issuance in June 2016 of our 7 3/4% Senior Notes due 2026.

Earnings before interest, taxes, depreciation and amortization. EBITDA was $844 million during the three months ended June 30, 2016, an increase of $50 million or 6.3% compared to the same period in 2015. The following table reconciles EBITDA to the accompanying financial statements.

	For the Three Months Ended June 30,
	2016	2015
	(In thousands)
EBITDA	$844,081	$793,832
Interest, net	(187,716)	(218,600)
Income tax (provision) benefit, net	(164,008)	(125,871)
Depreciation and amortization	(228,963)	(237,248)
Net income (loss) attributable to DISH DBS	$263,394	$212,113

EBITDA is not a measure determined in accordance with GAAP and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the pay-TV industry. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Income tax (provision) benefit, net. Our income tax provision was $164 million during the three months ended June 30, 2016, an increase of $38 million compared to the same period in 2015. The increase in the provision was primarily related to the increase in “Income (loss) before income taxes.”

Six Months Ended June 30, 2016 Compared to the Six Months Ended June 30, 2015.

	For the Six Months Ended June 30,		Variance
Statements of Operations Data	2016	2015	Amount	%
	(In thousands)
Revenue:
Subscriber-related revenue	$7,370,465	$7,284,576	$85,889	1.2
Equipment sales and other revenue	21,104	60,920	(39,816)	(65.4)
Total revenue	7,391,569	7,345,496	46,073	0.6

Costs and Expenses:
Subscriber-related expenses	4,323,105	4,272,976	50,129	1.2
% of Subscriber-related revenue	58.7%	58.7%
Satellite and transmission expenses	349,915	377,236	(27,321)	(7.2)
% of Subscriber-related revenue	4.7%	5.2%
Cost of sales — equipment and other	25,103	54,299	(29,196)	(53.8)
Subscriber acquisition costs	694,006	761,053	(67,047)	(8.8)
General and administrative expenses	373,872	359,476	14,396	4.0
% of Total revenue	5.1%	4.9%
Depreciation and amortization	441,217	461,143	(19,926)	(4.3)
Total costs and expenses	6,207,218	6,286,183	(78,965)	(1.3)

Operating income (loss)	1,184,351	1,059,313	125,038	11.8

Other Income (Expense):
Interest income	4,381	4,945	(564)	(11.4)
Interest expense, net of amounts capitalized	(383,088)	(441,338)	58,250	13.2
Other, net	30,387	483	29,904	*
Total other income (expense)	(348,320)	(435,910)	87,590	20.1

Income (loss) before income taxes	836,031	623,403	212,628	34.1
Income tax (provision) benefit, net	(321,570)	(230,471)	(91,099)	(39.5)
Effective tax rate	38.5%	37.0%
Net income (loss)	514,461	392,932	121,529	30.9
Less: Net income (loss) attributable to noncontrolling interests, net of tax	(11,167)	(7,113)	(4,054)	(57.0)
Net income (loss) attributable to DISH DBS	$525,628	$400,045	$125,583	31.4

Other Data:
Pay-TV subscribers, as of period end (in millions)	13,593	13,932	(0.339)	(2.4)
Pay-TV subscriber additions, gross (in millions)	1,184	1,361	(0.177)	(13.0)
Pay-TV subscriber additions (losses), net (in millions)	(0.304)	(0.046)	(0.258)	*
Pay-TV average monthly subscriber churn rate (“Pay-TV churn rate”)	1.80%	1.68%	0.12%	7.1
Pay-TV average subscriber acquisition cost per subscriber (“Pay-TV SAC”)	$708	$714	$(6)	(0.8)
Pay-TV average monthly revenue per subscriber (“Pay-TV ARPU”)	$88.96	$86.82	$2.14	2.5
EBITDA	$1,667,122	$1,528,052	$139,070	9.1

* Percentage is not meaningful.

Pay-TV subscribers. We lost approximately 304,000 net Pay-TV subscribers during the six months ended June 30, 2016, compared to the loss of approximately 46,000 net Pay-TV subscribers during the same period in 2015. The increase in net Pay-TV subscriber losses during the six months ended June 30, 2016 compared to the same period in 2015 primarily resulted from lower gross new Pay-TV subscriber activations and a higher Pay-TV churn rate, discussed below.

During the six months ended June 30, 2016, we activated approximately 1.184 million gross new Pay-TV subscribers compared to approximately 1.361 million gross new Pay-TV subscribers during the same period in 2015, a decrease of 13.0%. Our gross new Pay-TV subscriber activations continue to be negatively impacted by stricter customer acquisition policies for our DISH branded pay-TV subscribers, including an increased emphasis on acquiring higher quality subscribers, as well as increased competitive pressures, including aggressive marketing, more aggressive retention efforts, bundled discount offers combining broadband, video and/or wireless services and other discounted promotional offers.

Our Pay-TV churn rate for the six months ended June 30, 2016 was 1.80% compared to 1.68% for the same period in 2015. Our Pay-TV churn rate continues to be adversely affected by increased competitive pressures, including aggressive marketing, bundled discount offers combining broadband, video and/or wireless services and other discounted promotional offers, as well as cord cutting. Our Pay-TV churn rate is also impacted by, among other things, the credit quality of previously acquired subscribers, our ability to consistently provide outstanding customer service, price increases, programming interruptions in connection with the scheduled expiration of certain programming carriage contracts, our ability to control piracy and other forms of fraud and the level of our retention efforts. As part of our increased emphasis on retaining higher quality subscribers, we have been more selective in issuing retention credits, which has had a negative impact on our Pay-TV churn rate.

In the past, our gross new Pay-TV subscriber activations, net Pay-TV subscriber additions and Pay-TV churn rate have been negatively impacted as a result of programming interruptions and threatened programming interruptions in connection with the scheduled expiration of programming carriage contracts with content providers. On June 12, 2016, Tribune removed 42 of its local broadcast channels in 33 markets across 34 states and the District of Columbia from our programming lineup, after we and Tribune were unable to negotiate the terms and conditions of a new programming carriage contract. While we work to reach an agreement, we are offering “over-the-air” antennas at no additional charge so that customers in affected markets can watch Tribune’s local broadcast channels. We cannot predict with any certainty the impact of such removal on our business, results of operations and financial condition. In addition, we cannot predict with any certainty the impact to our gross new Pay-TV subscriber activations, net Pay-TV subscriber additions and Pay-TV churn rate resulting from this removal or similar programming interruptions or threatened programming interruptions that may occur in the future. As a result, we may at times suffer from periods of lower gross new Pay-TV subscriber activations, lower net Pay-TV subscriber additions and higher Pay-TV churn rates.

Subscriber-related revenue. “Subscriber-related revenue” totaled $7.370 billion for the six months ended June 30, 2016, an increase of $86 million or 1.2% compared to the same period in 2015. The change in “Subscriber-related revenue” from the same period in 2015 was primarily related to the increase in Pay-TV ARPU discussed below, partially offset by a lower average Pay-TV subscriber base.

Pay-TV ARPU. Pay-TV ARPU was $88.96 during the six months ended June 30, 2016 versus $86.82 during the same period in 2015. The $2.14 or 2.5% increase in Pay-TV ARPU was primarily attributable to the DISH branded pay-TV programming package price increases in February 2016 and 2015. These increases were partially offset by a shift in DISH branded pay-TV programming package mix and an increase in Sling TV subscribers. Sling TV subscribers generally have lower priced programming packages than DISH branded pay-TV subscribers, and therefore, to the extent that Sling TV subscribers increase, it has a negative impact on Pay-TV ARPU. Pay-TV ARPU for the six months ended June 30, 2015 was positively impacted by a significant pay-per-view event during the second quarter 2015.

Subscriber-related expenses. “Subscriber-related expenses” totaled $4.323 billion during the six months ended June 30, 2016, an increase of $50 million or 1.2% compared to the same period in 2015. The increase in “Subscriber-related expenses” was primarily attributable to higher programming costs, partially offset by a lower average Pay-TV subscriber base and a decrease in retention costs per subscriber. The increase in programming costs was driven by rate increases in certain of our programming contracts, including the renewal of certain contracts at higher rates, particularly for local broadcast channels. “Subscriber-related expenses” for the six months ended June 30, 2015 included the impact of a significant pay-per-view event during the second quarter 2015. The decrease in retention costs per subscriber primarily resulted from fewer Pay-TV subscriber equipment migrations. “Subscriber-related expenses” represented 58.7% of “Subscriber-related revenue” during each of the six months ended June 30, 2016 and 2015.

Subscriber acquisition costs. “Subscriber acquisition costs” totaled $694 million during the six months ended June 30, 2016, a decrease of $67 million or 8.8% compared to the same period in 2015. This change was primarily attributable to a decrease in gross new Pay-TV subscriber activations.

Pay-TV SAC. Pay-TV SAC was $708 during the six months ended June 30, 2016 compared to $714 during the same period in 2015, a decrease of $6 or 0.8%. This change was primarily attributable to a decrease in hardware costs per activation. The decrease in hardware costs per activation was primarily due to a higher percentage of remanufactured receivers being activated on new DISH branded pay-TV subscriber accounts and by a reduction in manufacturing costs related to certain receiver systems. This decrease was partially offset by an increase in the percentage of new DISH branded pay-TV subscriber activations with Hopper 3 receiver systems, which have a higher cost per unit than the prior generation Hopper receiver systems.

During the six months ended June 30, 2016 and 2015, the amount of equipment capitalized under our lease program for new DISH branded pay-TV subscribers totaled $144 million and $210 million, respectively. This decrease in capital expenditures under our lease program for new DISH branded pay-TV subscribers resulted primarily from fewer gross new Pay-TV subscriber activations, discussed above.

Interest expense, net of amounts capitalized. “Interest expense, net of amounts capitalized” totaled $383 million during the six months ended June 30, 2016, a decrease of $58 million or 13.2% compared to the same period in 2015. The decrease was principally related to a reduction in interest expense from debt redemptions during 2015 and 2016, partially offset by interest expense associated with the issuance in June 2016 of our 7 3/4% Senior Notes due 2026.

Other, net. “Other, net” income was $30 million during the six months ended June 30, 2016, an increase of $30 million compared to the same period in 2015. The six months ended June 30, 2016 was positively impacted by net realized gains on our marketable and other investment securities.

Earnings before interest, taxes, depreciation and amortization. EBITDA was $1.667 billion during the six months ended June 30, 2016, an increase of $139 million or 9.1% compared to the same period in 2015. The following table reconciles EBITDA to the accompanying financial statements.

	For the Six Months Ended June 30,
	2016	2015
	(In thousands)
EBITDA	$1,667,122	$1,528,052
Interest, net	(378,707)	(436,393)
Income tax (provision) benefit, net	(321,570)	(230,471)
Depreciation and amortization	(441,217)	(461,143)
Net income (loss) attributable to DISH DBS	$525,628	$400,045

EBITDA is not a measure determined in accordance with GAAP and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the pay-TV industry. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Income tax (provision) benefit, net. Our income tax provision was $322 million during the six months ended June 30, 2016, an increase of $91 million compared to the same period in 2015. The increase in the provision was primarily related to the increase in “Income (loss) before income taxes.”

Year Ended December 31, 2015 Compared to the Year Ended December 31, 2014.

	For the Years Ended December 31,		Variance
Statements of Operations Data	2015	2014	Amount	%
	(In thousands)
Revenue:
Subscriber-related revenue	$14,524,510	$14,130,607	$393,903	2.8
Equipment sales and other revenue	113,739	146,806	(33,067)	(22.5)
Total revenue	14,638,249	14,277,413	360,836	2.5

Costs and Expenses:
Subscriber-related expenses	8,511,404	8,066,642	444,762	5.5
% of Subscriber-related revenue	58.6%	57.1%
Satellite and transmission expenses	753,853	685,732	68,121	9.9
% of Subscriber-related revenue	5.2%	4.9%
Cost of sales - equipment, services and other	91,653	106,037	(14,384)	(13.6)
Subscriber acquisition costs	1,575,608	1,672,424	(96,816)	(5.8)
General and administrative expenses	745,366	762,146	(16,780)	(2.2)
% of Total revenue	5.1%	5.3%
Depreciation and amortization	907,687	956,101	(48,414)	(5.1)
Total costs and expenses	12,585,571	12,249,082	336,489	2.7

Operating income (loss)	2,052,678	2,028,331	24,347	1.2

Other Income (Expense):
Interest income	5,606	35,810	(30,204)	(84.3)
Interest expense, net of amounts capitalized	(862,231)	(834,856)	(27,375)	(3.3)
Other, net	14,480	(3,394)	17,874	*
Total other income (expense)	(842,145)	(802,440)	(39,705)	(4.9)

Income (loss) before income taxes	1,210,533	1,225,891	(15,358)	(1.3)
Income tax (provision) benefit, net	(447,640)	(410,831)	(36,809)	(9.0)
Effective tax rate	37.0%	33.5%
Net income (loss)	762,893	815,060	(52,167)	(6.4)
Less: Net income (loss) attributable to noncontrolling interests, net of tax	(17,242)	(9,825)	(7,417)	(75.5)
Net income (loss) attributable to DISH DBS	$780,135	$824,885	$(44,750)	(5.4)

Other Data:
Pay-TV subscribers, as of period end (in millions)	13,897	13,978	(0.081)	(0.6)
Pay-TV subscriber additions, gross (in millions)	2,773	2,601	0.172	6.6
Pay-TV subscriber additions (losses), net (in millions)	(0.081)	(0.079)	(0.002)	(2.5)
Pay-TV average monthly subscriber churn rate (“Pay-TV churn rate”)	1.71%	1.59%	0.12%	7.5
Pay-TV average subscriber acquisition cost per subscriber (“Pay-TV SAC”)	$723	$853	$(130)	(15.2)
Pay-TV average monthly revenue per subscriber (“Pay-TV ARPU”)	$86.79	$83.77	$3.02	3.6
EBITDA	$2,992,087	$2,990,863	$1,224	0.0

* Percentage is not meaningful.

Pay-TV subscribers. We lost approximately 81,000 net Pay-TV subscribers during the year ended December 31, 2015, compared to the loss of approximately 79,000 net Pay-TV subscribers during the same period in 2014. The increase in net Pay-TV subscriber losses versus the same period in 2014 resulted from a higher Pay-TV churn rate discussed below, partially offset by higher gross new Pay-TV subscriber activations, primarily related to the activation of Sling TV subscribers, which are reported net of disconnects. Our Sling domestic service was launched in February 2015.

Our Pay-TV churn rate for the year ended December 31, 2015 was 1.71% compared to 1.59% for the same period in 2014. Our Pay-TV churn rate increased during the year ended December 31, 2015 as a result of increased competitive pressures, including aggressive marketing, bundled discount offers combining broadband, video and/or wireless services and other discounted promotional offers, as well as cord cutting. Our Pay-TV churn rate is also impacted by, among other things, the credit quality of previously acquired subscribers, our ability to consistently provide outstanding customer service, price increases, programming interruptions in connection with the scheduled expiration of certain programming carriage contracts, our ability to control piracy and other forms of fraud and the level of our retention efforts.

During the year ended December 31, 2015, we activated approximately 2.773 million gross new Pay-TV subscribers compared to approximately 2.601 million gross new Pay-TV subscribers during the same period in 2014, an increase of 6.6%. The increase in our gross new Pay-TV subscriber activations primarily related to the activation of Sling TV subscribers, which are reported net of disconnects, partially offset by stricter customer acquisition policies for our DISH branded pay-TV subscribers (including a focus on attaining higher quality subscribers) and increased competitive pressures, including aggressive marketing, more aggressive retention efforts, bundled discount offers combining broadband, video and/or wireless services and other discounted promotional offers. Furthermore, our gross new Pay-TV subscriber activations were negatively impacted by programming interruptions in connection with the scheduled expiration of certain programming carriage contracts during the first half of the first quarter 2015.

Our gross new Pay-TV subscriber activations, net Pay-TV subscriber additions and Pay-TV churn rate have been negatively impacted as a result of multiple programming interruptions and threatened programming interruptions in connection with the scheduled expiration of programming carriage contracts with several content providers, including, among others, Turner Networks, 21st Century Fox and certain local network affiliates. In particular, we suffered from lower gross new Pay-TV subscriber activations, lower net Pay-TV subscriber additions and higher Pay-TV churn rate beginning in the fourth quarter 2014 and continuing in the first quarter 2015, when, among others, certain programming from 21st Century Fox, including Fox entertainment and news channels, was not available on our service. We cannot predict with any certainty the impact to our gross new Pay-TV subscriber activations, net Pay-TV subscriber additions and Pay-TV churn rate resulting from similar programming interruptions that may occur in the future. As a result, we may at times suffer from periods of lower gross new Pay-TV subscriber activations, lower net Pay-TV subscriber additions and higher Pay-TV churn rates as we did beginning in the fourth quarter 2014 and continuing in the first quarter 2015.

We have not always met our own standards for performing high-quality installations, effectively resolving subscriber issues when they arise, answering subscriber calls in an acceptable timeframe, effectively communicating with our subscriber base, reducing calls driven by the complexity of our business, improving the reliability of certain systems and subscriber equipment, and aligning the interests of certain independent third-party retailers and installers to provide high-quality service. Most of these factors have affected both gross new Pay-TV subscriber activations as well as Pay-TV churn rate. Our future gross new Pay-TV subscriber activations and our Pay-TV churn rate may be negatively impacted by these factors, which could in turn adversely affect our revenue growth.

Subscriber-related revenue. “Subscriber-related revenue” totaled $14.525 billion for the year ended December 31, 2015, an increase of $394 million or 2.8% compared to the same period in 2014. The change in “Subscriber-related revenue” from the same period in 2014 was primarily related to the increase in Pay-TV ARPU discussed below, partially offset by a lower average Pay-TV subscriber base.

Pay-TV ARPU. Pay-TV ARPU was $86.79 during the year ended December 31, 2015 versus $83.77 during the same period in 2014. The $3.02 or 3.6% increase in Pay-TV ARPU was primarily attributable to the DISH branded pay-TV programming package price increases in February 2015 and 2014 and higher hardware related revenue. These increases were partially offset by a shift in DISH branded pay-TV programming package mix, an increase in retention credits and an increase in Sling TV subscribers. Sling TV subscribers generally have lower priced programming packages than DISH branded pay-TV subscribers. Accordingly, for the year ended December 31, 2015, the increase in Sling TV subscribers had a negative impact on Pay-TV ARPU.

Subscriber-related expenses. “Subscriber-related expenses” totaled $8.511 billion during the year ended December 31, 2015, an increase of $445 million or 5.5% compared to the same period in 2014. The increase in

“Subscriber-related expenses” was primarily attributable to higher programming costs, partially offset by a decrease in variable and retention costs per subscriber and a lower average Pay-TV subscriber base. The increase in programming costs was driven by rate increases in certain of our programming contracts, including the renewal of certain contracts at higher rates. Subscriber-related expenses” represented 58.6% and 57.1% of “Subscriber-related revenue” during the years ended December 31, 2015 and 2014, respectively. The change in this expense to revenue ratio primarily resulted from higher programming costs, discussed above.

In the normal course of business, we enter into contracts to purchase programming content in which our payment obligations are generally contingent on the number of Pay-TV subscribers to whom we provide the respective content. Our “Subscriber-related expenses” have and may continue to face further upward pressure from price increases and the renewal of long-term programming contracts on less favorable pricing terms. In addition, our programming expenses will continue to increase to the extent we are successful in growing our Pay-TV subscriber base.

Satellite and transmission expenses. “Satellite and transmission expenses” totaled $754 million during the year ended December 31, 2015, an increase of $68 million or 9.9% compared to the same period in 2014. The increase in “Satellite and transmission expenses” was primarily related to an increase in transmission costs associated with our Sling TV services and an increase in uplink costs and in transponder capacity leased from EchoStar, related to our DISH branded pay-TV service.

Subscriber acquisition costs. “Subscriber acquisition costs” totaled $1.576 billion for the year ended December 31, 2015, a decrease of $97 million or 5.8% compared to the same period in 2014. This change was primarily attributable to a decrease in Pay-TV SAC, discussed below.

Pay-TV SAC. Pay-TV SAC was $723 during the year ended December 31, 2015 compared to $853 during the same period in 2014, a decrease of $130 or 15.2%. This change was primarily attributable to an increase in Sling TV subscriber activations and a decrease in hardware costs per activation. The decrease in hardware costs per activation was driven by a reduction in manufacturing costs for current generation Hopper receiver systems and a higher percentage of remanufactured receivers being activated on new DISH branded pay-TV subscriber accounts.

During the years ended December 31, 2015 and 2014, the amount of equipment capitalized under our lease program for new DISH branded pay-TV subscribers totaled $429 million and $543 million, respectively. This decrease in capital expenditures under our lease program for new DISH branded pay-TV subscribers resulted primarily from a decrease in hardware costs per activation, discussed above.

To remain competitive we upgrade or replace subscriber equipment periodically as technology changes, and the costs associated with these upgrades may be substantial. To the extent technological changes render a portion of our existing equipment obsolete, we would be unable to redeploy all returned equipment and consequently would realize less benefit from the Pay-TV SAC reduction associated with redeployment of that returned lease equipment.

Our “Subscriber acquisition costs” and “Pay-TV SAC” may materially increase in the future to the extent that we, among other things, transition to newer technologies, introduce more aggressive promotions, or provide greater equipment subsidies.

Depreciation and amortization. “Depreciation and amortization” expense totaled $908 million during the year ended December 31, 2015, a $48 million or 5.1% decrease compared to the same period in 2014. During the year ended December 31, 2015, we had a decrease in depreciation expense from equipment leased to new and existing DISH branded pay-TV subscribers and from certain assets that support the DISH branded pay-TV service, which became fully depreciated during 2015. In addition, depreciation expense was lower in 2015 as a result of certain satellites transferred to EchoStar as part of the Satellite and Tracking Stock Transaction.

Interest expense, net of amounts capitalized. “Interest expense, net of amounts capitalized” totaled $862 million during the year ended December 31, 2015, an increase of $27 million or 3.3% compared to the same period in 2014. The increase was principally related to interest expense associated with the issuance in November 2014 of our 5 7/8%

Senior Notes due 2024, partially offset by a reduction in interest expense from debt redemptions during 2015 and 2014.

Earnings before interest, taxes, depreciation and amortization. EBITDA was $2.992 billion during the year ended December 31, 2015, an increase of $1 million compared to the same period in 2014. The following table reconciles EBITDA to the accompanying financial statements.

	For the Years Ended December 31,
	2015	2014
	(In thousands)
EBITDA	$2,992,087	$2,990,863
Interest, net	(856,625)	(799,046)
Income tax (provision) benefit, net	(447,640)	(410,831)
Depreciation and amortization	(907,687)	(956,101)
Net income (loss) attributable to DISH DBS	$780,135	$824,885

EBITDA is not a measure determined in accordance with GAAP and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the pay-TV industry. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Income tax (provision) benefit, net. Our income tax provision was $448 million during the year ended December 31, 2015 compared to $411 million in 2014. The increase in the provision was related to an increase in our effective tax rate, partially offset by a decrease in “Income (loss) before income taxes.” Our effective tax rate for 2014 included the favorable impact of state audit settlements related to periods prior to 2012.

Year Ended December 31, 2014 Compared to the Year Ended December 31, 2013.

	For the Years Ended December 31,		Variance
Statements of Operations Data	2014	2013	Amount	%
	(In thousands)
Revenue:
Subscriber-related revenue	$14,130,607	$13,559,511	$571,096	4.2
Equipment sales and other revenue	146,806	136,101	10,705	7.9
Total revenue	14,277,413	13,695,612	581,801	4.2

Costs and Expenses:
Subscriber-related expenses	8,066,642	7,677,111	389,531	5.1
% of Subscriber-related revenue	57.1%	56.6%
Satellite and transmission expenses	685,732	527,483	158,249	30.0
% of Subscriber-related revenue	4.9%	3.9%
Cost of sales - equipment, services and other	106,037	85,627	20,410	23.8
Subscriber acquisition costs	1,672,424	1,684,736	(12,312)	(0.7)
General and administrative expenses	762,146	687,122	75,024	10.9
% of Total revenue	5.3%	5.0%
Depreciation and amortization	956,101	905,987	50,114	5.5
Total costs and expenses	12,249,082	11,568,066	681,016	5.9

Operating income (loss)	2,028,331	2,127,546	(99,215)	(4.7)

Other Income (Expense):
Interest income	35,810	38,214	(2,404)	(6.3)
Interest expense, net of amounts capitalized	(834,856)	(878,550)	43,694	5.0
Other, net	(3,394)	(2,833)	(561)	(19.8)
Total other income (expense)	(802,440)	(843,169)	40,729	4.8

Income (loss) before income taxes	1,225,891	1,284,377	(58,486)	(4.6)
Income tax (provision) benefit, net	(410,831)	(459,655)	48,824	10.6
Effective tax rate	33.5%	35.8%
Net income (loss)	815,060	824,722	(9,662)	(1.2)
Less: Net income (loss) attributable to noncontrolling interests, net of tax	(9,825)	(300)	(9,525)	*
Net income (loss) attributable to DISH DBS	$824,885	$825,022	$(137)	(0.0)

Other Data:
Pay-TV subscribers, as of period end (in millions)	13.978	14,057	(0.079)	(0.6)
Pay-TV subscriber additions, gross (in millions)	2.601	2,666	(0.065)	(2.4)
Pay-TV subscriber additions (losses), net (in millions)	(0.079)	0.001	(0.080)	*
Pay-TV average monthly subscriber churn rate (“Pay-TV churn rate”)	1.59%	1.58%	0.01%	0.6
Pay-TV average subscriber acquisition cost per subscriber (“Pay-TV SAC”)	$853	$866	$(13)	(1.5)
Pay-TV average monthly revenue per subscriber (“Pay-TV ARPU”)	$83.77	$80.37	$3.40	4.2
EBITDA	$2,990,863	$3,031,000	$(40,137)	(1.3)

* Percentage is not meaningful.

Pay-TV subscribers. DISH lost approximately 79,000 net Pay-TV subscribers during the year ended December 31, 2014, compared to the addition of approximately 1,000 net Pay-TV subscribers during the same period in 2013. The decrease in net Pay-TV subscriber additions versus the same period in 2013 primarily resulted from lower gross new Pay-TV subscriber activations and programming interruptions in connection with the scheduled expiration of certain programming carriage contracts with several content providers.

During the year ended December 31, 2014, DISH activated approximately 2.601 million gross new Pay-TV subscribers compared to approximately 2.666 million gross new Pay-TV subscribers during the same period in 2013, a decrease of 2.4%. Our gross new Pay-TV subscriber activations during 2014 were negatively impacted by programming interruptions in connection with the scheduled expiration of certain programming carriage contracts with several content providers. In addition, our gross new Pay-TV subscriber activations continue to be negatively impacted by increased competitive pressures, including aggressive marketing, discounted promotional offers, and more aggressive retention efforts.

Our Pay-TV churn rate for the year ended December 31, 2014 was 1.59% compared to 1.58% for the same period in 2013. Our Pay-TV churn rate continues to be adversely affected by increased competitive pressures, including aggressive marketing and discounted promotional offers. Our Pay-TV churn rate is also impacted by, among other things, the credit quality of previously acquired subscribers, our ability to consistently provide outstanding customer service, price increases, programming interruptions in connection with the scheduled expiration of certain programming carriage contracts with several content providers, our ability to control piracy and other forms of fraud, and the level of our retention efforts.

Our gross new Pay-TV subscriber activations, net Pay-TV subscriber additions and Pay-TV churn rate have been negatively impacted as a result of multiple programming interruptions and threatened programming interruptions in connection with the scheduled expiration of programming carriage contracts with several content providers, including, among others, Turner Networks, 21st Century Fox and certain local network affiliates. In particular, we suffered from lower gross new Pay-TV subscriber activations, lower net Pay-TV subscriber additions and higher Pay-TV churn rate beginning in the fourth quarter 2014 and continuing in the first quarter 2015, when, among others, certain programming from 21st Century Fox, including Fox entertainment and news channels, was not available on our service. Although we believe that the impact of the programming interruptions that occurred beginning in the fourth quarter 2014 and continued in the first quarter 2015 has now subsided, we cannot predict with any certainty the impact to our gross new Pay-TV subscriber activations, net Pay-TV subscriber additions and Pay-TV churn rate resulting from similar programming interruptions that may occur in the future. As a result, we may at times suffer from periods of lower gross new Pay-TV subscriber activations, lower net Pay-TV subscriber additions and higher Pay-TV churn rates as we did beginning in the fourth quarter 2014 and continuing in the first quarter 2015.

Subscriber-related revenue. “Subscriber-related revenue” totaled $14.131 billion for the year ended December 31, 2014, an increase of $571 million or 4.2% compared to the same period in 2013. The change in “Subscriber-related revenue” from the same period in 2013 was primarily related to the increase in Pay-TV ARPU discussed below.

Pay-TV ARPU. Pay-TV ARPU was $83.77 during the year ended December 31, 2014 versus $80.37 during the same period in 2013. The $3.40 or 4.2% increase in Pay-TV ARPU was primarily attributable to the programming package price increases in February 2014 and 2013 and higher hardware related revenue, partially offset by a shift in programming package mix.

Subscriber-related expenses. “Subscriber-related expenses” totaled $8.067 billion during the year ended December 31, 2014, an increase of $390 million or 5.1% compared to the same period in 2013. The increase in “Subscriber-related expenses” was primarily attributable to higher pay-TV programming costs, partially offset by a one-time reduction in programming related expense. The increase in programming costs was driven by rate increases in certain of our programming contracts, including the renewal of certain contracts at higher rates. “Subscriber-related expenses” represented 57.1% and 56.6% of “Subscriber-related revenue” during the years ended December 31, 2014 and 2013, respectively. The change in this expense to revenue ratio primarily resulted from higher pay-TV programming costs, discussed above.

Satellite and transmission expenses. “Satellite and transmission expenses” totaled $686 million during the year ended December 31, 2014, an increase of $158 million or 30.0% compared to the same period in 2013. The increase in “Satellite and transmission expenses” was primarily related to an increase in transponder capacity leased from EchoStar as a result of the Satellite and Tracking Stock Transaction during the first quarter 2014. See Note 15 in the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015 for further information.

Subscriber acquisition costs. “Subscriber acquisition costs” totaled $1.672 billion for the year ended December 31, 2014, a decrease of $12 million or 0.7% compared to the same period in 2013. This change was primarily attributable to a decrease in gross new Pay-TV subscriber activations.

Pay-TV SAC. Pay-TV SAC was $853 during the year ended December 31, 2014 compared to $866 during the same period in 2013, a decrease of $13 or 1.5%. This change was primarily attributable to a decrease in hardware costs per activation, partially offset by an increase in advertising costs. The decrease in hardware costs per activation was driven by a reduction in manufacturing costs for next generation Hopper receiver systems and a higher percentage of remanufactured receivers being activated on new subscriber accounts.

During the years ended December 31, 2014 and 2013, the amount of equipment capitalized under our lease program for new Pay-TV subscribers totaled $543 million and $621 million, respectively. This decrease in capital expenditures under our lease program for new Pay-TV subscribers primarily resulted from a decrease in hardware costs per activation as discussed above and a decrease in gross new Pay-TV subscriber activations.

General and administrative expenses. “General and administrative expenses” totaled $762 million during the year ended December 31, 2014, a $75 million or 10.9% increase compared to the same period in 2013. This increase was primarily related to DISH Network’s contribution of its equity interest in Sling TV to us on May 2, 2014 and increased personnel and infrastructure expenses for the DISH branded pay-TV service.

Depreciation and amortization. “Depreciation and amortization” expense totaled $956 million during the year ended December 31, 2014, a $50 million or 5.5% increase compared to the same period in 2013. During the year ended December 31, 2014, we incurred higher depreciation expense from equipment leased primarily to new and existing subscribers with new Hopper receiver systems, partially offset by a decrease in depreciation expense related to certain satellites transferred to EchoStar as part of the Satellite and Tracking Stock Transaction.

Interest expense, net of amounts capitalized. “Interest expense, net of amounts capitalized” totaled $835 million during the year ended December 31, 2014, a decrease of $44 million or 5.0% compared to the same period in 2013. The decrease was primarily driven by a reduction in interest expense as a result of redemptions and repurchases of debt during 2013 and 2014, partially offset by the issuance of debt in November 2014.

Earnings before interest, taxes, depreciation and amortization. EBITDA was $2.991 billion during the year ended December 31, 2014, a decrease of $40 million or 1.3% compared to the same period in 2013. The following table reconciles EBITDA to the accompanying financial statements.

	For the Years Ended December 31,
	2014	2013
	(In thousands)
EBITDA	$2,990,863	$3,031,000
Interest, net	(799,046)	(840,336)
Income tax (provision) benefit, net	(410,831)	(459,655)
Depreciation and amortization	(956,101)	(905,987)
Net income (loss) attributable to DISH DBS	$824,885	$825,022

EBITDA is not a measure determined in accordance with GAAP and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the pay-TV industry. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Income tax (provision) benefit, net. Our income tax provision was $411 million during the year ended December 31, 2014, a decrease of $49 million compared to the same period in 2013. The decrease in the provision was primarily related to the decrease in “Income (loss) before income taxes.”

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market Risks Associated with Financial Instruments

Our investments and debt are exposed to market risks, discussed below.

Cash, Cash Equivalents and Current Marketable Investment Securities

As of June 30, 2016, our cash, cash equivalents and current marketable investment securities had a fair value of $209 million, all of which was invested in: (a) cash; (b) money market funds; (c) VRDNs convertible into cash at par value plus accrued interest generally in five business days or less; (d) debt instruments of the United States Government and its agencies; (e) commercial paper and corporate notes with an overall average maturity of less than one year and rated in one of the four highest rating categories by at least two nationally recognized statistical rating organizations; and/or (f) instruments with similar risk, duration and credit quality characteristics to the commercial paper and corporate obligations described above. The primary purpose of these investing activities has been to preserve principal until the cash is required to, among other things, continue investing in our business, pursue acquisitions and other strategic transactions, fund ongoing operations, repay debt obligations, expand our business and pay dividends from time to time. Consequently, the size of this portfolio can fluctuate significantly as cash is received and used in our business for these or other purposes. The value of this portfolio is negatively impacted by credit losses; however, this risk is mitigated through diversification that limits our exposure to any one issuer.

Our 7 1/8% Senior Notes with an aggregate principal balance of $1.5 billion were redeemed on February 1, 2016, using a substantial portion of our and DISH Network’s available cash and investment securities on hand.

Interest Rate Risk

A change in interest rates would affect the fair value of our cash, cash equivalents and current marketable investment securities portfolio; however, we normally hold these investments to maturity. Based on our June 30, 2016 current non-strategic investment portfolio of $209 million, a hypothetical 10% change in average interest rates would not have a material impact on the fair value due to the limited duration of our investments.

Our cash, cash equivalents and current marketable investment securities had an average annual rate of return for the six months ended June 30, 2016 of 0.6%. A change in interest rates would affect our future annual interest income from this portfolio, since funds would be re-invested at different rates as the instruments mature. A hypothetical 10% decrease in average interest rates during 2016 would result in a decrease of less than $1 million in annual interest income.

Restricted Cash, Cash Equivalents and Marketable Investment Securities

As of June 30, 2016, we had $82 million of restricted cash, cash equivalents and marketable investment securities invested in: (a) cash; (b) money market funds; (c) debt instruments of the United States Government and its agencies; and/or (d) commercial paper with maturities of 90 days or less and rated in one of the four highest rating categories by at least two nationally recognized statistical rating organizations; and/or (e) instruments with similar risk, duration and credit quality characteristics to the commercial paper described above. Based on our June 30, 2016 investment portfolio, a hypothetical 10% increase in average interest rates would not have a material impact in the fair value of our restricted cash, cash equivalents and marketable investment securities.

Long-Term Debt

As of June 30, 2016, we had long-term debt of $14.1 billion, excluding capital lease obligations and unamortized deferred financing costs and debt discounts, on our Consolidated Balance Sheets. We estimated the fair value of this debt to be approximately $14.2 billion using quoted market prices for our publicly traded debt, which constitutes over 99% of our debt. The fair value of our debt is affected by fluctuations in interest rates. A hypothetical 10% decrease in assumed interest rates would increase the fair value of our debt by approximately $400 million. To the extent interest rates increase, our future costs of financing would increase at the time of any future financings. As of June 30, 2016, all of our long-term debt consisted of fixed rate indebtedness.

Derivative Financial Instruments

From time to time, we invest in speculative financial instruments, including derivatives. Such amounts, however, are typically insignificant.

THE EXCHANGE OFFER

Purpose of the exchange offer

The sole purpose of the exchange offer is to fulfill our obligations with respect to the registration of the Old Notes.  We originally issued and sold the Old Notes on June 13, 2016.  We did not register those sales under the Securities Act, in reliance upon the exemption provided in section 4(a)(2) of the Securities Act and Rule 144A and Regulation S promulgated under the Securities Act.  In connection with the sale of the Old Notes, we agreed to file with the SEC an exchange offer registration statement relating to the exchange offer.  Under the exchange offer registration statement, we will offer the Notes, in exchange for the Old Notes.

How to determine if you are eligible to participate in the exchange offer

We hereby offer to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal accompanying it, $1,000 in principal amount of Notes for each $1,000 in principal amount of the Old Notes that you hold.  You may only tender Old Notes in minimum denominations of $2,000 principal amount and any integral multiples of $1,000 in excess thereof. The terms of the Notes are substantially identical to the terms of the Old Notes, that you may exchange pursuant to this exchange offer, except that, generally, you may freely transfer the Notes, and you will not be entitled to certain registration rights and certain other provisions which are applicable to the Old Notes under the registration rights agreement.  The Notes will be entitled to the benefits of the Indenture.  See “Description of the Notes.”

We are not making the exchange offer to, nor will we accept surrenders for exchange from, holders of outstanding Old Notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

We are not making the exchange offer conditional upon the holders tendering, or us accepting, any minimum aggregate principal amount of Old Notes.

Under existing SEC interpretations, the Notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving the Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to their resale.  This view is based on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like this one.  We have not, however, asked the SEC to consider this particular exchange offer in the context of a no-action letter.  Therefore, the SEC might not treat it in the same way it has treated other exchange offers in the past.  You will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours.  Based on these no-action letters, the following conditions must be met:

•                  you must not be a broker-dealer that acquired the Old Notes from us or in market-making transactions;

•                  you must acquire the Notes in the ordinary course of your business;

•                  you must have no arrangements or understandings with any person to participate in the distribution of the Notes within the meaning of the Securities Act; and

•                  you must not be an affiliate of ours, as defined in Rule 405 under the Securities Act.

If you wish to exchange Old Notes for Notes in the exchange offer you must represent to us that you satisfy all of the above listed conditions.  If you do not satisfy all of the above listed conditions:

•                  you cannot rely on the position of the SEC set forth in the no-action letters referred to above; and

•                  you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new Notes.

The SEC considers broker-dealers that acquired Old Notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the Notes if they participate in the exchange offer.  Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Notes.

A broker-dealer that has bought Old Notes for market-making or other trading activities must deliver a prospectus in order to resell any Notes it receives for its own account in the exchange offer.  The SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to the Notes by delivering the prospectus contained in the registration statement for the exchange offer.  Each broker-dealer that receives Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Notes.  The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.  We have agreed that, for a period of one year after we consummate the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale.

By tendering Old Notes for exchange, you will exchange, assign and transfer the Old Notes to us and irrevocably appoint the exchange agent as your agent and attorney-in-fact to assign, transfer and exchange the Old Notes.  You will also represent and warrant that you have full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire Notes issuable upon the exchange of such tendered Old Notes.  The letter of transmittal requires you to agree that, when we accept your Old Notes for exchange, we will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, restrictions, charges and encumbrances and that they are not subject to any adverse claim.

You will also warrant that you will, upon our request, execute and deliver any additional documents that we believe are necessary or desirable to complete the exchange, assignment and transfer of your tendered Old Notes.  You must further agree that our acceptance of any tendered Old Notes and the issuance of Notes in exchange for them will constitute performance in full by us of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under that agreement, except in certain limited circumstances.  All authority conferred by you will survive your death, incapacity, liquidation, dissolution, winding up or any other event relating to you, and every obligation of you shall be binding upon your heirs, personal representatives, successors, assigns, executors and administrators.

If you are tendering Old Notes, we will not require you to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the Old Notes pursuant to the exchange offer.  Each of the Notes will bear interest from the most recent date through which interest has been paid on the Old Notes for which they were exchanged.  If we accept your Old Notes for exchange, you will waive the right to have interest accrue, or to receive any payment in respect to interest, on the Old Notes from the most recent interest payment date to the date of the issuance of the Notes.  Interest on the Notes is payable semi-annually in arrears on January 1 and July 1 of each year, commencing January 1, 2017.

Information about the expiration date of the exchange offer and changes to it

The exchange offer expires on the expiration date, which is 5:00 p.m., New York City time, on                , 2016, unless we, in our sole discretion, extend the period during which the exchange offer is open.  If we extend the expiration date for the exchange offer, the term “expiration date” means the latest time and date on which the exchange offer, as so extended, expires.  We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to U.S. Bank National Association, which is the exchange agent, and by timely public announcement communicated by no later than 5:00 p.m. New York City time on the next business day following the expiration date, unless applicable law or regulation requires otherwise, by making a release to the Dow Jones News Service.  During any extension of the exchange offer, all Old Notes previously tendered pursuant to the exchange offer will remain subject to the exchange offer.

The initial exchange date will be the first business day following the expiration date (or following the expiration of the applicable time period for guaranteed delivery, if any Old Notes are tendered pursuant to the guaranteed delivery procedures described below). We expressly reserve the right to terminate the exchange offer and not accept for exchange any Old Notes for any reason, including if any of the events set forth below under “We may modify or terminate the exchange offer under some circumstances” have occurred and we have not waived them.  We also reserve the right to amend the terms of the exchange offer in any manner, whether before or after any tender of the Old Notes.  If we terminate or amend the exchange offer, we will notify the exchange agent in writing and will either issue a press release or give written notice to you as a holder of the Old Notes as promptly as practicable.  Unless we terminate the exchange offer prior to 5:00 p.m., New York City time, on the expiration date, we will exchange the Notes for Old Notes on the exchange date.

We will deliver this prospectus and the related letter of transmittal and other relevant materials to you as a record holder of Old Notes and we will furnish these items to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Old Notes.

How to tender your Old Notes

If you tender to us any of your Old Notes pursuant to one of the procedures set forth below, that tender will constitute an agreement between you and us in accordance with the terms and subject to the conditions that we describe below and in the letter of transmittal for the exchange offer.

You may tender Old Notes by properly completing and signing the letter of transmittal or a facsimile of it.  All references in this prospectus to the “letter of transmittal” include a facsimile of the letter.  You must deliver it, together with the certificate or certificates representing the Old Notes that you are tendering and any required signature guarantees, or a timely confirmation of a book-entry transfer pursuant to the procedure that we describe below, to the exchange agent at its address set forth on the back cover of this prospectus on or prior to the expiration date.  You may also tender Old Notes by complying with the guaranteed delivery procedures that we describe below.

Your signature does not need to be guaranteed if you registered your Old Notes in your name, you will register the Notes in your name and you sign the letter of transmittal.  In any other case, the registered holder of your notes must endorse them or send them with duly executed written instruments of transfer in the form satisfactory to us.  Also, an “eligible institution,” such as a bank, broker, dealer, credit union, savings association, clearing agency or other institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (the “Exchange Act”) must guarantee the signature on the endorsement or instrument of transfer.  If you want us to deliver the Notes or non-exchanged Old Notes to an address other than that of the registered holder appearing on the note register for the Old Notes, an “eligible institution” must guarantee the signature on the letter of transmittal.

If your Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender Old Notes, you should contact the registered holder promptly and instruct the holder to tender Old Notes on your behalf.  If you wish to tender your Old Notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your Old Notes, either make appropriate arrangements to register ownership of the Old Notes in your name or follow the procedures described in the immediately preceding paragraph.  Transferring record ownership from someone else’s name to your name may take considerable time.

How to tender if you hold your Old Notes through a broker or other institution and you do not have the actual Old Notes

Any financial institution that is a participant in The Depository Trust Company’s (“DTC”) systems may make book-entry delivery of your Old Notes by causing DTC to transfer your Old Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.  Although you may deliver your Old Notes through book-entry transfer at DTC, you still must send the letter of transmittal, with any required signature guarantees and any other required documents, to the exchange agent at the address specified on the back cover of this prospectus on or prior to the expiration date and the exchange agent must receive these documents on time.  If you will not be able to send all the documents on time, you can still tender your Old Notes by using the guaranteed delivery procedures described below.

You assume the risk of choosing the method of delivery of Old Notes and all other documents.  If you send your Old Notes and your documents by mail, we recommend that you use registered mail, return receipt requested, you obtain proper insurance, and you mail these items sufficiently in advance of the expiration date to permit delivery to the exchange agent on or before the expiration date.

How to use the guaranteed delivery procedures if you will not have enough time to send all documents to us

If you desire to accept the exchange offer, and time will not permit a letter of transmittal or Old Notes to reach the exchange agent before the expiration date, you may tender your Old Notes if the exchange agent has received at its office listed on the letter of transmittal on or prior to the expiration date a letter, telegram or facsimile transmission from an eligible institution setting forth your name and address, the principal amount of the Old Notes that you are tendering, the names in which you registered the Old Notes and, if possible, the certificate numbers of the Old Notes that you are tendering.

The eligible institution’s correspondence to the exchange agent must state that the correspondence constitutes the tender and guarantee that within three New York Stock Exchange trading days after the date that the eligible institution executes such correspondence, the eligible institution will deliver the Old Notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal and any other required documents.  We may, at our option, reject the tender if you do not tender your Old Notes and accompanying documents by either the above-described method or by a timely book-entry confirmation, and if you do not deposit your Old Notes and tender documents with the exchange agent within the time period set forth above.  Copies of a notice of guaranteed delivery that eligible institutions may use for the purposes described in this paragraph are available from the exchange agent.

Valid receipt of your tender will occur as of the date when the exchange agent receives your properly completed letter of transmittal, accompanied by either the Old Notes or a timely book-entry confirmation.  We will issue Notes in exchange for Old Notes that you tendered pursuant to a notice of guaranteed delivery or correspondence to similar effect as described above by an eligible institution only against deposit of the letter of transmittal, any other required documents and either the tendered Old Notes or a timely book-entry confirmation.

We reserve the right to determine validity of all tenders

We will be the sole judge of all questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of your tender of Old Notes and our judgment will be final and binding.  We reserve the absolute right to reject any or all of your tenders that are not in proper form or the acceptances for exchange of which may, in our opinion or in the opinion of our counsel, be unlawful.  We also reserve the absolute right to waive any of the conditions of the exchange offer or any defect or irregularities in your case.  Neither we, the exchange agent nor any other person will be under any duty to give you notification of any defects or irregularities in tenders nor shall any of us incur any liability for failure to give you any such notification.  Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding.

If you tender Old Notes pursuant to the exchange offer, you may withdraw them at any time prior to the expiration date

For your withdrawal to be effective, the exchange agent must timely receive your written or fax notice of withdrawal prior to the expiration date at the exchange agent’s address set forth on the back cover page of this prospectus.  Your notice of withdrawal must specify the following information:

•                  The person named in the letter of transmittal as tendering Old Notes you are withdrawing;

•                  The certificate numbers of Old Notes you are withdrawing;

•                  The principal amount of Old Notes you are withdrawing;

•                  A statement that you are withdrawing your election to have us exchange such Old Notes; and

•                  The name of the registered holder of such Old Notes, which may be a person or entity other than you, such as your broker-dealer.

The person or persons who signed your letter of transmittal, including any eligible institutions that guaranteed signatures on your letter of transmittal, must sign the notice of withdrawal in the same manner as their original signatures on the letter of transmittal including any required signature guarantees.  If such persons and eligible institutions cannot sign your notice of withdrawal, you must send it with evidence satisfactory to us that you now hold beneficial ownership of the Old Notes that you are withdrawing.  The exchange agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal.  We will determine all questions as to the validity of notices of withdrawals, including time of receipt, and our determination will be final and binding on all parties.

How we will either exchange your Old Notes for Notes or return them to you

On the exchange date, we will determine which Old Notes the holders validly tendered, and we will issue Notes in exchange for the validly tendered Old Notes.  The exchange agent will act as your agent for the purpose of receiving Notes from us and sending the Old Notes to you in exchange for Notes promptly after acceptance of the tendered Old Notes.  If we do not accept your Old Notes for exchange, we will return them without expense to you.  If you tender your Old Notes by book-entry transfer into the exchange agent’s account at DTC pursuant to the procedures described above and we do not accept your Old Notes for exchange, DTC will credit your non-exchanged Old Notes to an account maintained with DTC.  In either case, we will return your non-exchanged Old Notes to you promptly following the expiration of the exchange offer.

We may modify or terminate the exchange offer under some circumstances

We are not required to issue Notes in respect of any properly tendered Old Notes that we have not previously accepted and we may terminate the exchange offer or, at our option, we may modify or otherwise amend the exchange offer.  If we terminate the exchange offer, it will be by oral (if oral, to be promptly confirmed in writing) or written notice to the exchange agent and by timely public announcement communicated no later than 5:00 p.m. on the next business day following the expiration date, unless applicable law or regulation requires us to terminate the exchange offer in the following circumstances:

•                  Any court or governmental agency brings a legal action seeking to prohibit the exchange offer or assessing or seeking any damages as a result of the exchange offer, or resulting in a material delay in our ability to accept any of the Old Notes for exchange offer; or

•                  Any government or governmental authority, domestic or foreign, brings or threatens any law or legal action that in our sole judgment, might directly or indirectly result in any of the consequences referred to above; or, if in our sole judgment, such activity might result in the holders of Notes having obligations with respect to resales and transfers of Notes that are greater than those we described above in the interpretations of the staff of the SEC or would otherwise make it inadvisable to proceed with the exchange offer; or

•                  A material adverse change has occurred in our business, condition (financial or otherwise), operations or prospects.

The foregoing conditions are for our sole benefit and we may assert them with respect to all or any portion of the exchange offer regardless of the circumstances giving rise to such condition.  We also reserve the right to waive these conditions in whole or in part at any time or from time to time in our discretion.  Our failure at any time to exercise any of the foregoing rights will not be a waiver of any such right, and each right will be an ongoing right that we may assert at any time or from time to time.  In addition, we have reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the exchange offer.

Any determination by us concerning the fulfillment or nonfulfillment of any conditions will be final and binding upon all parties.

In addition, we will not accept for exchange any tendered Old Notes, and we will not issue Notes in exchange for any such Old Notes, if at that time there is, or the SEC has threatened, any stop order with respect to the registration statement that this prospectus is a part of, or if qualification of the indenture is required under the Trust Indenture Act of 1939.

Where to send your documents for the exchange offer

We have appointed U.S. Bank National Association as the exchange agent for the exchange offer.  You must send your letter of transmittal to the exchange agent at:

By hand, overnight delivery or mail (registered or certified mail recommended):
U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Specialized Finance

By facsimile: (651) 466-7372
Attention: Specialized Finance

If you send your documents to any other address or fax number, you will have not validly delivered them and you will not receive Notes in exchange for your Old Notes.  We will return your Old Notes to you.

Costs and expenses for the exchange offer

We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer.  We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses.  We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses that they incur in forwarding tenders for their customers.  Under the registration rights agreement with the initial purchaser of the Old Notes, the initial purchaser has agreed to pay, or reimburse us for, all out-of-pocket costs and expenses that we reasonably incur in connection with the registration of the Notes in an aggregate amount not to exceed $750,000, including, among other things, the fees and expenses of the exchange agent and printing, accounting, investment banking and legal fees.  We estimate that these costs and expenses are approximately $400,000.

No person has been authorized to give you any information or to make any representations to you in connection with the exchange offer other than those that this prospectus contains.

If anyone else gives you information or representations about the exchange offer, you should not rely upon that information or representation or assume that we have authorized it.  Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which this prospectus gives information.  We are not making the exchange offer to, nor will we accept tenders from or on behalf of, holders of Old Notes in any jurisdiction in which it is unlawful to make the exchange offer or to accept it.  However, we may, at our discretion, take such action as we may deem necessary to make the exchange offer in any such jurisdiction and extend the exchange offer to holders of Old Notes in such jurisdiction.  In any jurisdiction where the securities laws or blue sky laws require a licensed broker or dealer to make the exchange offer, one or more registered brokers or dealers that are licensed under the laws of that jurisdiction are making the exchange offer on our behalf.

There are no dissenters’ or appraisal rights

Holders of Old Notes will not have dissenters’ rights or appraisal rights in connection with the exchange offer.

Federal income tax consequences to you

Your exchange of Old Notes for Notes should not be a taxable exchange for United States federal income tax purposes, and you should not recognize any taxable gain or loss or any interest income as a result of the exchange.  See “United States Federal Income Tax Considerations of the Exchange Offer” below.

This is the only exchange offer for the Old Notes that we are required to make

Your participation in the exchange offer is voluntary, and you should carefully consider whether to accept the terms and conditions of it.  You are urged to consult your financial and tax advisors in making your own decisions on what action to take with respect to the exchange offer.  If you do not tender your Old Notes in the exchange offer, you will continue to hold such Old Notes and you will be entitled to all the rights and limitations applicable to the Old Notes under the Indenture.  All non-exchanged Old Notes will continue to be subject to the restriction on transfer set forth in the Indenture.  If we exchange Old Notes in the exchange offer, the trading market, if any, for any remaining Old Notes could be much less liquid.

We may in the future seek to acquire non-exchanged Old Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise.  We have no present plan to acquire any Old Notes that are not exchanged in the exchange offer.

DESCRIPTION OF THE NOTES

The Notes will be issued under the Indenture, dated as of June 13, 2016. We, along with the Guarantors and U.S. Bank National Association, as Trustee, are parties to the Indenture. The rights of the holders of the Notes are governed solely by the Indenture and our obligations under the Indenture are solely for the benefit of the holders of the Notes. The terms of the Notes will be substantially identical to the terms of the Old Notes. However, the Notes will not be subject to transfer restrictions or registration rights unless held by certain broker-dealers, our affiliates or certain other persons.

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture and the Notes because they, and not this description, define your rights as a holder of the Notes. Copies of the Indenture and the Notes are available to you upon request.

You can find the definitions of some of the capitalized terms used in this section under the subheading “—Certain Definitions.” In this section of the prospectus:

•                  the terms “DDBS,” the “Company,” the “issuer,” “we,” “us,” “our” or similar terms refer only to DISH DBS Corporation and not to any of our subsidiaries;

•                  references to “Guarantors” shall mean our direct and indirect Wholly Owned Restricted Subsidiaries that guarantee the Notes; and

•                  references to “DISH Network” mean our indirect parent, DISH Network Corporation, together with each Wholly Owned Subsidiary of DISH Network that beneficially owns 100% of our Equity Interests, but only so long as DISH Network beneficially owns 100% of the Equity Interests of such subsidiary.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and holders of the Notes should refer to the Indenture and the Trust Indenture Act for a statement thereof.

Brief Description of the Notes

The Notes

The Notes will be:

•                  general unsecured obligations of us;

•                  ranked equally in right of payment with all of our existing and future senior debt;

•                  ranked senior in right of payment to all of our existing and future subordinated debt;

•                  ranked effectively junior to (i) all debt and other liabilities (including trade payables) of our Subsidiaries (if any) that are Unrestricted Subsidiaries (and thus not Guarantors) or that are otherwise not Guarantors and of any of our Subsidiaries that constitutes a Non-Core Asset if such Subsidiary is released from its Guarantee pursuant to the covenant entitled “—Certain Covenants—Dispositions of ETC and Non-Core Assets,” (ii) all debt and other liabilities (including trade payables) of any Guarantor if such Guarantor’s Guarantee is subordinated or avoided by a court of competent jurisdiction, and (iii) all secured obligations to the extent of the value of the collateral securing such obligations, including any borrowings under any of our future secured credit facilities, if any; and

•                  unconditionally guaranteed by the Guarantors.

Although the Notes are titled “senior,” we have not issued, and do not have any plans to issue, any indebtedness to which the Notes would be senior.

The Notes will be issued in fully registered form only, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Any Old Notes that remain outstanding after the completion of the exchange offer, together with the Notes issued in connection with the exchange offer, will be treated as a single class of securities for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions, “Change of Control Offer” and “Excess Proceeds Offer,” each as discussed under their respective subheadings below.

The Guarantees

The Notes will be guaranteed by the Guarantors, which include our principal operating subsidiaries. The Guarantee of each Guarantor will be:

•                  a general unsecured obligation of such Guarantor;

•                  ranked equally in right of payment with all other Guarantees of such Guarantor;

•                  ranked equally in right of payment with all existing and future senior debt of such Guarantor;

•                  ranked senior in right of payment to all existing and future subordinated debt of such Guarantor; and

•                  ranked effectively junior to secured obligations of such Guarantor to the extent of the value of the collateral securing such obligations, including any secured guarantees of our obligations under any of our future credit facilities, if any.

As of June 30, 2016, there was:

•                  approximately $12.1 billion of outstanding unsecured debt ranking equally with the Old Notes, the Notes and the Guarantees, as the case may be; and

•                  no outstanding debt ranking junior to the Old Notes, the Notes and the Guarantees.

In addition, the Indenture permits us and the Guarantors to incur additional Indebtedness, including secured and unsecured Indebtedness that ranks equally with the Notes. Any secured Indebtedness will, as to the collateral securing such Indebtedness, be effectively senior to the Notes or the Guarantees, as the case may be, to the extent of the value of such collateral.

All of our Subsidiaries are Restricted Subsidiaries other than Wright Travel Corporation, DISH Real Estate Corporation V, WS Acquisition L.L.C. and Echosphere De Mexico S. De R.L. De C.V., which are “Unrestricted Subsidiaries.” Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee the Notes.

Principal, Maturity and Interest

The Notes will be issued in an aggregate principal amount of up to $2,000,000,000. Additional Notes may be issued under the Indenture from time to time, subject to the limitations set forth under “—Certain Covenants—Limitation on Incurrence of Indebtedness,” without regard to clause (1) under the second paragraph thereof. Any additional Notes issued under the Indenture will be part of the same series as the Notes offered hereby and will vote on all matters with the Notes offered hereby. The Notes will mature on July 1, 2026.

Interest on the Notes accrues at a rate of 7.75% per annum. Interest on the Notes is payable semi-annually in arrears in cash on January 1 and July 1 of each year, commencing January 1, 2017 or if any such day is not a business day on the next succeeding business day, to holders of record on the immediately preceding December 15 and June 15, respectively.  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are payable both as to principal and interest at our office or agency maintained for such purpose or, at our option, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of Notes. Until otherwise designated by us, our office or agency will be the office of the Trustee maintained for such purpose.

Guarantees

Each Guarantor will jointly and severally guarantee the Issuer’s obligations under the Notes. The obligations of each Guarantor under its Guarantee for the Notes will be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors—Risks Related to the Notes and the Exchange Offer—The guarantees of the Notes by our subsidiaries may be subject to challenge.” Each Guarantor that makes a payment or distribution under a Guarantee will be entitled to a pro rata contribution from each other Guarantor based on the net assets of such Guarantor and each other Guarantor.

Each Guarantor may consolidate with or merge into or sell its assets to us or another Guarantor that is a Restricted Subsidiary, or with or to other persons upon the terms and conditions set forth in the Indenture. A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into another person (whether or not such Guarantor is the surviving person), unless certain conditions are met. See “—Certain Covenants—Merger, Consolidation, or Sale of Assets.”

The Guarantee of a Guarantor will be deemed automatically discharged and released in accordance with the terms of the Indenture:

(1)                                 in connection with any direct or indirect sale, conveyance or other disposition of all of the capital stock or all or substantially all of the assets of that Guarantor (including by way of merger or consolidation), if such sale or disposition is made in compliance with the applicable provisions of the Indenture (see “—Certain Covenants—Asset Sales”);

(2)                                 if such Guarantor is dissolved or liquidated in accordance with the provisions of the Indenture;

(3)                                 if we designate any such Guarantor as an Unrestricted Subsidiary in compliance with the terms of the Indenture; or

(4)                                 without limiting the generality of the foregoing, in the case of any Guarantor which constitutes a Non-Core Asset, upon the sale or other disposition of any Equity Interest of such Guarantor which constitutes a Non-Core Asset, respectively, if such sale or disposition is made in compliance with the applicable provisions of the Indenture. See “—Certain Covenants—Dispositions of ETC and Non-Core Assets.”

Optional Redemption

Except as stated below, the Notes are not redeemable at our option prior to their stated maturity.

The Notes will be redeemable, at our option, at any time in whole, or from time to time in part, upon not less than 30 and not more than 60 days’ notice, at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the redemption date and a make-whole premium. Holders of record on the relevant record date have the right to receive interest due on an interest payment date that is on or prior to the redemption date. The redemption price will never be less than 100% of the principal amount of the Notes being redeemed plus accrued interest to the redemption date.

The amount of the make-whole premium on any Note, or portion of a Note, to be redeemed will be equal to the greater of (a) 1% of the principal amount of such Note or such portion of a Note being redeemed and (b) the excess, if any, of:

(1)                                 the sum of the present values, calculated as of the redemption date, of:  (i) each interest payment that, but for the redemption, would have been payable on the Note, or portion of a Note, being redeemed on each interest payment date occurring after the redemption date, excluding any accrued interest for the period prior to the redemption date, plus (ii) the principal amount that, but for the redemption, would have been payable on the maturity date of the Note, or portion of a Note, being redeemed;

over

(2)                                 the principal amount of the Note, or portion of a Note, being redeemed.

The present values of interest and principal payments referred to in clause (1) above will be determined in accordance with generally accepted principles of financial analysis. The present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the redemption date at a discount rate equal to the Treasury Yield, as defined below, plus 50 basis points.

We will appoint an independent investment banking institution of national standing to calculate the make-whole premium; provided that if we fail to appoint an institution at least 45 days prior to the date set for redemption or if the institution that we appoint is unwilling or unable to make such calculation, such calculation will be made by Deutsche Bank Securities Inc., or, if such firm fails to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (it being understood that the Trustee’s agreement to appoint such an institution is a matter of courtesy and accommodation only and the Trustee shall not be liable to any person as a result).

For purposes of determining the make-whole premium, “Treasury Yield” refers to an annual rate of interest equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Notes being redeemed, calculated to the nearest one-twelfth of a year, which we call the remaining term.  The Treasury Yield will be determined as of the third business day immediately preceding the applicable redemption date.

The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated “H.15(519) Selected Interest Rates” or any successor release, which we call the H.15 Statistical Release. If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the remaining term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the remaining term and the United States Treasury Notes that have a constant maturity closest to and less than the remaining term, in each case as set forth in the H.15 Statistical Release.  Any weekly average yields as calculated by interpolation will be rounded to the nearest 0.01%, with any figure of 0.005% or more being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the independent investment banking institution.

Redemption with the Proceeds of Certain Capital Contributions or Equity Offerings

Notwithstanding the foregoing, we may redeem up to 35% of the Notes, at any time prior to July 1, 2019, at a redemption price equal to 107.75% of the principal amount of the Notes redeemed, together with accrued and unpaid interest to such redemption date, with the net cash proceeds of any capital contributions or one or more public or private sales (including sales to DISH Network, regardless of whether DISH Network obtained such funds from an offering of Equity Interests or Indebtedness of DISH Network or otherwise) of Equity Interests (other than Disqualified Stock) of us (other than proceeds from a sale to any of our Subsidiaries or any employee benefit plan in which we or any of our Subsidiaries participates); provided that:

•                  at least 65% in aggregate of the originally issued principal amount of the Old Notes and Notes remain outstanding immediately after the occurrence of such redemption; and

•                  the sale of such Equity Interests is made in compliance with the terms of the Indenture.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate; provided that no Notes with a principal amount of $2,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, if we do not default in the payment of the redemption price, interest will cease to accrue on Notes or portions thereof called for redemption.

Change of Control Offer

Upon the occurrence of a Change of Control Event, we will be required to make an offer (a “Change of Control Offer”) to each holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Event, we shall mail a notice to each holder stating:

(1)                                 that the Change of Control Offer is being made pursuant to the covenant entitled “Offer to Purchase Upon Change of Control Event”;

(2)                                 the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days after the date such notice is mailed (the “Change of Control Payment Date”);

(3)                                 that any Notes not tendered will continue to accrue interest in accordance with the terms of the Indenture;

(4)                                 that, unless we default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)                                 that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second business day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

(6)                                 that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(7)                                 any other information material to such holder’s decision to tender Notes.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes required in the event of a Change of Control Event. We may not be able to repurchase all of the Notes tendered upon a Change of Control. If we fail to repurchase all of the Notes tendered for purchase upon a Change of Control Event, such failure will constitute an Event of Default. In addition, the terms of other indebtedness to which we may be subject may prohibit us from purchasing the Notes or offering to purchase the Notes, and a Change of Control Offer or a Change of Control Payment could trigger a default or event of default under the terms of such indebtedness. If we were unable to obtain the consent of the holders of any such other indebtedness to make a Change of Control Offer or make the Change of Control Payment or to repay such indebtedness, a Default or Event of Default may occur. See the subheading, “—Events of Default.”

Except as described above with respect to a Change of Control Event, the Indenture does not contain any provisions that would permit the holders of any of the Notes to require that we repurchase or redeem any Notes in the event of a takeover, recapitalization or similar transaction.

Certain Covenants

Limitation on Restricted Payments. The Indenture provides that neither we nor any of our Restricted Subsidiaries may, directly or indirectly:

(a)                                 declare or pay any dividend or make any distribution on account of any of our Equity Interests other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of us;

(b)                                 purchase, redeem or otherwise acquire or retire for value any Equity Interests of DISH Network, us or any of its or our respective Subsidiaries or Affiliates, other than any such Equity Interests owned by us or by any Wholly Owned Restricted Subsidiary;

(c)                                  purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated in right of payment to the Notes or the Guarantees thereof, except (i) in accordance with the scheduled mandatory redemption, sinking fund or repayment provisions set forth in the original documentation governing such Indebtedness and (ii) the purchase, repurchase or other acquisition of subordinated Indebtedness with a stated maturity earlier than the maturity of the Notes or the Guarantees thereof purchased in anticipation of satisfying a payment of principal at the stated maturity thereof, within one year of such stated maturity;

(d)                                 declare or pay any dividend or make any distribution on account of any Equity Interests of any Restricted Subsidiary, other than:

(i)            to us or any Wholly Owned Restricted Subsidiary; or

(ii)           to all holders of any class or series of Equity Interests of such Restricted Subsidiary on a pro rata basis; provided that in the case of this clause (ii), such dividends or distributions may not be in the form of Indebtedness or Disqualified Stock; or

(3)                                 make any Restricted Investment

(all such prohibited payments and other actions set forth in clauses (a) through (e) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(i)            no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii)           after giving effect to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, our Indebtedness to Cash Flow Ratio would not have exceeded 8.0 to 1; and

(iii)                               such Restricted Payment, together with the aggregate of all other Restricted Payments made by us after December 28, 2001, is less than the sum of:

(A)                               the difference of:

(x)                                 our cumulative Consolidated Cash Flow determined at the time of such Restricted Payment (or, in case such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit); minus

(y)                                 120% of our Consolidated Interest Expense,

each as determined for the period (taken as one accounting period) from January 1, 2002 to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; plus

(B)                               an amount equal to 100% of the aggregate net cash proceeds and, in the case of proceeds consisting of assets used in or constituting a business permitted under the covenant described under “—Limitations on Activities of the Issuer,” 100% of the fair market value of the aggregate net proceeds other than cash received by us either from capital contributions from DISH Network, or from the issue or sale (including an issue or sale to DISH Network) of Equity Interests (other than Disqualified Stock) of us (other than Equity Interests sold to any of our Subsidiaries), since December 28, 2001; plus

(C)                               if any Unrestricted Subsidiary is designated by us as a Restricted Subsidiary, an amount equal to the fair market value of the net Investment by us or a Restricted Subsidiary in such Subsidiary at the time of such designation; provided, however, that the foregoing sum shall not exceed the amount of the Investments made by us or any Restricted Subsidiary in any such Unrestricted Subsidiary since December 28, 2001; plus

(D)          100% of any cash dividends and other cash distributions received by us and our Wholly Owned Restricted Subsidiaries from an Unrestricted Subsidiary since December 28, 2001 to the extent not included in our cumulative Consolidated Cash Flow; plus

(E)                                to the extent not included in clauses (A) through (D) above, an amount equal to the net reduction in Investments of us and our Restricted Subsidiaries since December 28, 2001 resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to us or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance or other disposition of any such Investment; provided, however, that the foregoing sum shall not exceed, with respect to any person in whom such Investment was made, the amount of Investments previously made by us or any Restricted Subsidiary in such person which were included in computations made pursuant to this clause (iii).

The foregoing provisions will not prohibit the following (provided that with respect to clauses (2), (3), (5), (6), (7), (8), (9), (11) and (12) below, no Default or Event of Default shall have occurred and be continuing):

(1)                                 the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the Indenture;

(2)                                 the redemption, repurchase, retirement or other acquisition of any of our Equity Interests in exchange for, or out of the net proceeds of the substantially concurrent capital contribution from DISH Network or from the substantially concurrent issue or sale (including to DISH Network) of Equity Interests (other than Disqualified Stock) of us (other than Equity Interests issued or sold to any Subsidiary of us);

(3)                                 Investments in an aggregate amount not to exceed $500 million plus, to the extent not included in Consolidated Cash Flow, an amount equal to the net reduction in such Investments resulting from payments in cash of interest on Indebtedness, dividends or repayment of loans or advances, or other transfers of property, in each case, to us or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance or other disposition of any such Investment; provided, however, that the foregoing sum shall not exceed, with respect to any person in whom such Investment was made, the amount of Investments previously made by us or any Restricted Subsidiary in such person pursuant to this clause (3);

(4)                                 Investments to fund the financing activity of DNCC in the ordinary course of its business in an amount not to exceed, as of the date of determination, the sum of

(A)                               $100 million, plus

(B)                               50% of the aggregate cost to DNCC for each Satellite Receiver purchased by DNCC and leased by DNCC to a retail consumer in excess of 100,000 units;

(5)                                 cash dividends or distributions to DISH Network to the extent required for the purchase, redemption, repurchase or other acquisition or retirement for value of employee stock options to purchase Capital Stock of DISH Network, or Capital Stock of DISH Network issued pursuant to any management equity plan, stock option plan or other management or employee benefit plan or agreement, in an aggregate amount not to exceed $25 million in any calendar year;

(6)                                 a Permitted Refinancing;

(7)                                 Investments in an amount equal to 100% of the aggregate net proceeds (whether or not in cash) received by us or any Wholly Owned Restricted Subsidiary from capital contributions from DISH Network or from the issue and sale (including a sale to DISH Network) of Equity Interests (other than Disqualified Stock) of us (other than Equity Interests issued or sold to a Subsidiary of DISH Network), on or after December 28, 2001; plus, to the extent not included in Consolidated Cash Flow, an amount equal to the net reduction in such Investments resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to us or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance, or other disposition of any such Investment; provided, however, that the foregoing amount shall not exceed, with respect to any person in whom such Investment was made, the amount of Investments previously made by us or any Restricted Subsidiary in such person pursuant to this clause (7) in each case; provided that such Investments are in businesses of the type described under “—Limitations on Activities of the Issuer”;

(8)                                 Investments in any Restricted Subsidiary which is not a Wholly Owned Restricted Subsidiary, but which is a Guarantor and Investments in the form of intercompany debt with any direct or indirect parent company or any Wholly Owned Subsidiary of such direct or indirect parent company; provided that such debt is incurred in the ordinary course of business and is used in a business described under “—Limitations on Activities of the Issuer”;

(9)                                 Investments in businesses strategically related to businesses described in “—Limitations on Activities of the Issuer” in an aggregate amount not to exceed $700 million;

(10)                          cash dividends or distributions to DISH Network to the extent required for the purchase of odd-lots of Equity Interests of DISH Network, in an aggregate amount not to exceed $15 million in any calendar year;

(11)                          the making of any Restricted Payment (including the receipt of any Investment) permitted under or resulting from any transaction permitted under the covenants described under “—Dispositions of ETC and Non-Core Assets” occurring at any time since December 28, 2001; provided that all conditions to any such Restricted Payment set forth in such covenants are satisfied;

(12)                          Investments made as a result of the receipt of non-cash proceeds from Asset Sales made in compliance with the covenants described under “—Asset Sales” and Investments entered into in connection with an acquisition of assets used in or constituting a business permitted under the covenant described under “—Limitations on Activities of the Issuer,” as a result of “earn-outs” or other deferred payments or similar obligations;

(13)                          any Restricted Payment permitted under any of the DDBS Notes Indentures;

(14)                          Investments which are used to pay for the construction, launch, operation or insurance of satellites owned or leased by us or any of our Subsidiaries in an amount not to exceed $500 million;

(15)                          Investments in a foreign direct-to-home satellite provider in an amount not to exceed $500 million; provided that the Investments are made through the supply of satellite receivers and related equipment to the provider, or the proceeds from the Investments are used to purchase satellite receivers and related equipment from DISH Network or a Subsidiary of DISH Network;

(16)                          the redemption, repurchase, defeasance or other acquisition or retirement for value of subordinated Indebtedness, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for: (a) the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock), or (b) Indebtedness that is at least as subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest, as the Indebtedness being redeemed, repurchased, defeased, acquired or retired and with a final maturity equal to or greater than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively of the Indebtedness being redeemed, repurchased, defeased, acquired or retired;

(17)                          repurchases of Equity Interests deemed to occur upon (a) the exercise of stock options, warrants or convertible securities issued as compensation if such Equity Interests represent a portion of the exercise price thereof and (b) the withholding of a portion of the Equity Interests granted or awarded to an employee to pay taxes associated therewith (or a dividend or distribution to finance such a deemed repurchase by DISH Network);

(18)                          amounts paid by us to DISH Network or any other person with which we are included in a consolidated tax return equal to the amount of federal, state and local income taxes payable in respect of the income of the Company and its Subsidiaries, including without limitation, any payments made in accordance with tax allocation agreements between the Company and its affiliates in effect from time to time; and

(19)                          the making of a Restricted Payment so long as after giving effect to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, our Indebtedness to Cash Flow Ratio would not exceed 3.5 to 1.

Restricted Payments made pursuant to clauses (1), (2), (4), (7), (16) (but only to the extent that net proceeds received by us as set forth in such clause (2), (7) or (16) were included in the computations made in clause (iii)(B) of the first paragraph of this covenant), (10) or (13) (but only to the extent such Restricted Payment is included as a Restricted

Payment in any computation made pursuant to clause (iii) of the first paragraph of the Restricted Payments covenants contained in the DDBS Notes Indentures), shall be included as Restricted Payments in any computation made pursuant to clause (iii) of the first paragraph of this covenant.

Restricted Payments made pursuant to clauses (3), (5), (6), (7), (16) (but only to the extent that net proceeds received by us as set forth in such clause (7) or (16) were not included in the computations made in clause (iii)(B) of the first paragraph of this covenant), (8), (9), (11), (12), (13) (to the extent such Restricted Payment is not included as a Restricted Payment in any computation made pursuant to clause (iii) of the first paragraph of the Restricted Payments covenants contained in any DDBS Notes Indenture), (14), (15), (17), (18) or (19) shall not be included as Restricted Payments in any computation made pursuant to clause (iii) of the first paragraph of this covenant.

If we or any Restricted Subsidiary makes an Investment that was included in computations made pursuant to this covenant and the person in which such Investment was made subsequently becomes a Restricted Subsidiary that is a Guarantor, to the extent such Investment resulted in a reduction in the amounts calculated under clause (iii) of the first paragraph of or under any other provision of this covenant, then such amount shall be increased by the amount of such reduction.

Not later than ten business days following a request from the Trustee, we shall deliver to the Trustee an officers’ certificate stating that each Restricted Payment made in the six months preceding the date of the request is permitted and setting forth the basis upon which the calculations required by the covenant “—Limitation on Restricted Payments” were computed, which calculations shall be based upon our latest available financial statements.

Limitation on Incurrence of Indebtedness. The Indenture provides that we shall not, and shall not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); provided, however, that, notwithstanding the foregoing, we and any Guarantor may incur Indebtedness (including Acquired Debt), if, after giving effect to the incurrence of such Indebtedness and the application of the net proceeds thereof on a pro forma basis (including in the case of an acquisition, merger or other business combination giving pro forma effect to such transaction), either (a) our Indebtedness to Cash Flow Ratio would not have exceeded 8.0 to 1 or (b) the aggregate amount of our Indebtedness and that of the Guarantors would not exceed $1,500 per Subscriber.

The foregoing limitation does not apply to any of the following incurrences of Indebtedness:

(1)                                 Indebtedness represented by the Old Notes, the Notes, the Guarantees thereof and the Indenture;

(2)                                 the incurrence by us or any Guarantor of Acquired Subscriber Debt not to exceed $1,750 per Acquired Subscriber (less any amount used to incur Indebtedness pursuant to clause (b) of the prior paragraph);

(3)                                 the incurrence by us or any Guarantor of Deferred Payments and letters of credit with respect thereto;

(4)                                 Indebtedness of us or any Guarantor in an aggregate principal amount not to exceed $1,050,000,000 at any one time outstanding;

(5)                                 Indebtedness between and among us and any Guarantor;

(6)                                 Acquired Debt of a person, incurred prior to the date upon which such person was acquired by us or any Guarantor (excluding Indebtedness incurred by such entity other than in the ordinary course of its business in connection with, or in contemplation of, such entity being so acquired) in an amount not to exceed (A) $250 million in the aggregate for all such persons other than those described in the immediately following clause (B); and (B) Acquired Debt owed to us or any Restricted Subsidiaries;

(7)                                 Existing Indebtedness;

(8)                                 the incurrence of Purchase Money Indebtedness by us or any Guarantor in an amount not to exceed the cost of construction, acquisition or improvement of assets used in any business permitted under the covenant described under “—Limitations on Activities of the Issuer,” as well as any launch costs and insurance premiums related to such assets;

(9)                                 The incurrence by the Company or any of the Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business and not for speculative purposes, including without limitation Hedging Obligations covering the principal amount of Indebtedness entered into in order to protect us or any of our Restricted Subsidiaries from fluctuation in interest rates on Indebtedness;

(10)                          Indebtedness of us or any of our Restricted Subsidiaries in respect of performance bonds or letters of credit of us or any Restricted Subsidiary or surety bonds provided by us or any Restricted Subsidiary incurred in the ordinary course of business and on ordinary business terms in connection with the businesses permitted under the covenant described under “—Limitations on Activities of the Issuer”;

(11)                          Indebtedness of us or any Guarantor the proceeds of which are used solely to finance the construction and development of a call center owned by us or any of our Restricted Subsidiaries or any refinancing thereof; provided that the aggregate of all Indebtedness incurred pursuant to this clause (11) shall in no event exceed $100 million at any one time outstanding;

(12)                          the incurrence by us or any Guarantor of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund in whole or in part Indebtedness referred to in the first paragraph of this covenant or in clauses (1), (2), (3), (6), (7) or (8) above (“Refinancing Indebtedness”); provided, however, that:

(A)                               the principal amount of such Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so exchanged, extended, refinanced, renewed, replaced, substituted or refunded and any premiums payable and reasonable fees, expenses, commissions and costs in connection therewith;

(B)                               the Refinancing Indebtedness shall have a final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively, of the Indebtedness being exchanged, extended, refinanced, renewed, replaced, substituted or refunded; and

(C)                               the Refinancing Indebtedness shall be subordinated in right of payment to the Notes and the Guarantees thereof, if at all, on terms at least as favorable to the holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded (a “Permitted Refinancing”);

(13)                          the guarantee by us or any Guarantor of Indebtedness of us or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

(14)                          Indebtedness under Capital Lease Obligations of us or any Guarantor with respect to no more than seven direct broadcast satellites at any time; and

(15)                          Indebtedness of the Company or any Restricted Subsidiary owed to (including obligations in respect of letters of credit for the benefit of) any person in connection with workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such person to us or such Restricted Subsidiary pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business and consistent with industry practices.

For purposes of determining compliance with this covenant, if an item of Indebtedness meets the criteria of more than one of the categories described in clauses (1) through (15) above or is permitted to be incurred pursuant to the first paragraph of this covenant and also meets the criteria of one or more of the categories described in clauses (1) through (15) above, we shall, in our sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and may from time to time reclassify such item of Indebtedness in any manner in which such item could be incurred at the time of such reclassification. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Asset Sales. The Indenture provides that if we or any Restricted Subsidiary, in a single transaction or a series of related transactions:

(a)                                 sells, leases (in a manner that has the effect of a disposition), conveys or otherwise disposes of any of its assets (including by way of a sale-and-leaseback transaction), other than:

(i)                                     sales or other dispositions of inventory in the ordinary course of business;

(ii)                                  sales or other dispositions to us or a Wholly Owned Restricted Subsidiary by us or any Restricted Subsidiary;

(iii)                               sales or other dispositions of accounts receivable to DNCC for cash in an amount at least equal to the fair market value of such accounts receivable;

(iv)                              sales or other dispositions of rights to construct or launch satellites; and

(v)                                 sales or other dispositions permitted under “—Dispositions of ETC and Non-Core Assets” (provided that the sale, lease, conveyance or other disposition of all or substantially all of our assets shall be governed by the provisions of the Indenture, as described below under the subheading “—Merger, Consolidation, or Sale of Assets”); or

(b)                                 issues or sells Equity Interests of any Restricted Subsidiary (other than any issue or sale of Equity Interests of ETC or a Subsidiary which constitute a Non-Core Asset permitted under “—Dispositions of ETC and Non-Core Assets”), in either case, which assets or Equity Interests: (1) have a fair market value in excess of $100 million (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors set forth in an officers’ certificate delivered to the Trustee); or (2) are sold or otherwise disposed of for net proceeds in excess of $100 million (each of the foregoing, an “Asset Sale”), then:

(A)                               we or such Restricted Subsidiary, as the case may be, must receive consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors and set forth in an officers’ certificate delivered to the Trustee not later than ten business days following a request from the Trustee, which certificate shall cover each Asset Sale made in the six months preceding the date of the request, as the case may be) of the assets sold or otherwise disposed of; and

(B)                               at least 75% of the consideration therefor received by us or such Restricted Subsidiary, as the case may be, must be in the form of:

(x)                                 Cash, Cash Equivalents or Marketable Securities;

(y)                                 any asset which is promptly (and in no event later than 180 days after the date of transfer to us or a Restricted Subsidiary) converted into cash; provided that to the extent that such conversion is at a price that is less than the fair market value (as determined above) of such asset at the time of the Asset Sale in which such asset was acquired, we shall be deemed to have made a Restricted Payment in the amount by which such fair market value exceeds the cash received upon conversion; and/or

(z)                                  properties and capital assets (including Capital Stock of an entity owning such property or assets so long as the receipt of such Capital Stock otherwise complies with the covenant described under “—Limitation on Restricted Payments” (other than clause (12) of the second paragraph thereof)) to be used by us or any of our Restricted Subsidiaries in a business permitted under the covenant described under “—Limitations on Activities of the Issuer”;

provided, however, that up to $100 million of assets in addition to assets specified in clause (x), (y) or (z) above at any one time may be considered to be cash for purposes of this clause (B), so long as the provisions of the next paragraph are complied with as such non-cash assets are converted to cash. The amount of any liabilities of us or any Restricted Subsidiary that are assumed by or on behalf of the transferee in connection with an Asset Sale (and from which we or such Restricted Subsidiary are unconditionally released) shall be deemed to be cash for the purpose of this clause (B).

The Indenture also provides that the Net Proceeds from an Asset Sale shall be used only to acquire assets used in, or stock or other ownership interests in a person that upon the consummation of such Asset Sale becomes a Restricted Subsidiary and will be engaged primarily in, a business permitted under the covenant described under “—Limitations on Activities of the Issuer”, to repurchase the Old Notes or the Notes or the DDBS Notes, to prepay, repay or purchase other senior Indebtedness or, if we sell any of our satellites after launch such that we or our Restricted Subsidiaries own fewer than three in-orbit satellites, only to purchase a replacement satellite. Any Net Proceeds from any Asset Sale that are not applied or invested as provided in the preceding sentence within 365 days after such Asset Sale shall constitute “Excess Proceeds” and shall be applied to an offer to purchase Notes and other senior Indebtedness of us if and when required under “—Excess Proceeds Offer.”

Clause (B) of the second preceding paragraph shall not apply to all or such portion of the consideration:

(1)                                 as is properly designated by us in connection with an Asset Sale as being subject to this paragraph; and

(2)                                 with respect to which the aggregate fair market value at the time of receipt of all consideration received by us or any Restricted Subsidiary in all such Asset Sales so designated does not exceed the amount that we and our subsidiaries are permitted to designate as a result of the cash contributions made to us by DISH Network pursuant to any of the DDBS Notes Indentures plus, to the extent any such consideration did not satisfy clauses (B)(x) or (B)(z) above, upon the exchange or repayment of such consideration for or with assets which satisfy either or both such clauses, an amount equal to the fair market value of such consideration (evidenced by a resolution of our Board of Directors and set forth in an officers’ certificate delivered to the Trustee as set forth in clause (A) above).

In addition, clause (B) above shall not apply to any Asset Sale:

(x)                                 where assets not essential to the direct broadcast satellite business are contributed to a joint venture between us or one of our Restricted Subsidiaries and a third party that is not an Affiliate of DISH Network or any of its Subsidiaries; provided that following the sale, lease, conveyance or other disposition we or one of our Wholly Owned Restricted Subsidiaries owns at least 50% of the voting and equity interest in such joint venture,

(y)                                 to the extent the consideration therefor received by us or any of our Restricted Subsidiaries would constitute Indebtedness or Equity Interests of a person that is not an Affiliate of DISH Network, us or one of their or our respective Subsidiaries; provided that the acquisition of such Indebtedness or Equity Interests is permitted under the provisions of the covenant described under “—Limitation on Restricted Payments”; and

(z)                                  where assets sold are satellites, uplink centers or call centers; provided that, in the case of this clause (z) we and our Restricted Subsidiaries continue to own at least three satellites, one uplink center and one call center.

Transactions described under clause (xii) of the covenant described under “—Transactions with Affiliates” and “Restricted Payments” permitted under the covenant described under “—Limitation on Restricted Payments” shall not be subject to this covenant.

Limitations on Liens. The Indenture provides that we shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Limitations on Activities of the Issuer. The Indenture provides that neither we nor any of our Restricted Subsidiaries may engage in any business other than developing, owning, engaging in and dealing with all or any part of the business of domestic and international media, entertainment, electronics or communications, and reasonably related extensions thereof, including but not limited to the purchase, ownership, operation, leasing and selling of, and generally dealing in or with, one or more communications satellites and the transponders thereon, and communications uplink centers, the acquisition, transmission, broadcast, production and other provision of programming relating thereto and the manufacturing, distribution and financing of equipment (including consumer electronic equipment) relating thereto.

Dispositions of ETC and Non-Core Assets.

Notwithstanding the provisions of the covenants described under “—Limitation on Restricted Payments” and “—Asset Sales,” if our Indebtedness to Cash Flow Ratio would not have exceeded 6.0 to 1 on a pro forma basis after giving effect to the sale of all Equity Interests in or assets of ETC owned by us and our Subsidiaries, then:

(1)                                 the payment of any dividend or distribution consisting of Equity Interests in or assets of ETC or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets or the sale, conveyance or other disposition of Equity Interests in or assets of ETC or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute a Restricted Payment;

(2)                                 the sale, conveyance or other disposition of the Equity Interests in or assets of ETC or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute an Asset Sale; and

(3)                                 upon delivery of an officers’ certificate to the Trustee evidencing satisfaction of the conditions to such release and a written request to the Trustee requesting such release, ETC shall be discharged and released from its Guarantee and, so long as we designate ETC as an Unrestricted Subsidiary, ETC shall be discharged and released from all covenants and restrictions contained in the Indenture;

provided that no such payment, sale, conveyance or other disposition (collectively, a “Payout”) described in clauses (1) or (2) above shall be permitted if at the time of such Payout:

(a)                                 after giving pro forma effect to such Payout, we would not have been permitted under the covenant described under “— Limitation on Restricted Payments” to make a Restricted Payment in an amount equal to the total (the “ETC Amount Due”) of:

(i)                                     the amount of all Investments (other than the contribution of:

(x)                                 title to the headquarters building of ETC in Inverness, Colorado and the tangible assets therein to the extent used by ETC as of the date of the Indenture; and

(y)                                 patents, trademarks and copyrights applied for or granted as of the date of the Indenture to the extent used by ETC or result from the business of ETC, in each case, to ETC);

made in ETC by us or our Restricted Subsidiaries since the date of the Indenture (which, in the case of Investments in exchange for assets, shall be valued at the fair market value of each such asset at the time each such Investment was made); minus

(ii)           the amount of the after-tax value of all cash returns on such Investments paid to us or our Wholly Owned Restricted Subsidiaries (or, in the case of a non-Wholly Owned Restricted Subsidiary, the pro rata portion thereof attributable to us); minus

(iii)                               $100 million; and

(b)                                 any contract, agreement or understanding between ETC and us or any Restricted Subsidiary of us and any loan or advance to or guarantee with, or for the benefit of, ETC issued or made by us or one of our Restricted Subsidiaries, is on terms that are no less favorable to us or our Restricted Subsidiaries than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiaries with an unrelated person, all as evidenced by a resolution of our Board of Directors set forth in an officers’ certificate delivered within ten business days of a request by the Trustee certifying that each such contract, agreement, understanding, loan, advance and guarantee has been approved by a majority of the members of our Board of Directors.

If at the time of such Payout, the condition set forth in clause (a) of the proviso of the preceding sentence cannot be satisfied, ETC may seek to have a person other than us or one of our Restricted Subsidiaries pay in cash an amount to us or our Restricted Subsidiaries such that after taxes, such amount is greater than or equal to the ETC Amount Due or the portion of the ETC Amount Due which would not have been permitted to be made as a Restricted Payment by us; provided that such payment shall be treated for purposes of this covenant as a cash return on the Investments made in ETC; and, provided further, that for all purposes under the Indenture, such payment shall not be included in any calculation under clauses (iii)(A) through (iii)(E) of the first paragraph of the covenant described under “—Limitation on Restricted Payments.” To the extent that the ETC Amount Due or any portion thereof would have been permitted to be made as a Restricted Payment by us and was not paid by another person as permitted by the preceding sentence, we shall be deemed to have made a Restricted Payment in the amount of such ETC Amount Due or portion thereof, as the case may be.

Notwithstanding the provisions of the covenants described under “—Limitation on Restricted Payments” and “—Asset Sales”:

(1)                                 the payment of any dividend or distribution consisting of Equity Interests in or assets of any Non-Core Asset or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets or the sale, conveyance or other disposition of Equity Interests in or assets of any Non-Core Asset or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute a Restricted Payment;

(2)                                 the sale, conveyance or other disposition of the Equity Interests in or assets of any Non-Core Asset or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute an Asset Sale; and

(3)                                 upon delivery of an officers’ certificate to the Trustee evidencing satisfaction of the conditions to such release and a written request to the Trustee requesting such a release, any such Non-Core

Asset that is a Guarantor shall be discharged and released from its Guarantees and so long as we designate such Non-Core Asset as an Unrestricted Subsidiary, such Non-Core Asset shall be released from all covenants and restrictions contained in the Indenture;

provided that no Payout of any Non-Core Asset shall be permitted such as described in clauses (1) and (2) above if at the time of such Payout:

(a)                                 after giving pro forma effect to such Payout, we would not have been permitted under the covenant described under “— Limitation on Restricted Payments” to make a Restricted Payment in an amount equal to the total (the “Non-Core Asset Amount Due”) of:

(i)                                     the amount of all Investments made in such Non-Core Asset by us or our Restricted Subsidiaries since the date of the Indenture (which, in the case of Investments in exchange for assets, shall be valued at the fair market value of each such asset at the time each such Investment was made); minus

(ii)                                  the amount of the after-tax value of all cash returns on such Investments paid to us or our Wholly Owned Restricted Subsidiaries (or, in the case of a non-Wholly Owned Restricted Subsidiary, the pro rata portion thereof attributable to us); minus

(iii)                               $100 million in the aggregate for all such Payouts and $25 million for any single such Payout; and

(b)                                 any contract, agreement or understanding between or relating to a Non-Core Asset and us or a Restricted Subsidiary and any loan or advance to or guarantee with, or for the benefit of, a Restricted Subsidiary which is a Non-Core Asset issued or made by us or one of our Restricted Subsidiaries, is on terms that are less favorable to us or our Restricted Subsidiaries than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiaries with an unrelated person, all as evidenced by a resolution of our Board of Directors as set forth in an officers’ certificate delivered within ten business days of a request by the Trustee certifying that each such contract, agreement, understanding, loan, advance and guarantee has been approved by a majority of our Board of Directors.

If at the time of such Payout, the condition set forth in clause (a) of the proviso of the preceding sentence cannot be satisfied, such Restricted Subsidiary which is a Non-Core Asset may seek to have a person other than us or one of our Restricted Subsidiaries pay in cash an amount to us such that, after taxes, such amount, is greater than or equal to the Non-Core Asset Amount Due or the portion of the Non-Core Asset Amount Due which would not have been permitted to be made as a Restricted Payment by us; provided that such payment shall be treated for purposes of this covenant as a cash return on the Investments made in a Non-Core Asset; and provided further that for all purposes under the Indenture, such payment shall not be included in any calculation under clauses (iii)(A) through (iii)(E) of the first paragraph of the covenant described under “—Limitation on Restricted Payments.” To the extent that the Non-Core Asset Amount Due or any portion thereof would have been permitted to be made as a Restricted Payment by us and was not paid by another person as permitted by the preceding sentence, we shall be deemed to have made a Restricted Payment in the amount of such Non-Core Asset Amount Due or portion thereof, as the case may be.

Promptly after any Payout pursuant to the terms of this covenant, within ten business days of a request by the Trustee, we shall deliver to the Trustee an officers’ certificate to the Trustee setting forth the Investments made by us or our Restricted Subsidiaries in a Non-Core Asset, as the case may be, and certifying that the requirements of this covenant have been satisfied in connection with the making of such Payout.

Notwithstanding anything contained in this covenant to the contrary, any disposition of ETC or Non-Core Assets permitted pursuant to the DDBS Notes Indentures shall also be permitted pursuant to the Indenture and shall not be considered a “Restricted Payment” or “Asset Sale” for purposes of the Indenture.

Additional Subsidiary Guarantees. The Indenture provides that if we or any Guarantor transfers or causes to be transferred, in one transaction or a series of related transactions, property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) having a fair market value (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors and set forth in an officers’ certificate delivered to the Trustee no later than five business days following April 1 of each year or ten business days following a request from the Trustee, which certificate shall cover the six months preceding April 1 or the date of request, as the case may be) exceeding the sum of $100 million in the aggregate for all such transfers after the date of the Indenture (fair market value being determined as of the time of such acquisition) to Restricted Subsidiaries that are not Guarantors, the Issuer shall, or shall cause each of such Subsidiaries to which any amount exceeding such $100 million (less such fair market value) is transferred to:

(i)            execute and deliver to the Trustee a supplemental indenture to the Indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of our obligations under the Notes on the terms set forth in the Indenture; and

(ii)           deliver to the Trustee an opinion of counsel reasonably satisfactory to the Trustee that such supplemental indenture and Guarantee have been duly authorized, executed and delivered by and are valid and binding obligations of such Subsidiary or such owner, as the case may be;

provided, however, that the foregoing provisions shall not apply to transfers of property or assets (other than cash) by us or any Guarantor in exchange for cash, Cash Equivalents or Marketable Securities in an amount equal to the fair market value (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors and set forth in an officers’ certificate delivered to the Trustee no later than five business days following April 1 and October 1 of each year or ten business days following a request from the Trustee, which certificate shall cover the six months preceding April 1, October 1, or the date of request, as the case may be) of such property or assets. In addition, if (i) we or any of our Restricted Subsidiaries acquires or creates another Restricted Subsidiary or (ii) an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary or otherwise ceases to be and Unrestricted Subsidiary, such Subsidiary shall execute a supplemental indenture to the Indenture and deliver an opinion of counsel, each as required in the preceding sentence; provided that no supplemental indenture or opinion shall be required if the fair market value (as determined in good faith by our Board of Directors and set forth in an officers’ certificate delivered to the Trustee no later than five business days following April 1 and October 1 of each year or ten business days following a request from the Trustee, which certificate shall cover the six months preceding such April 1, October 1, or the date of request, as the case may be) of all such Restricted Subsidiaries created, acquired or designated since the date of the Indenture (fair market value being determined as of the time of creation, acquisition or designation) does not exceed the sum of $100 million in the aggregate minus the fair market value of the assets transferred to any Subsidiaries which do not execute a supplemental indenture pursuant to the preceding sentences; provided further that to the extent a Restricted Subsidiary is subject to the terms of any instrument governing Acquired Debt, as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition) which instrument or restriction prohibits such Restricted Subsidiary from issuing a Guarantee, such Restricted Subsidiary shall not be required to execute such a supplemental indenture until it is permitted to issue such Guarantee pursuant to the terms of such Acquired Debt.

Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Indenture provides that we shall not, and shall not permit any Restricted Subsidiary of us to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)                                 pay dividends or make any other distribution to us or any of our Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to us or any of our Subsidiaries;

(b)                                 make loans or advances to us or any of our Subsidiaries; or

(c)                                  transfer any of its properties or assets to us or any of our Subsidiaries;

except for such encumbrances or restrictions existing under or by reasons of:

(i)            Existing Indebtedness and existing agreements as in effect on the date of the Indenture;

(ii)           applicable law or regulation;

(iii)          any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired; provided that the Consolidated Cash Flow of such person shall not be taken into account in determining whether such acquisition was permitted by the terms of the Indenture; except to the extent that dividends or other distributions are permitted notwithstanding such encumbrance or restriction and could have been distributed;

(iv)          by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(v)           Refinancing Indebtedness (as defined in “—Limitation on Incurrence of Indebtedness”); provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

(vi)          the Indenture or the Old Notes and the Notes;

(vii)         Permitted Liens; or

(viii)        any agreement for the sale of any Subsidiary or its assets that restricts distributions by that Subsidiary pending its sale; provided that during the entire period in which such encumbrance or restriction is effective, such sale (together with any other sales pending) would be permitted under the terms of the Indenture.

Accounts Receivable Subsidiary. The Indenture provides that we:

(a)                                 may, and may permit any of our Subsidiaries to, notwithstanding the provisions of the covenant entitled “—Limitation on Restricted Payments,” make Investments in an Accounts Receivable Subsidiary:

(i)                                     the proceeds of which are applied within five business days of the making thereof solely to finance:

(A)                               the purchase of accounts receivable of us and our Subsidiaries; or

(B)                               payments required in connection with the termination of all then existing arrangements relating to the sale of accounts receivable or participation interests therein by an Accounts Receivable Subsidiary (provided that the Accounts Receivable Subsidiary shall receive cash, Cash Equivalents and accounts receivable having an aggregate fair market value not less than the amount of such payments in exchange therefor); and

(ii)                                  in the form of Accounts Receivable Subsidiary Notes to the extent permitted by clause (b) below;

(b)                                 shall not, and shall not permit any of our Subsidiaries to, sell accounts receivable to an Accounts Receivable Subsidiary except for consideration in an amount not less than that which would be obtained in an arm’s length transaction and solely in the form of cash or Cash Equivalents; provided that an Accounts Receivable Subsidiary may pay the purchase price for any such accounts receivable in the form of Accounts Receivable Subsidiary Notes so long as, after giving effect to the issuance of any such Accounts Receivable Subsidiary Notes, the aggregate principal amount of all Accounts Receivable Subsidiary Notes outstanding shall not exceed 20% of the aggregate purchase price paid for all outstanding accounts receivable purchased by an Accounts Receivable Subsidiary since the date of the Indenture (and not written off or required to be written off in accordance with the normal business practice of an Accounts Receivable Subsidiary);

(c)                                  shall not permit an Accounts Receivable Subsidiary to sell any accounts receivable purchased from us or our Subsidiaries or participation interests therein to any other person except on an arm’s length basis and solely for consideration in the form of cash or Cash Equivalents or certificates representing undivided interests of a Receivables Trust; provided an Accounts Receivable Subsidiary may not sell such certificates to any other person except on an arm’s length basis and solely for consideration in the form of cash or Cash Equivalents;

(d)                                 shall not, and shall not permit any of its Subsidiaries to, enter into any guarantee, subject any of our or their respective properties or assets (other than the accounts receivable sold by them to an Accounts Receivable Subsidiary) to the satisfaction of any liability or obligation or otherwise incur any liability or obligation (contingent or otherwise), in each case, on behalf of an Accounts Receivable Subsidiary or in connection with any sale of accounts receivable or participation interests therein by or to an Accounts Receivable Subsidiary, other than obligations relating to breaches of representations, warranties, covenants and other agreements of us or any of our Subsidiaries with respect to the accounts receivable sold by us or any of our Subsidiaries to an Accounts Receivable Subsidiary or with respect to the servicing thereof; provided that neither we nor any of our Subsidiaries shall at any time guarantee or be otherwise liable for the collectibility of accounts receivable sold by them;

(e)                                  shall not permit an Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase and sale of accounts receivable or participation interests therein of us and our Subsidiaries and activities incidental thereto;

(f)                                   shall not permit an Accounts Receivable Subsidiary to incur any Indebtedness other than the Accounts Receivable Subsidiary Notes, Indebtedness owed to us and Non-Recourse Indebtedness; provided that the aggregate principal amount of all such Indebtedness of an Accounts Receivable Subsidiary shall not exceed the book value of its total assets as determined in accordance with GAAP;

(g)                                  shall cause any Accounts Receivable Subsidiary to remit to us or a Restricted Subsidiary of us on a monthly basis as a distribution all available cash and Cash Equivalents not held in a collection account pledged to acquirors of accounts receivable or participation interests therein, to the extent not applied to:

(i)                                     pay interest or principal on the Accounts Receivable Subsidiary Notes or any Indebtedness of such Accounts Receivable Subsidiary owed to us;

(ii)                                  pay or maintain reserves for reasonable operating expenses of such Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements or;

(iii)                               to finance the purchase of additional accounts receivable of us and our Subsidiaries; and

(h)                                 shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to, or enter into any other transaction with or for the benefit of, an Accounts Receivable Subsidiary:

(i)                                     if such Accounts Receivable Subsidiary pursuant to or within the meaning of any bankruptcy law:

(A)                               commences a voluntary case;

(B)                               consents to the entry of an order for relief against it in an involuntary case;

(C)                               consents to the appointment of a custodian of it or for all or substantially all of its property;

(D)                               makes a general assignment for the benefit of its creditors; or

(E)                                generally is not paying its debts as they become due; or

(ii)                                  if a court of competent jurisdiction enters an order or decree under any bankruptcy law that:

(A)                               is for relief against such Accounts Receivable Subsidiary in an involuntary case;

(B)                               appoints a custodian of such Accounts Receivable Subsidiary or for all or substantially all of the property of such Accounts Receivable Subsidiary; or

(C)                               orders the liquidation of such Accounts Receivable Subsidiary, and, with respect to this clause (ii), the order or decree remains unstayed and in effect for 60 consecutive days.

Merger, Consolidation, or Sale of Assets. The Indenture provides that we shall not consolidate or merge with or into (whether or not we are the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets in one or more related transactions to, another person unless:

(a)                                 we are the surviving person or the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b)                                 the person formed by or surviving any such consolidation or merger (if other than us) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of us under the Indenture and the Notes pursuant to a supplemental indenture to the Indenture in form reasonably satisfactory to the Trustee;

(c)                                  immediately after such transaction, no Default or Event of Default exists; and

(d)                                 we or the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made:

(i)                                     will have Consolidated Net Worth immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than our Consolidated Net Worth immediately preceding the transaction; and

(ii)                                  would, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in the covenant described under “—Limitation on Incurrence of Indebtedness,” above.

Notwithstanding the foregoing, we may merge with another person if:

(a)                                 we are the surviving person;

(b)                                 the consideration issued or paid by us in such merger consists solely of our Equity Interests (other than Disqualified Stock) or Equity Interests of DISH Network; and

(c)                                  immediately after giving effect to such merger (determined on a pro forma basis), our Indebtedness to Cash Flow Ratio either (i) does not exceed 8.0 to 1 or (ii) does not exceed our Indebtedness to Cash Flow Ratio immediately prior to such merger.

The Indenture provides that each Guarantor of the Notes issued thereunder (other than any Guarantor whose Guarantee is to be released in accordance with the terms of such Guarantee and the Indenture and other than ETC and any Non-Core Asset in connection with any transaction permitted under “—Dispositions of ETC and Non-Core Assets”) will not, and we will not cause or permit any Guarantor to, consolidate or merge with or into (whether or not such Guarantor is the surviving entity), or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any person other than to us or a Guarantor unless:

(a)                                 the Guarantor is the surviving person or the person formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b)                                 the person formed by or surviving any such consolidation or merger (if other than the Guarantor) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Guarantor under the Indenture and the Notes, pursuant to a supplemental indenture to the Indenture in form reasonably satisfactory to the Trustee; and

(c)                                  immediately after such transaction, no Default or Event of Default exists.

Transactions with Affiliates. The Indenture provides that we shall not and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any of our or their properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (including any Unrestricted Subsidiary) (each of the foregoing, an “Affiliate Transaction”), unless:

(a)                                 such Affiliate Transaction is on terms that are no less favorable to us or our Restricted Subsidiaries than those that would have been obtained in a comparable transaction by us or such Subsidiaries with an unrelated person; and

(b)                                 if such Affiliate Transaction involves aggregate payments in excess of $200 million, such Affiliate Transaction has either (i) been approved by a majority of the disinterested members of our Board of Directors or (ii) if there are no disinterested members of our Board of Directors, the Company or such Restricted Subsidiary has obtained the favorable opinion of an independent expert as to the fairness of such Affiliate Transaction to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, and we deliver to the Trustee no later than ten business days following a request from the Trustee a resolution of our Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction has been so approved and complies with clause (a) above;

provided, however, that

(i)            the payment of reasonable fees, compensation or employee benefit arrangements to, and any indemnity provided for the benefit of, directors, officers, consultants or employees of DISH Network and its Subsidiaries;

(ii)           transactions between or among us and our Wholly Owned Subsidiaries (other than Unrestricted Subsidiaries);

(iii)          any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by our Board of Directors;

(iv)          transactions in the ordinary course of business, including loans, expense allowances, reimbursements or extensions of credit (including indemnity arrangements) between the Company or any of its Restricted Subsidiaries on the one hand, and any employee of the Company or any of its Restricted Subsidiaries, on the other hand;

(v)           the granting and performance of registration rights for shares of Capital Stock of the Company under a written registration rights agreement approved by a majority of the members of our Board of Directors that are disinterested with respect to these transactions;

(vi)          transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Subsidiaries, so long as a significant amount of Indebtedness or Capital Stock of the same class is also held by persons that are not Affiliates of the Company and these Affiliates are treated no more favorably than holders of the Indebtedness or the Capital Stock generally;

(vii)         any dividend, distribution, sale, conveyance or other disposition of any assets of, or Equity Interests in, any Non-Core Assets or the proceeds of a sale, conveyance or other disposition thereof, in accordance with the provisions of the Indenture;

(viii)        Restricted Payments that are permitted by the provisions of the covenant described under the caption “—Limitation on Restricted Payments”;

(ix)          any transactions pursuant to agreements in effect on the date of the Indenture and any modifications, extensions or renewals thereof that are no less favorable to the Company or the applicable Restricted Subsidiary than such agreement as in effect on the date of the Indenture;

(x)           so long as it complies with clause (a) above, the provision of backhaul, uplink, transmission, billing, customer service, programming acquisition and other ordinary course services by us or any of our Restricted Subsidiaries to Satellite Communications Operating Corporation and to Transponder Encryption Services Corporation on a basis consistent with past practice;

(xi)          the provision of services to DISH Network and its Affiliates by us or any of our Restricted Subsidiaries so long as no cash or other assets are transferred by us or our Restricted Subsidiaries in connection with such transactions (other than up to $100 million in cash in any fiscal year and other than nonmaterial assets used in the operations of the business in the ordinary course pursuant to the agreement governing the provision of the services), and so long as such transaction or agreement is determined by a majority of the members of our Board of Directors to be fair to us and our Restricted Subsidiaries when taken together with all other such transactions and agreements entered into with DISH Network and its Affiliates;

(xii)         the disposition of assets of us and our Restricted Subsidiaries in exchange for assets of DISH Network and its Affiliates so long as (i) the value to us in our business of the assets we receive is determined by a majority of the members of our Board of Directors to be substantially equivalent or greater than the value to us in our business of the assets disposed of, and (ii) the assets acquired by us and our Restricted Subsidiaries constitute properties and capital assets (including Capital Stock of an entity owning such property or assets so long as the receipt of such Capital Stock otherwise complies with the covenant described under “—Limitation on Restricted Payments” (other than clause (12) of the second paragraph thereof)) to be used by us or any of our Restricted Subsidiaries in a business permitted as described under “—Limitations on Activities of the Issuer;”

(xiii)        sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

(xiv)        any transactions between us or any of our Restricted Subsidiaries and any Affiliate of us the Equity Interests of which Affiliate are owned solely by us or one of our Restricted Subsidiaries, on the one hand, and by persons who are not Affiliates of us or Restricted Subsidiaries of us, on the other hand; and

(xv)         transactions with EchoStar or any of its controlled Affiliates that have been approved by a majority of the members of the audit committee of DISH Network or a special committee of the DISH Network board of directors consisting solely of members of the DISH Network board of directors who are not directors, officers or employees of EchoStar or any of its controlled Affiliates.

shall, in each case, not be deemed Affiliate Transactions.

Reports. The Indenture provides that in the event (i) we are no longer subject to the reporting requirements of Section 13(a) and 15(d) under the Exchange Act and (ii) any Notes are outstanding, we will furnish to the holders of the Notes all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms, and, with respect to the annual information only, a report thereon by our independent registered public accounting firm.

Payments for Consent. The Indenture provides that we shall not, and shall not permit any of our Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of a Note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Old Notes and the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Excess Proceeds Offer. The Indenture provides that when the cumulative amount of Excess Proceeds that have not been applied in accordance with the covenants entitled “—Asset Sales” or this paragraph exceeds $100 million, we will be obligated to make an offer to all holders of the Notes (an “Excess Proceeds Offer”) to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent we or a Restricted Subsidiary are required under the terms of Indebtedness of us or such Restricted Subsidiary which is ranked equally with the Notes to make an offer to purchase such other Indebtedness with any proceeds which constitute Excess Proceeds under the Indenture, we shall make a pro rata offer to the holders of all other parity Indebtedness (including the Notes) with such proceeds. If the aggregate principal amount of the Notes and other parity indebtedness surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the Notes and other parity Indebtedness to be purchased on a pro rata basis. To the extent that the principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the amount of such Excess Proceeds, we may use any remaining Excess Proceeds for general corporate purposes. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.

Investment Grade Rating. The Indenture provides that if, on any date following the issuance of the Notes, the Notes receive an Investment Grade Rating from both Rating Agencies and no Default or Event of Default has occurred and is continuing (a “Fall Away Event”) then, beginning on that date and continuing at all times thereafter regardless of any subsequent changes in the rating of those Notes, the provisions of the Indenture summarized under the following captions will no longer be applicable to the Notes:

(1)                                 “—Certain Covenants—Limitation on Restricted Payments”;

(2)                                 “—Certain Covenants—Limitation on Incurrence of Indebtedness”;

(3)                                 “—Certain Covenants—Asset Sales”;

(4)                                 “—Certain Covenants—Limitations on Activities of the Issuer”;

(5)                                 “—Certain Covenants—Dispositions of ETC and Non-Core Assets”;

(6)                                 “—Certain Covenants—Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(7)                                 “—Certain Covenants—Accounts Receivable Subsidiary”;

(8)                                 clauses (d)(i) and (ii) of the first paragraph under “—Certain Covenants—Merger, Consolidation, or Sale of Assets”;

(9)                                 “—Certain Covenants—Transactions with Affiliates”;

(10)                          “—Certain Covenants—Excess Proceeds Offer”; and

(11)                          “—Change of Control Offer”

(collectively, the “Fall Away Covenants”).

In addition to the foregoing, during any period in which the Notes have an Investment Grade Rating from one of the Rating Agencies and no Default or Event of Default has occurred and is continuing, the Fall Away Covenants will not apply to the Notes. Upon the termination or suspension of the Fall Away Covenants under either of the two preceding paragraphs, the amount of Excess Proceeds for purposes of “—Certain Covenants—Excess Proceeds Offer” shall be set at zero.

Events of Default

The Indenture provides that each of the following shall constitute an Event of Default:

(a)                                 default for 30 days in the payment when due of interest on the Notes;

(b)                                 default in payment when due of principal of the Notes at maturity, upon repurchase, redemption or otherwise;

(c)                                  failure to comply with the provisions described under “—Change of Control Offer,” “—Certain Covenants—Transactions with Affiliates,” or “—Certain Covenants—Asset Sales”;

(d)                                 default under the provisions described under “—Certain Covenants—Limitation on Restricted Payments” or “—Certain Covenants—Limitation on Incurrence of Indebtedness” which default remains uncured for 30 days, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by us pursuant to the Indenture;

(e)                                  failure by us for 60 days after notice from the Trustee or the holders of at least 25% in principal amount then outstanding of the Old Notes and the Notes to comply with any of our other agreements in the Indenture, the Old Notes or the Notes;

(f)                                   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Restricted Subsidiaries (or the payment of which is guaranteed by us or any of our Restricted Subsidiaries), which default is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $250 million or more;

(g)                                  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Restricted Subsidiaries (or the payment of which is guaranteed by us or any of our Restricted Subsidiaries), which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250 million or more; provided that any acceleration (other than an acceleration which is the result of a Payment Default under clause (f) above) of Indebtedness under the Outstanding Deferred Payments in aggregate principal amount not to exceed $250 million shall be deemed not to constitute an acceleration pursuant to this clause (g);

(h)                                 failure by us or any of our Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $250 million, which judgments are not stayed within 60 days after their entry;

(i)                                     DISH Network, us or any of our Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:  (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of creditors;

(j)                                    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (i) is for relief against DISH Network, us or any of our Significant Subsidiaries in an involuntary case; (ii) appoints a custodian of DISH Network, us or any of our Significant Subsidiaries or for all or substantially all of the property of DISH Network, us or any of our Significant Subsidiaries; or (iii) orders the liquidation of DISH Network or any of our Significant Subsidiaries, and the order or decree remains unstayed and in effect for 60 consecutive days; and

(k)                                 any Guarantee of the Notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor of the Notes, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of the Notes.

If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount then outstanding of the Old Notes and the Notes may declare all the Notes to be due and payable immediately (plus, in the case of an Event of Default that is the result of an action by us or any of our Subsidiaries intended to avoid restrictions on or premiums related to redemptions of the Notes contained in the Indenture or the Notes, an amount of premium that would have been applicable pursuant to the Notes or as set forth in the Indenture). Notwithstanding the foregoing, in the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to us or any Guarantor as described in (i) or (j) above, all outstanding Notes will become immediately due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Old Notes and Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such holders’ interest.

The holders of a majority in aggregate principal amount then outstanding of the Old Notes and the Notes, by notice to the Trustee, may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Notes.

We are required to deliver to the Trustee, in its capacity as trustee of the Indenture, annually a statement regarding compliance with the Indenture, and we are required upon becoming aware of any Default or Event of Default thereunder to deliver to the Trustee a statement specifying such Default or Event of Default.

All powers of the Trustee under the Indenture, in its capacity as trustee of the Indenture, will be subject to applicable provisions of the Communications Act, including without limitation, the requirements of prior approval for de facto or de jure transfer of control or assignment of Title III licenses.

No Personal Liability Of Directors, Owners, Employees, Incorporator and Stockholders

No director, officer, employee, incorporator or stockholder of us or any of our Affiliates, as such, shall have any liability for any obligations of us or any of our Affiliates under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The Indenture provides that we may, at our option and at any time, elect to have all obligations discharged with respect to the Notes (“Legal Defeasance”). Such Legal Defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the Notes, except for:

(a)                                 the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, or on the redemption date, as the case may be;

(b)                                 our obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)                                  the rights, powers, trust, duties and immunities of the Trustee, and our obligations in connection therewith; and

(d)                                 the Legal Defeasance provisions of the Indenture.

In addition, the Indenture provides that we may, at our option and at any time, elect to have all obligations released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. If Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance, the Indenture provides that with respect to the Notes:

(i)            we must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, non-callable United States government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by us, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable optional redemption date, as the case may be;

(ii)           in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that

(A)                               we have received from, or there has been published by, the IRS a ruling or

(B)                               since the date of the Indenture, there has been a change in the applicable federal income tax law, in each case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance, and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)          in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel reasonably acceptable to such Trustee confirming that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)          no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(v)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;

(vi)          we shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of the Notes over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others; and

(vii)         we shall have delivered to the Trustee an officers’ certificate stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance relating to the Notes have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next paragraph, the Indenture and the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Old Notes and the Notes then outstanding that are affected by such amendment or supplement (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the Old Notes and the Notes then outstanding under the Indenture that are affected by such amendment or supplement (including consents obtained in connection with a tender offer or exchange offer for the Notes).

Without the consent of each holder affected, however, an amendment or waiver may not (with respect to any Note held by a non-consenting holder):

(a)                                 reduce the aggregate principal amount of the Old Notes and the Notes whose holders must consent to an amendment, supplement or waiver;

(b)                                 reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of such Note;

(c)                                  reduce the rate of or change the time for payment of interest on any Note;

(d)                                 waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Old Notes and the Notes and a waiver of the payment default that resulted from such acceleration);

(e)                                  make any Note payable in money other than that stated in such Note;

(f)                                   make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or interest on the Notes;

(g)                                  waive a redemption payment or mandatory redemption with respect to any Note; or

(h)                                 make any change in the foregoing amendment and waiver provisions.

In addition, without the consent of holders of at least 66 2/3% of the principal amount of the Old Notes and Notes then outstanding, an amendment or a waiver may not make any change to the covenants in the Indenture entitled “Asset Sales,” “Change of Control Offer,” and “Excess Proceeds Offer” (including, in each case, the related definitions) as such covenants apply to the Notes.

Notwithstanding the foregoing, without the consent of any holder of Old Notes and Notes, we, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes or the Guarantees thereof to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, to provide for the assumption of the obligations of us or any Guarantor to holders of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, if the Trustee becomes a creditor of us or our Subsidiaries, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with us and our Subsidiaries; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

The holders of a majority in principal amount of the then outstanding Old Notes and Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur thereunder (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. The Trustee will not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)                                     this sentence shall not limit the preceding sentence of this paragraph;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the first sentence of this paragraph.

Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Accounts Receivable Subsidiary” means one Unrestricted Subsidiary of us specifically designated as an Accounts Receivable Subsidiary for the purpose of financing our accounts receivable; provided that any such designation shall not be deemed to prohibit us from financing accounts receivable through any other entity, including, without limitation, any other Unrestricted Subsidiary.

“Accounts Receivable Subsidiary Notes” means the notes to be issued by the Accounts Receivable Subsidiary for the purchase of accounts receivable.

“Acquired Debt” means, with respect to any specified person, Indebtedness of any other person existing at the time such other person merges with or into or becomes a Subsidiary of such specified person, or Indebtedness incurred by such specified person in connection with the acquisition of assets, including Indebtedness incurred in connection with, or in contemplation of, such other person merging with or into or becoming a Subsidiary of such specified person or the acquisition of such assets, as the case may be.

“Acquired Subscriber” means a subscriber to a telecommunications service provided by a telecommunications service provider that is not an Affiliate of us at the time we or one of our Restricted Subsidiaries purchases the right to provide telecommunications services to such subscriber from such telecommunications service provider, whether directly or through the acquisition of the entity providing telecommunications services or assets used or to be used to provide telecommunications service to such subscriber.

“Acquired Subscriber Debt” means (i) Indebtedness, the proceeds of which are used to pay the purchase price for Acquired Subscribers or to acquire the entity which has the right to provide telecommunications services to such Acquired Subscribers or to acquire from such entity or an Affiliate of such entity assets used or to be used in connection with such telecommunications business; provided that such Indebtedness is incurred within three years after the date of the acquisition of such Acquired Subscriber and (ii) Acquired Debt of any such entity being acquired; provided that in no event shall the amount of such Indebtedness and Acquired Debt for any Acquired Subscriber exceed the sum of the actual purchase price (inclusive of such Acquired Debt) for such Acquired Subscriber, such entity and such assets plus the cost of converting such Acquired Subscriber to usage of a delivery format for telecommunications services made available by us or any of our Restricted Subsidiaries.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that no individual, other than a director of DISH Network or us or an officer of DISH Network or us with a policy making function, shall be deemed an Affiliate of us or any of our Subsidiaries solely by reason of such individual’s employment, position or responsibilities by or with respect to DISH Network, us or any of their or our respective Subsidiaries.

“Asset Sale” means in a single transaction or a series of related transactions, if we or any Restricted Subsidiary:

(a)                                 sells, leases (in a manner that has the effect of a disposition), conveys or otherwise disposes of any of its assets (including by way of a sale-and-leaseback transaction), other than:

(i)                                     sales or other dispositions of inventory in the ordinary course of business;

(ii)                                  sales or other dispositions to us or a Wholly Owned Restricted Subsidiary by us or any Restricted Subsidiary;

(iii)                               sales or other dispositions of accounts receivable to DNCC for cash in an amount at least equal to the fair market value of such accounts receivable;

(iv)                              sales or other dispositions of rights to construct or launch satellites; and

(v)                                 sales or other dispositions permitted under “—Certain Covenants—Dispositions of ETC and Non-Core Assets” (provided that the sale, lease, conveyance or other disposition of all or substantially all of our assets shall be governed by the provisions of the Indenture described under “—Certain Covenants—Merger, Consolidation, or Sale of Assets”); or

(b)                                 issues or sells Equity Interests of any Restricted Subsidiary (other than any issue or sale of Equity Interests of ETC or a Subsidiary which constitutes a Non-Core Asset permitted under “—Certain Covenants—Dispositions of ETC and Non-Core Assets”),

in either case, which assets or Equity Interests: (1) have a fair market value in excess of $100 million (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors set forth in an officers’ certificate delivered to the Trustee); or (2) are sold or otherwise disposed of for net proceeds in excess of $100 million (each of the foregoing, an “Asset Sale”).

“Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Capital Lease Obligation” means, as to any person, the obligations of such person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

“Cash Equivalents” means: (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than two years from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-2, A-2 or better or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing within twelve months after the date of acquisition and (f) money market funds offered by any domestic commercial or investment bank having capital and surplus in excess of $500 million at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

“Change of Control” means: (a) any transaction or series of transactions the result of which is that any person (other than the Principal or a Related Party) individually owns more than 50% of the total Equity Interest of DISH Network; (b) the first day on which a majority of the members of the Board of Directors of DISH Network are not

Continuing Directors; or (c) any time that DISH Network shall cease to beneficially own 100% of our Equity Interests.

“Change of Control Event” means the occurrence of a Change of Control and a Rating Decline.

“Consolidated Cash Flow” means, with respect to any person for any period, the Consolidated Net Income of such person for such period, plus, to the extent deducted in computing Consolidated Net Income: (a) provision for taxes based on income or profits; (b) Consolidated Interest Expense; (c) depreciation and amortization (including amortization of goodwill and other intangibles) of such person for such period; and (d) any extraordinary loss and any net loss realized in connection with any Asset Sale, in each case, on a consolidated basis determined in accordance with GAAP; provided that Consolidated Cash Flow shall not include interest income derived from the net proceeds of the offering of the Notes.

“Consolidated Interest Expense” means, with respect to any person for any period, consolidated interest expense of such person for such period, whether paid or accrued, including amortization of original issue discount and deferred financing costs, non-cash interest payments and the interest component of Capital Lease Obligations, on a consolidated basis determined in accordance with GAAP; provided, however, that with respect to the calculation of the consolidated interest expense of us, the interest expense of Unrestricted Subsidiaries shall be excluded.

“Consolidated Net Income” means, with respect to any person for any period, the aggregate of the Net Income of such person and its Subsidiaries or, if such person is DDBS, of DDBS and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that: (a) the Net Income of any person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent person, in the case of a gain, or to the extent of any contributions or other payments by the referent person, in the case of a loss; (b) the Net Income of any person that is a Subsidiary that is not a Wholly Owned Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent person; (c) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (d) the Net Income of any Subsidiary of such person shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation to which it is subject; and (e) the cumulative effect of a change in accounting principles shall be excluded.

“Consolidated Net Tangible Assets” means, with respect to any person, the aggregate amount of assets of such person (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein) (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of such person and its consolidated Subsidiaries as of the end of the most recently ended fiscal quarter and computed in accordance with GAAP.

“Consolidated Net Worth” means, with respect to any person, the sum of: (a) the stockholders’ equity of such person; plus (b) the amount reported on such person’s most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such person upon issuance of such preferred stock, less: (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such person or a consolidated Subsidiary of such person; and (ii) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined on a consolidated basis in accordance with GAAP.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of DISH Network who: (a) was a member of such Board of Directors on the date of the Indenture; or (b) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or was nominated for election or elected by the Principal and his Related Parties.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deferred Payments” means Indebtedness owed to satellite construction or launch contractors incurred after the date of the Indenture in connection with the construction or launch of one or more satellites of us or our Restricted Subsidiaries used by us and/or them in the businesses described in the covenant “—Certain Covenants—Limitations on Activities of the Issuer” in an aggregate principal amount not to exceed $400 million at any one time outstanding.

“DISH®” means the direct broadcast satellite service of us and our Subsidiaries.

“DNCC” means Dish Network Credit Corporation, a Colorado corporation.

“DNLLC” means DISH Network L.L.C., a Colorado limited liability company.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature; provided, however, that any such Capital Stock may require the issuer of such Capital Stock to make an offer to purchase such Capital Stock upon the occurrence of certain events if the terms of such Capital Stock provide that such an offer may not be satisfied and the purchase of such Capital Stock may not be consummated until the 91st day after the Notes have been paid in full.

“DDBS” means DISH DBS Corporation, a Colorado corporation.

“DDBS Notes” means the 2009 DDBS Notes, the 2011 DDBS Notes, the 2012 DDBS Five-Year Notes, the 2012 DDBS Ten-Year Notes, the 2012 December DDBS Notes, the 2013 DDBS Five-Year Notes, the 2013 DDBS Seven-Year Notes and the 2014 DDBS Notes.

“DDBS Notes Indentures” means the 2009 DDBS Notes Indenture, the 2011 DDBS Notes Indenture, the 2012 DDBS Five-Year Notes Indenture, the 2012 DDBS Ten-Year Notes Indenture, the 2012 December DDBS Notes Indenture, the 2013 DDBS Five-Year Notes Indenture, the 2013 DDBS Seven-Year Notes Indenture and the 2014 DDBS Notes Indenture.

“Eligible Institution” means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ETC” means EchoStar Technologies Corporation, a Texas corporation.

“Existing Indebtedness” means the Notes and any other Indebtedness of us and our Subsidiaries in existence on the date of the Indenture until such amounts are repaid.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of the Indenture shall utilize GAAP as in effect on the date of the Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantee” means a guarantee by a Guarantor of the Notes.

“Guarantor” means any entity that executes a Guarantee of the obligations of DDBS under the Notes, and their respective successors and assigns.

“Hedging Obligations” means, with respect to any person, the obligations of such person pursuant to any arrangement with any other person, whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements designed to protect such person against fluctuations in interest rates.

“Indebtedness” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such person, the liquidation preference with respect to, any Preferred Equity Interests (but excluding, in each case, any accrued dividends) as well as the guarantee of items that would be included within this definition.

“Indebtedness to Cash Flow Ratio” means, with respect to any person, the ratio of: (a) the Indebtedness of such person and its Subsidiaries (or, if such person is DDBS, of DDBS and its Restricted Subsidiaries) as of the end of the most recently ended fiscal quarter, plus the amount of any Indebtedness incurred subsequent to the end of such fiscal quarter; to (b) such person’s Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur (the “Measurement Period”); provided, however, that if such person or any of its Subsidiaries (or, if such person is the Issuer, any of its Restricted Subsidiaries) consummates an acquisition, merger or other business combination or an Asset Sale or other disposition of assets subsequent to the commencement of the Measurement Period for which the calculation of the Indebtedness to Cash Flow Ratio is made, then the Indebtedness to Cash Flow Ratio shall be calculated giving pro forma effect to such transaction(s) as if the same had occurred at the beginning of the applicable period.

“Investment Grade” means, with respect to a security, that such security is rated at least BBB- or higher by S&P or Baa3 or higher by Moody’s (or, in the event of a change in ratings systems, the equivalent of such ratings by S&P or Moody’s), or the equivalent rating of another nationally recognized statistical rating organization.

“Investments” means, with respect to any person, all investments by such person in other persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

“Marketable Securities” means: (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper or corporate securities maturing not more than 18 months after the date of acquisition issued by a corporation (other than an Affiliate of us) with an Investment Grade rating, at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers’ acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

“Maximum Secured Amount” means 3.75 times the Trailing Cash Flow Amount, or, if greater and (i) following a Fall Away Event or (ii) during a period in which covenants do not apply as a result of the occurrence of the event described in the second paragraph under “—Certain Covenants—Investment Grade Rating” above, 15% of our Consolidated Net Tangible Assets.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation.

“Net Income” means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss) and excluding any unusual gain (but not loss) relating to recovery of insurance proceeds on satellites, together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by us or any of our Restricted Subsidiaries, as the case may be, in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by us or any Restricted Subsidiary to cash.

“Non-Core Assets” means:

(1)                                 all intangible present and possible future authorizations, rights, interests and other intangible assets related to all “western” direct broadcast satellite orbital locations other than the 148 degree orbital slot (as the term “western” is used by the FCC) held by us and/or any of our Subsidiaries at any time;

(2)                                 all intangible present and possible future authorizations, rights, interests and other intangible assets related to the fixed satellite service in the Ku-band, extended Ku-band, Ka-band and C-band held by us and/or any of our Subsidiaries at any time;

(3)                                 all present and possible future intangible authorizations, rights, interests and other intangible assets related to any mobile satellite service held by us and/or any of our Subsidiaries at any time;

(4)                                 all present and possible future intangible authorizations, rights, interests and other intangible assets related to local multi-point distribution service; and

(5)                                 any Subsidiary of us the assets of which consist solely of (i) any combination of the foregoing and (ii) other assets to the extent permitted under the provision described under the second paragraph of “Certain Covenants—Dispositions of ETC and Non-Core Assets.”

“Non-Recourse Indebtedness” of any person means Indebtedness of such person that: (i) is not guaranteed by any other person (except a Wholly Owned Subsidiary of the referent person); (ii) is not recourse to and does not obligate any other person (except a Wholly Owned Subsidiary of the referent person) in any way; (iii) does not subject any property or assets of any other person (except a Wholly Owned Subsidiary of the referent person), directly or indirectly, contingently or otherwise, to the satisfaction thereof, and (iv) is not required by GAAP to be reflected on the financial statements of any other person (other than a Subsidiary of the referent person) prepared in accordance with GAAP.

“Permitted Investments” means: (a) Investments in us or in a Wholly Owned Restricted Subsidiary that is a Guarantor; (b) Investments in Cash Equivalents and Marketable Securities; and (c) Investments by us or any of our Subsidiaries in a person if, as a result of such Investment: (i) such person becomes a Wholly Owned Restricted Subsidiary and becomes a Guarantor, or (ii) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, us or a Wholly Owned Restricted Subsidiary that is a Guarantor; provided that if at any time a Restricted Subsidiary shall cease to be a Subsidiary of us, we shall be deemed to have made a Restricted Investment in the amount of its remaining investment, if any, in such former Subsidiary.

“Permitted Liens” means:

(a)                                 Liens securing the Old Notes and the Notes and Liens securing any Guarantee;

(b)                                 Liens securing the Deferred Payments;

(c)                                  Liens securing any Indebtedness permitted under the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness” above; provided that such Liens under this clause (c) shall not secure Indebtedness in an amount exceeding the Maximum Secured Amount at the time that such Lien is incurred;

(d)                                 Liens securing Purchase Money Indebtedness; provided that such Indebtedness was permitted to be incurred by the terms of the Indenture and such Liens do not extend to any of assets of us or our Restricted Subsidiaries other than the assets so acquired;

(e)                                  Liens securing Indebtedness the proceeds of which are used to develop, construct, launch or insure any satellites other than EchoStar I and EchoStar II; provided that such Indebtedness was permitted to be incurred by the terms of the Indenture and such Liens do not extend to any of assets of us or our Restricted Subsidiaries other than such satellites being developed, constructed, launched or insured, and to the related licenses, permits and construction, launch and TT&C contracts;

(f)                                   Liens on orbital slots, licenses and other assets and rights of us; provided that such orbital slots, licenses and other assets and rights relate solely to the satellites referred to in clause (e) of this definition;

(g)                                  Liens on property of a person existing at the time such person is merged into or consolidated with us or any of our Restricted Subsidiaries; provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation, other than in the ordinary course of business;

(h)                                 Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary;” provided that such Liens were not incurred in connection with, or in contemplation of, such designation;

(i)                                     Liens on property existing at the time of acquisition thereof by us or any Restricted Subsidiary of us; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of us or any of our Restricted Subsidiaries other than the property so acquired;

(j)                                    Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefore;

(k)                                 Liens existing on the date of the Indenture;

(l)                                     Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(m)                             Liens incurred in the ordinary course of the business of us or any of our Restricted Subsidiaries (including, without limitation, Liens securing Purchase Money Indebtedness) with respect to obligations that do not exceed $100 million in principal amount in the aggregate at any one time outstanding;

(n)                                 Liens securing Indebtedness in an amount not to exceed $50 million incurred pursuant to clause (11) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness;”

(o)                                 Liens on any asset of us or any of our Restricted Subsidiaries securing Indebtedness in an amount not to exceed $50 million;

(p)                                 Liens securing Indebtedness permitted under clause (12) of the second paragraph of the provision described under “—Certain Covenants—Limitation on Incurrence of Indebtedness”; provided that such Liens shall not extend to assets other than the assets that secure such Indebtedness being refinanced;

(q)                                 any interest or title of a lessor under any Capital Lease Obligations; provided that such Capital Lease Obligation is permitted under the other provisions of the Indenture;

(r)                                    Liens permitted to be incurred under the DDBS Notes Indentures;

(s)                                   Liens not provided for in clauses (a) through (r) above, securing Indebtedness incurred in compliance with the terms of the Indenture; provided that the Notes are secured by the assets subject to such Liens on an equal and ratable basis or on a basis prior to such Liens; provided further that to the extent that such Lien secured Indebtedness that is subordinated to the Notes, such Lien shall be subordinated to and be later in priority than the Notes on the same basis; and

(t)                                    extensions, renewals or refundings of any Liens referred to in clauses (a) through (q) above; provided that (i) any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced and (ii) any extension, renewal or refunding of a Lien originally incurred pursuant to clause (c) above shall not secure Indebtedness in an amount greater than the Maximum Secured Amount at the time of such extension, renewal or refunding.

“Preferred Equity Interest,” in any person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class in such person.

“Principal” means Charles W. Ergen.

“Purchase Money Indebtedness” means (i) Indebtedness of us or any Guarantor incurred (within 365 days of such purchase) to finance the purchase of any assets (including the purchase of Equity Interests of persons that are not our Affiliates or Guarantors): (a) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets; and (b) to the extent that no more than $50 million of such Indebtedness at any one time outstanding is recourse to us or any of our Restricted Subsidiaries or any of their respective assets, other than the assets so purchased; and (ii) Indebtedness of us or any Guarantor which refinances Indebtedness referred to in clause (i) of this definition; provided that such refinancing satisfies subclauses (a) and (b) of such clause (i).

“Rating Agency” or “Rating Agencies” means:

(a)                                 S&P;

(b)                                 Moody’s; or

(c)                                  if S&P or Moody’s or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Issuer, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Rating Decline” means the occurrence on any date from and after the date of the public notice by us or another person seeking to effect a Change of Control of an arrangement that, in our good faith judgment, is expected to result in a Change of Control until the end of the 60 day period following public notice of the occurrence of a Change of Control or abandonment of the expected Change of Control transaction (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency) of a decline in the rating of the Notes by either Rating Agency by at least one notch in the gradation of the rating scale (e.g., + or – for S&P or 1, 2 and 3 for Moody’s) from such Rating Agency’s rating of the Notes.

“Receivables Trust” means a trust organized solely for the purpose of securitizing the accounts receivable held by the Accounts Receivable Subsidiary that:

(a)                                 shall not engage in any business other than (i) the purchase of accounts receivable or participation interests therein from the Accounts Receivable Subsidiary and the servicing thereof, (ii) the issuance of and distribution of payments with respect to the securities permitted to be issued under clause (b) below and (iii) other activities incidental to the foregoing;

(b)                                 shall not at any time incur Indebtedness or issue any securities, except (i) certificates representing undivided interests in the trust issued to the Accounts Receivable Subsidiary and (ii) debt securities issued in an arm’s length transaction for consideration solely in the form of cash and Cash Equivalents, all of which (net of any issuance fees and expenses) shall promptly be paid to the Accounts Receivable Subsidiary; and

(c)                                  shall distribute to the Accounts Receivable Subsidiary as a distribution on the Accounts Receivable Subsidiary’s beneficial interest in the trust no less frequently than once every six months all available cash and Cash Equivalents held by it, to the extent not required for reasonable operating expenses or reserves therefor or to service any securities issued pursuant to clause (b) above that are not held by the Accounts Receivable Subsidiary.

“Related Party” means, with respect to the Principal, (a) the spouse and each immediate family member of the Principal and (b) each trust, corporation, partnership or other entity of which the Principal beneficially holds an 80% or more controlling interest.

“Restricted Investment” means an Investment other than Permitted Investments.

“Restricted Subsidiary” or “Restricted Subsidiaries” means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by us or one or more Subsidiaries of us or a combination thereof, other than Unrestricted Subsidiaries.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Satellite Receiver” means any satellite receiver capable of receiving programming from the DISH® branded pay-TV service.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation as in effect on the date of the Indenture.

“Subsidiary” or “Subsidiaries” means, with respect to any person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of such person or a combination thereof.

“Trailing Cash Flow Amount” means our Consolidated Cash Flow during the most recent four fiscal quarters for which financial statements are available; provided that if we or any of our Restricted Subsidiaries consummates a merger, acquisition or other business combination or an Asset Sale or other disposition of assets subsequent to the commencement of such period but prior to or contemporaneously with the event for which the calculation of Trailing Cash Flow Amount is made, then Trailing Cash Flow Amount shall be calculated giving pro forma effect to such material acquisition or Asset Sale or other disposition of assets, as if the same had occurred at the beginning of the applicable period.

“TT&C” means telemetry, tracking and control.

“2009 DDBS Notes” means the $1,400,000,000 aggregate principal original issue amount of 7.875% Senior Notes due 2019 issued by the Company.

“2009 DDBS Notes Indenture” means the indenture dated as of August 17, 2009 between the Company and U.S. Bank National Association, as trustee, as the same may be amended, modified or supplemented from time to time.

“2011 DDBS Notes” means the $2,000,000,000 aggregate principal original issue amount of 6.75% Senior Notes due 2021 issued by the Company.

“2011 DDBS Notes Indenture” means the indenture dated as of May 5, 2011 between the Company and Wells Fargo Bank, National Association, as trustee, as the same may be amended, modified or supplemented from time to time.

“2012 DDBS Five-Year Notes” means the $900,000,000 aggregate principal original issue amount of 4.625% Senior Notes due 2017 issued by the Company.

“2012 DDBS Five-Year Notes Indenture” means the indenture dated as of May 16, 2012 relating to the 4.625% Senior Notes due 2017 between the Company and Wells Fargo Bank, National Association, as trustee, as the same may be amended, modified or supplemented from time to time.

“2012 DDBS Ten-Year Notes” means the $2,000,000,000 aggregate principal original issue amount of 5.875% Senior Notes due 2022 issued by the Company.

“2012 DDBS Ten-Year Notes Indenture” means the indenture dated as of May 16, 2012 relating to the 5.875% Senior Notes due 2022 between the Company and Wells Fargo Bank, National Association, as trustee, as the same may be amended, modified or supplemented from time to time.

“2012 December DDBS Notes” means the $1,500,000,000 aggregate principal original issue amount of 5% Senior Notes due 2023 issued by the Company.

“2012 December DDBS Notes Indenture” means the indenture dated as of December 27, 2012 relating to the 5% Senior Notes due 2023 between the Company and Wells Fargo Bank, National Association, as trustee, as the same may be amended, modified or supplemented from time to time.

“2013 DDBS Five-Year Notes” means the $1,200,000,000 aggregate principal original issue amount of 4.250% Senior Notes due 2018 issued by the Company.

“2013 DDBS Five-Year Notes Indenture” means the indenture dated as of April 5, 2013 relating to the 4.250% Senior Notes due 2018 between the Company and Wells Fargo Bank, National Association, as trustee, as the same may be amended, modified or supplemented from time to time.

“2013 DDBS Seven-Year Notes” means the $1,100,000,000 aggregate principal original issue amount of 5.125% Senior Notes due 2020 issued by the Company.

“2013 DDBS Seven-Year Notes Indenture” means the indenture dated as of April 5, 2013 relating to the 5.125% Senior Notes due 2020 between the Company and Wells Fargo Bank, National Association, as trustee, as the same may be amended, modified or supplemented from time to time.

“2014 DDBS Notes” means the $2,000,000,000 aggregate principal original issue amount of 5.875% Senior Notes due 2024 issued by the Company.

“2014 DDBS Notes Indenture” means the indenture dated as of November 20, 2014 relating to the 5.875% Senior Notes due 2024 between the Company and U.S. Bank National Association, as trustee, as the same may be amended, modified or supplemented from time to time.

“Unrestricted Subsidiary” or “Unrestricted Subsidiaries” means: (A) Wright Travel Corporation, DISH Real Estate Corporation V, WS Acquisition L.L.C. and Echosphere De Mexico S. De R.L. De C.V.; and (B) any Subsidiary of us designated as an Unrestricted Subsidiary in a resolution of our Board of Directors:

(a)                                 no portion of the Indebtedness or any other obligation (contingent or otherwise) of which, immediately after such designation: (i) is guaranteed by us or any other Subsidiary of us (other than another Unrestricted Subsidiary); (ii) is recourse to or obligates us or any other Subsidiary of us (other than another Unrestricted Subsidiary) in any way; or (iii) subjects any property or asset of us or any other Subsidiary of us (other than another Unrestricted Subsidiary), directly or indirectly, contingently or otherwise, to satisfaction thereof;

(b)                                 with which neither we nor any other Subsidiary of us (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement, understanding or is subject to an obligation of any kind, written or oral, other than on terms no less favorable to us or such other Subsidiary than those that might be obtained at the time from persons who are not our Affiliates; and

(c)                                  with which neither we nor any other Subsidiary of us (other than another Unrestricted Subsidiary) has any obligation: (i) to subscribe for additional shares of Capital Stock or other Equity Interests therein; or (ii) to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results;

provided, however, that neither DNLLC nor Echosphere L.L.C. may be designated as an Unrestricted Subsidiary. If at any time after the date of the Indenture we designate an additional Subsidiary (other than ETC or a Subsidiary that constitutes a Non-Core Asset) as an Unrestricted Subsidiary, we will be deemed to have made a Restricted Investment in an amount equal to the fair market value (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors and set forth in an officers’ certificate delivered to the Trustee no later than ten business days following a request from the Trustee, which certificate shall cover the six months preceding the date of the request) of such Subsidiary and to have incurred all Indebtedness of such Unrestricted Subsidiary. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary of us if, at the time of such designation after giving pro forma effect thereto, no Default or Event of Default shall have occurred or be continuing.

“Weighted Average Life To Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” means a Wholly Owned Subsidiary of us that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” means, with respect to any person, any Subsidiary all of the outstanding voting stock (other than directors’ qualifying shares) of which is owned by such person, directly or indirectly.

CAPITALIZATION

The following table presents our cash, cash equivalents and current marketable investment securities plus consolidated capitalization as of June 30, 2016 on an actual basis. This table is derived from and should be read in conjunction with our unaudited condensed consolidated financial statements for the quarter ended June 30, 2016 that are included as part of this prospectus.

As of June 30, 2016
Actual
(in millions)
Cash, cash equivalents and current marketable investment securities	$209
Debt
4 5/8% Senior Notes due 2017	900
4 1/4% Senior Notes due 2018	1,200
7 7/8% Senior Notes due 2019	1,400
5 1/8% Senior Notes due 2020	1,100
6 3/4% Senior Notes due 2021	2,000
5 7/8% Senior Notes due 2022	2,000
5% Senior Notes due 2023	1,500
5 7/8% Senior Notes due 2024	2,000
7 3/4 Senior Notes due 2026	2,000
Capital lease obligations and other notes payable, including current portion	166
Unamortized deferred financing costs and debt discounts, net	(45)

Total long-term debt and capital lease obligations (including current portion)	14,221
Total stockholder’s equity (deficit)	(14,155)
Total capitalization	$66

DESCRIPTION OF MATERIAL INDEBTEDNESS

The Notes offered hereby will be issued under the Indenture, dated as of June 13, 2016, pursuant to which we issued the Old Notes.  Our other outstanding debt securities as of June 30, 2016 (which are summarized in the table below) are governed by indentures that are similar in certain respects to the Indenture governing the Notes. However, these other existing indentures also contain provisions that are different from those that are contained in the Indenture governing the Notes, including, but not limited to, those in respect of maturity, interest rates, redemption prices and periods during which we may exercise our options to redeem the notes issued thereunder, as well as in respect of the scope and content of many of the restrictive covenants contained therein. The existing notes described below are guaranteed on a senior basis by our principal operating subsidiaries. Copies of these existing indentures may be obtained from DISH Network’s filings with the SEC that are available to the public on the SEC’s Internet website at http://www.sec.gov and from us. See “Where You Can Find More Information.”

Series	Principal Amount (as of June 30, 2016)	Redeemable Beginning	Maturity
	(dollars in millions)
4 5/8% Senior Notes due 2017	$900	At any time on payment of “make-whole” premium	July 15, 2017
4 1/4% Senior Notes due 2018	$1,200	At any time on payment of “make-whole” premium	April 1, 2018
7 7/8% Senior Notes due 2019	$1,400	At any time on payment of “make-whole” premium	September 1, 2019
5 1/8% Senior Notes due 2020	$1,100	At any time on payment of “make-whole” premium	May 1, 2020
6 3/4% Senior Notes due 2021	$2,000	At any time on payment of “make-whole” premium	June 1, 2021
5 7/8% Senior Notes due 2022	$2,000	At any time on payment of “make-whole” premium	July 15, 2022
5% Senior Notes due 2023	$1,500	At any time on payment of “make-whole” premium	March 15, 2023
5 7/8% Senior Notes due 2024	$2,000	At any time on payment of “make-whole” premium	November 15, 2024

REGISTRATION RIGHTS

We are making the exchange offer to comply with our obligations under the registration rights agreement to register the exchange of the Notes for the Old Notes.  In the registration rights agreement, we also agreed under certain circumstances, described below, to file a shelf registration statement to register the resale of certain Old Notes and Notes.  The following summary of the registration rights that are provided in the registration rights agreement is not complete.  You should refer to the registration rights agreement and the Indenture for a full description of the registration rights that apply to the Notes.

We and the initial purchaser entered into the registration rights agreement on June 13, 2016. In the registration rights agreement, we agreed to file the exchange offer registration statement relating to the Notes with the SEC within 180 days of the closing date of the initial sale of the Old Notes to the initial purchaser, and use our reasonable best efforts to have it then declared effective within 270 days of the closing date. We also agreed to use our reasonable best efforts to cause that exchange offer registration statement to be effective continuously, to keep the exchange offer open for a period of not less than 20 business days and cause the exchange offer to be consummated no later than the 315th day after the closing date. Pursuant to the exchange offer, certain holders of the Old Notes that constitute “transfer restricted securities” will be allowed to exchange their transfer restricted securities for registered Notes.

If (i) we determine, after consultation with counsel, either (x) that an exchange offer is not permitted by applicable law or SEC policy or (y) that an exchange offer is not effective to make the Notes freely tradeable to the extent contemplated by the registration rights agreement under applicable law or SEC policy or (ii) any holder of the Old Notes that are transfer restricted securities notifies us prior to the consummation of such exchange offer that (a) it is prohibited by law or policy of the SEC from participating in the exchange offer; (b) it may not resell the Notes acquired by it in the exchange offer to the public without delivering a prospectus, and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by it, other than by reason of such holder being an affiliate of the Company; or (c) it is a broker-dealer and holds the Old Notes acquired directly from us or any of our affiliates, we will file with the SEC a shelf registration statement to register for public resale the transfer restricted securities held by any such holder who provides us with certain information for inclusion in the shelf registration statement.

For purposes of the registration rights agreement, “transfer restricted securities” means each Old Note until the earliest on the date of which (i) such Old Note is exchanged in the exchange offer and is entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) such Old Note has been disposed of in accordance with the shelf registration statement, (iii) such Old Note is disposed of by a broker-dealer pursuant to the “Plan of Distribution” contemplated by the exchange offer registration statement (including delivery of the prospectus contained therein) or (iv) such Old Note may be sold to the public in accordance with Rule 144 under the Securities Act by a person that is not an “affiliate” (as defined in Rule 144 under the Securities Act) of us where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied at such time of determination).

The registration rights agreement provides that the following events will constitute a “registration default”:

•                  if we fail to file an exchange offer registration statement with the SEC on or prior to the 180th day after the closing date of the initial sale of the Old Notes to the initial purchaser;

•                  if the exchange offer registration statement is not declared effective by the SEC on or prior to the 270th day after that closing date;

•                  if the exchange offer is not consummated on or before the 315th day after that closing date;

•                  if obligated to file the shelf registration statement and we fail to file the shelf registration statement with the SEC on or prior to the later of (i) the 180th day after that closing date or (ii) the 90th day after such filing obligation arises (such later date, the “Filing Deadline”);

•                  if obligated to file a shelf registration statement and the shelf registration statement is not declared effective on or prior to the 270th day after the Filing Deadline; or

•                  except in certain circumstances, if the exchange offer registration statement or the shelf registration statement, as the case may be, is declared effective but thereafter (and before the second anniversary of the initial sale of the Old Notes) ceases to be effective or useable in connection with resales of the transfer restricted securities, for such time of non-effectiveness or non-usability.

If there is a registration default, then we will pay to each holder of transfer restricted securities affected thereby additional interest in an amount equal to $0.05 per week per $1,000 in principal amount of transfer restricted securities held by such holder for each week or portion thereof that the registration default continues for the first 90-day period immediately following the occurrence of that registration default. The amount of the additional interest shall increase by an additional $0.05 per week per $1,000 in principal amount of transfer restricted securities with respect to each subsequent 90-day period until all registration defaults have been cured or until the transfer restricted securities become freely tradable without registration under the Securities Act, up to a maximum amount of additional interest of $0.25 per week per $1,000 in principal amount of transfer restricted securities. We shall not be required to pay additional interest with respect to the Notes for more than one of these registration defaults at any given time. Following the cure of all of these registration defaults, the accrual of additional interest will cease.

We will pay all accrued additional interest to holders entitled thereto by wire transfer to the accounts specified by them or by mailing checks to their registered address if no such accounts have been specified.

Holders of the Old Notes are required to make certain representations to us, as described elsewhere in this prospectus, in order to participate in the exchange offer and are required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their Old Notes included in the shelf registration statement and benefit from the provisions regarding additional interest set forth above.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF THE EXCHANGE OFFER

THE DISCUSSION OF THE UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF THE EXCHANGE OFFER BELOW IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THE APPLICABLE TREASURY REGULATIONS PROMULGATED AND PROPOSED UNDER THE CODE, JUDICIAL DECISIONS, AND ADMINISTRATIVE INTERPRETATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY ON A RETROACTIVE BASIS. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER EACH HOLDER IS STRONGLY URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO ITS PARTICULAR TAX SITUATION AND THE PARTICULAR TAX EFFECTS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

If a holder exchanges an Old Note for a Note in the exchange offer, the exchange should not be a taxable transaction for United States federal income tax purposes.  Accordingly, holders should not recognize any gain or loss when they receive the Notes, and should be required to continue to include interest on the Notes in gross income.  Further, the Notes should have the same issue price as the Old Notes immediately before the exchange, and a holder’s adjusted tax basis and holding period in a Note should be equal to the adjusted tax basis and holding period that the holder had in the corresponding Old Note immediately before the exchange.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition and holding of the Notes by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, the Exchange Agent or any of their respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Notes are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Notes. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the Notes, provided that neither the issuer of the Notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”).  There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Notes or any interest therein will be deemed to have represented by its purchase and holding of the Notes or any interest therein that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Notes on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the Notes will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Notes on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Notes have exclusive responsibility for ensuring that their purchase and holding of the Notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any Notes to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset

Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

BOOK-ENTRY, DELIVERY AND FORM

We will issue the Notes sold in the form of one or more global Notes.  The global Notes will be deposited with, or on behalf of, the clearing agency registered under the Exchange Act that is designated to act as depositary for the Notes and registered in the name of the depositary or its nominee.  The DTC will be the initial depositary.

Investors may hold their interests in a global Note directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants.

Except as set forth below, the global Notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Depositary Procedures

DTC has advised us that DTC is:

•                  a limited-purpose trust company organized under the laws of the State of New York;

•                  a member of the Federal Reserve System;

•                  a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•                  a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.  DTC’s participants include:

•                  securities brokers and dealers;

•                  banks;

•                  trust companies;

•                  clearing corporations; and

•                  certain other organizations.

Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

We expect that pursuant to the procedures established by DTC (i) upon the issuance of the global Notes, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global Notes to the accounts of participants, and (ii) ownership of beneficial interests in the global Notes will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and the participants (with respect to the owners of beneficial interests in the global Notes other than participants).  The accounts to be credited will be designated by the initial purchaser of the beneficial interests.  Ownership of beneficial interests in global Notes is limited to participants or persons that may hold interests through participants.

So long as DTC or its nominee is the registered holder and owner of the global Notes, DTC or its nominee, as the case may be, will be considered the sole legal owner of the Notes represented by the global Notes for all purposes under the Indenture and the Notes issued thereunder.  Except as set forth below, owners of beneficial interests in the global Notes will not be entitled to receive definitive notes and will not be considered to be the owners or holders of any notes under the global Notes.  We understand that under existing industry practice, in the event an owner of a beneficial interest in a global exchange note desires to take any action that DTC, as the holder of the global Notes, is entitled to take, DTC would authorize the participants to take the action, and that participants would authorize beneficial owners owning through the participants to take the action or would otherwise act upon the instructions of beneficial owners owning through them.  No beneficial owner of an interest in global Notes will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Indenture.

We will make payments of the principal of, and interest on, the Notes represented by the global Notes registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global Notes.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global Notes as shown on the records of DTC or its nominee.  We also expect that payments by participants and indirect participants to owners of beneficial interests in the global Notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for accounts of customers registered in the names of nominees for these customers.  The payments, however, will be the responsibility of the participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for:

•                  any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the global Notes;

•                  maintaining, supervising or reviewing any records relating to the beneficial ownership interests;

•                  any other aspect of the relationship between DTC and its participants; or

•                  the relationship between the participants and indirect participants and the owners of beneficial interests in global Notes.

Unless and until it is exchanged in whole or in part for definitive notes, global Notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

Participants in DTC will effect transfers with other participants in the ordinary way in accordance with DTC rules and will settle transfers in same-day funds.  Participants in Euroclear and Clearstream Banking will effect transfers with other participants in the ordinary way in accordance with the rules and operating procedures of Euroclear and Clearstream Banking, as applicable.  If a holder requires physical delivery of a definitive note for any reason, including to sell notes to persons in jurisdictions which require physical delivery or to pledge notes, the holder must transfer its interest in the global Notes in accordance with the normal procedures of DTC and the procedures set forth in the Indenture.

We expect that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose accounts at the DTC interests in the global Notes are credited and only in respect of the portion of the aggregate principal amount of the Notes as to which the participant or participants has or have given direction.  However, if there is an event of default under the Notes, DTC will exchange the global Notes for definitive notes, which it will distribute to its participants.  These definitive notes are subject to certain restrictions on registration of transfers and will bear appropriate legends restricting their transfer.  Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in global Notes among participants of DTC, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.  Neither we nor the trustee have any responsibility for the performance by DTC or its participants or indirect participants of their obligations under the rules and procedures governing its operations.

If DTC is at any time unwilling or unable to continue as a depositary for the global Notes or ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days, we will issue definitive notes in exchange for the global Notes.  The definitive notes will be subject to certain restrictions on registration of transfers and will bear appropriate legends concerning these restrictions.

The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe are reliable, but we take no responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

Based on interpretations by the SEC staff set forth in no-action letters issued to third parties, including “Exxon Capital Holdings Corporation,” available May 13, 1988, “Morgan Stanley & Co. Incorporated,” available June 5, 1991, “Mary Kay Cosmetics, Inc.,” available June 5, 1991, and “Warnaco, Inc.,” available October 11, 1991, we believe that Notes issued in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders so long as such holder is not (i) our affiliate, (ii) a broker-dealer who acquired Old Notes directly from us or our affiliate or (iii) a broker-dealer who acquired Old Notes as a result of market-making or other trading activities.  Offers, sales and transfers may be made without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Notes are acquired in the ordinary course of such holders’ business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Notes and that participating broker-dealers receiving Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of such Notes.  To date, the SEC staff has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the exchange offer (other than a resale of an unsold allotment from the sale of the Old Notes to the initial purchaser) with the prospectus contained in the registration statement relating to the exchange offer.  Pursuant to the registration rights agreement, we have agreed to permit participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus in connection with the resale of such Notes.  We have agreed that, for a period of one year after the consummation of the exchange offer, we will make this prospectus and any amendment or supplement to this prospectus available to any broker-dealer that requests such documents in the letter of transmittal for the exchange offer.  Each holder of the Old Notes who wishes to exchange its Old Notes for Notes in the exchange offer will be required to make certain representations to us as set forth in “The Exchange Offer.”  In addition, each holder who is a broker-dealer and who receives Notes for its own account in exchange for the Old Notes that were acquired by it as a result of market-making activities or other trading activities will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such Notes.

We will not receive any proceeds from any sale of Notes by broker-dealers.  Notes received by brokers-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Notes.  Any broker-dealer that resells Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.  The letter of transmittal for the exchange offer states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The initial purchaser of the Old Notes has agreed to pay, or reimburse us for, all out-of-pocket costs and expenses that we reasonably incur in connection with the registration of the Notes in an aggregate amount not to exceed $750,000, including SEC filing fees, costs of printing or word processing or other production of documents incurred in connection with the exchange offer, fees and expenses of the trustee, and any transfer or exchange agent, fees and expenses of compliance with federal securities and state Blue Sky or securities laws, application and filing fees in connection with listing the Notes, fees and disbursements of our counsel and independent accountants and all expenses of printing (including printing certificates for the Notes to be issued in the exchange offer and printing of prospectuses), messenger and delivery services and telephone, as set forth in the registration rights agreement relating to the offering of the Old Notes.  We will indemnify holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.

Following consummation of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of Old Notes who did not exchange their Old Notes for Notes in the exchange offer, on terms that may differ from those contained in the registration statement.  This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any such additional exchange offers.  Such additional exchange offers will take place from time to time until all outstanding Old Notes have been exchanged for Notes pursuant to the terms and conditions herein.

VALIDITY OF THE NOTES

The validity of the Notes offered hereby will be passed upon on our behalf by Sullivan & Cromwell LLP, New York, New York. Sullivan & Cromwell LLP will rely on the opinion of R. Stanton Dodge, Executive Vice President, General Counsel and Secretary of DISH DBS, as to matters of Colorado law.  As of August 19, 2016, Mr. Dodge owned, directly and indirectly, 4,289 shares of DISH Network’s Class A common stock.

EXPERTS

The consolidated financial statements of DISH DBS as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We may “incorporate by reference” in this prospectus information filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below (File No. 333-31929) (other than, in each case, information that is deemed not to have been filed in accordance with SEC rules) and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we complete this offering (other than, in each case, information that is deemed not to have been filed in accordance with SEC rules):

•                  our Annual Report on Form 10-K for the year ended December 31, 2015;

•                  our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016 and the quarter ended June 30, 2016; and

•                  our Current Reports on Form 8-K filed on June 9, 2016 and June 13, 2016.

You can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address described above.  You may request free copies of any of these filings by writing or calling us at our principal offices, which are located at the following address:

DISH DBS Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80112
Attention: General Counsel
Telephone: (303) 723-1000

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Financial Statements:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder

DISH DBS Corporation:

We have audited the accompanying consolidated balance sheets of DISH DBS Corporation and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholder’s equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2015.  These consolidated financial statements are the responsibility of DISH DBS Corporation’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DISH DBS Corporation and subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2015, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Denver, Colorado

March 24, 2016

DISH DBS CORPORATION

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share amounts)

	As of December 31,
	2015	2014
Assets
Current Assets:
Cash and cash equivalents	$419,926	$6,762,140
Marketable investment securities	141,335	1,401,145
Trade accounts receivable, net of allowance for doubtful accounts of $20,972 and $23,520, respectively	822,505	902,186
Inventory	390,253	493,546
Other current assets	115,205	130,038
Total current assets	1,889,224	9,689,055

Noncurrent Assets:
Restricted cash, cash equivalents and marketable investment securities	82,374	86,984
Property and equipment, net	2,150,340	2,437,004
FCC authorizations	635,794	635,794
Other noncurrent assets, net	546,824	535,308
Total noncurrent assets	3,415,332	3,695,090
Total assets	$5,304,556	$13,384,145

Liabilities and Stockholder’s Equity (Deficit)
Current Liabilities:
Trade accounts payable	$433,349	$388,198
Deferred revenue and other	843,638	865,210
Accrued programming	1,531,389	1,374,710
Accrued interest	224,513	227,158
Other accrued expenses	430,820	441,693
Current portion of long-term debt and capital lease obligations	1,531,928	679,149
Total current liabilities	4,995,637	3,976,118

Long-Term Obligations, Net of Current Portion:
Long-term debt and capital lease obligations, net of current portion	12,206,687	13,728,749
Deferred tax liabilities	1,089,016	1,188,399
Long-term deferred revenue, distribution and carriage payments and other long-term liabilities	164,682	188,067
Total long-term obligations, net of current portion	13,460,385	15,105,215
Total liabilities	18,456,022	19,081,333

Commitments and Contingencies (Note 11)

Redeemable noncontrolling interests	18,000	19,913

Stockholder’s Equity (Deficit):
Common stock, $.01 par value, 1,000,000 shares authorized, 1,015 shares issued and outstanding	—	—
Additional paid-in capital	1,309,138	1,276,201
Accumulated other comprehensive income (loss)	12,039	28,383
Accumulated earnings (deficit)	(14,492,752)	(7,022,887)
Total DISH DBS stockholder’s equity (deficit)	(13,171,575)	(5,718,303)
Noncontrolling interests	2,109	1,202
Total stockholder’s equity (deficit)	(13,169,466)	(5,717,101)
Total liabilities and stockholder’s equity (deficit)	$5,304,556	$13,384,145

The accompanying notes are an integral part of these consolidated financial statements.

DISH DBS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands)

	For the Years Ended December 31,
	2015	2014	2013
Revenue:
Subscriber-related revenue	$14,524,510	$14,130,607	$13,559,511
Equipment sales and other revenue	113,739	146,806	136,101
Total revenue	14,638,249	14,277,413	13,695,612

Costs and Expenses (exclusive of depreciation shown separately below - Note 6):
Subscriber-related expenses	8,511,404	8,066,642	7,677,111
Satellite and transmission expenses	753,853	685,732	527,483
Cost of sales - equipment, services and other	91,653	106,037	85,627
Subscriber acquisition costs:
Cost of sales - subscriber promotion subsidies	173,331	231,064	252,178
Other subscriber acquisition costs	849,999	912,718	992,221
Subscriber acquisition advertising	552,278	528,642	440,337
Total subscriber acquisition costs	1,575,608	1,672,424	1,684,736
General and administrative expenses	745,366	762,146	687,122
Depreciation and amortization (Note 6)	907,687	956,101	905,987
Total costs and expenses	12,585,571	12,249,082	11,568,066

Operating income (loss)	2,052,678	2,028,331	2,127,546

Other Income (Expense):
Interest income	5,606	35,810	38,214
Interest expense, net of amounts capitalized	(862,231)	(834,856)	(878,550)
Other, net	14,480	(3,394)	(2,833)
Total other income (expense)	(842,145)	(802,440)	(843,169)

Income (loss) before income taxes	1,210,533	1,225,891	1,284,377
Income tax (provision) benefit, net	(447,640)	(410,831)	(459,655)
Net income (loss)	762,893	815,060	824,722
Less: Net income (loss) attributable to noncontrolling interests, net of tax	(17,242)	(9,825)	(300)
Net income (loss) attributable to DISH DBS	$780,135	$824,885	$825,022

Comprehensive Income (Loss):
Net income (loss)	$762,893	$815,060	$824,722
Other comprehensive income (loss):
Unrealized holding gains (losses) on available-for-sale securities	(23,468)	27,819	8,781
Deferred income tax (expense) benefit, net	7,124	(10,625)	(3,672)
Total other comprehensive income (loss), net of tax	(16,344)	17,194	5,109
Comprehensive income (loss)	746,549	832,254	829,831
Less: Comprehensive income (loss) attributable to noncontrolling interests, net of tax	(17,242)	(9,825)	(300)
Comprehensive income (loss) attributable to DISH DBS	$763,791	$842,079	$830,131

The accompanying notes are an integral part of these consolidated financial statements.

DISH DBS CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

(In thousands)

			Accumulated
		Additional	Other	Accumulated			Redeemable
	Common	Paid-In	Comprehensive	Earnings	Noncontrolling		Noncontrolling
	Stock	Capital	Income (Loss)	(Deficit)	Interest	Total	Interest
Balance, December 31, 2012	$—	$1,254,814	$6,080	$(6,522,794)	$—	$(5,261,900)	$—
Non-cash, stock-based compensation	—	29,647	—	—	—	29,647	—
Income tax (expense) benefit related to stock awards and other	—	18,788	—	—	—	18,788	—
Change in unrealized holding gains (losses) on available-for-sale securities, net	—	—	8,781	—	—	8,781	—
Deferred income tax (expense) benefit attributable to unrealized gains (losses) on available-for-sale securities	—	—	(3,672)	—	—	(3,672)	—
Capital distribution to EchoStar	—	(3,148)	—	—	—	(3,148)	—
Noncontrolling interest recognized with acquisition of a controlling interest in subsidiary	—	—	—	—	2,882	2,882	—
Net income (loss) attributable to noncontrolling interests	—	—	—	—	(300)	(300)	—
Net income (loss) attributable to DISH DBS	—	—	—	825,022	—	825,022	—
Balance, December 31, 2013	$—	$1,300,101	$11,189	$(5,697,772)	$2,582	$(4,383,900)	$—
Dividends to DISH Orbital Corporation (Note 15)	—	—	—	(2,150,000)	—	(2,150,000)	—
Non-cash, stock-based compensation	—	33,969	—	—	28	33,997	27
Income tax (expense) benefit related to stock awards and other	—	23,022	—	—	(691)	22,331	—
Change in unrealized holding gains (losses) on available-for-sale securities, net	—	—	27,819	—	—	27,819	—
Deferred income tax (expense) benefit attributable to unrealized gains (losses) on available-for-sale securities	—	—	(10,625)	—	—	(10,625)	—
Capital distribution to EchoStar - Satellite and Tracking Stock Transaction, net of deferred taxes of $31,274	—	(51,466)	—	—	—	(51,466)	—
Sling TV Exchange Transaction with EchoStar:
Capital distribution to EchoStar, net of deferred taxes of $3,542	—	(5,845)	—	—	(6,118)	(11,963)	—
Deemed distribution to EchoStar- initial fair value of redeemable noncontrolling interest, net of deferred taxes of $8,489	—	(14,011)	—	—	—	(14,011)	22,500
Contribution of Sling TV from parent	—	(9,569)	—	—	12,612	3,043	—
Net income (loss) attributable to noncontrolling interests	—	—	—	—	(7,211)	(7,211)	(2,614)
Net income (loss) attributable to DISH DBS	—	—	—	824,885	—	824,885	—
Balance, December 31, 2014	$—	$1,276,201	$28,383	$(7,022,887)	$1,202	$(5,717,101)	$19,913
Dividends to DISH Orbital Corporation (Note 15)	—	—	—	(8,250,000)	—	(8,250,000)	—
Non-cash, stock-based compensation	—	19,072	—	—	—	19,072	127
Income tax (expense) benefit related to stock awards and other	—	23,463	—	—	691	24,154	—
Change in unrealized holding gains (losses) on available-for-sale securities, net	—	—	(23,468)	—	—	(23,468)	—
Deferred income tax (expense) benefit attributable to unrealized gains (losses) on available-for-sale securities	—	—	7,124	—	—	7,124	—
Revaluation of EchoStar’s interest in Sling TV to redemption value, net of deferred taxes of $5,820	—	(9,598)	—	—	—	(9,598)	15,418
Net income (loss) attributable to noncontrolling interests	—	—	—	—	216	216	(17,458)
Net income (loss) attributable to DISH DBS	—	—	—	780,135	—	780,135	—
Balance, December 31, 2015	$—	$1,309,138	$12,039	$(14,492,752)	$2,109	$(13,169,466)	$18,000

The accompanying notes are an integral part of these consolidated financial statements.

DISH DBS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Years Ended December 31,
	2015	2014	2013
Cash Flows From Operating Activities:
Net income (loss)	$762,893	$815,060	$824,722
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	907,687	956,101	905,987
Non-cash, stock-based compensation	19,199	34,024	29,647
Deferred tax expense (benefit)	(108,821)	87,587	71,405
Other, net	(29,835)	40,274	(82,032)
Changes in current assets and current liabilities, net
Trade accounts receivable	82,229	2,202	(69,545)
Allowance for doubtful accounts	(2,548)	7,539	2,147
Inventory	115,570	(11,718)	(18,437)
Other current assets	14,833	14,373	(26,407)
Trade accounts payable	45,151	(245,677)	108,565
Deferred revenue and other	(21,571)	39,303	(8,040)
Accrued programming and other accrued expenses	165,881	57,939	92,309
Net cash flows from operating activities	1,950,668	1,797,007	1,830,321

Cash Flows From Investing Activities:
(Purchases) Sales and maturities of marketable investment securities, net	1,250,791	2,744,000	(1,838,875)
Purchases of property and equipment	(646,607)	(822,121)	(925,203)
Change in restricted cash, cash equivalents and marketable investment securities	4,610	(4,204)	38,881
Other, net	(2,658)	(737)	(12,235)
Net cash flows from investing activities	606,136	1,916,938	(2,737,432)

Cash Flows From Financing Activities:
Proceeds from issuance of long-term debt	—	2,000,000	2,300,000
Proceeds from issuance of restricted debt	—	—	2,600,000
Redemption of restricted debt	—	—	(2,600,000)
Funding of restricted debt escrow	—	—	(2,596,750)
Release of restricted debt escrow	—	—	2,596,771
Dividend to DISH Orbital Corporation	(8,250,000)	(2,150,000)	—
Redemption and repurchases of long-term debt	(650,001)	(1,099,999)	(500,000)
Repayment of long-term debt and capital lease obligations	(29,206)	(29,649)	(35,586)
Other, net	30,189	33,368	12,764
Net cash flows from financing activities	(8,899,018)	(1,246,280)	1,777,199

Net increase (decrease) in cash and cash equivalents	(6,342,214)	2,467,665	870,088
Cash and cash equivalents, beginning of period	6,762,140	4,294,475	3,424,387
Cash and cash equivalents, end of period	$419,926	$6,762,140	$4,294,475

The accompanying notes are an integral part of these consolidated financial statements.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.              Organization and Business Activities

Principal Business

DISH DBS Corporation (which together with its subsidiaries is referred to as “DISH DBS,” the “Company,” “we,” “us” and/or “our,” unless otherwise required by the context) is a holding company and an indirect, wholly-owned subsidiary of DISH Network Corporation (“DISH Network”).  DISH DBS was formed under Colorado law in January 1996 and its common stock is held by DISH Orbital Corporation (“DOC”), a direct subsidiary of DISH Network.  We offer pay-TV services under the DISH® brand and the Sling® brand (collectively “Pay-TV” services).  The DISH branded pay-TV service consists of, among other things, Federal Communications Commission (“FCC”) licenses authorizing us to use direct broadcast satellite (“DBS”) and Fixed Satellite Service (“FSS”) spectrum, our owned and leased satellites, receiver systems, third-party broadcast operations, customer service facilities, a leased fiber optic network, in-home service and call center operations, and certain other assets utilized in our operations.  The Sling branded pay-TV services consist of, among other things, live, linear streaming over-the-top (“OTT”) Internet-based domestic, international and Latino video programming services (“Sling TV”).  The Sling International video programming service (formerly known as DishWorld) was launched prior to 2015, which historically represented a small percentage of our Pay-TV subscribers.  During 2015, we launched our Sling domestic and Sling Latino services.  All Sling TV subscribers are included in our Pay-TV subscriber count.  As of December 31, 2015, we had 13.897 million Pay-TV subscribers in the United States.

2.             Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

We consolidate all majority owned subsidiaries, investments in entities in which we have controlling influence and variable interest entities where we have been determined to be the primary beneficiary.  Minority interests are recorded as noncontrolling interests or redeemable noncontrolling interests.  See below for further information.  Non-consolidated investments are accounted for using the equity method when we have the ability to significantly influence the operating decisions of the investee.  When we do not have the ability to significantly influence the operating decisions of an investee, the cost method is used.  All significant intercompany accounts and transactions have been eliminated in consolidation.  Certain prior period amounts have been reclassified to conform to the current period presentation.

Redeemable Noncontrolling Interests

Sling TV.  On May 2, 2014, DISH Network contributed its equity interest in Sling TV Holding L.L.C. (“Sling TV Holding,” formerly known as DISH Digital Holding L.L.C.) to us.  As a result, all operating activities of Sling TV Holding are included in our financial results beginning May 2, 2014.  Effective August 1, 2014, EchoStar Corporation (“EchoStar”) and Sling TV Holding entered into an exchange agreement (the “Exchange Agreement”) pursuant to which, among other things, Sling TV Holding distributed certain assets to EchoStar and EchoStar reduced its interest in Sling TV Holding to a ten percent non-voting interest.  EchoStar’s ten percent non-voting interest is redeemable contingent on a certain performance goal being achieved by Sling TV Holding.  In addition, subject to certain conditions, the interest is redeemable at fair value within sixty days following the fifth anniversary of the Exchange Agreement.  This interest is considered temporary equity and is recorded as “Redeemable noncontrolling interests” in the mezzanine section of our Consolidated Balance Sheets.  EchoStar’s redeemable noncontrolling interest in Sling TV Holding was initially accounted for at fair value.  The performance goal was determined to be probable during the third quarter 2015.  Accordingly, the value of EchoStar’s redeemable noncontrolling interest in Sling TV Holding is adjusted each reporting period for any change in redemption value above the initial fair value (adjusted for the operating results of Sling TV Holding attributable to EchoStar subsequent to August 1, 2014), with the offset recorded in “Additional paid-in capital,” net of deferred taxes on our Consolidated Balance Sheets.  The operating results of Sling TV Holding attributable to EchoStar are recorded as “Redeemable noncontrolling interests” in our Consolidated Balance Sheets effective August 1, 2014, with the offset recorded in “Net income (loss) attributable to noncontrolling interests, net of tax” on our Consolidated Statements of Operations and Comprehensive Income (Loss).  See Note 15 for further information on Sling TV Holding and the Exchange Agreement.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense for each reporting period.  Estimates are used in accounting for, among other things, allowances for doubtful accounts, self-insurance obligations, deferred taxes and related valuation allowances, uncertain tax positions, loss contingencies, fair value of financial instruments, fair value of options granted under our stock-based compensation plans, fair value of assets and liabilities acquired in business combinations, fair value of multi-element arrangements, capital leases, asset impairments, estimates of future cash flows used to evaluate impairments, useful lives of property, equipment and intangible assets, retailer incentives, programming expenses and subscriber lives.  Economic conditions may increase the inherent uncertainty in the estimates and assumptions indicated above.  Actual results may differ from previously estimated amounts, and such differences may be material to our consolidated financial statements.  Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected prospectively in the period they occur.

Cash and Cash Equivalents

We consider all liquid investments purchased with a remaining maturity of 90 days or less at the date of acquisition to be cash equivalents.  Cash equivalents as of December 31, 2015 and 2014 may consist of money market funds, government bonds, corporate notes and commercial paper.  The cost of these investments approximates their fair value.

Marketable Investment Securities

We currently classify all marketable investment securities as available-for-sale.  We adjust the carrying amount of our available-for-sale securities to fair value and report the related temporary unrealized gains and losses as a separate component of “Accumulated other comprehensive income (loss)” within “Total stockholder’s equity (deficit),” net of related deferred income tax.  Declines in the fair value of a marketable investment security which are determined to be “other-than-temporary” are recognized in the Consolidated Statements of Operations and Comprehensive Income (Loss), thus establishing a new cost basis for such investment.

We evaluate our marketable investment securities portfolio on a quarterly basis to determine whether declines in the fair value of these securities are other-than-temporary.  This quarterly evaluation consists of reviewing, among other things:

•                  the fair value of our marketable investment securities compared to the carrying amount,

•                  the historical volatility of the price of each security, and

•                  any market and company specific factors related to each security.

Declines in the fair value of debt and equity investments below cost basis are generally accounted for as follows:

Length of Time Investment
Has Been In a Continuous	Treatment of the Decline in Value
Loss Position	(absent specific factors to the contrary)
Less than six months	Generally, considered temporary.
Six to nine months	Evaluated on a case by case basis to determine whether any company or market-specific factors exist indicating that such decline is other-than-temporary.
Greater than nine months	Generally, considered other-than-temporary. The decline in value is recorded as a charge to earnings.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Additionally, in situations where the fair value of a debt security is below its carrying amount, we consider the decline to be other-than-temporary and record a charge to earnings if any of the following factors apply:

•                  we have the intent to sell the security,

•                  it is more likely than not that we will be required to sell the security before maturity or recovery, or

•                  we do not expect to recover the security’s entire amortized cost basis, even if there is no intent to sell the security.

In general, we use the first in, first out method to determine the cost basis on sales of marketable investment securities.

Trade Accounts Receivable

Management estimates the amount of required allowances for the potential non-collectability of accounts receivable based upon past collection experience and consideration of other relevant factors.  However, past experience may not be indicative of future collections and therefore additional charges could be incurred in the future to reflect differences between estimated and actual collections.

Inventory

Inventory is stated at the lower of cost or market value.  Cost is determined using the first-in, first-out method.  The cost of manufactured inventory includes the cost of materials, labor, freight-in, royalties and manufacturing overhead.

Property and Equipment

Property and equipment are stated at amortized cost less impairment losses, if any.  The costs of satellites under construction, including interest and certain amounts prepaid under our satellite service agreements, are capitalized during the construction phase, assuming the eventual successful launch and in-orbit operation of the satellite.  If a satellite were to fail during launch or while in-orbit, the resultant loss would be charged to expense in the period such loss was incurred.  The amount of any such loss would be reduced to the extent of insurance proceeds estimated to be received, if any.  Depreciation is recorded on a straight-line basis over useful lives ranging from one to 40 years.  Repair and maintenance costs are charged to expense when incurred.  Renewals and improvements that add value or extend the asset’s useful life are capitalized.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Impairment of Long-Lived Assets

We review our long-lived assets and identifiable finite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  For assets which are held and used in operations, the asset would be impaired if the carrying amount of the asset (or asset group) exceeded its undiscounted future net cash flows.  Once an impairment is determined, the actual impairment recognized is the difference between the carrying amount and the fair value as estimated using one of the following approaches:  income, cost and/or market.  Assets which are to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.  The carrying amount of a long-lived asset or asset group is considered impaired when the anticipated undiscounted cash flows from such asset or asset group is less than its carrying amount.  In that event, a loss is recorded in “Impairment of long-lived assets” on our Consolidated Statements of Operations and Comprehensive Income (Loss) based on the amount by which the carrying amount exceeds the fair value of the long-lived asset or asset group.  Fair value, using the income approach, is determined primarily using a discounted cash flow model that uses the estimated cash flows associated with the asset or asset group under review, discounted at a rate commensurate with the risk involved.  Fair value, utilizing the cost approach, is determined based on the replacement cost of the asset reduced for, among other things, depreciation and obsolescence.  Fair value, utilizing the market approach, benchmarks the fair value against the carrying amount.  See Note 6 for further information.

DBS Satellites.  We currently evaluate our DBS satellite fleet for impairment as one asset group whenever events or changes in circumstances indicate that its carrying amount may not be recoverable.  We do not believe any triggering event has occurred which would indicate impairment as of December 31, 2015.

Indefinite Lived Intangible Assets

We do not amortize indefinite lived intangible assets, but test these assets for impairment annually during the fourth quarter or more often if indicators of impairment arise.  Intangible assets that have finite lives are amortized over their estimated useful lives and tested for impairment as described above for long-lived assets.  Our intangible assets with indefinite lives primarily consist of FCC licenses.  Generally, we have determined that our FCC licenses have indefinite useful lives due to the following:

•                  FCC licenses are a non-depleting asset;

•                  existing FCC licenses are integral to our business segments and will contribute to cash flows indefinitely;

•                  replacement DBS satellite applications are generally authorized by the FCC subject to certain conditions, without substantial cost under a stable regulatory, legislative and legal environment;

•                  maintenance expenditures to obtain future cash flows are not significant;

•                  FCC licenses are not technologically dependent; and

•                  we intend to use these assets indefinitely.

DBS FCC Licenses.  We combine all of our indefinite-lived DBS FCC licenses that we currently utilize or plan to utilize in the future into a single unit of accounting.  For 2015, management performed a qualitative assessment to determine whether it is more likely than not that the fair value of the DBS FCC licenses exceeds its carrying amount.  In our assessment, we considered several qualitative factors, including, among others, overall financial performance, industry and market considerations, and relevant company specific events.  In contemplating all factors in their totality, we concluded that it is more likely than not that the fair value of the DBS FCC licenses exceeds its carrying amount.  As such, no further analysis was required.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

The DBS FCC licenses were assessed quantitatively in 2014 and 2013.  Our quantitative assessments consisted of a discounted cash flow analysis encompassing future cash flows from satellites transmitting from such licensed orbital locations, including revenue attributable to programming offerings from such satellites, the direct operating and subscriber acquisition costs related to such programming, and future capital costs for replacement satellites.  Projected revenue and cost amounts included projected subscribers.  In conducting our annual impairment test in 2014 and 2013, we determined that the fair value of the DBS FCC licenses exceeded its carrying amount.

Other Investment Securities

Generally, we account for our unconsolidated equity investments under either the equity method or cost method of accounting.  Because these equity securities are generally not publicly traded, it is not practical to regularly estimate the fair value of the investments; however, these investments are subject to an evaluation for other-than-temporary impairment on a quarterly basis.  This quarterly evaluation consists of reviewing, among other things, company business plans, current financial statements and key financial metrics, if available, for factors that may indicate an impairment of our investment.  Such factors may include, but are not limited to, cash flow concerns, material litigation, violations of debt covenants and changes in business strategy.  The fair value of these equity investments is not estimated unless there are identified changes in circumstances that may indicate an impairment exists and these changes are likely to have a significant adverse effect on the fair value of the investment.

Long-Term Deferred Revenue, Distribution and Carriage Payments

Certain programmers provide us up-front payments.  Such amounts are deferred and recognized as reductions to “Subscriber-related expenses” on a straight-line basis over the relevant remaining contract term (generally up to ten years).  The current and long-term portions of these deferred credits are recorded in our Consolidated Balance Sheets in “Deferred revenue and other” and “Long-term deferred revenue, distribution and carriage payments and other long-term liabilities,” respectively.

Sales Taxes

We account for sales taxes imposed on our goods and services on a net basis in our Consolidated Statements of Operations and Comprehensive Income (Loss).  Since we primarily act as an agent for the governmental authorities, the amount charged to the customer is collected and remitted directly to the appropriate jurisdictional entity.

Income Taxes

We establish a provision for income taxes currently payable or receivable and for income tax amounts deferred to future periods.  Deferred tax assets and liabilities are recorded for the estimated future tax effects of differences that exist between the book and tax basis of assets and liabilities.  Deferred tax assets are offset by valuation allowances when we believe it is more likely than not that such net deferred tax assets will not be realized.

Accounting for Uncertainty in Income Taxes

From time to time, we engage in transactions where the tax consequences may be subject to uncertainty.  We record a liability when, in management’s judgment, a tax filing position does not meet the more likely than not threshold.  For tax positions that meet the more likely than not threshold, we may record a liability depending on management’s assessment of how the tax position will ultimately be settled.  We adjust our estimates periodically for ongoing examinations by and settlements with various taxing authorities, as well as changes in tax laws, regulations and precedent.  We classify interest and penalties, if any, associated with our uncertain tax positions as a component of “Interest expense, net of amounts capitalized” and “Other, net,” respectively, on our Consolidated Statements of Operations and Comprehensive Income (Loss).

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Fair Value Measurements

We determine fair value based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants.  Market or observable inputs are the preferred source of values, followed by unobservable inputs or assumptions based on hypothetical transactions in the absence of market inputs.  We apply the following hierarchy in determining fair value:

•                  Level 1, defined as observable inputs being quoted prices in active markets for identical assets;

•                  Level 2, defined as observable inputs other than quoted prices included in Level 1, including quoted prices for similar assets and liabilities in active markets; and quoted prices for identical or similar instruments in markets that are not active; and

•                  Level 3, defined as unobservable inputs for which little or no market data exists, consistent with reasonably available assumptions made by other participants therefore requiring assumptions based on the best information available.

As of December 31, 2015 and 2014, the carrying amount for cash and cash equivalents, trade accounts receivable (net of allowance for doubtful accounts) and current liabilities (excluding the “Current portion of long-term debt and capital lease obligations”) is equal to or approximates fair value due to their short-term nature or proximity to current market rates.  See Note 4 for the fair value of our marketable investment securities.

Fair values for our publicly traded debt securities are based on quoted market prices, when available.  The fair values of private debt are estimated based on an analysis in which we evaluate market conditions, related securities, various public and private offerings, and other publicly available information.  In performing this analysis, we make various assumptions regarding, among other things, credit spreads, and the impact of these factors on the value of the debt securities.  See Note 7 for the fair value of our long-term debt.

Deferred Debt Issuance Costs

Costs of issuing debt are generally deferred and amortized to interest expense using the effective interest rate method over the terms of the respective notes.  See Note 7 for further information.

Revenue Recognition

We recognize revenue when an arrangement exists, prices are determinable, collectability is reasonably assured and the goods or services have been delivered.

Revenue from our Pay-TV services are recognized when programming is broadcast to subscribers.  Payments received from our Pay-TV subscribers in advance of the broadcast or service period are recorded as “Deferred revenue and other” in our Consolidated Balance Sheets until earned.

For certain of our promotions, subscribers are charged an upfront fee.  A portion of these fees may be deferred and recognized over the estimated subscriber life for new subscribers or the estimated remaining life for existing subscribers ranging from four to five years.  Revenue from advertising sales is recognized when the related services are performed.

Subscriber fees for DISH branded pay-TV equipment rental fees and other hardware related fees, including fees for DVRs, fees for equipment and additional outlet fees, advertising services and fees earned from our in-home service operations are recognized as revenue as earned.  Generally, revenue from equipment sales and equipment upgrades is recognized upon shipment to customers.

Certain of our existing and new subscriber promotions include programming discounts.  Programming revenues are recorded as earned at the discounted monthly rate charged to the subscriber.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

We offer our customers the opportunity to download movies for a specific viewing period or permanently purchase a movie from our website.  We recognize revenue when the movie is successfully downloaded by the customer, which, based on our current technology, occurs at the time the customer plays the movie for the first time.

Subscriber-Related Expenses

The cost of television programming distribution rights is generally incurred on a per subscriber basis and various upfront carriage payments are recognized when the related programming is distributed to subscribers.  Long-term flat rate programming contracts are charged to expense using the straight-line method over the term of the agreement.  The cost of television programming rights to distribute live sporting events for a season or tournament is charged to expense using the straight-line method over the course of the season or tournament.  “Subscriber-related expenses” in the Consolidated Statements of Operations and Comprehensive Income (Loss) principally include programming expenses, costs for Pay-TV services incurred in connection with our in-home service and call center operations, billing costs, refurbishment and repair costs related to DBS receiver systems, subscriber retention and other variable subscriber expenses.  These costs are recognized as the services are performed or as incurred.

Subscriber Acquisition Costs

Subscriber acquisition costs in our Consolidated Statements of Operations and Comprehensive Income (Loss) consist of costs incurred to acquire new Pay-TV subscribers through independent third parties and our direct sales distribution channel.  Subscriber acquisition costs include the following line items from our Consolidated Statements of Operations and Comprehensive Income (Loss):

•                  “Cost of sales — subscriber promotion subsidies” includes the cost of our DBS receiver systems sold to independent retailers and other distributors of our equipment and DBS receiver systems sold directly by us to DISH branded pay-TV subscribers.

•                  “Other subscriber acquisition costs” includes net costs related to promotional incentives and costs related to installation and other promotional subsidies for our DISH branded pay-TV service as well as our direct sales efforts and commissions for our Sling branded pay-TV services.

•                  “Subscriber acquisition advertising” includes advertising and marketing expenses related to the acquisition of new Pay-TV subscribers.  Advertising costs are expensed as incurred.

We characterize amounts paid to our independent retailers as consideration for equipment installation services and for equipment buydowns (incentives and rebates) as a reduction of revenue.  We expense payments for equipment installation services as “Other subscriber acquisition costs.”  Our payments for equipment buydowns represent a partial or complete return of the independent retailer’s purchase price and are, therefore, netted against the proceeds received from the independent retailer.  We report the net cost from our various sales promotions through our independent retailer network as a component of “Other subscriber acquisition costs.”

Equipment Lease Programs

DISH branded pay-TV subscribers have the choice of leasing or purchasing the satellite receiver and other equipment necessary to receive our DISH branded pay-TV service.  Most of our new DISH branded pay-TV subscribers choose to lease equipment and thus we retain title to such equipment.  Equipment leased to new and existing DISH branded pay-TV subscribers is capitalized and depreciated over their estimated useful lives.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

New Accounting Pronouncements

Revenue from Contracts with Customers.  On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2014-09 (“ASU 2014-09”), Revenue from Contracts with Customers.  This converged standard on revenue recognition was issued jointly with the International Accounting Standards Board (“IASB”) to improve financial reporting by creating common revenue recognition guidance for GAAP and International Financial Reporting Standards (“IFRS”).  ASU 2014-09 provides a framework for revenue recognition that replaces most existing GAAP revenue recognition guidance when it becomes effective.  ASU 2014-09 allows for either a full retrospective or modified retrospective adoption.  We are evaluating the effect that ASU 2014-09 will have on our consolidated financial statements and related disclosures.  We have not yet selected an adoption method nor have we determined the effect of the standard on our ongoing financial reporting.  The new standard could impact revenue and cost recognition for a significant number of our contracts, as well as our business processes and information technology systems.  As a result, our evaluation of the effect of the new standard will likely extend over several future periods.  On July 9, 2015, the FASB approved a one year deferral on the effective date for implementation of this standard, which changed the effective date for us to January 1, 2018.

Recognition and Measurement of Financial Assets and Financial Liabilities.  In January 2016, the FASB issued ASU 2016-01 (“ASU 2016-01”), Recognition and Measurement of Financial Assets and Financial Liabilities, which amends certain aspects of recognition, measurement, presentation and disclosure of financial instruments.  This amendment requires all equity investments to be measured at fair value with changes in the fair value recognized through net income (other than those accounted for under equity method of accounting or those that result in consolidation of the investee).  This standard will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years.  We are evaluating the impact the adoption of ASU 2016-01 will have on our consolidated financial statements.

Leases.  On February 25, 2016, the FASB issued ASU 2016-02 (“ASU 2016-02”), Leases, which is intended to improve financial reporting about leasing transactions.  This standard requires a lessee to record on the balance sheet the assets and liabilities for the rights and obligations created by leases with lease terms of more than 12 months.  This standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years.  We are evaluating the impact the adoption of ASU 2016-02 will have on our consolidated financial statements.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

3.     Supplemental Data - Statements of Cash Flows

The following table presents our supplemental cash flow and other non-cash data.

	For the Years Ended December 31,
	2015	2014	2013
	(In thousands)
Cash paid for interest	$852,679	$832,654	$875,006
Cash received for interest	5,606	34,534	36,242
Cash paid for income taxes	2,632	18,186	1,351
Cash paid for income taxes to DISH Network	558,220	279,234	433,120
Satellites and other assets financed under capital lease obligations	—	3,462	1,070
Satellite and Tracking Stock Transaction with EchoStar:
Transfer of property and equipment, net	—	432,080	—
Investment in EchoStar and HSSC preferred tracking stock - cost method	—	316,204	—
Transfer of liabilities and other	—	44,540	—
Capital distribution to EchoStar, net of deferred taxes of $31,274	—	51,466	—
Sling TV Exchange Transaction with EchoStar:
Transfer of property and equipment, net	—	8,978	—
Transfer of investments and intangibles, net	—	25,097	—
Capital distribution to EchoStar, net of deferred taxes of $3,542	—	5,845	—
Deemed distribution to EchoStar - initial fair value of redeemable noncontrolling interest, net of deferred taxes of $8,489	—	14,011	—

Our parent, DISH Network, provides a centralized system for the management of our cash and marketable investment securities as it does for all of its subsidiaries, among other reasons, to maximize yield of the portfolio.  As a result, the cash and marketable investment securities included on our Consolidated Balance Sheets is a component or portion of the overall cash and marketable investment securities portfolio included on DISH Network’s Consolidated Balance Sheets and managed by DISH Network.  We are reflecting the purchases and sales of marketable investment securities on a net basis for each year presented on our Consolidated Statements of Cash Flows as we believe the net presentation is more meaningful to our cash flows from investing activities.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

4.     Marketable Investment Securities, Restricted Cash and Cash Equivalents, and Other Investment Securities

Our marketable investment securities, restricted cash and cash equivalents, and other investment securities consisted of the following:

	As of December 31,
	2015	2014
	(In thousands)
Marketable investment securities:
Current marketable investment securities	$141,335	$1,401,145
Restricted marketable investment securities (1)	82,280	76,970
Total marketable investment securities	223,615	1,478,115

Restricted cash and cash equivalents (1)	94	10,014

Other investment securities:
Investment in EchoStar preferred tracking stock - cost method	228,795	228,795
Investment in HSSC preferred tracking stock - cost method	87,409	87,409
Other investment securities - cost method	11,046	11,046
Total other investment securities (2)	327,250	327,250

Total marketable investment securities, restricted cash and cash equivalents, and other investment securities	$550,959	$1,815,379

(1)         Restricted marketable investment securities and restricted cash and cash equivalents are included in “Restricted cash, cash equivalents and marketable investment securities” on our Consolidated Balance Sheets.

(2)         Other investment securities are included in “Other noncurrent assets, net” on our Consolidated Balance Sheets.

Marketable Investment Securities

Our marketable investment securities portfolio consists of various debt and equity instruments, all of which are classified as available-for-sale.  See Note 2 for further information.

Current Marketable Investment Securities

Our current marketable investment securities portfolio includes investments in equity securities and various debt instruments including, among others, commercial paper, corporate securities and U.S. treasury and/or agency securities.

Commercial paper consists mainly of unsecured short-term, promissory notes issued primarily by corporations with maturities ranging up to 365 days.  Corporate securities consist of debt instruments issued by corporations with various maturities normally less than 18 months.  U. S. Treasury and agency securities consist of debt instruments issued by the federal government and other government agencies.

Restricted Cash, Cash Equivalents and Marketable Investment Securities

As of December 31, 2015 and 2014, our restricted marketable investment securities, together with our restricted cash and cash equivalents, included amounts required as collateral for our letters of credit.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Other Investment Securities

We have strategic investments in certain debt and equity securities that are included in “Other noncurrent assets, net” on our Consolidated Balance Sheets and accounted for using the cost, equity and/or available-for-sale methods of accounting.

Our ability to realize value from our strategic investments in securities that are not publicly traded depends on the success of the issuers’ businesses and their ability to obtain sufficient capital, on acceptable terms or at all, and to execute their business plans.  Because private markets are not as liquid as public markets, there is also increased risk that we will not be able to sell these investments, or that when we desire to sell them we will not be able to obtain fair value for them.

Investment in Tracking Stock

On February 20, 2014, we entered into agreements with EchoStar to implement a transaction pursuant to which, among other things:  (i) on March 1, 2014, we transferred to EchoStar and Hughes Satellite Systems Corporation (“HSSC”), a subsidiary of EchoStar, five satellites (EchoStar I, EchoStar VII, EchoStar X, EchoStar XI and EchoStar XIV (collectively the “Transferred Satellites”), including related in-orbit incentive obligations and cash interest payments of approximately $59 million), and approximately $11 million in cash in exchange for an aggregate of 6,290,499 shares of a series of preferred tracking stock issued by EchoStar and an aggregate of 81.128 shares of a series of preferred tracking stock issued by HSSC (collectively, the “Tracking Stock”); and (ii) beginning on March 1, 2014, we lease back certain satellite capacity on the Transferred Satellites (collectively, the “Satellite and Tracking Stock Transaction”).  As of November 30, 2015, we no longer lease satellite capacity on the EchoStar I satellite.  The Tracking Stock generally tracks the residential retail satellite broadband business of Hughes Network Systems, LLC (“HNS”), a wholly-owned subsidiary of HSSC, including without limitation the operations, assets and liabilities attributed to the Hughes residential retail satellite broadband business (collectively, the “Hughes Retail Group”).  The shares of the Tracking Stock issued to us represent an aggregate 80% economic interest in the Hughes Retail Group.

Since the Satellite and Tracking Stock Transaction is among entities under common control, we recorded the Tracking Stock at EchoStar and HSSC’s historical cost basis for these instruments of $229 million and $87 million, respectively.  The difference between the historical cost basis of the Tracking Stock received and the net carrying value of the Transferred Satellites of $356 million (including debt obligations, net of deferred taxes), plus the $11 million in cash, resulted in a $51 million capital transaction recorded in “Additional paid-in capital” on our Consolidated Balance Sheets.  Although our investment in the Tracking Stock represents an aggregate 80% economic interest in the Hughes Retail Group, we have no operational control or significant influence over the Hughes Retail Group business, and currently there is no public market for the Tracking Stock.  As such, the Tracking Stock is accounted for under the cost method of accounting.

On February 20, 2014, DISH Operating L.L.C. (“DOLLC”) and DISH Network L.L.C. (“DNLLC”), each indirect wholly-owned subsidiaries of us, entered into an Investor Rights Agreement with EchoStar and HSSC with respect to the Tracking Stock (the “Investor Rights Agreement”).  The Investor Rights Agreement provides, among other things, certain information and consultation rights for us; certain transfer restrictions on the Tracking Stock and certain rights and obligations to offer and sell under certain circumstances (including a prohibition on transfers of the Tracking Stock for one year, with continuing transfer restrictions (including a right of first offer in favor of EchoStar) thereafter, an obligation to sell the Tracking Stock to EchoStar in connection with a change of control of DISH Network and a right to require EchoStar to repurchase the Tracking Stock in connection with a change of control of EchoStar, in each case subject to certain terms and conditions); certain registration rights; certain obligations to provide conversion and exchange rights of the Tracking Stock under certain circumstances; and certain protective covenants afforded to holders of the Tracking Stock.  The Investor Rights Agreement generally will terminate with respect to our interest should we no longer hold any shares of the HSSC-issued Tracking Stock and any registrable securities under the Investor Rights Agreement.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Unrealized Gains (Losses) on Marketable Investment Securities

As of December 31, 2015 and 2014, we had accumulated net unrealized gains of $20 million and $43 million, respectively.  These amounts, net of related tax effect, were $12 million and $28 million, respectively.  All of these amounts are included in “Accumulated other comprehensive income (loss)” within “Total stockholder’s equity (deficit).”  The components of our available-for-sale investments are summarized in the table below.

	As of December 31,
	2015				2014
	Marketable				Marketable
	Investment	Unrealized			Investment	Unrealized
	Securities	Gains	Losses	Net	Securities	Gains	Losses	Net
	(In thousands)
Debt securities (including restricted):
U. S. Treasury and agency securities	$82,124	$2	$(135)	$(133)	$58,254	$7	$(11)	$(4)
Commercial paper	—	—	—	—	65,696	—	—	—
Corporate securities	90,838	3	(174)	(171)	1,247,403	5,608	(145)	5,463
Other	17,382	—	(2)	(2)	55,788	—	—	—
Equity securities	33,271	20,034	—	20,034	50,974	37,737	—	37,737
Total	$223,615	$20,039	$(311)	$19,728	$1,478,115	$43,352	$(156)	$43,196

As of December 31, 2015, restricted and non-restricted marketable investment securities included debt securities of $127 million with contractual maturities within one year and $63 million with contractual maturities extending longer than one year through and including five years.  Actual maturities may differ from contractual maturities as a result of our ability to sell these securities prior to maturity.

Marketable Investment Securities in a Loss Position

The following table reflects the length of time that the individual securities, accounted for as available-for-sale, have been in an unrealized loss position, aggregated by investment category.  As of December 31, 2015, the unrealized losses on our investments in debt securities primarily represented investments in U.S. Treasury and agency securities and corporate securities.  We have the ability to hold and do not intend to sell our investments in these debt securities before they recover or mature, and it is more likely than not that we will hold these investments until that time.  In addition, we are not aware of any specific factors indicating that the underlying issuers of these debt securities would not be able to pay interest as it becomes due or repay the principal at maturity.  Therefore, we believe that these changes in the estimated fair values of these marketable investment securities are related to temporary market fluctuations.

	As of December 31,
	2015		2014
	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss
	(In thousands)
Debt Securities:
Less than 12 months	$153,580	$(306)	$268,492	$(100)
12 months or more	5,782	(5)	129,092	(56)
Total	$159,362	$(311)	$397,584	$(156)

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Fair Value Measurements

Our investments measured at fair value on a recurring basis were as follows:

	As of December 31,
	2015				2014
	Total	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3
	(In thousands)
Cash equivalents (including restricted)	$307,405	$25,814	$281,592	$—	$6,605,274	$258,281	$6,346,993	$—

Debt securities (including restricted):
U. S. Treasury and agency securities	$82,124	$77,328	$4,796	—	$58,254	$42,710	$15,544	$—
Commercial paper	—	—	—	—	65,696	—	65,696	—
Corporate securities	90,838	—	90,838	—	1,247,403	—	1,247,403	—
Other	17,382	—	17,382	—	55,788	—	55,788	—
Equity securities	33,271	33,271	—	—	50,974	50,974	—	—
Total	$223,615	$110,599	$113,016	$—	$1,478,115	$93,684	$1,384,431	$—

During the years ended December 31, 2015 and 2014, we had no transfers in or out of Level 1 and Level 2 fair value measurements.

5.     Inventory

Inventory consisted of the following:

	As of December 31,
	2015	2014
	(In thousands)
Finished goods	$194,775	$252,101
Raw materials	120,710	159,095
Work-in-process	74,768	82,350
Total inventory	$390,253	$493,546

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

6.     Property and Equipment and Intangible Assets

Property and Equipment

Property and equipment consisted of the following:

	Depreciable
	Life	As of December 31,
	(In Years)	2015	2014
		(In thousands)
Equipment leased to customers	2-5	$3,439,254	$3,524,211
EchoStar XV	15	277,658	277,658
Satellites acquired under capital lease agreements	10-15	499,819	499,819
Furniture, fixtures, equipment and other	1-10	679,221	656,273
Buildings and improvements	1-40	85,547	84,129
Land	—	5,504	5,504
Construction in progress	—	34,793	18,355
Total property and equipment		5,021,796	5,065,949
Accumulated depreciation		(2,871,456)	(2,628,945)
Property and equipment, net		$2,150,340	$2,437,004

Construction in progress consisted of the following:

	As of December 31,
	2015	2014
	(In thousands)
Software projects	$22,539	$16,353
Other	12,254	2,002
Total construction in progress	$34,793	$18,355

Depreciation and amortization expense consisted of the following:

	For the Years Ended December 31,
	2015	2014	2013
	(In thousands)
Equipment leased to customers	$783,310	$810,945	$739,266
Satellites (1)	61,045	68,984	108,682
Buildings, furniture, fixtures, equipment and other	63,332	76,172	58,039
Total depreciation and amortization	$907,687	$956,101	$905,987

(1)                                 Depreciation and amortization expense decreased $40 million in 2014 as a result of the Satellite and Tracking Stock Transaction.  See Note 4 and Note 15 for further information.

Cost of sales and operating expense categories included in our accompanying Consolidated Statements of Operations and Comprehensive Income (Loss) do not include depreciation expense related to satellites or equipment leased to customers.

We did not record any capitalized interest during the years ended December 31, 2015, 2014 or 2013.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Satellites

Pay-TV Satellites.  We currently utilize 12 satellites in geostationary orbit approximately 22,300 miles above the equator, one of which we own and depreciate over its estimated useful life.  We currently utilize certain capacity on nine satellites that we lease from EchoStar, which are accounted for as operating leases.  We also lease two satellites from third parties, which are accounted for as capital leases and are depreciated over the shorter of the economic life or the term of the satellite agreement.

As of December 31, 2015, our pay-TV satellite fleet consisted of the following:

			Estimated
			Useful Life
			(Years)/
		Degree	Lease
	Launch	Orbital	Termination
Satellites	Date	Location	Date
Owned:
EchoStar XV	July 2010	61.5	15

Under Construction:
EchoStar XVIII	Second quarter 2016	110	15

Leased from EchoStar (1):
EchoStar VII (2)(3)	February 2002	119	June 2017
EchoStar IX	August 2003	121	Month to month
EchoStar X (2)(3)	February 2006	110	February 2021
EchoStar XI (2)(3)	July 2008	110	September 2021
EchoStar XII (3)	July 2003	61.5	September 2017
EchoStar XIV (2)(3)	March 2010	119	February 2023
EchoStar XVI (4)	November 2012	61.5	January 2017
Nimiq 5	September 2009	72.7	September 2019
QuetzSat-1	September 2011	77	November 2021

Leased from Other Third Party:
Anik F3	April 2007	118.7	April 2022
Ciel II	December 2008	129	January 2019

(1)         See Note 15 for further information on our Related Party Transactions with EchoStar.

(2)         On February 20, 2014, we entered into the Satellite and Tracking Stock Transaction with EchoStar pursuant to which, among other things, we transferred these satellites to EchoStar and lease back all available capacity on these satellites.  See Note 4 and Note 15 for further information.

(3)         We generally have the option to renew each lease on a year-to-year basis through the end of the useful life of the respective satellite.

(4)         We have the option to renew this lease for an additional six-year period.  If we exercise our six-year renewal option, we have the option to renew this lease for an additional five years.

Satellites Under Construction

EchoStar XVIII.  On September 7, 2012, DISH Network entered into a contract with Space Systems/Loral, Inc. (“SS/L”) for the construction of EchoStar XVIII, a DBS satellite with spot beam technology designed for, among other things, HD programming.  During October 2013, DISH Network entered into an agreement with ArianeSpace S.A. for launch services for this satellite, which is expected to launch during the second quarter 2016.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Satellite Anomalies

Operation of our DISH branded pay-TV service requires that we have adequate satellite transmission capacity for the programming that we offer.  Moreover, current competitive conditions require that we continue to expand our offering of new programming.  While we generally have had in-orbit satellite capacity sufficient to transmit our existing channels and some backup capacity to recover the transmission of certain critical programming, our backup capacity is limited.

In the event of a failure or loss of any of our owned or leased satellites, we may need to acquire or lease additional satellite capacity or relocate one of our other owned or leased satellites and use it as a replacement for the failed or lost satellite.  Such a failure could result in a prolonged loss of critical programming or a significant delay in our plans to expand programming as necessary to remain competitive and thus may have a material adverse effect on our business, financial condition and results of operations.

In the past, certain of our owned and leased satellites have experienced anomalies, some of which have had a significant adverse impact on their remaining useful life and/or commercial operation.  There can be no assurance that future anomalies will not impact the remaining useful life and/or commercial operation of any of the owned and leased satellites in our fleet.  See Note 2 “Impairment of Long-Lived Assets” for further information on evaluation of impairment.  There can be no assurance that we can recover critical transmission capacity in the event one or more of our owned or leased in-orbit satellites were to fail.  We generally do not carry commercial launch or in-orbit insurance on any of the owned or leased satellites that we use, other than certain satellites leased from third parties, and therefore, we will bear the risk associated with any uninsured in-orbit satellite failures.  In light of current favorable market conditions, during January 2016, DISH Network procured commercial launch and in-orbit insurance (for a period of one year following launch) for the EchoStar XVIII satellite, which is expected to launch during the second quarter 2016.

Intangible Assets

FCC Authorizations

As of December 31, 2015 and 2014, our FCC Authorizations consisted of the following:

	As of December 31,
	2015	2014
	(In thousands)
DBS Licenses	$611,794	$611,794
MVDDS Licenses	24,000	24,000
Total	$635,794	$635,794

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

7.     Long-Term Debt and Capital Lease Obligations

Fair Value of our Long-Term Debt

The following table summarizes the carrying and fair values of our debt facilities as of December 31, 2015 and 2014:

	As of December 31,
	2015		2014
	Carrying Value	Fair Value	Carrying Value	Fair Value
	(In thousands)
7 3/4% Senior Notes due 2015 (1)	$—	$—	$650,001	$664,321
7 1/8% Senior Notes due 2016 (2)	1,500,000	1,506,750	1,500,000	1,580,625
4 5/8% Senior Notes due 2017	900,000	922,770	900,000	933,750
4 1/4% Senior Notes due 2018	1,200,000	1,207,560	1,200,000	1,245,600
7 7/8% Senior Notes due 2019	1,400,000	1,525,440	1,400,000	1,589,700
5 1/8% Senior Notes due 2020	1,100,000	1,100,000	1,100,000	1,100,000
6 3/4% Senior Notes due 2021	2,000,000	2,021,020	2,000,000	2,157,500
5 7/8% Senior Notes due 2022	2,000,000	1,889,780	2,000,000	2,055,000
5 % Senior Notes due 2023	1,500,000	1,297,500	1,500,000	1,470,000
5 7/8% Senior Notes due 2024	2,000,000	1,765,000	2,000,000	2,019,800
Other notes payable	13,686	13,686	14,701	14,701
Subtotal	13,613,686	$13,249,506	14,264,702	$14,830,997
Unamortized deferred financing costs and debt discounts, net	(41,563)		(51,473)
Capital lease obligations (3)	166,492		194,669
Total long-term debt and capital lease obligations (including current portion)	$13,738,615		$14,407,898

(1)           On June 1, 2015, we redeemed the principal balance of our 7 3/4% Senior Notes due 2015.

(2)           On February 1, 2016, we redeemed the principal balance of our 7 1/8% Senior Notes due 2016.

(3)           Disclosure regarding fair value of capital leases is not required.

We estimated the fair value of our publicly traded long-term debt using market prices in less active markets (Level 2).

Our Senior Notes are:

•                  general unsecured senior obligations of DISH DBS;

•                  ranked equally in right of payment with all of DISH DBS’ and the guarantors’ existing and future unsecured senior debt; and

•                  ranked effectively junior to our and the guarantors’ current and future secured senior indebtedness up to the value of the collateral securing such indebtedness.

The indentures related to our Senior Notes contain restrictive covenants that, among other things, impose limitations on the ability of DISH DBS and its restricted subsidiaries to:

•                  incur additional debt;

•                  pay dividends or make distributions on DISH DBS’ capital stock or repurchase DISH DBS’ capital stock;

•                  make certain investments;

•                  create liens or enter into sale and leaseback transactions;

•                  enter into transactions with affiliates;

•                  merge or consolidate with another company; and

•                  transfer or sell assets.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

In the event of a change of control, as defined in the related indentures, we would be required to make an offer to repurchase all or any part of a holder’s Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

7 1/8% Senior Notes due 2016

On February 1, 2016, we redeemed the principal balance of our 7 1/8% Senior Notes due 2016, using a substantial portion of our and DISH Network’s available cash and investment securities on hand.

4 5/8% Senior Notes due 2017

On May 16, 2012, we issued $900 million aggregate principal amount of our five-year 4 5/8% Senior Notes due July 15, 2017.  Interest accrues at an annual rate of 4 5/8% and is payable semi-annually in cash, in arrears on January 15 and July 15 of each year.

The 4 5/8% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100.0% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.

4 1/4% Senior Notes due 2018

On April 5, 2013, we issued $1.2 billion aggregate principal amount of our five-year 4 1/4% Senior Notes due April 1, 2018.  Interest accrues at an annual rate of 4 1/4% and is payable semi-annually in cash in arrears on April 1 and October 1 of each year.

The 4 1/4% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.  Prior to April 1, 2016, we may also redeem up to 35.0% of the 4 1/4% Senior Notes at a specified premium with the net cash proceeds from certain equity offerings or capital contributions.

7 7/8% Senior Notes due 2019

On August 17, 2009 and October 5, 2009, we issued $1.0 billion and $400 million, respectively, aggregate principal amount of our ten-year 7 7/8% Senior Notes due September 1, 2019.  Interest accrues at an annual rate of 7 7/8% and is payable semi-annually in cash, in arrears on March 1 and September 1 of each year.

The 7 7/8% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.

5 1/8% Senior Notes due 2020

On April 5, 2013, we issued $1.1 billion aggregate principal amount of our seven-year 5 1/8% Senior Notes due May 1, 2020.  Interest accrues at an annual rate of 5 1/8% and is payable semi-annually in cash in arrears on May 1 and November 1 of each year.

The 5 1/8% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.  Prior to May 1, 2016, we may also redeem up to 35.0% of the 5 1/8% Senior Notes at a specified premium with the net cash proceeds from certain equity offerings or capital contributions.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

6 3/4% Senior Notes due 2021

On May 5, 2011, we issued $2.0 billion aggregate principal amount of our ten-year 6 3/4% Senior Notes due June 1, 2021.  Interest accrues at an annual rate of 6 3/4% and is payable semi-annually in cash, in arrears on June 1 and December 1 of each year.

The 6 3/4% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.

5 7/8% Senior Notes due 2022

On May 16, 2012 and July 26, 2012, we issued $1.0 billion and $1.0 billion, respectively, aggregate principal amount of our ten-year 5 7/8% Senior Notes due July 15, 2022.  Interest accrues at an annual rate of 5 7/8% and is payable semi-annually in cash, in arrears on January 15 and July 15 of each year.

The 5 7/8% Senior Notes due 2022 are redeemable, in whole or in part, at any time at a redemption price equal to 100.0% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.

5% Senior Notes due 2023

On December 27, 2012, we issued $1.5 billion aggregate principal amount of our 5% Senior Notes due March 15, 2023.  Interest accrues at an annual rate of 5% and is payable semi-annually in cash, in arrears on March 15 and September 15 of each year.

The 5% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100.0% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.

5 7/8% Senior Notes due 2024

On November 20, 2014, we issued $2.0 billion aggregate principal amount of our ten-year 5 7/8% Senior Notes due November 15, 2024.  Interest accrues at an annual rate of 5 7/8% and is payable semi-annually in cash, in arrears on May 15 and November 15 of each year.

The 5 7/8% Senior Notes due 2024 are redeemable, in whole or in part, at any time at a redemption price equal to 100.0% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.  Prior to November 15, 2017, we may also redeem up to 35.0% of the 5 7/8% Senior Notes due 2024 at a specified premium with the net cash proceeds from certain equity offerings or capital contributions.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Interest on Long-Term Debt

		Annual
	Semi-Annual	Debt Service
	Payment Dates	Requirements
		(In thousands)
4 5/8% Senior Notes due 2017	January 15 and July 15	$41,625
4 1/4% Senior Notes due 2018	April 1 and October 1	$51,000
7 7/8% Senior Notes due 2019	March 1 and September 1	$110,250
5 1/8% Senior Notes due 2020	May 1 and November 1	$56,375
6 3/4% Senior Notes due 2021	June 1 and December 1	$135,000
5 7/8% Senior Notes due 2022	January 15 and July 15	$117,500
5% Senior Notes due 2023	March 15 and September 15	$75,000
5 7/8% Senior Notes due 2024	May 15 and November 15	$117,500

Our ability to meet our debt service requirements will depend on, among other factors, the successful execution of our business strategy, which is subject to uncertainties and contingencies beyond our control.

Other Long-Term Debt and Capital Lease Obligations

Other long-term debt and capital lease obligations consisted of the following:

	As of December 31,
	2015	2014
	(In thousands)
Satellites and other capital lease obligations	$166,492	$194,669
Notes payable related to satellite vendor financing and other debt payable in installments through 2025 with interest rates ranging from approximately 6.0% to 12.5%	13,686	14,701
Total	180,178	209,370
Less: current portion	(31,928)	(29,148)
Other long-term debt and capital lease obligations, net of current portion	$148,250	$180,222

Capital Lease Obligations

Anik F3.  Anik F3, an FSS satellite, was launched and commenced commercial operation during April 2007.  This satellite is accounted for as a capital lease and depreciated over the term of the satellite service agreement.  We have leased 100% of the Ku-band capacity on Anik F3 for a period of 15 years.

Ciel II.  Ciel II, a Canadian DBS satellite, was launched in December 2008 and commenced commercial operation during February 2009.  This satellite is accounted for as a capital lease and depreciated over the term of the satellite service agreement.  We have leased 100% of the capacity on Ciel II for an initial 10 year term.

As of December 31, 2015 and 2014, we had $500 million capitalized for the estimated fair value of satellites acquired under capital leases included in “Property and equipment, net,” with related accumulated depreciation of $322 million and $279 million, respectively.  In our Consolidated Statements of Operations and Comprehensive Income (Loss), we recognized $43 million, $43 million and $43 million in depreciation expense on satellites acquired under capital lease agreements during the years ended December 31, 2015, 2014 and 2013, respectively.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Future minimum lease payments under the capital lease obligations, together with the present value of the net minimum lease payments as of December 31, 2015 are as follows (in thousands):

For the Years Ended December 31,
2016	$76,676
2017	75,874
2018	75,849
2019	50,320
2020	48,000
Thereafter	64,000
Total minimum lease payments	390,719
Less: Amount representing lease of the orbital location and estimated executory costs (primarily insurance and maintenance) including profit thereon, included in total minimum lease payments	(186,742)
Net minimum lease payments	203,977
Less: Amount representing interest	(37,485)
Present value of net minimum lease payments	166,492
Less: Current portion	(30,849)
Long-term portion of capital lease obligations	$135,643

The summary of future maturities of our outstanding long-term debt as of December 31, 2015 is included in the commitments table in Note 11.

8.     Income Taxes and Accounting for Uncertainty in Income Taxes

Income Taxes

DISH DBS and its domestic subsidiaries join with DISH Network in filing U.S. consolidated federal income tax returns and, in some states, combined or consolidated returns.  The federal and state income tax provisions or benefits recorded by DISH DBS are generally those that would have been recorded if DISH DBS and its domestic subsidiaries had filed returns as a consolidated group independent of DISH Network.  Cash is due and paid to DISH Network based on amounts that would be payable based on DISH DBS consolidated or combined group filings.  Amounts are receivable from DISH Network on a basis similar to when they would be receivable from the IRS or other state taxing authorities.  The amounts paid to DISH Network during the years ended December 31, 2015, 2014 and 2013 were $558 million, $279 million and $433 million, respectively.

Our income tax policy is to record the estimated future tax effects of temporary differences between the tax bases of assets and liabilities and amounts reported on our Consolidated Balance Sheets, as well as probable operating loss, tax credit and other carryforwards.  Deferred tax assets are offset by valuation allowances when we believe it is more likely than not that net deferred tax assets will not be realized.  We periodically evaluate our need for a valuation allowance.  Determining necessary valuation allowances requires us to make assessments about historical financial information as well as the timing of future events, including the probability of expected future taxable income and available tax planning opportunities.

As of December 31, 2015, we had no net operating loss carryforwards (“NOLs”) for federal income tax purposes and $1 million of NOL benefit for state income tax purposes.  The state NOLs begin to expire in the year 2017.  In addition, there are $15 million of tax benefits related to credit carryforwards which are partially offset by a valuation allowance.  The state credit carryforwards began to expire in the year 2015.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

The components of the (benefit from) provision for income taxes were as follows:

	For the Years Ended December 31,
	2015	2014	2013
	(In thousands)
Current (benefit) provision:
Federal	$525,224	$342,417	$361,662
State	34,754	(26,163)	13,272
Foreign	(3,517)	6,990	13,316
Total current (benefit) provision	556,461	323,244	388,250

Deferred (benefit) provision:
Federal	(117,608)	78,420	65,955
State	10,192	14,011	5,450
Increase (decrease) in valuation allowance	(1,405)	(4,844)	—
Total deferred (benefit) provision	(108,821)	87,587	71,405
Total (benefit) provision	$447,640	$410,831	$459,655

Our $1.211 billion of “Income (loss) before income taxes” on our Consolidated Statements of Operations and Comprehensive Income (Loss) included income of $3 million related to our foreign operations.

The following table shows the principal reasons for the difference between the effective income tax rate and the statutory federal tax rate:

	For the Years Ended December 31,
	2015	2014	2013
	% of pre-tax income/(loss)
Statutory rate	35.0	35.0	35.0
State income taxes, net of federal benefit	3.3	2.0	1.0
Reversal of uncertain tax positions	(0.9)	(3.5)	—
Other, net	(0.4)	—	(0.2)
Total (benefit) provision for income taxes	37.0	33.5	35.8

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Deferred taxes arise because of the differences in the book and tax bases of certain assets and liabilities.  Significant components of deferred tax assets and liabilities were as follows:

	As of December 31,
	2015	2014
	(In thousands)
Deferred tax assets:
NOL, credit and other carryforwards	$12,193	$18,799
Accrued expenses	36,774	40,461
Stock-based compensation	15,708	21,193
Deferred revenue	27,840	31,853
Total deferred tax assets	92,515	112,306
Valuation allowance	(3,810)	(5,214)
Deferred tax asset after valuation allowance	88,705	107,092

Deferred tax liabilities:
Depreciation	(806,105)	(941,262)
FCC authorizations and other intangible amortization	(217,827)	(214,067)
Unrealized gains on available for sale investments	(7,240)	16,210
Bases difference in partnerships and cost method investments (1)	(118,977)	(125,638)
Other liabilities	(27,572)	(30,734)
Total deferred tax liabilities	(1,177,721)	(1,295,491)
Net deferred tax asset (liability)	$(1,089,016)	$(1,188,399)

(1)         Included in this line item are deferred taxes related to our cost method investments, including our cost method investments in the Tracking Stock.

During November 2015, the FASB issued ASU 2015-17, “Balance Sheet Classification of Deferred Taxes,” which simplifies the presentation of deferred income taxes.  This standard requires that current deferred tax assets and liabilities be classified as noncurrent in a statement of financial position.  We early adopted ASU 2015-17 effective December 31, 2015 on a retrospective basis, which resulted in a reclassification of our net current deferred tax asset to the net noncurrent deferred tax liabilities in our Consolidated Balance Sheets.  Prior period amounts have been reclassified to conform to the current period presentation.

Accounting for Uncertainty in Income Taxes

In addition to filing federal income tax returns, we and one or more of our subsidiaries file income tax returns in all states that impose an income tax and a small number of foreign jurisdictions where we have immaterial operations.  We are subject to U.S. federal, state and local income tax examinations by tax authorities for the years beginning in 2002 due to the carryover of previously incurred NOLs.  We are currently under a federal income tax examination for fiscal years 2008 through 2012.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

A reconciliation of the beginning and ending amount of unrecognized tax benefits included in “Long-term deferred revenue, distribution and carriage payments and other long-term liabilities” on our Consolidated Balance Sheets was as follows:

	For the Years Ended December 31,
Unrecognized tax benefit	2015	2014	2013
	(In thousands)
Balance as of beginning of period	$207,675	$145,884	$185,669
Additions based on tax positions related to the current year	12,502	69,643	9,533
Additions based on tax positions related to prior years	14,593	58,963	66,307
Reductions based on tax positions related to prior years	(24,905)	(16,379)	—
Reductions based on tax positions related to settlements with taxing authorities	(2,648)	(42,023)	(103,311)
Reductions based on tax positions related to the lapse of the statute of limitations	(4,817)	(8,413)	(12,314)
Balance as of end of period	$202,400	$207,675	$145,884

We have $181 million in unrecognized tax benefits that, if recognized, could favorably affect our effective tax rate.  We do not expect any portion of this amount to be paid or settled within the next twelve months.

Accrued interest and penalties on uncertain tax positions are recorded as a component of “Interest expense, net of amounts capitalized” and “Other, net,” respectively, on our Consolidated Statements of Operations and Comprehensive Income (Loss).  During the year ended December 31, 2015, we recorded $3 million in net interest and penalty expense to earnings.  During the year ended December 31, 2014, we recorded a credit of $3 million in net interest and penalty expense to earnings.  During the year ended December 31, 2013, we recorded $8 million in net interest and penalty expense to earnings.  Accrued interest and penalties were $14 million and $10 million at December 31, 2015 and 2014, respectively.  The above table excludes these amounts.

9.              Employee Benefit Plans

Employee Stock Purchase Plan

Our employees participate in the DISH Network employee stock purchase plan (the “ESPP”), in which DISH Network is authorized to issue up to 2.8 million shares of Class A common stock.  At December 31, 2015, DISH Network had 1.0 million shares of Class A common stock which remain available for issuance under the ESPP.  Substantially all full-time employees who have been employed by DISH Network for at least one calendar quarter are eligible to participate in the ESPP.  Employee stock purchases are made through payroll deductions.  Under the terms of the ESPP, employees may not deduct an amount which would permit such employee to purchase DISH Network’s capital stock under all of DISH Network’s stock purchase plans at a rate which would exceed $25,000 in fair value of capital stock in any one year.  The purchase price of the stock is 85% of the closing price of DISH Network’s Class A common stock on the last business day of each calendar quarter in which such shares of DISH Network’s Class A common stock are deemed sold to an employee under the ESPP.  During the years ended December 31, 2015, 2014 and 2013, employee purchases of DISH Network’s Class A common stock through the ESPP totaled approximately 0.1 million, 0.1 million and 0.1 million shares, respectively.

401(k) Employee Savings Plan

DISH Network sponsors a 401(k) Employee Savings Plan (the “401(k) Plan”) for eligible employees.  Voluntary employee contributions to the 401(k) Plan may be matched 50% by DISH Network, subject to a maximum annual contribution of $2,500 per employee.  Forfeitures of unvested participant balances which are retained by the 401(k) Plan may be used to fund matching and discretionary contributions.  DISH Network’s board of directors may also authorize an annual discretionary contribution to the 401(k) Plan with authorization by our Board of Directors, subject to the maximum deductible limit provided by the Internal Revenue Code of 1986, as amended.  These contributions may be made in cash or in DISH Network’s stock.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

The following table summarizes the expense associated with our matching contributions and discretionary contributions:

	For the Years Ended December 31,
Expense Recognized Related to the 401(k) Plan	2015	2014	2013
	(In thousands)
Matching contributions, net of forfeitures	$6,145	$6,222	$5,994
Discretionary stock contributions, net of forfeitures	$25,261	$25,972	$26,096

10.       Stock-Based Compensation

Stock Incentive Plans

DISH Network maintains stock incentive plans to attract and retain officers, directors and key employees.  Our employees participate in the DISH Network stock incentive plans.  Stock awards under these plans include both performance and non-performance based stock incentives.  As of December 31, 2015, there were outstanding under these plans stock options to acquire 6.8 million shares of DISH Network’s Class A common stock and 1.4 million restricted stock units associated with our employees.  Stock options granted on or prior to December 31, 2015 were granted with exercise prices equal to or greater than the market value of DISH Network Class A common stock at the date of grant and with a maximum term of approximately ten years.  While historically DISH Network has issued stock awards subject to vesting, typically at the rate of 20% per year, some stock awards have been granted with immediate vesting and other stock awards vest only upon the achievement of certain DISH Network-specific subscriber, operational and/or financial goals.  As of December 31, 2015, DISH Network had 69.0 million shares of its Class A common stock available for future grant under its stock incentive plans.

On December 28, 2012, DISH Network paid a dividend in cash of $1.00 per share on its outstanding Class A and Class B common stock to shareholders of record on December 14, 2012.  In light of such dividend, during January 2013, the exercise price of 12.9 million DISH Network stock options, affecting approximately 400 of our employees, was reduced by $0.77 per share (the “2012 Stock Option Adjustment”).  Except as noted below, all information discussed below reflects the 2012 Stock Option Adjustment.

On January 1, 2008, DISH Network completed the distribution of its technology and set-top box business and certain infrastructure assets (the “Spin-off”) into a separate publicly-traded company, EchoStar.  In connection with the Spin-off, each DISH Network stock award was converted into an adjusted DISH Network stock award and a new EchoStar stock award consistent with the Spin-off exchange ratio.  DISH Network is responsible for fulfilling all stock awards related to DISH Network common stock and EchoStar is responsible for fulfilling all stock awards related to EchoStar common stock, regardless of whether such stock awards are held by our or EchoStar’s employees.  Notwithstanding the foregoing, our stock-based compensation expense, resulting from stock awards outstanding at the Spin-off date, is based on the stock awards held by our employees regardless of whether such stock awards were issued by DISH Network or EchoStar.  Accordingly, stock-based compensation that we expense with respect to EchoStar stock awards is included in “Additional paid-in capital” on our Consolidated Balance Sheets.  As of March 31, 2013, we have recognized all of our stock-based compensation expense resulting from EchoStar stock awards outstanding at the Spin-off date held by our employees.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

The following stock awards were outstanding:

	As of December 31, 2015
	DISH Network Awards		EchoStar Awards
Stock Awards Outstanding	Stock Options	Restricted Stock Units	Stock Options	Restricted Stock Units
Held by DISH DBS employees	6,807,169	1,382,250	44,548	—

Exercise prices for DISH Network stock options outstanding and exercisable associated with our employees as of December 31, 2015 were as follows:

			Options Outstanding			Options Exercisable
			Number Outstanding as of December 31, 2015	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable as of December 31, 2015	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price
$—	-	$10.00	236,379	2.38	$6.35	236,379	2.38	$6.35
$10.01	-	$20.00	1,944,187	4.44	$15.48	144,187	3.72	$16.67
$20.01	-	$30.00	1,892,978	4.97	$26.33	1,171,378	4.54	$26.12
$30.01	-	$40.00	1,633,075	6.77	$36.12	227,975	6.24	$35.07
$40.01	-	$50.00	21,400	5.75	$44.65	8,000	3.15	$42.92
$50.01	-	$60.00	113,500	7.07	$58.09	24,000	4.71	$57.92
$60.01	-	$70.00	945,650	8.18	$66.37	95,150	7.73	$64.01
$70.01	-	$80.00	20,000	4.00	$72.89	20,000	4.00	$72.89
$—	-	$80.00	6,807,169	5.64	$31.17	1,927,069	4.56	$26.87

Stock Award Activity

DISH Network stock option activity associated with our employees was as follows:

	For the Years Ended December 31,
	2015		2014		2013
	Options	Weighted- Average Exercise Price	Options	Weighted- Average Exercise Price	Options	Weighted- Average Exercise Price
Total options outstanding, beginning of period (1)	10,214,344	$25.29	11,938,090	$22.49	13,018,490	$18.99
Granted	452,000	$69.11	667,750	$63.23	2,225,500	$36.75
Exercised	(1,731,975)	$16.26	(2,233,496)	$20.49	(3,172,900)	$14.70
Forfeited and cancelled	(2,127,200)	$23.12	(158,000)	$41.84	(133,000)	$30.25
Total options outstanding, end of period	6,807,169	$31.17	10,214,344	$25.29	11,938,090	$22.49
Performance based options outstanding, end of period (2)	3,904,500	$28.03	5,926,500	$25.15	6,468,500	$24.92
Exercisable at end of period	1,927,069	$26.87	3,107,544	$19.81	4,061,289	$17.88

(1)         The beginning of period weighted-average exercise price for the year ended December 31, 2013 of $18.99 does not reflect the 2012 Stock Option Adjustment, which occurred subsequent to December 31, 2012.

(2)         These stock options are included in the caption “Total options outstanding, end of period.”  See discussion of the 2005 LTIP, 2008 LTIP, 2013 LTIP and Other Employee Performance Awards below.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

We realized tax benefits from stock awards exercised as follows:

	For the Years Ended December 31,
	2015	2014	2013
	(In thousands)
Tax benefit from stock awards exercised	$33,716	$42,334	$37,583

Based on the closing market price of DISH Network Class A common stock on December 31, 2015, the aggregate intrinsic value of stock options associated with our employees was as follows:

	As of December 31, 2015
	Options	Options
	Outstanding	Exercisable
	(In thousands)
Aggregate intrinsic value	$186,144	$59,395

DISH Network restricted stock unit activity associated with our employees was as follows:

	For the Years Ended December 31,
	2015		2014		2013
	Restricted Stock Awards	Weighted- Average Grant Date Fair Value	Restricted Stock Awards	Weighted- Average Grant Date Fair Value	Restricted Stock Awards	Weighted- Average Grant Date Fair Value
Total restricted stock units outstanding, beginning of period	1,731,332	$32.60	1,863,165	$29.27	1,076,748	$22.82
Granted	62,530	$68.79	316,500	$63.57	990,000	$36.53
Vested	(125,280)	$63.92	(278,000)	$45.04	(135,250)	$29.19
Forfeited and cancelled	(286,332)	$29.67	(170,333)	$33.43	(68,333)	$32.91
Total restricted stock units outstanding, end of period (1)	1,382,250	$32.01	1,731,332	$32.60	1,863,165	$29.27

(1)         All restricted stock units outstanding are Restricted Performance Units.  See discussion of the 2005 LTIP, 2008 LTIP, 2013 LTIP and Other Employee Performance Awards below.

Long-Term Performance Based Plans

2005 LTIP.  During 2005, DISH Network adopted a long-term, performance-based stock incentive plan (the “2005 LTIP”).  The 2005 LTIP provided stock options and restricted stock units, either alone or in combination, which vested over seven years at the rate of 10% per year during the first four years, and at the rate of 20% per year thereafter.  Exercise of the stock awards was subject to the foregoing vesting schedule and a performance condition that a DISH Network-specific subscriber goal be achieved by March 31, 2015.  It was determined that the performance goal can no longer be achieved under the terms of the 2005 LTIP.  None of the awards became exercisable and the 2005 LTIP expired by its terms on March 31, 2015.

2008 LTIP.  During 2008, DISH Network adopted a long-term, performance-based stock incentive plan (the “2008 LTIP”).  The 2008 LTIP provided stock options and restricted stock units, either alone or in combination, which vested based on DISH Network-specific subscriber and financial goals.  As of June 30, 2013, 100% of the eligible 2008 LTIP awards had vested.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

2013 LTIP.  During 2013, DISH Network adopted a long-term, performance-based stock incentive plan (the “2013 LTIP”).  The 2013 LTIP provides stock options and restricted stock units in combination, which vest based on DISH Network -specific subscriber and financial goals.  Exercise of the stock awards is contingent on achieving these goals by September 30, 2022.

Although no awards vest until DISH Network attains the performance goals, compensation related to the 2013 LTIP will be recorded based on DISH Network’s assessment of the probability of meeting the remaining goals.  If the remaining goals are probable of being achieved, we will begin recognizing the associated non-cash, stock-based compensation expense on our Consolidated Statements of Operations and Comprehensive Income (Loss) over the estimated period to achieve the goal.

During the years ended December 31, 2015, 2014, 2013, DISH Network determined that 30%, 10% and 20%, respectively, of the 2013 LTIP performance goals were probable of achievement.  As a result, we recorded non-cash, stock-based compensation expense for the years ended December 31, 2015, 2014 and 2013, as indicated in the table below titled “Non-Cash, Stock-Based Compensation Expense Recognized.”  As of December 31, 2015, approximately 20% of the 2013 LTIP awards had vested.

Other Employee Performance Awards.  In addition to the above long-term, performance stock incentive plans, DISH Network has other stock awards that vest based on certain other DISH Network-specific subscriber, operational and/or financial goals.  Exercise of these stock awards is contingent on achieving certain performance goals.

Additional compensation related to these awards will be recorded based on DISH Network’s assessment of the probability of meeting the remaining performance goals.  If the remaining goals are probable of being achieved, we will begin recognizing the associated non-cash, stock-based compensation expense on our Consolidated Statements of Operations and Comprehensive Income (Loss) over the estimated period to achieve the goal.  See the table below titled “Estimated Remaining Non-Cash, Stock-Based Compensation Expense.”

Although no awards vest until the performance goals are attained, DISH Network determined that certain goals were probable of achievement and, as a result, we recorded non-cash, stock-based compensation expense for the years ended December 31, 2015, 2014 and 2013, as indicated in the table below titled “Non-Cash, Stock-Based Compensation Expense Recognized.”

Given the competitive nature of DISH Network’s business, small variations in subscriber churn, gross new subscriber activation rates and certain other factors can significantly impact subscriber growth.  Consequently, while it was determined that achievement of certain DISH Network-specific subscriber, operational and/or financial goals was not probable as of December 31, 2015, that assessment could change in the future.

The non-cash, stock-based compensation expense associated with these awards for our employees was as follows:

Non-Cash, Stock-	For the Years Ended December 31,
Based Compensation Expense Recognized	2015	2014	2013
	(In thousands)
2008 LTIP	$—	$—	$2,719
2013 LTIP	10,157	12,361	8,137
Other employee performance awards	1,694	14,095	4,045
Total non-cash, stock-based compensation expense recognized for performance based awards	$11,851	$26,456	$14,901

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Estimated Remaining Non-Cash, Stock- Based Compensation Expense	2013 LTIP	Other Employee Performance Awards
	(In thousands)
Expense estimated to be recognized during 2016	$7,112	$—
Estimated contingent expense subsequent to 2016	39,218	36,087
Total estimated remaining expense over the term of the plan	$46,330	$36,087

Of the 6.8 million stock options and 1.4 million restricted stock units outstanding under the DISH Network stock incentive plans associated with our employees as of December 31, 2015, the following awards were outstanding pursuant to the performance based stock incentive plans:

	As of December 31, 2015
Performance Based Stock Options	Number of Awards	Weighted- Average Exercise Price
2013 LTIP	1,564,500	$42.63
Other employee performance awards	2,340,000	$18.27
Total	3,904,500	$28.03

Restricted Performance Units
2013 LTIP	782,250
Other employee performance awards	600,000
Total	1,382,250

Stock-Based Compensation

During the year ended December 31, 2013, we incurred an initial charge related to vested options of $4 million of additional non-cash, stock-based compensation expense in connection with the 2012 Stock Option Adjustment discussed previously.  These amounts are included in the table below.  Total non-cash, stock-based compensation expense for all of our employees is shown in the following table for the years ended December 31, 2015, 2014 and 2013 and was allocated to the same expense categories as the base compensation for such employees:

	For the Years Ended December 31,
	2015	2014	2013
	(In thousands)
Subscriber-related	$2,164	$1,859	$1,947
General and administrative	17,035	32,165	27,700
Total non-cash, stock based compensation	$19,199	$34,024	$29,647

As of December 31, 2015, our total unrecognized compensation cost related to the non-performance based unvested stock awards was $14 million.  This cost was based on an estimated future forfeiture rate of approximately 3.6% per year and will be recognized over a weighted-average period of approximately two years.  Share-based compensation expense is recognized based on stock awards ultimately expected to vest and is reduced for estimated forfeitures.  Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  Changes in the estimated forfeiture rate can have a significant effect on share-based compensation expense since the effect of adjusting the rate is recognized in the period the forfeiture estimate is changed.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Valuation

The fair value of each stock option granted for the years ended December 31, 2015, 2014 and 2013 was estimated at the date of the grant using a Black-Scholes option valuation model with the following assumptions:

	For the Years Ended December 31,
Stock Options	2015			2014			2013
Risk-free interest rate	1.40%	-	2.19%	1.80%	-	2.84%	0.91%	-	2.66%
Volatility factor	26.42%	-	36.22%	28.53%	-	38.62%	32.37%	-	39.87%
Expected term of options in years	5.5	-	7.8	5.5	-	9.0	5.6	-	10.0
Weighted-average fair value of options granted	$16.14	-	$29.73	$19.08	-	$29.20	$14.49	-	$21.09

While DISH Network currently does not intend to declare dividends on its common stock, it may elect to do so from time to time.  Accordingly, the dividend yield percentage used in the Black-Scholes option valuation model was set at zero for all periods.  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded stock options which have no vesting restrictions and are fully transferable.  Consequently, our estimate of fair value may differ from other valuation models.  Further, the Black-Scholes option valuation model requires the input of highly subjective assumptions.  Changes in these subjective input assumptions can materially affect the fair value estimate.

We will continue to evaluate the assumptions used to derive the estimated fair value of DISH Network’s stock options as new events or changes in circumstances become known.

11.       Commitments and Contingencies

Commitments

As of December 31, 2015, future maturities of our long-term debt, capital lease and contractual obligations are summarized as follows:

	Payments due by period
	Total	2016	2017	2018	2019	2020	Thereafter
	(In thousands)
Long-term debt obligations	$13,613,686	$1,501,079	$901,097	$1,201,163	$1,401,233	$1,101,307	$7,507,807
Capital lease obligations	166,492	30,849	32,994	36,175	19,503	19,137	27,834
Interest expense on long-term debt and capital lease obligations	4,186,257	770,957	714,722	644,542	616,490	476,593	962,953
Satellite-related obligations	1,911,033	362,684	336,526	327,197	301,102	241,371	342,153
Operating lease obligations	178,918	52,305	32,960	22,563	15,623	10,040	45,427
Purchase obligations	2,279,706	1,723,073	248,443	165,584	115,814	11,892	14,900
Total	$22,336,092	$4,440,947	$2,266,742	$2,397,224	$2,469,765	$1,860,340	$8,901,074

In certain circumstances the dates on which we are obligated to make these payments could be delayed.  These amounts will increase to the extent that we procure launch and/or in-orbit insurance on our satellites or contract for the construction, launch or lease of additional satellites.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

The table above does not include $202 million of liabilities associated with unrecognized tax benefits that were accrued, as discussed in Note 8, and are included on our Consolidated Balance Sheets as of December 31, 2015.  We do not expect any portion of this amount to be paid or settled within the next twelve months.

DISH Network Spectrum

DISH Network has invested over $5.0 billion since 2008 to acquire certain wireless spectrum licenses and related assets.  DISH Network will need to make significant additional investments or partner with others to, among other things, commercialize, build-out, and integrate these licenses and related assets, and any additional acquired licenses and related assets; and comply with regulations applicable to such licenses.  Depending on the nature and scope of such commercialization, build-out, integration efforts, and regulatory compliance, any such investments or partnerships could vary significantly.  DISH Network may also determine that additional wireless spectrum licenses may be required to commercialize its wireless business and to compete with other wireless service providers.  For example, on February 10, 2016, DISH Network filed an application with the FCC to potentially participate as a bidder in the upcoming broadcast television spectrum incentive auction (“Auction 1000”).  Auction 1000 is scheduled to begin on March 29, 2016.

In connection with the development of DISH Network’s wireless business, including without limitation the efforts described above, we have made cash distributions to partially finance these efforts to date and may make additional cash distributions to finance in whole or in part DISH Network’s future efforts.  See Note 15 in the Notes to our Consolidated Financial Statements in this Annual Report on Form 10-K for further information regarding our dividends to DOC.  There can be no assurance that DISH Network will be able to develop and implement a business model that will realize a return on these wireless spectrum licenses or that DISH Network will be able to profitably deploy the assets represented by these wireless spectrum licenses.

DISH Network Non-Controlling Investments in the Northstar Entities and the SNR Entities Related to AWS-3 Wireless Spectrum Licenses

Through its wholly-owned subsidiaries American AWS-3 Wireless II L.L.C. (“American II”) and American AWS-3 Wireless III L.L.C. (“American III”), DISH Network has made over $10.0 billion in certain non-controlling investments in Northstar Spectrum, LLC (“Northstar Spectrum”), the parent company of Northstar Wireless, LLC (“Northstar Wireless,” and collectively with Northstar Spectrum, the “Northstar Entities”), and in SNR Wireless HoldCo, LLC (“SNR HoldCo”), the parent company of SNR Wireless LicenseCo, LLC (“SNR Wireless,” and collectively with SNR HoldCo, the “SNR Entities”), respectively.  On October 27, 2015, the FCC granted certain AWS-3 wireless spectrum licenses (the “AWS-3 Licenses”) to Northstar Wireless (the “Northstar Licenses”) and to SNR Wireless (the “SNR Licenses”), respectively.  DISH Network may need to make significant additional loans to the Northstar Entities and to the SNR Entities, or they may need to partner with others, so that the Northstar Entities and the SNR Entities may commercialize, build-out and integrate the Northstar Licenses and the SNR Licenses, and comply with regulations applicable to the Northstar Licenses and the SNR Licenses.  Depending upon the nature and scope of such commercialization, build-out, integration efforts, and regulatory compliance, any such loans or partnerships could vary significantly.

In connection with certain funding obligations related to the investments by American II and American III discussed above, in February 2015, we paid a dividend of $8.250 billion to DOC for, among other things, general corporate purposes, which included such funding obligations, and to fund other DISH Network cash needs.  We may make additional cash distributions to finance in whole or in part loans that DISH Network may make to the Northstar Entities and the SNR Entities in the future related to DISH Network’s non-controlling investments in these entities.  There can be no assurance that DISH Network will be able to obtain a profitable return on its non-controlling investments in the Northstar Entities and the SNR Entities.

We may need to raise significant additional capital in the future, which may not be available on acceptable terms or at all, to among other things, make additional cash distributions to DISH Network, continue investing in our business and to pursue acquisitions and other strategic transactions.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

See “Item 1A. Risk Factors — We have made substantial investments to acquire certain wireless spectrum licenses and other related assets.  In addition, we have made substantial non-controlling investments in the Northstar Entities and the SNR Entities related to AWS-3 wireless spectrum licenses” in DISH Network’s Annual Report on Form 10-K for the year ended December 31, 2015 for further information.

Guarantees

During the third quarter 2009, EchoStar entered into a satellite transponder service agreement for Nimiq 5 through 2024.  We sublease this capacity from EchoStar and DISH Network guarantees a certain portion of EchoStar’s obligation under its satellite transponder service agreement through 2019.  As of December 31, 2015, the remaining obligation of the DISH Network guarantee was $248 million.

As of December 31, 2015, we have not recorded a liability on the balance sheet for this guarantee.

Purchase Obligations

Our 2016 purchase obligations primarily consist of binding purchase orders for receiver systems and related equipment, digital broadcast operations, transmission costs, engineering services, and other products and services related to the operation of our Pay-TV services.  Our purchase obligations also include certain fixed contractual commitments to purchase programming content.  Our purchase obligations can fluctuate significantly from period to period due to, among other things, management’s timing of payments and inventory purchases, and can materially impact our future operating asset and liability balances, and our future working capital requirements.

Programming Contracts

In the normal course of business, we enter into contracts to purchase programming content in which our payment obligations are generally contingent on the number of Pay-TV subscribers to whom we provide the respective content.  These programming commitments are not included in the “Commitments” table above.  The terms of our contracts typically range from one to ten years with annual rate increases.  Our programming expenses will continue to increase to the extent we are successful in growing our Pay-TV subscriber base.  In addition, programming costs continue to increase due to contractual price increases and the renewal of long-term programming contracts on less favorable pricing terms.

Rent Expense

Total rent expense for operating leases was $477 million, $468 million and $303 million in 2015, 2014 and 2013, respectively.  Rent expense in 2014 increased as a result of the Satellite and Tracking Stock Transaction.  See Note 4 and Note 15 for further information.

Patents and Intellectual Property

Many entities, including some of our competitors, have or may in the future obtain patents and other intellectual property rights that cover or affect products or services that we offer or that we may offer in the future.  We may not be aware of all intellectual property rights that our products or services may potentially infringe.  Damages in patent infringement cases can be substantial, and in certain circumstances can be trebled.  Further, we cannot estimate the extent to which we may be required in the future to obtain licenses with respect to patents held by others and the availability and cost of any such licenses.  Various parties have asserted patent and other intellectual property rights with respect to components of our products and services.  We cannot be certain that these persons do not own the rights they claim, that our products do not infringe on these rights, and/or that these rights are not valid.  Further, we cannot be certain that we would be able to obtain licenses from these persons on commercially reasonable terms or, if we were unable to obtain such licenses, that we would be able to redesign our products to avoid infringement.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Contingencies

Separation Agreement

In connection with the Spin-off, DISH Network entered into a separation agreement with EchoStar that provides, among other things, for the division of certain liabilities, including liabilities resulting from litigation.  Under the terms of the separation agreement, EchoStar has assumed certain liabilities that relate to its business, including certain designated liabilities for acts or omissions that occurred prior to the Spin-off.  Certain specific provisions govern intellectual property related claims under which, generally, EchoStar will only be liable for its acts or omissions following the Spin-off and DISH Network will indemnify EchoStar for any liabilities or damages resulting from intellectual property claims relating to the period prior to the Spin-off, as well as our acts or omissions following the Spin-off.

Litigation

We are involved in a number of legal proceedings (including those described below) concerning matters arising in connection with the conduct of our business activities.  Many of these proceedings are at preliminary stages, and many of these proceedings seek an indeterminate amount of damages.  We regularly evaluate the status of the legal proceedings in which we are involved to assess whether a loss is probable or there is a reasonable possibility that a loss or an additional loss may have been incurred and to determine if accruals are appropriate.  If accruals are not appropriate, we further evaluate each legal proceeding to assess whether an estimate of the possible loss or range of possible loss can be made.

For certain cases described on the following pages, management is unable to provide a meaningful estimate of the possible loss or range of possible loss because, among other reasons, (i) the proceedings are in various stages; (ii) damages have not been sought; (iii) damages are unsupported and/or exaggerated; (iv) there is uncertainty as to the outcome of pending appeals or motions; (v) there are significant factual issues to be resolved; and/or (vi) there are novel legal issues or unsettled legal theories to be presented or a large number of parties (as with many patent-related cases).  For these cases, however, management does not believe, based on currently available information, that the outcomes of these proceedings will have a material adverse effect on our financial condition, though the outcomes could be material to our operating results for any particular period, depending, in part, upon the operating results for such period.

California Institute of Technology

On October 1, 2013, the California Institute of Technology (“Caltech”) filed complaints against DISH Network and its wholly-owned subsidiaries DISH Network L.L.C. and dishNET Satellite Broadband L.L.C., as well as Hughes Communications, Inc. and Hughes Network Systems, LLC, which are subsidiaries of EchoStar, in the United States District Court for the Central District of California.  The complaint alleges infringement of United States Patent Nos. 7,116,710; 7,421,032; 7,916,781 and 8,284,833, each of which is entitled “Serial Concatenation of Interleaved Convolutional Codes forming Turbo-Like Codes.” Caltech alleges that encoding data as specified by the DVB-S2 standard infringes each of the asserted patents.  In the operative Amended Complaint, served on March 6, 2014, Caltech claims that our Hopper® set-top box, as well as the Hughes defendants’ satellite broadband products and services, infringe the asserted patents by implementing the DVB-S2 standard.  On May 5, 2015, the Court granted summary judgment in our favor as to the Hopper set-top box alleged in the complaint.  On February 17, 2015, Caltech filed a new complaint in the United States District Court for the Central District of California, asserting the same patents against the same defendants.  Caltech alleges that certain broadband equipment, including without limitation the HT1000 and HT1100 modems, gateway hardware, software and/or firmware that the Hughes defendants provide to, among others, us for our use in connection with the dishNET branded broadband service, infringes these patents.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

ClearPlay, Inc.

On March 13, 2014, ClearPlay, Inc. (“ClearPlay”) filed a complaint against DISH Network, our wholly-owned subsidiary DISH Network L.L.C., EchoStar, and its wholly-owned subsidiary EchoStar Technologies L.L.C., in the United States District Court for the District of Utah.  The complaint alleges infringement of United States Patent Nos. 6,898,799, entitled “Multimedia Content Navigation and Playback”; 7,526,784, entitled “Delivery of Navigation Data for Playback of Audio and Video Content”; 7,543,318, entitled “Delivery of Navigation Data for Playback of Audio and Video Content”; 7,577,970, entitled “Multimedia Content Navigation and Playback”; and 8,117,282, entitled “Media Player Configured to Receive Playback Filters From Alternative Storage Mediums”.  ClearPlay alleges that the AutoHop™ feature of our Hopper set-top box infringes the asserted patents.  On February 11, 2015, the case was stayed pending various third-party challenges before the United States Patent and Trademark Office regarding the validity of certain of the patents asserted in the action.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

CRFD Research, Inc. (a subsidiary of Marathon Patent Group, Inc.)

On January 17, 2014, CRFD Research, Inc. (“CRFD”) filed a complaint against us, our wholly-owned subsidiary DISH Network L.L.C., DISH Network, EchoStar, and its wholly-owned subsidiary EchoStar Technologies L.L.C., in the United States District Court for the District of Delaware, alleging infringement of United States Patent No. 7,191,233 (the “233 patent”).  The 233 patent is entitled “System for Automated, Mid-Session, User-Directed, Device-to-Device Session Transfer System,” and relates to transferring an ongoing software session from one device to another.  CRFD alleges that our Hopper and Joey® set-top boxes infringe the 233 patent.  On the same day, CRFD filed similar complaints against AT&T Inc.; Comcast Corp.; DirecTV; Time Warner Cable Inc.; Cox Communications, Inc.; Akamai Technologies, Inc.; Cablevision Systems Corp. and Limelight Networks, Inc.  CRFD is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  On January 26, 2015, we and EchoStar filed a petition before the United States Patent and Trademark Office challenging the validity of the 233 patent.  The United States Patent and Trademark Office has agreed to institute a proceeding on our petition, as well as on two third-party petitions challenging the validity of the 233 patent, and it heard oral argument on January 16, 2016.  On June 4, 2015, the litigation in the District Court was ordered stayed pending resolution of the proceeding before the United States Patent and Trademark Office.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Customedia Technologies, L.L.C.

On February 10, 2016, Customedia Technologies, L.L.C. (“Customedia”) filed a complaint against DISH Network and our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Eastern District of Texas.  The complaint alleges infringement of four patents:  United States Patent No. 8,719,090; United States Patent No. 9,053,494; United States Patent No. 7,840,437; and United States Patent No. 8,955,029.  Each patent is entitled “System for Data Management And On-Demand Rental And Purchase Of Digital Data Products.”  Customedia appears to allege infringement in connection with our addressable advertising services, our DISH Anywhere feature, and our Pay-Per-View and video-on-demand offerings.  Customedia is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Custom Media Technologies LLC

On August 15, 2013, Custom Media Technologies LLC (“Custom Media”) filed complaints against DISH Network; AT&T Inc.; Charter Communications, Inc.; Comcast Corp.; Cox Communications, Inc.; DirecTV; Time Warner Cable Inc. and Verizon Communications, Inc., in the United States District Court for the District of Delaware, alleging infringement of United States Patent No. 6,269,275 (the “275 patent”).  The 275 patent, which is entitled “Method and System for Customizing and Distributing Presentations for User Sites,” relates to the provision of customized presentations to viewers over a network, such as “a cable television network, an Internet or other computer network, a broadcast television network, and/or a satellite system.”  Custom Media alleges that our DVR devices and DVR functionality infringe the 275 patent.  Custom Media is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  Pursuant to a stipulation between the parties, on November 6, 2013, the Court entered an order substituting DISH Network L.L.C., our wholly-owned subsidiary, as the defendant in DISH Network’s place.  On August 26, 2015, Custom Media dismissed its action against us with prejudice.

Do Not Call Litigation

On March 25, 2009, our wholly-owned subsidiary DISH Network L.L.C. was sued in a civil action by the United States Attorney General and several states in the United States District Court for the Central District of Illinois, alleging violations of the Telephone Consumer Protection Act and the Telemarketing Sales Rule, as well as analogous state statutes and state consumer protection laws.  The plaintiffs allege that we, directly and through certain independent third-party retailers and their affiliates, committed certain telemarketing violations.  On December 23, 2013, the plaintiffs filed a motion for summary judgment, which indicated for the first time that the state plaintiffs were seeking civil penalties and damages of approximately $270 million and that the federal plaintiff was seeking an unspecified amount of civil penalties (which could substantially exceed the civil penalties and damages being sought by the state plaintiffs).  The plaintiffs are also seeking injunctive relief that if granted would, among other things, enjoin DISH Network L.L.C., whether acting directly or indirectly through authorized telemarketers or independent third-party retailers, from placing any outbound telemarketing calls to market or promote its goods or services for five years, and enjoin DISH Network L.L.C. from accepting activations or sales from certain existing independent third-party retailers and from certain new independent third-party retailers, except under certain circumstances.  We also filed a motion for summary judgment, seeking dismissal of all claims.  On December 12, 2014, the Court issued its opinion with respect to the parties’ summary judgment motions.  The Court found that DISH Network L.L.C. is entitled to partial summary judgment with respect to one claim in the action.  In addition, the Court found that the plaintiffs are entitled to partial summary judgment with respect to ten claims in the action, which includes, among other things, findings by the Court establishing DISH Network L.L.C.’s liability for a substantial amount of the alleged outbound telemarketing calls by DISH Network L.L.C. and certain of its independent third-party retailers that were the subject of the plaintiffs’ motion.  The Court did not issue any injunctive relief and did not make any determination on civil penalties or damages, ruling instead that the scope of any injunctive relief and the amount of any civil penalties or damages are questions for trial.  In pre-trial disclosures, the federal plaintiff indicated that it intends to seek up to $900 million in alleged civil penalties, and the state plaintiffs indicated that they intend to seek $23.5 billion in alleged civil penalties and damages.  The first phase of the bench trial took place January 19, 2016 through February 11, 2016.  In closing briefs, the federal plaintiff indicated that it is seeking $900 million in alleged civil penalties; the California state plaintiff indicated that it is seeking $100 million in alleged civil penalties and damages; the Ohio state plaintiff indicated that it is seeking approximately $10 million in alleged civil penalties and damages; and the Illinois and North Carolina state plaintiffs did not state the specific alleged civil penalties and damages that they are seeking.  The Court will conduct a second phase of the bench trial in October 2016, which we anticipate will cover the plaintiffs’ requested injunctive relief, as well as DISH Network L.L.C.’s response to certain evidence presented by the plaintiffs in the first phase.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

We may also from time to time be subject to private civil litigation alleging telemarketing violations.  For example, a portion of the alleged telemarketing violations at issue in the case described in the previous paragraph are also the subject of a certified class action filed against DISH Network L.L.C. in the United States District Court for the Middle District of North Carolina.

We intend to vigorously defend these cases.  We cannot predict with any degree of certainty the outcome of these suits or determine the extent of any potential liability or damages.

Dragon Intellectual Property, LLC

On December 20, 2013, Dragon Intellectual Property, LLC (“Dragon IP”) filed complaints against our wholly-owned subsidiary DISH Network L.L.C., as well as Apple Inc.; AT&T, Inc.; Charter Communications, Inc.; Comcast Corp.; Cox Communications, Inc.; DirecTV; Sirius XM Radio Inc.; Time Warner Cable Inc. and Verizon Communications, Inc., in the United States District Court for the District of Delaware, alleging infringement of United States Patent No. 5,930,444 (the “444 patent”), which is entitled “Simultaneous Recording and Playback Apparatus.”  Dragon IP alleges that various of our DVR receivers infringe the 444 patent.  Dragon IP is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  On December 23, 2014, DISH Network L.L.C. filed a petition before the United States Patent and Trademark Office challenging the validity of the 444 patent.  On April 10, 2015, the Court granted DISH Network L.L.C.’s motion to stay the action in light of DISH Network L.L.C.’s petition and certain other defendants’ petitions pending before the United States Patent and Trademark Office challenging the validity of the 444 patent.  On July 17, 2015, the United States Patent and Trademark Office agreed to institute a proceeding on our petition, and it heard oral argument on February 9, 2016.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Grecia

On March 27, 2015, William Grecia (“Grecia”) filed a complaint against our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Northern District of Illinois, alleging infringement of United States Patent No. 8,533,860 (the “860 patent”), which is entitled “Personalized Digital Media Access System—PDMAS Part II.”  Grecia alleges that we violate the 860 patent in connection with our digital rights management.  Grecia is the named inventor on the 860 patent.  On June 22, 2015, the case was transferred to the United States District Court for the Northern District of California.  On November 18, 2015, Grecia filed an amended complaint adding allegations that we infringe U.S. Patent No. 8,402,555 (the “555 patent”), which is entitled “Personalized Digital Media Access System (PDMAS).” Grecia is the named inventor on the 555 patent.  Grecia alleges that we violate the 555 patent in connection with our digital rights management.  Grecia dismissed his action with prejudice on February 3, 2016.

On February 3, 2016, Grecia filed a new complaint against our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Northern District of California, alleging infringement of United States Patent No. 8,887,308 (the “308 patent”), which is entitled “Digital Cloud Access—PDMAS Part III,” on which Grecia is also the named inventor.  Grecia alleges that we violate the 308 patent in connection with our DISH Anywhere feature.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

The Hopper Litigation

On May 24, 2012, our wholly-owned subsidiary, DISH Network L.L.C., filed a lawsuit in the United States District Court for the Southern District of New York against American Broadcasting Companies, Inc.; CBS Corporation; Fox Entertainment Group, Inc.; Fox Television Holdings, Inc.; Fox Cable Network Services, L.L.C. and NBCUniversal, LLC.  In the lawsuit, we sought a declaratory judgment that we are not infringing any defendant’s copyright, or breaching any defendant’s retransmission consent agreement, by virtue of the PrimeTime Anytime™ and AutoHop™ features of our Hopper set-top box.  A consumer can use the PrimeTime Anytime feature, at his or her option, to record certain primetime programs airing on ABC, CBS, Fox, and/or NBC up to every night, and to store those recordings for up to eight days.  A consumer can use the AutoHop feature, at his or her option, to watch certain recordings that the subscriber made with our PrimeTime Anytime feature, commercial-free, if played back at a certain point after the show’s original airing.

Later on May 24, 2012, (i) Fox Broadcasting Company; Twentieth Century Fox Film Corp. and Fox Television Holdings, Inc. filed a lawsuit against DISH Network and our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Central District of California, alleging that the PrimeTime Anytime feature, the AutoHop feature, as well as Slingbox placeshifting functionality infringe their copyrights and breach their retransmission consent agreements, (ii) NBC Studios LLC; Universal Network Television, LLC; Open 4 Business Productions LLC and NBCUniversal, LLC filed a lawsuit against DISH Network and our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Central District of California, alleging that the PrimeTime Anytime feature and the AutoHop feature infringe their copyrights, and (iii) CBS Broadcasting Inc.; CBS Studios Inc. and Survivor Productions LLC filed a lawsuit against DISH Network and our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Central District of California, alleging that the PrimeTime Anytime feature and the AutoHop feature infringe their copyrights.

As a result of certain parties’ competing venue-related motions brought in both the New York and California actions, and certain networks’ filing various counterclaims and amended complaints, the claims have proceeded in the following venues:  (1) the copyright and contract claims regarding the ABC and CBS parties in New York; and (2) the copyright and contract claims regarding the Fox and NBC parties in California.

California Actions.  The NBC plaintiffs and Fox plaintiffs filed amended complaints in their respective California actions, adding copyright claims against EchoStar and EchoStar Technologies L.L.C., a wholly-owned subsidiary of EchoStar.  In addition, the Fox plaintiffs’ amended complaint added claims challenging the Hopper Transfers™ feature of our second-generation Hopper set-top box.

On November 7, 2012, the California court denied the Fox plaintiffs’ motion for a preliminary injunction to enjoin the Hopper set-top box’s PrimeTime Anytime and AutoHop features, and the Fox plaintiffs appealed.  On March 27, 2013, at the request of the parties, the Central District of California granted a stay of all proceedings in the action brought by the NBC plaintiffs, pending resolution of the appeal by the Fox plaintiffs.  On July 24, 2013, the United States Court of Appeals for the Ninth Circuit affirmed the denial of the Fox plaintiffs’ motion for a preliminary injunction as to the PrimeTime Anytime and AutoHop features.  On August 7, 2013, the Fox plaintiffs filed a petition for rehearing and rehearing en banc, which was denied on January 24, 2014.  The United States Supreme Court granted the Fox plaintiffs an extension until May 23, 2014 to file a petition for writ of certiorari, but they did not file one.  As a result, the stay of the NBC plaintiffs’ action expired.  On August 6, 2014, at the request of the parties, the Central District of California granted a further stay of all proceedings in the action brought by the NBC plaintiffs, pending a final judgment on all claims in the Fox plaintiffs’ action.  The Fox action was dismissed on February 11, 2016.  On March 4, 2016, at the request of the parties, the Central District of California granted a further stay of all proceedings in the action brought by the NBC plaintiffs until September 9, 2016; provided that either party may file a motion with the Court to lift the stay after May 27, 2016.  No trial date is currently set on the NBC claims.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

In addition, on February 21, 2013, the Fox plaintiffs filed a second motion for preliminary injunction against: (i) us seeking to enjoin the Hopper Transfers feature in our second-generation Hopper set-top box, alleging breach of their retransmission consent agreement; and (ii) us and EchoStar Technologies L.L.C. seeking to enjoin the Slingbox placeshifting functionality in our second-generation Hopper set-top box, alleging copyright infringement and breach of their retransmission consent agreement.  On September 23, 2013, the California court denied the Fox plaintiffs’ motion.  The Fox plaintiffs appealed, and on July 14, 2014, the United States Court of Appeals for the Ninth Circuit affirmed the denial of the Fox plaintiffs’ motion for a preliminary injunction as to the Hopper Transfers feature and the Slingbox placeshifting functionality in our second-generation Hopper set-top box.

On January 12, 2015, the Court ruled on the Fox plaintiffs’ and our respective motions for summary judgment, holding that:  (a) the Slingbox placeshifting functionality and the PrimeTime Anytime, AutoHop and Hopper Transfers features do not violate the copyright laws; (b) certain quality assurance copies (which were discontinued in November 2012) do violate the copyright laws; and (c) the Slingbox placeshifting functionality, the Hopper Transfers feature and such quality assurance copies breach our Fox retransmission consent agreement.  At the parties’ joint request, the Court had stayed the case until January 15, 2016.  Pursuant to a settlement between us and the Fox plaintiffs, we, EchoStar Technologies L.L.C. and the Fox plaintiffs filed a motion to dismiss with prejudice all of our respective claims pending in the California court.  The Court ordered such dismissal on February 11, 2016.

New York Actions.  Both the ABC and CBS parties filed counterclaims in the New York action adding copyright claims against EchoStar Technologies L.L.C., and the CBS parties filed a counterclaim alleging that we fraudulently concealed the AutoHop feature when negotiating the renewal of our CBS retransmission consent agreement.  On November 23, 2012, the ABC plaintiffs filed a motion for a preliminary injunction to enjoin the Hopper set-top box’s PrimeTime Anytime and AutoHop features.  On September 18, 2013, the New York court denied that motion.  The ABC plaintiffs appealed, and oral argument on the appeal was heard on February 20, 2014 before the United States Court of Appeals for the Second Circuit.  Pursuant to a settlement between us and the ABC parties, during March 2014, the ABC parties withdrew their appeal to the United States Court of Appeals for the Second Circuit; we and the ABC parties dismissed without prejudice all of our respective claims pending in the United States District Court for the Southern District of New York; and the ABC parties granted a covenant not to sue.  Pursuant to a settlement between us and the CBS parties, on December 10, 2014, we and the CBS parties dismissed with prejudice all of our respective claims pending in the New York Court.

We intend to vigorously prosecute and defend our position in this case.  In the event that a court ultimately determines that we infringe the asserted copyrights, or are in breach of the retransmission consent agreement, we may be subject to substantial damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers.  In addition, as a result of this litigation, we may not be able to renew our retransmission consent agreement and other programming agreements on favorable terms or at all.  If we are unable to renew these agreements, there can be no assurance that we would be able to obtain substitute programming, or that such substitute programming would be comparable in quality or cost to our existing programming.  Loss of access to existing programming could have a material adverse effect on our business, financial condition and results of operations, including, among other things, our gross new subscriber activations and subscriber churn rate.  We cannot predict with any degree of certainty the outcome of this suit or determine the extent of any potential liability or damages.

LightSquared/Harbinger Capital Partners LLC (LightSquared Bankruptcy)

As previously disclosed in our public filings, L-Band Acquisition, LLC (“LBAC”), DISH Network’s wholly-owned subsidiary, entered into a Plan Support Agreement (the “PSA”) with certain senior secured lenders to LightSquared LP (the “LightSquared LP Lenders”) on July 23, 2013, which contemplated the purchase by LBAC of substantially all of the assets of LightSquared LP and certain of its subsidiaries (the “LBAC Bid”) that are debtors and debtors in possession in the LightSquared bankruptcy cases pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), which cases are jointly administered under the caption In re LightSquared Inc., et. al., Case No. 12 12080 (SCC).

Pursuant to the PSA, LBAC was entitled to terminate the PSA in certain circumstances, certain of which required three business days’ written notice, including, without limitation, in the event that certain milestones specified in the PSA were not met.  On January 7, 2014, LBAC delivered written notice of termination of the PSA to the LightSquared LP Lenders.  As a result, the PSA terminated effective on January 10, 2014, and the LBAC Bid was withdrawn.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

On August 6, 2013, Harbinger Capital Partners LLC and other affiliates of Harbinger (collectively, “Harbinger”), a shareholder of LightSquared Inc., filed an adversary proceeding against DISH Network, LBAC, EchoStar, Charles W. Ergen (our Chairman and Chief Executive Officer), SP Special Opportunities, LLC (“SPSO”) (an entity controlled by Mr. Ergen), and certain other parties, in the Bankruptcy Court.  Harbinger alleged, among other things, claims based on fraud, unfair competition, civil conspiracy and tortious interference with prospective economic advantage related to certain purchases of LightSquared secured debt by SPSO.  Subsequently, LightSquared intervened to join in certain claims alleged against certain defendants other than DISH Network, LBAC and EchoStar.

On October 29, 2013, the Bankruptcy Court dismissed all of the claims in Harbinger’s complaint in their entirety, but granted leave for LightSquared to file its own complaint in intervention.  On November 15, 2013, LightSquared filed its complaint, which included various claims against DISH Network, EchoStar, Mr. Ergen and SPSO.  On December 2, 2013, Harbinger filed an amended complaint, asserting various claims against SPSO.  On December 12, 2013, the Bankruptcy Court dismissed several of the claims asserted by LightSquared and Harbinger.  The surviving claims included, among others, LightSquared’s claims against SPSO for declaratory relief, breach of contract and statutory disallowance; LightSquared’s tortious interference claim against DISH Network, EchoStar and Mr. Ergen; and Harbinger’s claim against SPSO for statutory disallowance.  These claims proceeded to a non-jury trial on January 9, 2014.  In its Post-Trial Findings of Fact and Conclusions of Law entered on June 10, 2014, the Bankruptcy Court rejected all claims against DISH Network and EchoStar, and it rejected some but not all claims against the other defendants.  On July 7, 2015, the United States District Court for the Southern District of New York denied Harbinger’s motion for an interlocutory appeal of certain Bankruptcy Court orders in the adversary proceeding.  On March 27, 2015, the Bankruptcy Court entered an order confirming the Modified Second Amended Joint Plan pursuant to Chapter 11 of the Bankruptcy Code and, on December 7, 2015, the Plan became effective.

DISH Network intends to vigorously defend any claims against it in this proceeding and cannot predict with any degree of certainty the outcome of this proceeding or determine the extent of any potential liability or damages.

LightSquared/Harbinger Capital Partners LLC (Harbinger Colorado and New York Actions)

On July 8, 2014, Harbinger filed suit against DISH Network, LBAC, Mr. Ergen, SPSO, and certain other parties, in the United States District Court for the District of Colorado.  The complaint asserts claims for tortious interference with contract and abuse of process, as well as claims alleging violations of the federal Racketeering Influenced and Corrupt Organization Act and the Colorado Organized Crime Control Act.  Harbinger seeks to rely effectively on the same facts and circumstances that were at issue in the LightSquared adversary proceeding pending in the Bankruptcy Court.  Harbinger argues that the defendants’ alleged conduct, among other things, is responsible for Harbinger’s losing control of LightSquared and causing Harbinger to lose certain of its equity interests or rights in LightSquared.  The complaint seeks damages in excess of $500 million, which under federal and state law may be trebled.  On April 28, 2015, the District Court granted DISH Network’s motion to dismiss the complaint.  On May 28, 2015, Harbinger filed a notice of appeal and on July 27, 2015, the United States Court of Appeals for the Tenth Circuit granted Harbinger’s unopposed motion to dismiss the appeal with prejudice.  The Colorado matter is now concluded.

On July 21, 2015, Harbinger filed a substantially similar complaint against DISH Network, LBAC, Mr. Ergen, SPSO, and certain other parties, in the United States District Court for the Southern District of New York.  The complaint again asserts claims for tortious interference with contract and abuse of process, and also repeats the same claims alleging violations of the federal Racketeering Influenced and Corrupt Organization Act and the Colorado Organized Crime Control Act.  Harbinger again seeks to rely on the same facts and circumstances that were at issue in the LightSquared adversary proceeding pending in the Bankruptcy Court.  Harbinger argues that the defendants’ alleged conduct, among other things, is responsible for Harbinger’s losing control of LightSquared and causing Harbinger to lose certain of its equity interests or rights in LightSquared.  This complaint seeks damages in excess of $1.5 billion, which under federal and state law may be trebled.  On November 2, 2015, we filed a motion to dismiss the complaint, and discovery was stayed pending resolution of our motion to dismiss.  On December 22, 2015, Harbinger filed a motion to voluntarily dismiss the complaint without prejudice.  The District Court ordered such dismissal on December 23, 2015.  The New York matter is now concluded.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

LightSquared Transaction Shareholder Derivative Actions

On August 9, 2013, a purported shareholder of DISH Network, Jacksonville Police and Fire Pension Fund (“Jacksonville PFPF”), filed a putative shareholder derivative action in the District Court for Clark County, Nevada alleging, among other things, breach of fiduciary duty claims against the members of DISH Network’s Board of Directors as of that date: Charles W. Ergen; Joseph P. Clayton; James DeFranco; Cantey M. Ergen; Steven R. Goodbarn; David K. Moskowitz; Tom A. Ortolf; and Carl E. Vogel (collectively, the “Director Defendants”).  In its first amended complaint, Jacksonville PFPF asserted claims that Mr. Ergen breached his fiduciary duty to DISH Network in connection with certain purchases of LightSquared debt by SPSO, an entity controlled by Mr. Ergen, and that the other Director Defendants aided and abetted that alleged breach of duty.  The Jacksonville PFPF claims alleged that (1) the debt purchases created an impermissible conflict of interest and (2) put at risk the LBAC Bid, which as noted above has been withdrawn.  Jacksonville PFPF further claimed that most members of DISH Network’s Board of Directors are beholden to Mr. Ergen to an extent that prevents them from discharging their duties in connection with DISH Network’s participation in the LightSquared bankruptcy auction process.  Jacksonville PFPF is seeking an unspecified amount of damages.  Jacksonville PFPF dismissed its claims against Mr. Goodbarn on October 8, 2013.

Jacksonville PFPF sought a preliminary injunction that would enjoin Mr. Ergen and all of the Director Defendants other than Mr. Goodbarn from influencing DISH Network’s efforts to acquire certain assets of LightSquared in the bankruptcy proceeding.  On November 27, 2013, the Court denied that request but granted narrower relief enjoining Mr. Ergen and anyone acting on his behalf from participating in negotiations related to one aspect of the LBAC Bid, which, as noted above, has been withdrawn.

Five alleged shareholders have filed substantially similar putative derivative complaints in state and federal courts alleging the same or substantially similar claims.  On September 18, 2013, DCM Multi-Manager Fund, LLC filed a duplicative putative derivative complaint in the District Court for Clark County, Nevada, which was consolidated with the Jacksonville PFPF action on October 9, 2013.  Between September 25, 2013 and October 2, 2013, City of Daytona Beach Police Officers and Firefighters Retirement System, Louisiana Municipal Police Employees’ Retirement System and Iron Worker Mid-South Pension Fund filed duplicative putative derivative complaints in the United States District Court for the District of Colorado.  Also on October 2, 2013, Iron Workers District Council (Philadelphia and Vicinity) Retirement and Pension Plan filed its complaint in the United States District Court for the District of Nevada.

On October 11, 2013, Iron Worker Mid-South Pension Fund dismissed its claims without prejudice.  On October 30, 2013, Louisiana Municipal Police Employees’ Retirement System dismissed its claims without prejudice and, on January 2, 2014, filed a new complaint in the District Court for Clark County, Nevada, which, on May 2, 2014, was consolidated with the Jacksonville PFPF action.  On December 13, 2013, City of Daytona Beach Police Officers and Firefighters Retirement System voluntarily dismissed its claims without prejudice.  On March 28, 2014, Iron Workers District Council (Philadelphia and Vicinity) Retirement and Pension Plan voluntarily dismissed its claims without prejudice.

On July 25, 2014, Jacksonville PFPF filed a second amended complaint, which added claims against George R. Brokaw and Charles M. Lillis, as Director Defendants, and Thomas A. Cullen, R. Stanton Dodge and K. Jason Kiser, as officers of DISH Network. Jacksonville PFPF asserted five claims in its second amended complaint, each of which alleged breaches of the duty of loyalty.  Three of the claims were asserted solely against Mr. Ergen; one claim was made against all of the remaining Director Defendants, other than Mr. Ergen and Mr. Clayton; and the final claim was made against Messrs. Cullen, Dodge and Kiser.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

DISH Network’s Board of Directors has established a Special Litigation Committee to review the factual allegations and legal claims in these actions.  On October 24, 2014, the Special Litigation Committee filed a report in the District Court for Clark County, Nevada regarding its investigation of the claims and allegations asserted in Jacksonville PFPF’s second amended complaint.  The Special Litigation Committee filed a motion to dismiss the action based, among other things, on its business judgment that it is in the best interests of DISH Network not to pursue the claims asserted by Jacksonville PFPF.  The Director Defendants and Messrs. Cullen, Dodge and Kiser have also filed various motions to dismiss the action.  In an order entered on September 18, 2015, the Court granted the Special Litigation Committee’s motion to defer to the Special Litigation Committee’s October 24, 2014 report, including its finding that dismissal of the action is in the best interest of DISH Network.  The Court also held that, in light of granting the motion to defer, the pending motions to dismiss filed by the individual defendants were denied without prejudice as moot.  On October 12, 2015, Jacksonville PFPF filed a notice of appeal to the Supreme Court of Nevada.  DISH Network cannot predict with any degree of certainty the outcome of these suits or determine the extent of any potential liability or damages.

Personalized Media Communications, Inc.

During 2008, Personalized Media Communications, Inc. (“PMC”) filed suit against DISH Network; EchoStar and Motorola Inc., in the United States District Court for the Eastern District of Texas, alleging infringement of United States Patent Nos. 5,109,414; 4,965,825; 5,233,654; 5,335,277 and 5,887,243, which relate to satellite signal processing.  PMC is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  Subsequently, Motorola Inc. settled with PMC, leaving DISH Network and EchoStar as defendants.  On July 18, 2012, pursuant to a Court order, PMC filed a Second Amended Complaint that added Rovi Guides, Inc. (f/k/a/ Gemstar-TV Guide International, Inc.) and TVG-PMC, Inc. (collectively, “Gemstar”) as a party, and added a new claim against all defendants seeking a declaratory judgment as to the scope of Gemstar’s license to the patents in suit, under which DISH Network and EchoStar are sublicensees.  On August 12, 2014, in response to the parties’ respective summary judgment motions related to the Gemstar license issues, the Court ruled in favor of PMC and dismissed all claims by or against Gemstar and entered partial final judgment in PMC’s favor as to those claims.  On September 16, 2014, DISH Network and EchoStar filed a notice of appeal of that partial final judgment.  PMC’s damages expert had contended that DISH Network and EchoStar are liable for damages ranging from approximately $500 million to $650 million as of March 31, 2012, and subsequently modified such damages as ranging from approximately $150 million to $450 million, as of September 30, 2014, which did not include pre-judgment interest and could be trebled under Federal law.  On May 7, 2015, DISH Network, EchoStar and PMC entered into a settlement and release agreement that provides, among other things, for a license by PMC to DISH Network and EchoStar for certain patents and patent applications and the dismissal of all of PMC’s claims in the action against DISH Network and EchoStar with prejudice.  On June 4, 2015, the Court dismissed all of PMC’s claims in the action against DISH Network and EchoStar with prejudice.

Phoenix Licensing, L.L.C./LPL Licensing, L.L.C.

On October 17, 2014, Phoenix Licensing, L.L.C. and LPL Licensing, L.L.C. (together referred to as “Phoenix”) filed a complaint against DISH Network and our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Eastern District of Texas, alleging infringement of United States Patent Nos. 5,987,434 entitled “Apparatus and Method for Transacting Marketing and Sales of Financial Products”; 7,890,366 entitled “Personalized Communication Documents, System and Method for Preparing Same”; 8,352,317 (the “317 patent”) entitled “System for Facilitating Production of Variable Offer Communications”; 8,234,184 entitled “Automated Reply Generation Direct Marketing System”; and 6,999,938 entitled “Automated Reply Generation Direct Marketing System.”  Phoenix alleged that we infringe the asserted patents by making and using products and services that generate customized marketing materials.  Phoenix is an entity that seeks to license a patent portfolio without itself practicing any of the claims recited therein.  On September 15, 2015, we and certain other parties filed a petition for a covered business method patent review of the 317 Patent (the “CBM Patent Review”) before the United States Patent and Trademark Office.  On November 4, 2015, the Court dismissed all of Phoenix’s claims in the action against DISH Network with prejudice pursuant to a settlement agreement.  As a result, DISH Network withdrew from the CBM Patent Review.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Qurio Holdings, Inc.

On September 26, 2014, Qurio Holdings, Inc. (“Qurio”) filed a complaint against DISH Network and our wholly-owned subsidiary DISH Network L.L.C., in the United States District Court for the Northern District of Illinois, alleging infringement of United States Patent No. 8,102,863 (the “863 patent”) entitled “Highspeed WAN To Wireless LAN Gateway” and United States Patent No. 7,787,904 (the “904 patent”) entitled “Personal Area Network Having Media Player And Mobile Device Controlling The Same.”  On the same day, Qurio filed similar complaints against Comcast and DirecTV.  On November 13, 2014, Qurio filed a first amended complaint, which added a claim alleging infringement of United States Patent No. 8,879,567 (the “567 patent”) entitled “High-Speed WAN To Wireless LAN Gateway.”  Qurio is an entity that seeks to license a patent portfolio without itself practicing any of the claims recited therein.  On February 9, 2015, the Court granted DISH Network L.L.C.’s motion to transfer the case to the United States District Court for the Northern District of California.  During October 2015, DISH Network L.L.C. filed petitions before the United States Patent and Trademark Office challenging the validity of the 863, 904 and 567 patents.  On November 3, 2015, the case was stayed pending resolution of these proceedings before the United States Patent and Trademark Office.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Technology Development and Licensing L.L.C.

On January 22, 2009, Technology Development and Licensing L.L.C. (“TDL”) filed suit against DISH Network and EchoStar, in the United States District Court for the Northern District of Illinois, alleging infringement of United States Patent No. Re. 35,952 (the “952 patent”), which relates to certain favorite channel features.  TDL is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  The case was stayed in July 2009 pending two reexamination petitions before the United States Patent and Trademark Office, which concluded in August 2015 and resulted in 42 out of the 53 claims of the 952 patent being invalidated.  As a result, the case resumed in August 2015.  A trial date has not been set.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

TQ Beta LLC

On June 30, 2014, TQ Beta LLC (“TQ Beta”) filed a complaint against us; our wholly-owned subsidiary DISH Network L.L.C.; DISH Network; EchoStar; and EchoStar’s subsidiaries EchoStar Technologies L.L.C., Hughes Satellite Systems Corporation, and Sling Media Inc., in the United States District Court for the District of Delaware.  The Complaint alleges infringement of United States Patent No. 7,203,456 (the “456 patent”), which is entitled “Method and Apparatus for Time and Space Domain Shifting of Broadcast Signals.”  TQ Beta alleges that our Hopper set-top boxes, ViP 722 and ViP 722k DVR devices, as well as our DISH Anywhere™ service and DISH Anywhere mobile application, infringe the 456 patent.  TQ Beta is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  During August 2015, DISH Network L.L.C. filed petitions before the United States Patent and Trademark Office challenging the validity of the 456 patent, and in February 2016, the United States Patent and Trademark Office agreed to institute proceedings on our petitions.  On February 25, 2016, the case was stayed pending resolution of these proceedings before the United States Patent and Trademark Office, and the Court vacated all pending court dates and deadlines.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

TQ Delta, LLC

On July 17, 2015, TQ Delta, LLC (“TQ Delta”) filed a complaint against DISH Network, us and our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the District of Delaware.  The Complaint alleges infringement of United States Patent No. 6,961,369 (the “369 patent”), which is entitled “System and Method for Scrambling the Phase of the Carriers in a Multicarrier Communications System”; United States Patent No. 8,718,158 (the “158 patent”), which is entitled “System and Method for Scrambling the Phase of the Carriers in a Multicarrier Communications System”; United States Patent No. 9,014,243 (the “243 patent”), which is entitled “System and Method for Scrambling Using a Bit Scrambler and a Phase Scrambler”; United States Patent No. 7,835,430 (the “430 patent”), which is entitled “Multicarrier Modulation Messaging for Frequency Domain Received Idle Channel Noise Information”; United States Patent No. 8,238,412 (the “412 patent”), which is entitled “Multicarrier Modulation Messaging for Power Level per Subchannel Information”; United States Patent No. 8,432,956 (the “956 patent”), which is entitled “Multicarrier Modulation Messaging for Power Level per Subchannel Information”; and United States Patent No. 8,611,404 (the “404 patent”), which is entitled “Multicarrier Transmission System with Low Power Sleep Mode and Rapid-On Capability.”  TQ Delta alleges that our satellite TV service, Internet service, set-top boxes, gateways, routers, modems, adapters and networks that operate in accordance with one or more Multimedia over Coax Alliance Standards infringe the asserted patents.  On the same day, in the same court, TQ Delta filed actions alleging infringement of the same patents against Comcast Corp., Cox Communications, Inc., DirecTV, Time Warner Cable Inc. and Verizon Communications, Inc.  TQ Delta is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  Trial has been set for November 13, 2017.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Two-Way Media Ltd.

On February 17, 2016, Two-Way Media Ltd. (“TWM”) filed a complaint in the United States District Court for the District of Colorado against us; DISH Network; our wholly owned subsidiaries DISH Network L.L.C., DISH Network Service L.L.C., Sling TV Holding L.L.C., Sling TV L.L.C., and Sling TV Purchasing L.L.C.; and EchoStar Corporation, EchoStar Technologies L.L.C., EchoStar Satellite Services L.L.C. and Sling Media, Inc.  The complaint alleges infringement of United States Patent Nos. 5,778,187, 5,983,005, 6,434,622 and 7,266,686, each entitled “Multicasting Method and Apparatus,” and United States Patent No. 9,124,607, entitled “Methods and Systems for Playing Media.”  TWM claims infringement by our Sling TV domestic and international services, Slingboxes and DISH DVRs incorporating Slingbox technology, and the DISH Anywhere application and website.  TWM is an entity that seeks to license a patent portfolio without itself practicing any of the claims recited therein.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Waste Disposal Inquiry

The California Attorney General and the Alameda County (California) District Attorney are investigating whether certain of our waste disposal policies, procedures and practices are in violation of the California Business and Professions Code and the California Health and Safety Code.  We expect that these entities will seek injunctive and monetary relief.  The investigation appears to be part of a broader effort to investigate waste handling and disposal processes of a number of industries.  While we are unable to predict the outcome of this investigation, we do not believe that the outcome will have a material effect on our results of operations, financial condition or cash flows.

Other

In addition to the above actions, we are subject to various other legal proceedings and claims that arise in the ordinary course of business, including, among other things, disputes with programmers regarding fees.  In our opinion, the amount of ultimate liability with respect to any of these actions is unlikely to materially affect our financial condition, results of operations or liquidity, though the outcomes could be material to our operating results for any particular period, depending, in part, upon the operating results for such period.

12.       Financial Information for Subsidiary Guarantors

Our senior notes are fully, unconditionally and jointly and severally guaranteed by all of our subsidiaries other than minor subsidiaries and the stand alone entity DISH DBS has no independent assets or operations.  Therefore, supplemental financial information on a condensed consolidating basis of the guarantor subsidiaries is not required.  There are no restrictions on our ability to obtain cash dividends or other distributions of funds from the guarantor subsidiaries, except those imposed by applicable law.

13.  Valuation and Qualifying Accounts

Our valuation and qualifying accounts as of December 31, 2015, 2014 and 2013 were as follows:

Allowance for doubtful accounts	Balance at Beginning of Year	Charged to Costs and Expenses	Deductions	Balance at End of Year
	(In thousands)
For the years ended:
December 31, 2015	$23,520	$94,205	$(96,753)	$20,972
December 31, 2014	$15,981	$151,016	$(143,477)	$23,520
December 31, 2013	$13,834	$125,664	$(123,517)	$15,981

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

14.  Quarterly Financial Data (Unaudited)

Our quarterly results of operations are summarized as follows:

	For the Three Months Ended
	March 31,	June 30,	September 30,	December 31,
	(In thousands)
Year ended December 31, 2015:
Total revenue	$3,621,062	$3,724,434	$3,624,548	$3,668,205
Operating income (loss)	506,289	553,024	461,038	532,327
Net income (loss) attributable to DISH DBS	187,932	212,113	172,154	207,936

Year ended December 31, 2014:
Total revenue	$3,510,210	$3,598,565	$3,585,372	$3,583,266
Operating income (loss)	508,270	497,196	420,459	602,406
Net income (loss) attributable to DISH DBS	190,152	190,486	155,041	289,206

15.  Related Party Transactions

Related Party Transactions with DISH Network

On February 12, 2015, we paid a dividend of $8.250 billion to DOC for, among other things, general corporate purposes, which included certain funding obligations related to DISH Network’s non-controlling equity and debt investments in the Northstar Entities and the SNR Entities, and to fund other DISH Network cash needs.

On October 14, 2014, we paid a dividend of $1.5 billion to DOC in connection with, among other things, DISH Network’s general corporate purposes.

On May 2, 2014, DISH Network contributed its equity interest in Sling TV Holding to us.  We recorded all of the assets and liabilities at historical cost and the difference was recorded as a deemed distribution in “Stockholder’s equity (deficit)” on our Consolidated Balance Sheets.  As a result, all operating activities of Sling TV Holding are included in our financial results beginning May 2, 2014.

On March 28, 2014, we paid a dividend of $650 million to DOC in connection with, among other things, the funding of certain payments by DISH Network related to its winning bid for all 176 wireless spectrum licenses in the H Block auction.

Blockbuster.  On April 26, 2011, our parent, DISH Network, completed the acquisition of most of the assets of Blockbuster, Inc.  During the year ended December 31, 2013, we recorded $11 million of “Subscriber-related expenses” on our Consolidated Statements of Operations and Comprehensive Income (Loss) for Blockbuster services provided to our subscribers related to certain of our promotions.  As of December 31, 2013, Blockbuster had ceased material operations.  As a result, during the years ended December 31, 2015 and 2014, respectively, we did not record any expense related to these services.

Advertising Sales.  We provide advertising services to DISH Network’s broadband business.  During the years ended December 31, 2015, 2014 and 2013, we received revenue associated with these services of $10 million, $18 million and $15 million, respectively, in “Subscriber-related revenue” on our Consolidated Statements of Operations and Comprehensive Income (Loss).

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Broadband, Wireless and Other Operations.  We provide certain administrative support such as legal, information systems, marketing, human resources, accounting and finance services to DISH Network’s broadband, Wireless and other operations.  In addition, we provide call center, installation and other services to DISH Network for its broadband business.  During the years ended December 31, 2015, 2014 and 2013, the costs associated with these services were $14 million, $12 million and $10 million, respectively.

Related Party Transactions with EchoStar

Following the Spin-off, DISH Network and EchoStar have operated as separate publicly-traded companies, and, except for the Satellite and Tracking Stock Transaction and Sling TV Holding described below, neither entity has any ownership interest in the other.  However, a substantial majority of the voting power of the shares of both companies is owned beneficially by Charles W. Ergen, our Chairman and Chief Executive Officer, and by certain trusts established by Mr. Ergen for the benefit of his family.

EchoStar is our primary supplier of set-top boxes and digital broadcast operations and a supplier of the vast majority of our transponder capacity.  Generally, the amounts we pay EchoStar for products and services are based on pricing equal to EchoStar’s cost plus a fixed margin (unless noted differently below), which will vary depending on the nature of the products and services provided.

In connection with and following the Spin-off, we and EchoStar have entered into certain agreements pursuant to which we obtain certain products, services and rights from EchoStar, EchoStar obtains certain products, services and rights from us, and we and EchoStar have indemnified each other against certain liabilities arising from our respective businesses.  We also may enter into additional agreements with EchoStar in the future.  The following is a summary of the terms of our principal agreements with EchoStar that may have an impact on our financial condition and results of operations.

“Trade accounts receivable”

As of December 31, 2015 and 2014, trade accounts receivable from EchoStar was $23 million and $31 million, respectively.  These amounts are recorded in “Trade accounts receivable” on our Consolidated Balance Sheets.

“Trade accounts payable”

As of December 31, 2015 and 2014, trade accounts payable to EchoStar was $263 million and $236 million, respectively.  These amounts are recorded in “Trade accounts payable” on our Consolidated Balance Sheets.

“Equipment sales and other revenue”

During the years ended December 31, 2015, 2014 and 2013, we received $46 million, $62 million and $43 million, respectively, for equipment sales, services and other revenue from EchoStar.  These amounts are recorded in “Equipment sales and other revenue” on our Consolidated Statements of Operations and Comprehensive Income (Loss).  The agreements pertaining to these revenues are discussed below.

Remanufactured Receiver and Services Agreement.  We entered into a remanufactured receiver and services agreement with EchoStar pursuant to which EchoStar has the right, but not the obligation, to purchase remanufactured receivers and accessories from us at cost plus a fixed margin, which varies depending on the nature of the equipment purchased.  In November 2015, we and EchoStar extended this agreement until December 31, 2016.  EchoStar may terminate the remanufactured receiver and services agreement for any reason upon at least 60 days notice to us.  We may also terminate this agreement if certain entities acquire us.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Satellite Capacity Leased to EchoStar.  Since the Spin-off, we have entered into certain satellite capacity agreements pursuant to which EchoStar leases certain capacity on certain satellites owned by us.  The fees for the services provided under these satellite capacity agreements depend, among other things, upon the orbital location of the applicable satellite, the number of transponders that are leased on the applicable satellite and the length of the lease.  The term of each lease is set forth below:

EchoStar XV.  During May 2013, we began leasing satellite capacity to EchoStar on EchoStar XV and relocated the satellite for testing at EchoStar’s Brazilian authorization at the 45 degree orbital location.  Effective March 1, 2014, this lease converted to a month-to-month lease.  Both parties have the right to terminate this lease with 30 days notice.  This lease terminated in November 2015 and EchoStar relocated this satellite from the 45 degree orbital location back to the 61.5 degree orbital location where it currently serves as an in-orbit spare.

Real Estate Lease Agreements.  Since the Spin-off, DISH Network has entered into lease agreements pursuant to which DISH Network leases certain real estate to EchoStar.  The rent on a per square foot basis for each of the leases is comparable to per square foot rental rates of similar commercial property in the same geographic areas, and EchoStar is responsible for its portion of the taxes, insurance, utilities and maintenance of the premises.  The term of each lease is set forth below:

El Paso Lease Agreement.  During 2012, DISH Network leased certain space at 1285 Joe Battle Blvd., El Paso, Texas to EchoStar for an initial period ending on August 1, 2015, which also provides EchoStar with renewal options for four consecutive three-year terms.  During the second quarter 2015, EchoStar exercised its first renewal option for a period ending on August 1, 2018.

“Subscriber-related expenses”

During the years ended December 31, 2015, 2014 and 2013, we incurred $12 million, $9 million and $5 million, respectively, for subscriber-related expenses from EchoStar.  These amounts are recorded in “Subscriber-related expenses” on our Consolidated Statements of Operations and Comprehensive Income (Loss).  The agreements pertaining to these expenses are discussed below.

SlingService Services Agreement.  Effective February 23, 2010, we entered into an agreement with EchoStar pursuant to which we receive certain services related to placeshifting, which is used for, among other things, the DISH Anywhere mobile application.  The fees for the services provided under this services agreement depend, among other things, upon the cost to develop and operate such services.  This agreement had an initial term of five years with automatic renewal for successive one year terms.  This agreement renewed on February 23, 2016 for an additional one-year period until February 23, 2017.  This agreement may be terminated for any reason upon at least 120 days notice to EchoStar.

DISH Remote Access Services Agreement.  Effective February 23, 2010, we entered into an agreement with EchoStar pursuant to which we receive, among other things, certain remote DVR management services.  The fees for the services provided under this services agreement depend, among other things, upon the cost to develop and operate such services.  This agreement had an initial term of five years with automatic renewal for successive one year terms.  This agreement renewed on February 23, 2016 for an additional one-year period until February 23, 2017.  This agreement may be terminated for any reason upon at least 120 days notice to EchoStar.

“Satellite and transmission expenses”

During the years ended December 31, 2015, 2014 and 2013, we incurred $715 million, $646 million and $487 million, respectively, for satellite and transmission expenses from EchoStar.  These amounts are recorded in “Satellite and transmission expenses” on our Consolidated Statements of Operations and Comprehensive Income (Loss).  The agreements pertaining to these expenses are discussed below.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Broadcast Agreement.  Effective January 1, 2012, we and EchoStar entered into a broadcast agreement (the “2012 Broadcast Agreement”) pursuant to which EchoStar provides broadcast services to us, including teleport services such as transmission and downlinking, channel origination services, and channel management services, for the period from January 1, 2012 to December 31, 2016.  The fees for services provided under the 2012 Broadcast Agreement are calculated at either:  (a) EchoStar’s cost of providing the relevant service plus a fixed dollar fee, which is subject to certain adjustments; or (b) EchoStar’s cost of providing the relevant service plus a fixed margin, which will depend on the nature of the services provided.  We have the ability to terminate channel origination services and channel management services for any reason and without any liability upon at least 60 days notice to EchoStar.  If we terminate the teleport services provided under the 2012 Broadcast Agreement for a reason other than EchoStar’s breach, we are generally obligated to reimburse EchoStar for any direct costs EchoStar incurs related to any such termination that it cannot reasonably mitigate.

Broadcast Agreement for Certain Sports Related Programming.  During May 2010, we and EchoStar entered into a broadcast agreement pursuant to which EchoStar provides certain broadcast services to us in connection with our carriage of certain sports related programming.  The term of this agreement is for ten years.  If we terminate this agreement for a reason other than EchoStar’s breach, we are generally obligated to reimburse EchoStar for any direct costs EchoStar incurs related to any such termination that it cannot reasonably mitigate.  The fees for the broadcast services provided under this agreement depend, among other things, upon the cost to develop and provide such services.

Satellite Capacity Leased from EchoStar.  Since the Spin-off, we have entered into certain satellite capacity agreements pursuant to which we lease certain capacity on certain satellites owned or leased by EchoStar.  The fees for the services provided under these satellite capacity agreements depend, among other things, upon the orbital location of the applicable satellite, the number of transponders that are leased on the applicable satellite and the length of the lease.  See “Pay-TV Satellites” in Note 6 for further information.  The term of each lease is set forth below:

•                  EchoStar I, VII, X, XI and XIV.  On March 1, 2014, we began leasing all available capacity from EchoStar on the EchoStar I, VII, X, XI and XIV satellites.  The term of each satellite capacity agreement generally terminates upon the earlier of:  (i) the end-of-life of the satellite; (ii) the date the satellite fails; or (iii) a certain date, which depends upon, among other things, the estimated useful life of the satellite.  We generally have the option to renew each satellite capacity agreement on a year-to-year basis through the end of the respective satellite’s life.  There can be no assurance that any options to renew such agreements will be exercised.  The satellite capacity agreement for EchoStar I expired on November 30, 2015.

•                  EchoStar VIII.  During May 2013, we began leasing capacity from EchoStar on EchoStar VIII as an in-orbit spare.  Effective March 1, 2014, this lease converted to a month-to-month lease.  Both parties have the right to terminate this lease with 30 days notice.  This lease terminated in November 2015.

•                  EchoStar IX.  We lease certain satellite capacity from EchoStar on EchoStar IX.  Subject to availability, we generally have the right to continue to lease satellite capacity from EchoStar on EchoStar IX on a month-to-month basis.

•                  EchoStar XII.  The lease for EchoStar XII generally terminates upon the earlier of:  (i) the end-of-life or replacement of the satellite (unless we determine to renew on a year-to-year basis); (ii) the date the satellite fails; (iii) the date the transponders on which service is being provided fails; or (iv) a certain date, which depends upon, among other things, the estimated useful life of the satellite, whether the replacement satellite fails at launch or in orbit prior to being placed into service and the exercise of certain renewal options.  We generally have the option to renew the lease on a year-to-year basis through the end of the satellite’s life.  There can be no assurance that any options to renew this agreement will be exercised.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

•                  EchoStar XVI.  During December 2009, we entered into a transponder service agreement with EchoStar to lease all of the capacity on EchoStar XVI, a DBS satellite, after its service commencement date.  EchoStar XVI was launched during November 2012 to replace EchoStar XV at the 61.5 degree orbital location and is currently in service.  Effective December 21, 2012, we and EchoStar amended the transponder service agreement to, among other things, change the initial term to generally expire upon the earlier of: (i) the end-of-life or replacement of the satellite; (ii) the date the satellite fails; (iii) the date the transponder(s) on which service is being provided under the agreement fails; or (iv) four years following the actual service commencement date.  Prior to expiration of the initial term, we have the option to renew for an additional six-year period.  Prior to expiration of the initial term, EchoStar also has the right, upon certain conditions, to renew for an additional six-year period.  If either we or EchoStar exercise our respective six-year renewal options, then we have the option to renew for an additional five-year period prior to expiration of the then-current term.  There can be no assurance that any options to renew this agreement will be exercised.

Nimiq 5 Agreement.  During 2009, EchoStar entered into a fifteen-year satellite service agreement with Telesat Canada (“Telesat”) to receive service on all 32 DBS transponders on the Nimiq 5 satellite at the 72.7 degree orbital location (the “Telesat Transponder Agreement”).  During 2009, EchoStar also entered into a satellite service agreement (the “DISH Nimiq 5 Agreement”) with us, pursuant to which we currently receive service from EchoStar on all 32 of the DBS transponders covered by the Telesat Transponder Agreement.  DISH Network has also guaranteed certain obligations of EchoStar under the Telesat Transponder Agreement.  See discussion under “Guarantees” in Note 11.

Under the terms of the DISH Nimiq 5 Agreement, we make certain monthly payments to EchoStar that commenced in September 2009 when the Nimiq 5 satellite was placed into service and continue through the service term.  Unless earlier terminated under the terms and conditions of the DISH Nimiq 5 Agreement, the service term will expire ten years following the date the Nimiq 5 satellite was placed into service.  Upon expiration of the initial term, we have the option to renew the DISH Nimiq 5 Agreement on a year-to-year basis through the end-of-life of the Nimiq 5 satellite.  Upon in-orbit failure or end-of-life of the Nimiq 5 satellite, and in certain other circumstances, we have certain rights to receive service from EchoStar on a replacement satellite.  There can be no assurance that any options to renew the DISH Nimiq 5 Agreement will be exercised or that we will exercise our option to receive service on a replacement satellite.

QuetzSat-1 Lease Agreement.  During 2008, EchoStar entered into a ten-year satellite service agreement with SES Latin America S.A. (“SES”), which provides, among other things, for the provision by SES to EchoStar of service on 32 DBS transponders on the QuetzSat-1 satellite.  During 2008, EchoStar also entered into a transponder service agreement (“QuetzSat-1 Transponder Agreement”) with us pursuant to which we receive service from EchoStar on 24 DBS transponders.  QuetzSat-1 was launched on September 29, 2011 and was placed into service during the fourth quarter 2011 at the 67.1 degree orbital location while we and EchoStar explored alternative uses for the QuetzSat-1 satellite.  In the interim, EchoStar provided us with alternate capacity at the 77 degree orbital location.  During the first quarter 2013, we and EchoStar entered into an agreement pursuant to which we sublease five DBS transponders back to EchoStar.  During January 2013, QuetzSat-1 was moved to the 77 degree orbital location and we commenced commercial operations at that location in February 2013.

Unless earlier terminated under the terms and conditions of the QuetzSat-1 Transponder Agreement, the initial service term will expire in November 2021.  Upon expiration of the initial term, we have the option to renew the QuetzSat-1 Transponder Agreement on a year-to-year basis through the end-of-life of the QuetzSat-1 satellite.  Upon an in-orbit failure or end-of-life of the QuetzSat-1 satellite, and in certain other circumstances, we have certain rights to receive service from EchoStar on a replacement satellite.  There can be no assurance that any options to renew the QuetzSat-1 Transponder Agreement will be exercised or that we will exercise our option to receive service on a replacement satellite.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

103 Degree Orbital Location/SES-3.  During May 2012, EchoStar entered into a spectrum development agreement (the “103 Spectrum Development Agreement”) with Ciel Satellite Holdings Inc. (“Ciel”) to develop certain spectrum rights at the 103 degree orbital location (the “103 Spectrum Rights”).  During June 2013, we and EchoStar entered into a spectrum development agreement (the “DISH 103 Spectrum Development Agreement”) pursuant to which we may use and develop the 103 Spectrum Rights.  During the third quarter 2013, we made a $23 million payment to EchoStar in exchange for its rights under the 103 Spectrum Development Agreement.  In accordance with accounting principles that apply to transfers of assets between companies under common control, we recorded EchoStar’s net book value of this asset of $20 million in “Other noncurrent assets, net” on our Consolidated Balance Sheets and recorded the amount in excess of EchoStar’s net book value of $3 million as a capital distribution.  Unless earlier terminated under the terms and conditions of the DISH 103 Spectrum Development Agreement, the term generally will continue for the duration of the 103 Spectrum Rights.

In connection with the 103 Spectrum Development Agreement, during May 2012, EchoStar also entered into a ten-year service agreement with Ciel pursuant to which EchoStar leases certain satellite capacity from Ciel on the SES-3 satellite at the 103 degree orbital location (the “103 Service Agreement”).  During June 2013, we and EchoStar entered into an agreement pursuant to which we lease certain satellite capacity from EchoStar on the SES-3 satellite (the “DISH 103 Service Agreement”).  Under the terms of the DISH 103 Service Agreement, we make certain monthly payments to EchoStar through the service term.  Unless earlier terminated under the terms and conditions of the DISH 103 Service Agreement, the initial service term will expire on the earlier of: (i) the date the SES-3 satellite fails; (ii) the date the transponder(s) on which service was being provided under the agreement fails; or (iii) ten years following the actual service commencement date.  Upon in-orbit failure or end-of-life of the SES-3 satellite, and in certain other circumstances, we have certain rights to receive service from EchoStar on a replacement satellite.  There can be no assurance that we will exercise our option to receive service on a replacement satellite.

TT&C Agreement.  Effective January 1, 2012, we entered into a telemetry, tracking and control (“TT&C”) agreement pursuant to which we receive TT&C services from EchoStar for certain satellites for a period ending on December 31, 2016 (the “2012 TT&C Agreement”).  The fees for services provided under the 2012 TT&C Agreement are calculated at either: (i) a fixed fee; or (ii) cost plus a fixed margin, which will vary depending on the nature of the services provided.  We are able to terminate the 2012 TT&C Agreement for any reason upon 60 days notice.

DISHOnline.com Services Agreement.  Effective January 1, 2010, we entered into a two-year agreement with EchoStar pursuant to which we receive certain services associated with an online video portal.  The fees for the services provided under this services agreement depend, among other things, upon the cost to develop and operate such services.  We have the option to renew this agreement for successive one year terms and the agreement may be terminated for any reason upon at least 120 days notice to EchoStar.  In November 2015, we exercised our right to renew this agreement for a one-year period ending on December 31, 2016.

Sling TV Holding.  On May 2, 2014, DISH Network contributed its equity interest in Sling TV Holding to us.  See “Related Party Transactions with DISH Network” within the related party section previously discussed.  Effective July 1, 2012, DISH Network and EchoStar formed Sling TV Holding, which was owned two-thirds by DISH Network and one-third by EchoStar and was consolidated into DISH Network’s financial statements beginning July 1, 2012.  Sling TV Holding was formed to develop and commercialize certain advanced technologies.  At that time, DISH Network, EchoStar and Sling TV Holding entered into the following agreements with respect to Sling TV Holding:  (i) a contribution agreement pursuant to which DISH Network and EchoStar contributed certain assets in exchange for its respective ownership interests in Sling TV Holding; (ii) a limited liability company operating agreement (the “Operating Agreement”), which provides for the governance of Sling TV Holding; and (iii) a commercial agreement (the “Commercial Agreement”) pursuant to which, among other things, Sling TV Holding has:  (a) certain rights and corresponding obligations with respect to its business; and (b) the right, but not the obligation, to receive certain services from DISH Network and EchoStar, respectively.  Since this was a formation of an entity under common control and a step-up in basis was not allowed, each party’s contributions were recorded at historical book value for accounting purposes.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Effective August 1, 2014, EchoStar and Sling TV Holding entered into the Exchange Agreement pursuant to which, among other things, Sling TV Holding distributed certain assets to EchoStar and EchoStar reduced its interest in Sling TV Holding to a ten percent non-voting interest.  We now have a ninety percent equity interest and a 100% voting interest in Sling TV Holding.  In addition, we, EchoStar and Sling TV Holding amended and restated the Operating Agreement, primarily to reflect the changes implemented by the Exchange Agreement.  Finally, we, EchoStar and Sling TV Holding amended and restated the Commercial Agreement, pursuant to which, among other things, Sling TV Holding:  (1) continues to have certain rights and corresponding obligations with respect to its business; (2) continues to have the right, but not the obligation, to receive certain services from us and EchoStar; and (3) has a license from EchoStar to use certain of the assets distributed to EchoStar as part of the Exchange Agreement.  Sling TV Holding operates, through its subsidiary Sling TV L.L.C., the Sling TV services.

Since the Exchange Agreement is among entities under common control, we recorded the difference between the historical cost basis of the assets transferred to EchoStar and our historical cost basis in EchoStar’s one-third noncontrolling interest in Sling TV Holding as a $6 million, net of deferred taxes, capital distribution in “Additional paid-in capital” on our Consolidated Balance Sheets.  In addition, we recorded the initial fair value of EchoStar’s ten percent non-voting interest as a $14 million, net of deferred taxes, deemed distribution in “Additional paid-in capital” on our Consolidated Balance Sheets.

EchoStar’s ten percent non-voting interest is redeemable contingent on a certain performance goal being achieved by Sling TV Holding.  In addition, subject to certain conditions, the interest is redeemable at fair value within sixty days following the fifth anniversary of the Exchange Agreement.  This interest is considered temporary equity and is recorded as “Redeemable noncontrolling interests” in the mezzanine section of our Consolidated Balance Sheets.  EchoStar’s redeemable noncontrolling interest in Sling TV Holding was initially accounted for at fair value.  The performance goal was determined to be probable during the third quarter 2015.  Accordingly, the value of EchoStar’s redeemable noncontrolling interest in Sling TV Holding is adjusted each reporting period for any change in redemption value above the initial fair value (adjusted for the operating results of Sling TV Holding attributable to EchoStar subsequent to August 1, 2014), with the offset recorded in “Additional paid-in capital,” net of deferred taxes, on our Consolidated Balance Sheets.  As of December 31, 2015, this difference was $10 million, net of deferred taxes.  Subsequent to the Exchange Agreement, the operating results of Sling TV Holding attributable to EchoStar are recorded as “Redeemable noncontrolling interests” in our Consolidated Balance Sheets, with the offset recorded in “Net income (loss) attributable to noncontrolling interests, net of tax” on our Consolidated Statements of Operations and Comprehensive Income (Loss).

“General and administrative expenses”

During the years ended December 31, 2015, 2014 and 2013, we incurred $92 million, $101 million and $69 million, respectively, for general and administrative expenses from EchoStar.  These amounts are recorded in “General and administrative expenses” on our Consolidated Statements of Operations and Comprehensive Income (Loss).  The agreements pertaining to these expenses are discussed below.

Product Support Agreement.  In connection with the Spin-off, we entered into a product support agreement pursuant to which we have the right, but not the obligation, to receive product support from EchoStar (including certain engineering and technical support services) for all set-top boxes and related accessories that EchoStar has previously sold and in the future may sell to us.  The fees for the services provided under the product support agreement are calculated at cost plus a fixed margin, which varies depending on the nature of the services provided.  The term of the product support agreement is the economic life of such receivers and related accessories, unless terminated earlier.  We may terminate the product support agreement for any reason upon at least 60 days notice.  In the event of an early termination of this agreement, we are entitled to a refund of any unearned fees paid to EchoStar for the services.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Real Estate Lease Agreements.  We have entered into lease agreements pursuant to which we lease certain real estate from EchoStar.  The rent on a per square foot basis for each of the leases is comparable to per square foot rental rates of similar commercial property in the same geographic area, and EchoStar is responsible for its portion of the taxes, insurance, utilities and maintenance of the premises.  The term of each lease is set forth below:

•                  Inverness Lease Agreement.  The lease for certain space at 90 Inverness Circle East in Englewood, Colorado is for a period ending on December 31, 2016.  This agreement can be terminated by either party upon six months prior notice.  In February 2016, we provided EchoStar notice to terminate this lease effective August 2016.

•                  Meridian Lease Agreement.  The lease for all of 9601 S. Meridian Blvd. in Englewood, Colorado is for a period ending on December 31, 2016.

•                  Santa Fe Lease Agreement.  The lease for all of 5701 S. Santa Fe Dr. in Littleton, Colorado is for a period ending on December 31, 2016.

•                  EchoStar Data Networks Sublease Agreement.  The sublease for certain space at 211 Perimeter Center in Atlanta, Georgia is for a period ending on October 31, 2016.

•                  Gilbert Lease Agreement.  Effective August 1, 2014, we began leasing certain space from EchoStar at 801 N. DISH Dr. in Gilbert, Arizona for a period ending on July 31, 2016.  We also have renewal options for three additional one-year terms.

•                  Cheyenne Lease Agreement.  The lease for certain space at 530 EchoStar Drive in Cheyenne, Wyoming is for a period ending on December 31, 2031.

Application Development Agreement.  During the fourth quarter 2012, we and EchoStar entered into a set-top box application development agreement (the “Application Development Agreement”) pursuant to which EchoStar provides us with certain services relating to the development of web-based applications for set-top boxes for a period ending on February 1, 2017.  The Application Development Agreement renews automatically for successive one-year periods thereafter, unless terminated earlier by us or EchoStar at any time upon at least 90 days notice.  The fees for services provided under the Application Development Agreement are calculated at EchoStar’s cost of providing the relevant service plus a fixed margin, which will depend on the nature of the services provided.

XiP Encryption Agreement.  During the third quarter 2012, we entered into an encryption agreement with EchoStar for our whole-home HD DVR line of set-top boxes (the “XiP Encryption Agreement”) pursuant to which EchoStar provides certain security measures on our whole-home HD DVR line of set-top boxes to encrypt the content delivered to the set-top box via a smart card and secure the content between set-top boxes.  The initial term of the XiP Encryption Agreement was for a period until December 31, 2014.  Under the XiP Encryption Agreement, we had the option, but not the obligation, to extend the XiP Encryption Agreement for one additional year upon 180 days notice prior to the end of the term.  On May 5, 2014, we provided EchoStar notice to extend the XiP Encryption Agreement for one additional year until December 31, 2015.  On November 4, 2015, we and EchoStar extended the term of the XiP Encryption Agreement for one additional year until December 31, 2016.  We and EchoStar each have the right to terminate the XiP Encryption Agreement for any reason upon at least 30 days notice and 180 days notice, respectively.  The fees for the services provided under the XiP Encryption Agreement are calculated on a monthly basis based on the number of receivers utilizing such security measures each month.

Sling Trademark License Agreement.  On December 31, 2014, Sling TV L.L.C. entered into an agreement with Sling Media, Inc., a subsidiary of EchoStar, pursuant to which we have the right for a fixed fee to use certain trademarks, domain names and other intellectual property related to the “Sling” trademark for a period ending on December 31, 2016.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Professional Services Agreement.  Prior to 2010, in connection with the Spin-off, DISH Network entered into various agreements with EchoStar including the Transition Services Agreement, Satellite Procurement Agreement and Services Agreement, which all expired on January 1, 2010 and were replaced by a Professional Services Agreement.  During 2009, DISH Network and EchoStar agreed that EchoStar shall continue to have the right, but not the obligation, to receive the following services from DISH Network, among others, certain of which were previously provided under the Transition Services Agreement: information technology, travel and event coordination, internal audit, legal, accounting and tax, benefits administration, program acquisition services and other support services.  Additionally, DISH Network and EchoStar agreed that DISH Network shall continue to have the right, but not the obligation, to engage EchoStar to manage the process of procuring new satellite capacity for DISH Network (previously provided under the Satellite Procurement Agreement) and receive logistics, procurement and quality assurance services from EchoStar (previously provided under the Services Agreement) and other support services.  The Professional Services Agreement renewed on January 1, 2016 for an additional one-year period until January 1, 2017 and renews automatically for successive one-year periods thereafter, unless terminated earlier by either party upon at least 60 days notice.  However, either party may terminate the Professional Services Agreement in part with respect to any particular service it receives for any reason upon at least 30 days notice.  Revenue for services that we provide to EchoStar under the Professional Services Agreement is recorded in “Equipment sales and other revenue” on our Consolidated Statements of Operations and Comprehensive Income (Loss).

Other Agreements — EchoStar

Receiver Agreement.  EchoStar is currently our primary supplier of set-top box receivers.  Effective January 1, 2012, we and EchoStar entered into a receiver agreement (the “2012 Receiver Agreement”) pursuant to which we have the right, but not the obligation, to purchase digital set-top boxes, related accessories, and other equipment.  On November 4, 2015, we and EchoStar amended the 2012 Receiver Agreement to extend the term thereof for one additional year until December 31, 2016.  The 2012 Receiver Agreement allows us to purchase digital set-top boxes, related accessories and other equipment from EchoStar either: (i) at a cost (decreasing as EchoStar reduces costs and increasing as costs increase) plus a dollar mark-up which will depend upon the cost of the product subject to a collar on EchoStar’s mark-up; or (ii) at cost plus a fixed margin, which will depend on the nature of the equipment purchased.  Under the 2012 Receiver Agreement, EchoStar’s margins will be increased if they are able to reduce the costs of their digital set-top boxes and their margins will be reduced if these costs increase.  EchoStar provides us with standard manufacturer warranties for the goods sold under the 2012 Receiver Agreement.  Additionally, the 2012 Receiver Agreement includes an indemnification provision, whereby the parties indemnify each other for certain intellectual property matters.  We are able to terminate the 2012 Receiver Agreement for any reason upon at least 60 days notice to EchoStar.  EchoStar is able to terminate the 2012 Receiver Agreement if certain entities acquire us.

For the years ended December 31, 2015, 2014 and 2013, we purchased set-top boxes and other equipment from EchoStar of $753 million, $1.114 billion and $1.242 billion, respectively.  Included in these amounts are purchases of certain broadband equipment from EchoStar under the 2012 Receiver Agreement.  These amounts are initially included in “Inventory” and are subsequently capitalized as “Property and equipment, net” on our Consolidated Balance Sheets or expensed as “Subscriber acquisition costs” or “Subscriber-related expenses” on our Consolidated Statements of Operations and Comprehensive Income (Loss) when the equipment is deployed.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Tax Sharing Agreement.  In connection with the Spin-off, DISH Network entered into a tax sharing agreement with EchoStar which governs our respective rights, responsibilities and obligations after the Spin-off with respect to taxes for the periods ending on or before the Spin-off.  Generally, all pre-Spin-off taxes, including any taxes that are incurred as a result of restructuring activities undertaken to implement the Spin-off, are borne by DISH Network, and DISH Network will indemnify EchoStar for such taxes.  However, DISH Network is not liable for and will not indemnify EchoStar for any taxes that are incurred as a result of the Spin-off or certain related transactions failing to qualify as tax-free distributions pursuant to any provision of Section 355 or Section 361 of the Internal Revenue Code of 1986, as amended (the “Code”) because of: (i) a direct or indirect acquisition of any of EchoStar’s stock, stock options or assets; (ii) any action that EchoStar takes or fails to take; or (iii) any action that EchoStar takes that is inconsistent with the information and representations furnished to the Internal Revenue Service (“IRS”) in connection with the request for the private letter ruling, or to counsel in connection with any opinion being delivered by counsel with respect to the Spin-off or certain related transactions.  In such case, EchoStar is solely liable for, and will indemnify DISH Network for, any resulting taxes, as well as any losses, claims and expenses.  The tax sharing agreement will only terminate after the later of the full period of all applicable statutes of limitations, including extensions, or once all rights and obligations are fully effectuated or performed.

TiVo.  On April 29, 2011, DISH Network and EchoStar entered into a settlement agreement with TiVo Inc. (“TiVo”).  The settlement resolved all pending litigation between DISH Network and EchoStar, on the one hand, and TiVo, on the other hand, including litigation relating to alleged patent infringement involving certain DISH digital video recorders, or DVRs.

Under the settlement agreement, all pending litigation was dismissed with prejudice and all injunctions that permanently restrain, enjoin or compel any action by DISH Network or EchoStar were dissolved.  DISH Network and EchoStar are jointly responsible for making payments to TiVo in the aggregate amount of $500 million, including an initial payment of $300 million and the remaining $200 million in six equal annual installments between 2012 and 2017.  Pursuant to the terms and conditions of the agreements entered into in connection with the Spin-off of EchoStar from DISH Network, DISH Network made the initial payment to TiVo in May 2011, except for the contribution from EchoStar totaling approximately $10 million, representing an allocation of liability relating to EchoStar’s sales of DVR-enabled receivers to an international customer.  Future payments will be allocated between DISH Network and EchoStar based on historical sales of certain licensed products, with DISH Network being responsible for 95% of each annual payment.

Patent Cross-License Agreements.  During December 2011, DISH Network and EchoStar entered into separate patent cross-license agreements with the same third party whereby: (i) EchoStar and such third party licensed their respective patents to each other subject to certain conditions; and (ii) DISH Network and such third party licensed their respective patents to each other subject to certain conditions (each, a “Cross-License Agreement”).  Each Cross License Agreement covers patents acquired by the respective party prior to January 1, 2017 and aggregate payments under both Cross-License Agreements total less than $10 million.  Each Cross License Agreement also contains an option to extend each Cross-License Agreement to include patents acquired by the respective party prior to January 1, 2022.  If both options are exercised, the aggregate additional payments to such third party would total less than $3 million.  However, DISH Network and EchoStar may elect to extend their respective Cross-License Agreement independently of each other.  Since the aggregate payments under both Cross-License Agreements were based on the combined annual revenues of DISH Network and EchoStar, DISH Network and EchoStar agreed to allocate their respective payments to such third party based on their respective percentage of combined total revenue.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Satellite and Tracking Stock Transaction with EchoStar.  On February 20, 2014, we entered into the Satellite and Tracking Stock Transaction with EchoStar pursuant to which, among other things: (i) on March 1, 2014, we transferred to EchoStar and HSSC the Transferred Satellites, including related in-orbit incentive obligations and cash interest payments of approximately $59 million and approximately $11 million in cash in exchange for the Tracking Stock; and (ii) beginning on March 1, 2014, we lease back all available satellite capacity on the Transferred Satellites.  The Satellite and Tracking Stock Transaction is further described below:

•                  Transaction Agreement.  On February 20, 2014, DOLLC, DNLLC and EchoStar XI Holding L.L.C., all indirect wholly-owned subsidiaries of us, entered into the Transaction Agreement with EchoStar, HSSC and Alpha Company LLC, a wholly-owned subsidiary of EchoStar, pursuant to which, on March 1, 2014, we, among other things, transferred to EchoStar and HSSC the Transferred Satellites in exchange for the Tracking Stock.  The Tracking Stock generally tracks the Hughes Retail Group.  The shares of the Tracking Stock issued to us represent an aggregate 80% economic interest in the Hughes Retail Group.  Since the Satellite and Tracking Stock Transaction is among entities under common control, we recorded the Tracking Stock at EchoStar’s and HSSC’s historical cost basis for these instruments of $229 million and $87 million, respectively.  The difference between the historical cost basis of the Tracking Stock received and the net carrying value of the Transferred Satellites of $356 million (including debt obligations, net of deferred taxes), plus the $11 million in cash, resulted in a $51 million capital transaction recorded in “Additional paid-in capital” on our Consolidated Balance Sheets.  Although our investment in the Tracking Stock represents an aggregate 80% economic interest in the Hughes Retail Group, we have no operational control or significant influence over the Hughes Retail Group business, and currently there is no public market for the Tracking Stock.  As such, the Tracking Stock is accounted for under the cost method of accounting.  The Transaction Agreement includes, among other things, customary mutual provisions for representations, warranties and indemnification.

•                  Satellite Capacity Leased from EchoStar.  On February 20, 2014, we entered into satellite capacity agreements with certain subsidiaries of EchoStar pursuant to which, beginning March 1, 2014, we, among other things, lease all available satellite capacity on the Transferred Satellites.  The satellite capacity agreement for EchoStar I expired on November 30, 2015.  See further information under “Satellite and transmission expenses — Satellite Capacity Leased from EchoStar.”

•                  Investor Rights Agreement.  On February 20, 2014, EchoStar, HSSC, DOLLC and DNLLC (DOLLC and DNLLC, collectively referred to as the “DISH Investors”) also entered into the Investor Rights Agreement with respect to the Tracking Stock.  The Investor Rights Agreement provides, among other things, certain information and consultation rights for the DISH Investors; certain transfer restrictions on the Tracking Stock and certain rights and obligations to offer and sell under certain circumstances (including a prohibition on transfers of the Tracking Stock for one year, with continuing transfer restrictions (including a right of first offer in favor of EchoStar) thereafter, an obligation to sell the Tracking Stock to EchoStar in connection with a change of control of DISH Network and a right to require EchoStar to repurchase the Tracking Stock in connection with a change of control of EchoStar, in each case subject to certain terms and conditions); certain registration rights; certain obligations to provide conversion and exchange rights of the Tracking Stock under certain circumstances; and certain protective covenants afforded to holders of the Tracking Stock.  The Investor Rights Agreement generally will terminate as to the DISH Investors at such time as the DISH Investors no longer hold any shares of the HSSC-issued Tracking Stock and any registrable securities under the Investor Rights Agreement.

DISH DBS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

PMC.  During 2008, PMC filed suit against DISH Network; EchoStar and Motorola Inc., in the United States District Court for the Eastern District of Texas, alleging infringement of United States Patent Nos. 5,109,414; 4,965,825; 5,233,654; 5,335,277 and 5,887,243, which relate to satellite signal processing.  On May 7, 2015, DISH Network, EchoStar and PMC entered into a settlement and release agreement that provided, among other things, for a license by PMC to DISH Network and EchoStar for certain patents and patent applications and the dismissal of all of PMC’s claims in the action against DISH Network and EchoStar with prejudice.  On June 4, 2015, the Court dismissed all of PMC’s claims in the action against DISH Network and EchoStar with prejudice.  See Note 11 for further information.  In June 2015, DISH Network and EchoStar agreed that EchoStar would contribute a one-time payment of $5 million towards the settlement under the agreements entered into in connection with the Spin-off and the 2012 Receiver Agreement.

gTLD Bidding Agreement.  In April 2015, we and EchoStar entered into a gTLD Bidding Agreement whereby, among other things:  (i) we obtained rights from EchoStar to participate in a generic top level domain (“gTLD”) auction, assuming all rights and obligations from EchoStar related to EchoStar’s application with ICANN for a particular gTLD; (ii) we agreed to reimburse EchoStar for its ICANN application fee and certain out-of-pocket expenses related to the application and the auction; and (iii) we and EchoStar agreed to split equally the net proceeds obtained by us as the losing bidder in the auction, less such fee reimbursement and out-of-pocket expenses.  During the year ended December 31, 2015, we paid EchoStar approximately $1 million related to this agreement.

Other

In November 2009, Mr. Roger Lynch became employed by both DISH Network and EchoStar as an Executive Vice President.  Mr. Lynch was responsible for the development and implementation of advanced technologies that are of potential utility and importance to both DISH Network and EchoStar.  Mr. Lynch’s compensation consisted of cash and equity compensation and was borne by both EchoStar and DISH Network.  As of January 1, 2015, Mr. Lynch is solely a DISH Network employee as Sling TV’s Chief Executive Officer and DISH Network’s Executive Vice President, Advanced Technologies.

Related Party Transactions with NagraStar L.L.C.

NagraStar is a joint venture between EchoStar and Nagra USA, Inc. that is our provider of encryption and related security systems intended to assure that only authorized customers have access to our programming.  These expenses are recorded in “Subscriber-related expenses” on our Consolidated Statements of Operations and Comprehensive Income (Loss).  We record all payables in “Trade accounts payable” or “Other accrued expenses” on our Consolidated Balance Sheets.

The table below summarizes our transactions with NagraStar.

	For the Years Ended December 31,
	2015	2014	2013
	(In thousands)
Purchases (including fees):
Purchases from NagraStar	$89,195	$84,636	$91,712

	As of December 31,
	2015	2014
	(In thousands)
Amounts Payable and Commitments:
Amounts payable to NagraStar	$19,362	$14,819
Commitments to NagraStar	$1,532	$12,368

INDEX TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Interim Consolidated Financial Statements:

DISH DBS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share amounts)

(Unaudited)

	As of
	June 30,	December 31,
	2016	2015
Assets
Current Assets:
Cash and cash equivalents	$204,072	$419,926
Marketable investment securities	4,720	141,335
Trade accounts receivable, net of allowance for doubtful accounts of $16,371 and $20,972, respectively	821,177	822,505
Inventory	475,154	390,253
Other current assets	90,125	115,205
Total current assets	1,595,248	1,889,224

Noncurrent Assets:
Restricted cash, cash equivalents and marketable investment securities	82,374	82,374
Property and equipment, net of accumulated depreciation of $2,903,562 and $2,871,457, respectively	1,974,967	2,150,340
FCC authorizations	635,794	635,794
Other investment securities	324,371	327,250
Other noncurrent assets, net	217,805	219,574
Total noncurrent assets	3,235,311	3,415,332
Total assets	$4,830,559	$5,304,556

Liabilities and Stockholder’s Equity (Deficit)
Current Liabilities:
Trade accounts payable	$525,688	$433,349
Deferred revenue and other	830,267	843,638
Accrued programming	1,550,714	1,531,389
Accrued interest	188,144	224,513
Other accrued expenses	419,797	430,820
Current portion of long-term debt and capital lease obligations	33,441	1,531,928
Total current liabilities	3,548,051	4,995,637

Long-Term Obligations, Net of Current Portion:
Long-term debt and capital lease obligations, net of current portion	14,187,357	12,206,687
Deferred tax liabilities	1,031,251	1,089,016
Long-term deferred revenue and other long-term liabilities	206,149	164,682
Total long-term obligations, net of current portion	15,424,757	13,460,385
Total liabilities	18,972,808	18,456,022

Commitments and Contingencies (Note 8)

Redeemable noncontrolling interests	13,000	18,000

Stockholder’s Equity (Deficit):
Common stock, $.01 par value, 1,000,000 shares authorized, 1,015 shares issued and outstanding	—	—
Additional paid-in capital	1,308,699	1,309,138
Accumulated other comprehensive income (loss)	123	12,039
Accumulated earnings (deficit)	(15,467,124)	(14,492,752)
Total DISH DBS stockholder’s equity (deficit)	(14,158,302)	(13,171,575)
Noncontrolling interests	3,053	2,109
Total stockholder’s equity (deficit)	(14,155,249)	(13,169,466)
Total liabilities and stockholder’s equity (deficit)	$4,830,559	$5,304,556

The accompanying notes are an integral part of these condensed consolidated financial statements.

DISH DBS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue:
Subscriber-related revenue	$3,709,800	$3,693,872	$7,370,465	$7,284,576
Equipment sales and other revenue	9,615	30,562	21,104	60,920
Total revenue	3,719,415	3,724,434	7,391,569	7,345,496

Costs and Expenses (exclusive of depreciation shown separately below - Note 6):
Subscriber-related expenses	2,171,678	2,167,880	4,323,105	4,272,976
Satellite and transmission expenses	176,694	192,556	349,915	377,236
Cost of sales - equipment and other	13,116	23,804	25,103	54,299
Subscriber acquisition costs:
Cost of sales - subscriber promotion subsidies	38,748	49,829	97,514	97,347
Other subscriber acquisition costs	169,845	205,914	347,937	400,896
Subscriber acquisition advertising	125,880	126,377	248,555	262,810
Total subscriber acquisition costs	334,473	382,120	694,006	761,053
General and administrative expenses	181,805	167,802	373,872	359,476
Depreciation and amortization (Note 6)	228,963	237,248	441,217	461,143
Total costs and expenses	3,106,729	3,171,410	6,207,218	6,286,183

Operating income (loss)	612,686	553,024	1,184,351	1,059,313

Other Income (Expense):
Interest income	4,035	728	4,381	4,945
Interest expense, net of amounts capitalized	(191,751)	(219,328)	(383,088)	(441,338)
Other, net	(2,006)	392	30,387	483
Total other income (expense)	(189,722)	(218,208)	(348,320)	(435,910)

Income (loss) before income taxes	422,964	334,816	836,031	623,403
Income tax (provision) benefit, net	(164,008)	(125,871)	(321,570)	(230,471)
Net income (loss)	258,956	208,945	514,461	392,932
Less: Net income (loss) attributable to noncontrolling interests, net of tax	(4,438)	(3,168)	(11,167)	(7,113)
Net income (loss) attributable to DISH DBS	$263,394	$212,113	$525,628	$400,045

Comprehensive Income (Loss):
Net income (loss)	$258,956	$208,945	$514,461	$392,932
Other comprehensive income (loss):
Unrealized holding gains (losses) on available-for-sale securities	111	9,959	(19,606)	(7,573)
Deferred income tax (expense) benefit, net	253	(3,705)	7,690	1,241
Total other comprehensive income (loss), net of tax	364	6,254	(11,916)	(6,332)
Comprehensive income (loss)	259,320	215,199	502,545	386,600
Less: Comprehensive income (loss) attributable to noncontrolling interests, net of tax	(4,438)	(3,168)	(11,167)	(7,113)
Comprehensive income (loss) attributable to DISH DBS	$263,758	$218,367	$513,712	$393,713

The accompanying notes are an integral part of these condensed consolidated financial statements.

DISH DBS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Six Months Ended
	June 30,
	2016	2015
Cash Flows From Operating Activities:
Net income (loss)	$514,461	$392,932
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	441,217	461,143
Realized and unrealized losses (gains) on investments	(32,322)	(618)
Non-cash, stock-based compensation	3,745	14,823
Deferred tax expense (benefit)	(47,591)	(63,677)
Other, net	52,005	29,712
Changes in current assets and current liabilities, net	11,125	154,289
Net cash flows from operating activities	942,640	988,604

Cash Flows From Investing Activities:
(Purchases) Sales and maturities of marketable investment securities, net	135,367	1,345,330
Purchases of property and equipment	(278,582)	(324,183)
Other, net	7,858	(724)
Net cash flows from investing activities	(135,357)	1,020,423

Cash Flows From Financing Activities:
Proceeds from issuance of senior notes	2,000,000	—
Dividend to DISH Orbital Corporation	(1,500,000)	(8,250,000)
Redemption and repurchases of senior notes (Note 7)	(1,500,000)	(650,001)
Advances from affiliates	—	188,720
Repayment of long-term debt and capital lease obligations	(15,589)	(13,772)
Debt issuance costs	(7,676)	—
Other, net	128	13,678
Net cash flows from financing activities	(1,023,137)	(8,711,375)

Net increase (decrease) in cash and cash equivalents	(215,854)	(6,702,348)
Cash and cash equivalents, beginning of period	419,926	6,762,140
Cash and cash equivalents, end of period	$204,072	$59,792

The accompanying notes are an integral part of these condensed consolidated financial statements.

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.                                      Organization and Business Activities

Principal Business

DISH DBS Corporation (which together with its subsidiaries is referred to as “DISH DBS,” the “Company,” “we,” “us” and/or “our” unless otherwise required by the context) is a holding company and an indirect, wholly-owned subsidiary of DISH Network Corporation (“DISH Network”).  DISH DBS was formed under Colorado law in January 1996 and its common stock is held by DISH Orbital Corporation (“DOC”), a direct subsidiary of DISH Network.  We offer pay-TV services under the DISH® brand and the Sling® brand (collectively “Pay-TV” services).  The DISH branded pay-TV service consists of, among other things, Federal Communications Commission (“FCC”) licenses authorizing us to use direct broadcast satellite (“DBS”) and Fixed Satellite Service (“FSS”) spectrum, our owned and leased satellites, receiver systems, third-party broadcast operations, customer service facilities, a leased fiber optic network, in-home service and call center operations, and certain other assets utilized in our operations.  The Sling branded pay-TV services consist of, among other things, live, linear streaming over-the-top (“OTT”) Internet-based domestic, international and Latino video programming services (“Sling TV”).  The Sling International video programming service (formerly known as DishWorld) was launched prior to 2015, which historically represented a small percentage of our Pay-TV subscribers.  During February and June 2015, we launched our Sling domestic and Sling Latino services, respectively.  In addition to these Sling TV services that may only be streamed on one device at a time (single-stream services), on April 13, 2016, we launched a live beta multi-stream Sling domestic service, which includes, among other things, the ability to stream on up to three devices simultaneously.  During June 2016, our multi-stream Sling domestic service transitioned from its introductory beta period and has been re-branded as Sling Blue.  Meanwhile, we re-branded our single stream Sling domestic service as Sling Orange.  All Sling TV subscribers are included in our Pay-TV subscriber count.  As of June 30, 2016, we had 13.593 million Pay-TV subscribers in the United States.

2.              Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited Condensed Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and with the instructions to Form 10-Q and Article 10 of Regulation S-X for interim financial information.  Accordingly, these statements do not include all of the information and notes required for complete financial statements prepared under GAAP.  In our opinion, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.  Our results of operations for the interim periods presented are not necessarily indicative of the results that may be expected for the full year.  For further information, refer to the Consolidated Financial Statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2015.  Certain prior period amounts have been reclassified to conform to the current period presentation.

Principles of Consolidation

We consolidate all majority owned subsidiaries, investments in entities in which we have controlling influence and variable interest entities where we have been determined to be the primary beneficiary.  Minority interests are recorded as noncontrolling interests or redeemable noncontrolling interests.  See below for further information.  Non-consolidated investments are accounted for using the equity method when we have the ability to significantly influence the operating decisions of the investee.  When we do not have the ability to significantly influence the operating decisions of an investee, the cost method is used.  All significant intercompany accounts and transactions have been eliminated in consolidation.

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

Redeemable Noncontrolling Interests

Sling TV.  On May 2, 2014, DISH Network contributed its equity interest in Sling TV Holding L.L.C. (“Sling TV Holding,” formerly known as DISH Digital Holding L.L.C.) to us.  As a result, all operating activities of Sling TV Holding are included in our financial results beginning May 2, 2014.  Effective August 1, 2014, EchoStar Corporation (“EchoStar”) and Sling TV Holding entered into an exchange agreement (the “Exchange Agreement”) pursuant to which, among other things, Sling TV Holding distributed certain assets to EchoStar and EchoStar reduced its interest in Sling TV Holding to a ten percent non-voting interest.  EchoStar’s ten percent non-voting interest is redeemable contingent on a certain performance goal being achieved by Sling TV Holding.  In addition, subject to certain conditions, the interest is redeemable at fair value within sixty days following the fifth anniversary of the Exchange Agreement.  This interest is considered temporary equity and is recorded as “Redeemable noncontrolling interests” in the mezzanine section of our Condensed Consolidated Balance Sheets.  EchoStar’s redeemable noncontrolling interest in Sling TV Holding was initially accounted for at fair value.  The performance goal has been determined to be probable of achievement.  Accordingly, the value of EchoStar’s redeemable noncontrolling interest in Sling TV Holding is adjusted each reporting period for any change in redemption value above the initial fair value (adjusted for the operating results of Sling TV Holding attributable to EchoStar subsequent to August 1, 2014), with the offset recorded in “Additional paid-in capital,” net of deferred taxes on our Condensed Consolidated Balance Sheets.  The operating results of Sling TV Holding attributable to EchoStar are recorded as “Redeemable noncontrolling interests” in our Condensed Consolidated Balance Sheets effective August 1, 2014, with the offset recorded in “Net income (loss) attributable to noncontrolling interests, net of tax” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).  See Note 10 for further information on Sling TV Holding and the Exchange Agreement.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense for each reporting period.  Estimates are used in accounting for, among other things, allowances for doubtful accounts, self-insurance obligations, deferred taxes and related valuation allowances, uncertain tax positions, loss contingencies, fair value of financial instruments, fair value of options granted under our stock-based compensation plans, fair value of assets and liabilities acquired in business combinations, fair value of multi-element arrangements, capital leases, asset impairments, estimates of future cash flows used to evaluate impairments, useful lives of property, equipment and intangible assets, retailer incentives, programming expenses and subscriber lives.  Economic conditions may increase the inherent uncertainty in the estimates and assumptions indicated above.  Actual results may differ from previously estimated amounts, and such differences may be material to our condensed consolidated financial statements.  Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected prospectively in the period they occur.

Fair Value Measurements

We determine fair value based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. Market or observable inputs are the preferred source of values, followed by unobservable inputs or assumptions based on hypothetical transactions in the absence of market inputs. We apply the following hierarchy in determining fair value:

•                  Level 1, defined as observable inputs being quoted prices in active markets for identical assets;

•                  Level 2, defined as observable inputs other than quoted prices included in Level 1, including quoted prices for similar assets and liabilities in active markets; and quoted prices for identical or similar instruments in markets that are not active; and

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

•                  Level 3, defined as unobservable inputs for which little or no market data exists, consistent with reasonably available assumptions made by other participants therefore requiring assumptions based on the best information available.

As of June 30, 2016 and December 31, 2015, the carrying amount for cash and cash equivalents, trade accounts receivable (net of allowance for doubtful accounts) and current liabilities (excluding the “Current portion of long-term debt and capital lease obligations”) is equal to or approximates fair value due to their short-term nature or proximity to current market rates.  See Note 4 for the fair value of our marketable investment securities.

Fair values for our publicly traded debt securities are based on quoted market prices, when available.  The fair values of private debt are estimated based on an analysis in which we evaluate market conditions, related securities, various public and private offerings, and other publicly available information.  In performing this analysis, we make various assumptions regarding, among other things, credit spreads, and the impact of these factors on the value of the debt securities.  See Note 7 for the fair value of our long-term debt.

New Accounting Pronouncements

Revenue from Contracts with Customers.  On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2014-09 (“ASU 2014-09”), Revenue from Contracts with Customers.  This converged standard on revenue recognition was issued jointly with the International Accounting Standards Board to create common revenue recognition guidance for GAAP and International Financial Reporting Standards.  ASU 2014-09 provides a framework for revenue recognition that replaces most existing GAAP revenue recognition guidance when it becomes effective.  ASU 2014-09 allows for either a full retrospective or modified retrospective adoption.  We are evaluating the effect that ASU 2014-09 will have on our condensed consolidated financial statements and related disclosures.  We have not yet selected an adoption method nor have we determined the effect of the standard on our ongoing financial reporting.  The new standard could impact revenue and cost recognition for a significant number of our contracts, as well as our business processes and information technology systems.  As a result, our evaluation of the effect of the new standard will likely extend over several future periods.  On July 9, 2015, the FASB approved a one year deferral on the effective date for implementation of this standard, which changed the effective date for us to January 1, 2018.

Recognition and Measurement of Financial Assets and Financial Liabilities.  On January 5, 2016, the FASB issued ASU 2016-01 (“ASU 2016-01”), Recognition and Measurement of Financial Assets and Financial Liabilities, which amends certain aspects of recognition, measurement, presentation and disclosure of financial instruments.  This amendment requires all equity investments to be measured at fair value with changes in the fair value recognized through net income (other than those accounted for under equity method of accounting or those that result in consolidation of the investee).  This standard will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years.  We are evaluating the impact the adoption of ASU 2016-01 will have on our condensed consolidated financial statements.

Leases.  On February 25, 2016, the FASB issued ASU 2016-02 (“ASU 2016-02”), Leases, which relates to the accounting of leasing transactions.  This standard requires a lessee to record on the balance sheet the assets and liabilities for the rights and obligations created by leases with lease terms of more than 12 months.  In addition, this standard requires both lessees and lessors to disclose certain key information about lease transactions.  This standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years.  We are evaluating the impact the adoption of ASU 2016-02 will have on our condensed consolidated financial statements.

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

Compensation — Stock Compensation.  On March 30, 2016, the FASB issued ASU 2016-09 (“ASU 2016-09”), Compensation — Stock Compensation:  Improvements to Employee Share-Based Payment Accounting, which relates to the accounting for employee share-based payments.  This standard addresses several aspects of the accounting for share-based payment award transactions, including:  (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows.  This standard will be effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years.  We are evaluating the impact the adoption of ASU 2016-09 will have on our condensed consolidated financial statements.

3.              Supplemental Data - Statements of Cash Flows

The following table presents our supplemental cash flow and other non-cash data.

	For the Six Months Ended
	June 30,
	2016	2015
	(In thousands)
Cash paid for interest	$413,342	$437,969
Cash received for interest	781	4,945
Cash paid for income taxes	11,338	1,487
Cash paid for income taxes to DISH Network	329,230	278,970
Satellites and other assets financed under capital lease obligations	988	—

Our parent, DISH Network, provides a centralized system for the management of our cash and marketable investment securities as it does for all of its subsidiaries, among other reasons, to maximize yield of the portfolio.  As a result, the cash and marketable investment securities included on our Condensed Consolidated Balance Sheets is a component or portion of the overall cash and marketable investment securities portfolio included on DISH Network’s Condensed Consolidated Balance Sheets and managed by DISH Network.  We are reflecting the purchases and sales of marketable investment securities on a net basis for each period presented on our Condensed Consolidated Statements of Cash Flows as we believe the net presentation is more meaningful to our cash flows from investing activities.

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

4.              Marketable Investment Securities, Restricted Cash and Cash Equivalents, and Other Investment Securities

Our marketable investment securities, restricted cash and cash equivalents, and other investment securities consisted of the following:

	As of
	June 30, 2016	December 31, 2015
	(In thousands)
Marketable investment securities:
Current marketable investment securities	$4,720	$141,335
Restricted marketable investment securities (1)	82,099	82,280
Total marketable investment securities	86,819	223,615

Restricted cash and cash equivalents (1)	275	94

Other investment securities:
Investment in EchoStar preferred tracking stock - cost method	228,795	228,795
Investment in HSSC preferred tracking stock - cost method	87,409	87,409
Other investment securities - cost method	8,167	11,046
Total other investment securities	324,371	327,250

Total marketable investment securities, restricted cash and cash equivalents, and other investment securities	$411,465	$550,959

(1)         Restricted marketable investment securities and restricted cash and cash equivalents are included in “Restricted cash, cash equivalents and marketable investment securities” on our Condensed Consolidated Balance Sheets.

Marketable Investment Securities

Our marketable investment securities portfolio consists of various debt and equity instruments, all of which are classified as available-for-sale.

Current Marketable Investment Securities

Our current marketable investment securities portfolio includes investments in equity securities and various debt instruments including, among others, commercial paper, corporate securities and U.S. treasury and/or agency securities.

Commercial paper consists mainly of unsecured short-term, promissory notes issued primarily by corporations with maturities ranging up to 365 days.  Corporate securities consist of debt instruments issued by corporations with various maturities normally less than 18 months.  U. S. Treasury and agency securities consist of debt instruments issued by the federal government and other government agencies.

Restricted Cash, Cash Equivalents and Marketable Investment Securities

As of June 30, 2016 and December 31, 2015, our restricted marketable investment securities, together with our restricted cash and cash equivalents, included amounts required as collateral for our letters of credit.

Other Investment Securities

We have strategic investments in certain debt and equity securities that are included in noncurrent “Other investment securities” on our Condensed Consolidated Balance Sheets and accounted for using the cost, equity and/or available-for-sale methods of accounting.

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

Our ability to realize value from our strategic investments in securities that are not publicly traded depends on the success of the issuers’ businesses and their ability to obtain sufficient capital, on acceptable terms or at all, and to execute their business plans.  Because private markets are not as liquid as public markets, there is also increased risk that we will not be able to sell these investments, or that when we desire to sell them we will not be able to obtain fair value for them.

Investment in Tracking Stock

On February 20, 2014, we entered into agreements with EchoStar to implement a transaction pursuant to which, among other things:  (i) on March 1, 2014, we transferred to EchoStar and Hughes Satellite Systems Corporation (“HSSC”), a subsidiary of EchoStar, five satellites (EchoStar I, EchoStar VII, EchoStar X, EchoStar XI and EchoStar XIV (collectively the “Transferred Satellites”), including related in-orbit incentive obligations and cash interest payments of approximately $59 million), and approximately $11 million in cash in exchange for an aggregate of 6,290,499 shares of a series of preferred tracking stock issued by EchoStar and an aggregate of 81.128 shares of a series of preferred tracking stock issued by HSSC (collectively, the “Tracking Stock”); and (ii) beginning on March 1, 2014, we lease back certain satellite capacity on the Transferred Satellites (collectively, the “Satellite and Tracking Stock Transaction”).  As of November 30, 2015, we no longer lease satellite capacity on the EchoStar I satellite.  The Tracking Stock generally tracks the residential retail satellite broadband business of Hughes Network Systems, LLC (“HNS”), a wholly-owned subsidiary of HSSC, including without limitation the operations, assets and liabilities attributed to the Hughes residential retail satellite broadband business (collectively, the “Hughes Retail Group”).  The shares of the Tracking Stock issued to us represent an aggregate 80% economic interest in the Hughes Retail Group.

Since the Satellite and Tracking Stock Transaction is among entities under common control, we recorded the Tracking Stock at EchoStar’s and HSSC’s historical cost basis for these instruments of $229 million and $87 million, respectively.  The difference between the historical cost basis of the Tracking Stock received and the net carrying value of the Transferred Satellites of $356 million (including debt obligations, net of deferred taxes), plus the $11 million in cash, resulted in a $51 million capital transaction recorded in “Additional paid-in capital” on our Condensed Consolidated Balance Sheets.  Although our investment in the Tracking Stock represents an aggregate 80% economic interest in the Hughes Retail Group, we have no operational control or significant influence over the Hughes Retail Group business, and currently there is no public market for the Tracking Stock.  As such, the Tracking Stock is accounted for under the cost method of accounting.

On February 20, 2014, DISH Operating L.L.C. (“DOLLC”) and DISH Network L.L.C. (“DNLLC”), each indirect wholly-owned subsidiaries of us, entered into an Investor Rights Agreement with EchoStar and HSSC with respect to the Tracking Stock (the “Investor Rights Agreement”).  The Investor Rights Agreement provides, among other things, certain information and consultation rights for us; certain transfer restrictions on the Tracking Stock and certain rights and obligations to offer and sell under certain circumstances (including a prohibition on transfers of the Tracking Stock for one year, with continuing transfer restrictions (including a right of first offer in favor of EchoStar) thereafter, an obligation to sell the Tracking Stock to EchoStar in connection with a change of control of DISH Network and a right to require EchoStar to repurchase the Tracking Stock in connection with a change of control of EchoStar, in each case subject to certain terms and conditions); certain registration rights; certain obligations to provide conversion and exchange rights of the Tracking Stock under certain circumstances; and certain protective covenants afforded to holders of the Tracking Stock.  The Investor Rights Agreement generally will terminate with respect to our interest should we no longer hold any shares of the HSSC-issued Tracking Stock and any registrable securities under the Investor Rights Agreement.

Unrealized Gains (Losses) on Marketable Investment Securities

As of June 30, 2016 and December 31, 2015, we had accumulated net unrealized gains of less than $1 million and $20 million, respectively.  These amounts, net of related tax effect, were less than $1 million and $12 million, respectively.

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

All of these amounts are included in “Accumulated other comprehensive income (loss)” within “Total stockholder’s equity (deficit).”  The components of our available-for-sale investments are summarized in the table below.

	As of June 30, 2016				As of December 31, 2015
	Marketable				Marketable
	Investment	Unrealized			Investment	Unrealized
	Securities	Gains	Losses	Net	Securities	Gains	Losses	Net
	(In thousands)
Debt securities (including restricted):
U. S. Treasury and agency securities	$82,290	$118	$—	$118	$82,124	$2	$(135)	$(133)
Corporate securities	4,529	5	—	5	90,838	3	(174)	(171)
Other	—	—	—	—	17,382	—	(2)	(2)
Equity securities	—	—	—	—	33,271	20,034	—	20,034
Total	$86,819	$123	$—	$123	$223,615	$20,039	$(311)	$19,728

As of June 30, 2016, restricted and non-restricted marketable investment securities included debt securities of $69 million with contractual maturities within one year and $18 million with contractual maturities extending longer than one year through and including five years.  Actual maturities may differ from contractual maturities as a result of our ability to sell these securities prior to maturity.

Fair Value Measurements

Our investments measured at fair value on a recurring basis were as follows:

	As of
	June 30, 2016				December 31, 2015
	Total	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3
	(In thousands)
Cash equivalents (including restricted)	$139,869	$115,036	$24,833	$—	$307,406	$25,814	$281,592	$—

Debt securities (including restricted):
U. S. Treasury and agency securities	$82,290	$77,560	$4,730	—	$82,124	$77,328	$4,796	$—
Corporate securities	4,529	—	4,529	—	90,838	—	90,838	—
Other	—	—	—	—	17,382	—	17,382	—
Equity securities	—	—	—	—	33,271	33,271	—	—
Total	$86,819	$77,560	$9,259	$—	$223,615	$110,599	$113,016	$—

During the six months ended June 30, 2016, we had no transfers in or out of Level 1 and Level 2 fair value measurements.

5.              Inventory

Inventory consisted of the following:

	As of
	June 30, 2016	December 31, 2015
	(In thousands)
Finished goods	$381,328	$304,812
Work-in-process and service repairs	83,073	74,768
Raw materials	10,753	10,673
Total inventory	$475,154	$390,253

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

6.              Property and Equipment

Depreciation and amortization expense consisted of the following:

	For the Three Months		For the Six Months Ended
	Ended June 30,		Ended June 30,
	2016	2015	2016	2015
	(In thousands)
Equipment leased to customers	$197,352	$206,314	$378,003	$398,067
Satellites	15,262	15,261	30,523	30,522
Buildings, furniture, fixtures, equipment and other	16,349	15,673	32,691	32,554
Total depreciation and amortization	$228,963	$237,248	$441,217	$461,143

Cost of sales and operating expense categories included in our accompanying Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) do not include depreciation expense related to satellites or equipment leased to customers.

Pay-TV Satellites.  We currently utilize 12 satellites in geostationary orbit approximately 22,300 miles above the equator, one of which we own and depreciate over its estimated useful life.  We currently utilize certain capacity on nine satellites that we lease from EchoStar, which are accounted for as operating leases.  We also lease two satellites from third parties, which are accounted for as capital leases and are depreciated over the shorter of the economic life or the term of the satellite agreement.

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

As of June 30, 2016, our pay-TV satellite fleet consisted of the following:

			Estimated
			Useful Life
			(Years)/
		Degree	Lease
	Launch	Orbital	Termination
Satellites	Date	Location	Date
Owned:
EchoStar XV	July 2010	61.5	15
EchoStar XVIII (1)	June 2016	61.5	15

Leased from EchoStar (2):
EchoStar VII (3)	February 2002	119	June 2017
EchoStar IX	August 2003	121	Month to month
EchoStar X (3)	February 2006	110	February 2021
EchoStar XI (3)	July 2008	110	September 2021
EchoStar XII (3)	July 2003	61.5	September 2017
EchoStar XIV (3)	March 2010	119	February 2023
EchoStar XVI (4)	November 2012	61.5	January 2018
Nimiq 5	September 2009	72.7	September 2019
QuetzSat-1	September 2011	77	November 2021

Leased from Other Third Party:
Anik F3	April 2007	118.7	April 2022
Ciel II	December 2008	129	January 2019

(1)       The EchoStar XVIII satellite was launched on June 18, 2016 and is expected to become operational at the 61.5 degree orbital location during the third quarter 2016.  The EchoStar XVIII satellite is currently owned by an indirect subsidiary of DISH Network.

(2)       See Note 10 for further information on our Related Party Transactions with EchoStar.

(3)       We generally have the option to renew each lease on a year-to-year basis through the end of the useful life of the respective satellite.

(4)       We have the option to renew this lease for an additional five-year period.  If we exercise our five-year renewal option, we have the option to renew this lease for an additional five years.

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

7.              Long-Term Debt

Fair Value of our Long-Term Debt

The following table summarizes the carrying amount and fair value of our debt facilities as of June 30, 2016 and December 31, 2015:

	As of
	June 30, 2016		December 31, 2015
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(In thousands)
7 1/8% Senior Notes due 2016 (1)	$—	$—	$1,500,000	$1,506,750
4 5/8% Senior Notes due 2017	900,000	914,211	900,000	922,770
4 1/4% Senior Notes due 2018	1,200,000	1,235,172	1,200,000	1,207,560
7 7/8% Senior Notes due 2019	1,400,000	1,550,500	1,400,000	1,525,440
5 1/8% Senior Notes due 2020	1,100,000	1,133,000	1,100,000	1,100,000
6 3/4% Senior Notes due 2021	2,000,000	2,086,240	2,000,000	2,021,020
5 7/8% Senior Notes due 2022	2,000,000	1,962,500	2,000,000	1,889,780
5 % Senior Notes due 2023	1,500,000	1,376,775	1,500,000	1,297,500
5 7/8% Senior Notes due 2024	2,000,000	1,909,000	2,000,000	1,765,000
7 3/4% Senior Notes due 2026	2,000,000	2,066,260	—	—
Other notes payable	13,686	13,686	13,686	13,686
Subtotal	14,113,686	$14,247,344	13,613,686	$13,249,506
Unamortized deferred financing costs and debt discounts, net	(44,779)		(41,563)
Capital lease obligations (2)	151,891		166,492
Total long-term debt and capital lease obligations (including current portion)	$14,220,798		$13,738,615

(1)         On February 1, 2016, we redeemed the principal balance of our 7 1/8% Senior Notes due 2016.

(2)         Disclosure regarding fair value of capital leases is not required.

We estimated the fair value of our publicly traded long-term debt using market prices in less active markets (Level 2).

7 3/4% Senior Notes due 2026

On June 13, 2016, we issued $2.0 billion aggregate principal amount of our ten-year 7 3/4% Senior Notes due July 1, 2026.  Interest accrues at an annual rate of 7 3/4% and is payable semi-annually in cash, in arrears on January 1 and July 1 of each year, commencing on January 1, 2017.

The 7 3/4% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.  Prior to July 1, 2019, we may also redeem up to 35% of the 7 3/4% Senior Notes at a specified premium with the net cash proceeds from certain equity offerings or capital contributions.

Our 7 3/4% Senior Notes are:

•                  general unsecured senior obligations of DISH DBS;

•                  ranked equally in right of payment with all of DISH DBS’ and the guarantors’ existing and future unsecured senior debt; and

•                  ranked effectively junior to our and the guarantors’ current and future secured senior indebtedness up to the value of the collateral securing such indebtedness.

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

The indenture related to our 7 3/4% Senior Notes contains restrictive covenants that, among other things, impose limitations on the ability of DISH DBS and its restricted subsidiaries to:

•                  incur additional debt;

•                  pay dividends or make distributions on DISH DBS’ capital stock or repurchase DISH DBS’ capital stock;

•                  make certain investments;

•                  create liens or enter into sale and leaseback transactions;

•                  enter into transactions with affiliates;

•                  merge or consolidate with another company; and

•                  transfer or sell assets.

In the event of a change of control, as defined in the related indenture, we would be required to make an offer to repurchase all or any part of a holder’s 7 3/4% Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

8.              Commitments and Contingencies

Commitments

DISH Network Spectrum

DISH Network has invested over $5.0 billion since 2008 to acquire certain wireless spectrum licenses and related assets.  DISH Network will need to make significant additional investments or partner with others to, among other things, commercialize, build-out, and integrate these licenses and related assets, and any additional acquired licenses and related assets; and comply with regulations applicable to such licenses.  Depending on the nature and scope of such commercialization, build-out, integration efforts, and regulatory compliance, any such investments or partnerships could vary significantly.  DISH Network may also determine that additional wireless spectrum licenses may be required to commercialize its wireless business and to compete with other wireless service providers.  For example, on February 10, 2016, DISH Network filed an application with the FCC to potentially participate as a bidder in the forward auction phase of the broadcast television spectrum incentive auction (“Auction 1000”).  Auction 1000 has two phases.  In the first phase or reverse auction phase, participating television broadcasters “sell” their rights to use certain broadcast television spectrum in the 600 MHz frequency range to the FCC.  In the second phase or forward auction phase, the FCC will “resell” that spectrum to various auction participants, including wireless service providers and other potential bidders.  The first phase of Auction 1000 began on March 29, 2016 and concluded on June 29, 2016.  Pursuant to the FCC’s procedures for Auction 1000 and based on the results of the reverse auction phase, in order for Auction 1000 to conclude, the proceeds generated in the first stage of the forward auction phase must exceed approximately $88.4 billion.  If the proceeds from the first stage of the forward auction phase do not exceed this amount, Auction 1000 would move to one or more additional stages, with less available spectrum and lower spectrum clearing targets set by the FCC.  The first stage of the forward auction phase of Auction 1000 will include 100 MHz of spectrum in over 90% of the available licensed geographic areas, based on the broadcasters’ indicated availability of spectrum in the reverse auction phase.  The available spectrum in each of these areas is comprised of certain paired 5x5 spectrum blocks (5 MHz uplink spectrum and 5 MHz downlink spectrum).  As a result, a nationwide footprint may be obtained by aggregating a single 5x5 spectrum block in each available licensed geographic area.  A qualified bidder in the forward auction phase could make an upfront deposit of up to approximately $5.4 billion.  On July 15, 2016, the FCC announced that a subsidiary of DISH Network and 61 other applicants were qualified to participate in the forward auction phase of Auction 1000.  The forward auction phase is scheduled to commence on August 16, 2016.  The FCC determined that bidding in Auction 1000 will be “anonymous,” which means that prior to and during the course of the auction, the FCC will not make public any information about a specific applicant’s upfront deposits or its bids.  In addition, FCC rules restrict information that bidders may disclose about their participation in Auction 1000.

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

In connection with the development of DISH Network’s wireless business, including without limitation the efforts described above, we have made cash distributions to partially finance these efforts to date and may make additional cash distributions to finance in whole or in part DISH Network’s future efforts.  See Note 10 for further information regarding our dividends to DOC.  There can be no assurance that DISH Network will be able to develop and implement a business model that will realize a return on these wireless spectrum licenses or that DISH Network will be able to profitably deploy the assets represented by these wireless spectrum licenses.

DISH Network Non-Controlling Investments in the Northstar Entities and the SNR Entities Related to AWS-3 Wireless Spectrum Licenses

Through its wholly-owned subsidiaries American AWS-3 Wireless II L.L.C. (“American II”) and American AWS-3 Wireless III L.L.C. (“American III”), DISH Network has made over $10.0 billion in certain non-controlling investments in Northstar Spectrum, LLC (“Northstar Spectrum”), the parent company of Northstar Wireless, LLC (“Northstar Wireless,” and collectively with Northstar Spectrum, the “Northstar Entities”), and in SNR Wireless HoldCo, LLC (“SNR HoldCo”), the parent company of SNR Wireless LicenseCo, LLC (“SNR Wireless,” and collectively with SNR HoldCo, the “SNR Entities”), respectively.  On October 27, 2015, the FCC granted certain AWS-3 wireless spectrum licenses (the “AWS-3 Licenses”) to Northstar Wireless (the “Northstar Licenses”) and to SNR Wireless (the “SNR Licenses”), respectively.  DISH Network may need to make significant additional loans to the Northstar Entities and to the SNR Entities, or they may need to partner with others, so that the Northstar Entities and the SNR Entities may commercialize, build-out and integrate the Northstar Licenses and the SNR Licenses, and comply with regulations applicable to the Northstar Licenses and the SNR Licenses.  Depending upon the nature and scope of such commercialization, build-out, integration efforts, and regulatory compliance, any such loans or partnerships could vary significantly.

In connection with certain funding obligations related to the investments by American II and American III discussed above, in February 2015, we paid a dividend of $8.250 billion to DOC for, among other things, general corporate purposes, which included such funding obligations, and to fund other DISH Network cash needs.  We may make additional cash distributions to finance in whole or in part loans that DISH Network may make to the Northstar Entities and the SNR Entities in the future related to DISH Network’s non-controlling investments in these entities.  There can be no assurance that DISH Network will be able to obtain a profitable return on its non-controlling investments in the Northstar Entities and the SNR Entities.

We may need to raise significant additional capital in the future, which may not be available on acceptable terms or at all, to among other things, make additional cash distributions to DISH Network, continue investing in our business and to pursue acquisitions and other strategic transactions.

See Note 10 “Commitments” in the Notes to DISH Network’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 for further information.

Guarantees

During the third quarter 2009, EchoStar entered into a satellite transponder service agreement for Nimiq 5 through 2024.  We sublease this capacity from EchoStar and DISH Network guarantees a certain portion of EchoStar’s obligation under its satellite transponder service agreement through 2019.  As of June 30, 2016, the remaining obligation of the DISH Network guarantee was $216 million.  As of June 30, 2016, DISH Network has not recorded a liability on the balance sheet for this guarantee.

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

Contingencies

Separation Agreement

On January 1, 2008, DISH Network completed the distribution of its technology and set-top box business and certain infrastructure assets (the “Spin-off”) into a separate publicly-traded company, EchoStar.  In connection with the Spin-off, DISH Network entered into a separation agreement with EchoStar that provides, among other things, for the division of certain liabilities, including liabilities resulting from litigation.  Under the terms of the separation agreement, EchoStar has assumed certain liabilities that relate to its business, including certain designated liabilities for acts or omissions that occurred prior to the Spin-off.  Certain specific provisions govern intellectual property related claims under which, generally, EchoStar will only be liable for its acts or omissions following the Spin-off and DISH Network will indemnify EchoStar for any liabilities or damages resulting from intellectual property claims relating to the period prior to the Spin-off, as well as our acts or omissions following the Spin-off.

Litigation

We are involved in a number of legal proceedings (including those described below) concerning matters arising in connection with the conduct of our business activities.  Many of these proceedings are at preliminary stages, and many of these proceedings seek an indeterminate amount of damages.  We regularly evaluate the status of the legal proceedings in which we are involved to assess whether a loss is probable or there is a reasonable possibility that a loss or an additional loss may have been incurred and to determine if accruals are appropriate.  If accruals are not appropriate, we further evaluate each legal proceeding to assess whether an estimate of the possible loss or range of possible loss can be made.

For certain cases described on the following pages, management is unable to provide a meaningful estimate of the possible loss or range of possible loss because, among other reasons, (i) the proceedings are in various stages; (ii) damages have not been sought; (iii) damages are unsupported and/or exaggerated; (iv) there is uncertainty as to the outcome of pending appeals or motions; (v) there are significant factual issues to be resolved; and/or (vi) there are novel legal issues or unsettled legal theories to be presented or a large number of parties (as with many patent-related cases).  For these cases, however, management does not believe, based on currently available information, that the outcomes of these proceedings will have a material adverse effect on our financial condition, though the outcomes could be material to our operating results for any particular period, depending, in part, upon the operating results for such period.

California Institute of Technology

On October 1, 2013, the California Institute of Technology (“Caltech”) filed complaints against DISH Network and its wholly-owned subsidiaries DISH Network L.L.C. and dishNET Satellite Broadband L.L.C., as well as Hughes Communications, Inc. and Hughes Network Systems, LLC, which are subsidiaries of EchoStar, in the United States District Court for the Central District of California.  The complaint alleged infringement of United States Patent Nos. 7,116,710; 7,421,032; 7,916,781 and 8,284,833, each of which is entitled “Serial Concatenation of Interleaved Convolutional Codes forming Turbo-Like Codes.”  Caltech alleged that encoding data as specified by the DVB-S2 standard infringed each of the asserted patents.  In the operative Amended Complaint, served on March 6, 2014, Caltech claimed that our Hopper® set-top box, as well as the Hughes defendants’ satellite broadband products and services, infringed the asserted patents by implementing the DVB-S2 standard.  On May 5, 2015, the Court granted summary judgment in our favor as to the Hopper set-top box alleged in the complaint.  On February 17, 2015, Caltech filed a new complaint in the United States District Court for the Central District of California, asserting the same patents against the same defendants.  Caltech alleged that certain broadband equipment, including without limitation the HT1000 and HT1100 modems, gateway hardware, software and/or firmware that the Hughes defendants provide to, among others, us for our use in connection with the dishNET branded broadband service, infringed these patents.  Pursuant to a settlement agreement between the parties, on May 31, 2016, Caltech dismissed with prejudice all of its claims in these actions.

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

ClearPlay, Inc.

On March 13, 2014, ClearPlay, Inc. (“ClearPlay”) filed a complaint against DISH Network, our wholly-owned subsidiary DISH Network L.L.C., EchoStar, and its wholly-owned subsidiary EchoStar Technologies L.L.C., in the United States District Court for the District of Utah.  The complaint alleges infringement of United States Patent Nos. 6,898,799, entitled “Multimedia Content Navigation and Playback”; 7,526,784, entitled “Delivery of Navigation Data for Playback of Audio and Video Content”; 7,543,318, entitled “Delivery of Navigation Data for Playback of Audio and Video Content”; 7,577,970, entitled “Multimedia Content Navigation and Playback”; and 8,117,282, entitled “Media Player Configured to Receive Playback Filters From Alternative Storage Mediums.”  ClearPlay alleges that the AutoHop™ feature of our Hopper set-top box infringes the asserted patents.  On February 11, 2015, the case was stayed pending various third-party challenges before the United States Patent and Trademark Office regarding the validity of certain of the patents asserted in the action.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

CRFD Research, Inc. (a subsidiary of Marathon Patent Group, Inc.)

On January 17, 2014, CRFD Research, Inc. (“CRFD”) filed a complaint against us, our wholly-owned subsidiary DISH Network L.L.C., DISH Network, EchoStar, and its wholly-owned subsidiary EchoStar Technologies L.L.C., in the United States District Court for the District of Delaware, alleging infringement of United States Patent No. 7,191,233 (the “233 patent”).  The 233 patent is entitled “System for Automated, Mid-Session, User-Directed, Device-to-Device Session Transfer System,” and relates to transferring an ongoing software session from one device to another.  CRFD alleges that our Hopper and Joey® set-top boxes infringe the 233 patent.  On the same day, CRFD filed similar complaints against AT&T Inc.; Comcast Corp.; DirecTV; Time Warner Cable Inc.; Cox Communications, Inc.; Akamai Technologies, Inc.; Cablevision Systems Corp. and Limelight Networks, Inc.  CRFD is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  On January 26, 2015, we and EchoStar filed a petition before the United States Patent and Trademark Office challenging the validity of certain claims of the 233 patent.  The United States Patent and Trademark Office has agreed to institute a proceeding on our petition, as well as on two third-party petitions challenging the validity of certain claims of the 233 patent, and it heard oral argument on January 16, 2016.  On June 1, 2016, the United States Patent and Trademark Office found that all claims asserted against us and the EchoStar parties were unpatentable.  On July 5, 2016, CRFD filed a notice of appeal to the United States Court of Appeals for the Federal Circuit.  The litigation in the District Court has been stayed since June 4, 2015 pending resolution of our petition to the United States Patent and Trademark Office.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

Customedia Technologies, L.L.C.

On February 10, 2016, Customedia Technologies, L.L.C. (“Customedia”) filed a complaint against DISH Network and our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Eastern District of Texas.  The complaint alleges infringement of four patents:  United States Patent No. 8,719,090; United States Patent No. 9,053,494; United States Patent No. 7,840,437; and United States Patent No. 8,955,029.  Each patent is entitled “System for Data Management And On-Demand Rental And Purchase Of Digital Data Products.”  Customedia appears to allege infringement in connection with our addressable advertising services, our DISH Anywhere feature, and our Pay-Per-View and video-on-demand offerings.  Customedia is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Do Not Call Litigation

On March 25, 2009, our wholly-owned subsidiary DISH Network L.L.C. was sued in a civil action by the United States Attorney General and several states in the United States District Court for the Central District of Illinois, alleging violations of the Telephone Consumer Protection Act and the Telemarketing Sales Rule (“TSR”), as well as analogous state statutes and state consumer protection laws.  The plaintiffs allege that we, directly and through certain independent third-party retailers and their affiliates, committed certain telemarketing violations.  On December 23, 2013, the plaintiffs filed a motion for summary judgment, which indicated for the first time that the state plaintiffs were seeking civil penalties and damages of approximately $270 million and that the federal plaintiff was seeking an unspecified amount of civil penalties (which could substantially exceed the civil penalties and damages being sought by the state plaintiffs).  The plaintiffs were also seeking injunctive relief that if granted would, among other things, enjoin DISH Network L.L.C., whether acting directly or indirectly through authorized telemarketers or independent third-party retailers, from placing any outbound telemarketing calls to market or promote its goods or services for five years, and enjoin DISH Network L.L.C. from accepting activations or sales from certain existing independent third-party retailers and from certain new independent third-party retailers, except under certain circumstances.  We also filed a motion for summary judgment, seeking dismissal of all claims.  On December 12, 2014, the Court issued its opinion with respect to the parties’ summary judgment motions.  The Court found that DISH Network L.L.C. is entitled to partial summary judgment with respect to one claim in the action.  In addition, the Court found that the plaintiffs are entitled to partial summary judgment with respect to ten claims in the action, which includes, among other things, findings by the Court establishing DISH Network L.L.C.’s liability for a substantial amount of the alleged outbound telemarketing calls by DISH Network L.L.C. and certain of its independent third-party retailers that were the subject of the plaintiffs’ motion.  The Court did not issue any injunctive relief and did not make any determination on civil penalties or damages, ruling instead that the scope of any injunctive relief and the amount of any civil penalties or damages are questions for trial.

In pre-trial disclosures, the federal plaintiff indicated that it intended to seek up to $900 million in alleged civil penalties, and the state plaintiffs indicated that they intended to seek as much as $23.5 billion in alleged civil penalties and damages.  The plaintiffs also modified their request for injunctive relief.  Their requested injunction, if granted, would enjoin DISH Network L.L.C. from placing outbound telemarketing calls unless and until:  (i) DISH Network L.L.C. hires a third-party consulting organization to perform a review of its call center operations; (ii) such third-party consulting organization submits a telemarketing compliance plan to the Court and the federal plaintiff; (iii) the Court holds a hearing on the adequacy of the plan; (iv) if the Court approves the plan, DISH Network L.L.C. implements the plan and verifies to the Court that it has implemented the plan; and (v) the Court issues an order permitting DISH Network L.L.C. to resume placing outbound telemarketing calls.   The plaintiffs’ modified request for injunctive relief, if granted, would also enjoin DISH Network L.L.C. from accepting customer orders solicited by certain independent third-party retailers unless and until a similar third-party review and Court approval process was followed with respect to the telemarketing activities of its independent third-party retailer base to ensure compliance with the TSR.

DISH DBS CORPORATION

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The first phase of the bench trial took place January 19, 2016 through February 11, 2016.  In closing briefs, the federal plaintiff indicated that it still is seeking $900 million in alleged civil penalties; the California state plaintiff indicated that it is seeking $100 million in alleged civil penalties and damages for its state law claims (in addition to any amounts sought on its federal law claims); the Ohio state plaintiff indicated that it is seeking approximately $10 million in alleged civil penalties and damages for its state law claims (in addition to any amounts sought on its federal law claims); and the Illinois and North Carolina state plaintiffs did not state the specific alleged civil penalties and damages that they are seeking; but the state plaintiffs have taken the general position that any damages award less than $1.0 billion (presumably for both federal and state law claims) would not raise constitutional concerns.  Under the Eighth Amendment of the U.S. Constitution, excessive fines may not be imposed.

The Court scheduled a second phase of the bench trial for October 2016, which is planned to cover the plaintiffs’ requested injunctive relief, as well as DISH Network L.L.C.’s response to certain evidence that the state plaintiffs presented in the first phase.  On April 20, 2016, the Court denied the federal plaintiff’s motion seeking to cancel the separate hearing on the plaintiffs’ requested injunctive relief.

We may also from time to time be subject to private civil litigation alleging telemarketing violations.  For example, a portion of the alleged telemarketing violations by an independent third-party retailer at issue in the case described in the previous paragraph are also the subject of a certified class action filed against DISH Network L.L.C. in the United States District Court for the Middle District of North Carolina.

We intend to vigorously defend these cases.  We cannot predict with any degree of certainty the outcome of these suits or determine the extent of any potential liability or damages.

Dragon Intellectual Property, LLC

On December 20, 2013, Dragon Intellectual Property, LLC (“Dragon IP”) filed complaints against our wholly-owned subsidiary DISH Network L.L.C., as well as Apple Inc.; AT&T, Inc.; Charter Communications, Inc.; Comcast Corp.; Cox Communications, Inc.; DirecTV; Sirius XM Radio Inc.; Time Warner Cable Inc. and Verizon Communications, Inc., in the United States District Court for the District of Delaware, alleging infringement of United States Patent No. 5,930,444 (the “444 patent”), which is entitled “Simultaneous Recording and Playback Apparatus.”  Dragon IP alleges that various of our DVR receivers infringe the 444 patent.  Dragon IP is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  On December 23, 2014, DISH Network L.L.C. filed a petition before the United States Patent and Trademark Office challenging the validity of certain claims of the 444 patent.  On April 10, 2015, the Court granted DISH Network L.L.C.’s motion to stay the action in light of DISH Network L.L.C.’s petition and certain other defendants’ petitions pending before the United States Patent and Trademark Office challenging the validity of certain claims of the 444 patent.  On July 17, 2015, the United States Patent and Trademark Office agreed to institute a proceeding on our petition.  Pursuant to a stipulation between the parties, on April 27, 2016, the Court entered an order of non-infringement and judgment in favor of DISH Network L.L.C.  On June 15, 2016, the United States Patent and Trademark Office entered an order that the patent claims being asserted against DISH Network L.L.C. with respect to the 444 patent are unpatentable.  Dragon may seek to appeal the Court’s judgment and/or the United States Patent and Trademark Office’s decision.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

DISH DBS CORPORATION

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Grecia

On March 27, 2015, William Grecia (“Grecia”) filed a complaint against our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Northern District of Illinois, alleging infringement of United States Patent No. 8,533,860 (the “860 patent”), which is entitled “Personalized Digital Media Access System—PDMAS Part II.”  Grecia alleges that we violate the 860 patent in connection with our digital rights management.  Grecia is the named inventor on the 860 patent.  On June 22, 2015, the case was transferred to the United States District Court for the Northern District of California.  On November 18, 2015, Grecia filed an amended complaint adding allegations that we infringe U.S. Patent No. 8,402,555 (the “555 patent”), which is entitled “Personalized Digital Media Access System (PDMAS).” Grecia is the named inventor on the 555 patent.  Grecia alleges that we violate the 555 patent in connection with our digital rights management.  Grecia dismissed his action with prejudice on February 3, 2016.

On February 3, 2016, Grecia filed a new complaint against our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Northern District of California, alleging infringement of United States Patent No. 8,887,308 (the “308 patent”), which is entitled “Digital Cloud Access—PDMAS Part III,” on which Grecia is also the named inventor.  Grecia alleges that we violate the 308 patent in connection with our DISH Anywhere feature.  On June 10, 2016, DISH Network L.L.C. advised the Court that it intended to file a petition before the United States Patent and Trademark Office challenging the validity of certain claims of the 308 patent on or before July 31, 2016, and on June 13, 2016, the Court stayed the action pending the conclusion of that petition, including the exhaustion of any appeals.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

The Hopper Litigation

On May 24, 2012, our wholly-owned subsidiary, DISH Network L.L.C., filed a lawsuit in the United States District Court for the Southern District of New York against American Broadcasting Companies, Inc.; CBS Corporation; Fox Entertainment Group, Inc.; Fox Television Holdings, Inc.; Fox Cable Network Services, L.L.C. and NBCUniversal, LLC.  In the lawsuit, we sought a declaratory judgment that we are not infringing any defendant’s copyright, or breaching any defendant’s retransmission consent agreement, by virtue of the PrimeTime Anytime™ and AutoHop features of our Hopper set-top box.  A consumer can use the PrimeTime Anytime feature, at his or her option, to record certain primetime programs airing on ABC, CBS, Fox, and/or NBC up to every night, and to store those recordings for up to eight days.  A consumer can use the AutoHop feature, at his or her option, to watch certain recordings that the subscriber made with our PrimeTime Anytime feature, commercial-free, if played back at a certain point after the show’s original airing.

Later on May 24, 2012, (i) Fox Broadcasting Company; Twentieth Century Fox Film Corp. and Fox Television Holdings, Inc. filed a lawsuit against DISH Network and our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Central District of California, alleging that the PrimeTime Anytime feature, the AutoHop feature, as well as Slingbox placeshifting functionality infringe their copyrights and breach their retransmission consent agreements, (ii) NBC Studios LLC; Universal Network Television, LLC; Open 4 Business Productions LLC and NBCUniversal, LLC filed a lawsuit against DISH Network and our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Central District of California, alleging that the PrimeTime Anytime feature and the AutoHop feature infringe their copyrights, and (iii) CBS Broadcasting Inc.; CBS Studios Inc. and Survivor Productions LLC filed a lawsuit against DISH Network and our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Central District of California, alleging that the PrimeTime Anytime feature and the AutoHop feature infringe their copyrights.

DISH DBS CORPORATION

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As a result of certain parties’ competing venue-related motions brought in both the New York and California actions, and certain networks’ filing various counterclaims and amended complaints, the claims have proceeded in the following venues:  (1) the copyright and contract claims regarding the ABC and CBS parties in New York; and (2) the copyright and contract claims regarding the Fox and NBC parties in California.

California Actions.  The NBC plaintiffs and Fox plaintiffs filed amended complaints in their respective California actions, adding copyright claims against EchoStar and EchoStar Technologies L.L.C., a wholly-owned subsidiary of EchoStar.  In addition, the Fox plaintiffs’ amended complaint added claims challenging the Hopper Transfers™ feature of our second-generation Hopper set-top box.

On November 7, 2012, the California court denied the Fox plaintiffs’ motion for a preliminary injunction to enjoin the Hopper set-top box’s PrimeTime Anytime and AutoHop features, and the Fox plaintiffs appealed.  On March 27, 2013, at the request of the parties, the Central District of California granted a stay of all proceedings in the action brought by the NBC plaintiffs, pending resolution of the appeal by the Fox plaintiffs.  On July 24, 2013, the United States Court of Appeals for the Ninth Circuit affirmed the denial of the Fox plaintiffs’ motion for a preliminary injunction as to the PrimeTime Anytime and AutoHop features.  On August 7, 2013, the Fox plaintiffs filed a petition for rehearing and rehearing en banc, which was denied on January 24, 2014.  The United States Supreme Court granted the Fox plaintiffs an extension until May 23, 2014 to file a petition for writ of certiorari, but they did not file one.  As a result, the stay of the NBC plaintiffs’ action expired.  On August 6, 2014, at the request of the parties, the Central District of California granted a further stay of all proceedings in the action brought by the NBC plaintiffs, pending a final judgment on all claims in the Fox plaintiffs’ action.  Pursuant to the settlement described below, the Fox action was dismissed on February 11, 2016.  On March 4, 2016, at the request of the parties, the Central District of California granted a further stay of all proceedings in the action brought by the NBC plaintiffs until September 9, 2016; provided that either party may file a motion with the Court to lift the stay after May 27, 2016.  Pursuant to a settlement between us and the NBC plaintiffs, on June 16, 2016, we and the NBC plaintiffs filed a stipulation to dismiss with prejudice all of our respective claims pending in the California Court.  The Court ordered such dismissal on June 20, 2016.

In addition, on February 21, 2013, the Fox plaintiffs filed a second motion for preliminary injunction against:  (i) us seeking to enjoin the Hopper Transfers feature in our second-generation Hopper set-top box, alleging breach of their retransmission consent agreement; and (ii) us and EchoStar Technologies L.L.C. seeking to enjoin the Slingbox placeshifting functionality in our second-generation Hopper set-top box, alleging copyright infringement and breach of their retransmission consent agreement.  On September 23, 2013, the California court denied the Fox plaintiffs’ motion.  The Fox plaintiffs appealed, and on July 14, 2014, the United States Court of Appeals for the Ninth Circuit affirmed the denial of the Fox plaintiffs’ motion for a preliminary injunction as to the Hopper Transfers feature and the Slingbox placeshifting functionality in our second-generation Hopper set-top box.

On January 12, 2015, the Court ruled on the Fox plaintiffs’ and our respective motions for summary judgment, holding that:  (a) the Slingbox placeshifting functionality and the PrimeTime Anytime, AutoHop and Hopper Transfers features do not violate the copyright laws; (b) certain quality assurance copies (which were discontinued in November 2012) do violate the copyright laws; and (c) the Slingbox placeshifting functionality, the Hopper Transfers feature and such quality assurance copies breach our Fox retransmission consent agreement.  At the parties’ joint request, the Court had stayed the case until January 15, 2016.  Pursuant to a settlement between us and the Fox plaintiffs, we, EchoStar Technologies L.L.C. and the Fox plaintiffs filed a stipulation to dismiss with prejudice all of our respective claims pending in the California Court.  The Court ordered such dismissal on February 11, 2016.

DISH DBS CORPORATION

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New York Actions.  Both the ABC and CBS parties filed counterclaims in the New York action adding copyright claims against EchoStar Technologies L.L.C., and the CBS parties filed a counterclaim alleging that we fraudulently concealed the AutoHop feature when negotiating the renewal of our CBS retransmission consent agreement.  On November 23, 2012, the ABC plaintiffs filed a motion for a preliminary injunction to enjoin the Hopper set-top box’s PrimeTime Anytime and AutoHop features.  On September 18, 2013, the New York court denied that motion.  The ABC plaintiffs appealed, and oral argument on the appeal was heard on February 20, 2014 before the United States Court of Appeals for the Second Circuit.  Pursuant to a settlement between us and the ABC parties, during March 2014, the ABC parties withdrew their appeal to the United States Court of Appeals for the Second Circuit; we and the ABC parties filed a stipulation on March 4, 2014 to dismiss without prejudice all of our respective claims pending in the United States District Court for the Southern District of New York; and the ABC parties granted a covenant not to sue.  The Court ordered such dismissal on March 6, 2014.  Pursuant to a settlement between us and the CBS parties, on December 10, 2014, we and the CBS parties filed a stipulation to dismiss with prejudice all of our respective claims pending in the New York Court.  The Court ordered such dismissal on December 10, 2014.

These matters are now concluded.

LightSquared/Harbinger Capital Partners LLC (LightSquared Bankruptcy)

As previously disclosed in our public filings, L-Band Acquisition, LLC (“LBAC”), DISH Network’s wholly-owned subsidiary, entered into a Plan Support Agreement (the “PSA”) with certain senior secured lenders to LightSquared LP (the “LightSquared LP Lenders”) on July 23, 2013, which contemplated the purchase by LBAC of substantially all of the assets of LightSquared LP and certain of its subsidiaries (the “LBAC Bid”) that are debtors and debtors in possession in the LightSquared bankruptcy cases pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), which cases are jointly administered under the caption In re LightSquared Inc., et. al., Case No. 12 12080 (SCC).

Pursuant to the PSA, LBAC was entitled to terminate the PSA in certain circumstances, certain of which required three business days’ written notice, including, without limitation, in the event that certain milestones specified in the PSA were not met.  On January 7, 2014, LBAC delivered written notice of termination of the PSA to the LightSquared LP Lenders.  As a result, the PSA terminated effective on January 10, 2014, and the LBAC Bid was withdrawn.

On August 6, 2013, Harbinger Capital Partners LLC and other affiliates of Harbinger (collectively, “Harbinger”), a shareholder of LightSquared Inc., filed an adversary proceeding against DISH Network, LBAC, EchoStar, Charles W. Ergen (our Chairman and Chief Executive Officer), SP Special Opportunities, LLC (“SPSO”) (an entity controlled by Mr. Ergen), and certain other parties, in the Bankruptcy Court.  Harbinger alleged, among other things, claims based on fraud, unfair competition, civil conspiracy and tortious interference with prospective economic advantage related to certain purchases of LightSquared secured debt by SPSO.  Subsequently, LightSquared intervened to join in certain claims alleged against certain defendants other than DISH Network, LBAC and EchoStar.

DISH DBS CORPORATION

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On October 29, 2013, the Bankruptcy Court dismissed all of the claims in Harbinger’s complaint in their entirety, but granted leave for LightSquared to file its own complaint in intervention.  On November 15, 2013, LightSquared filed its complaint, which included various claims against DISH Network, EchoStar, Mr. Ergen and SPSO.  On December 2, 2013, Harbinger filed an amended complaint, asserting various claims against SPSO.  On December 12, 2013, the Bankruptcy Court dismissed several of the claims asserted by LightSquared and Harbinger.  The surviving claims included, among others, LightSquared’s claims against SPSO for declaratory relief, breach of contract and statutory disallowance; LightSquared’s tortious interference claim against DISH Network, EchoStar and Mr. Ergen; and Harbinger’s claim against SPSO for statutory disallowance.  These claims proceeded to a non-jury trial on January 9, 2014.  In its Post-Trial Findings of Fact and Conclusions of Law entered on June 10, 2014, the Bankruptcy Court rejected all claims against DISH Network and EchoStar, and it rejected some but not all claims against the other defendants.  On July 7, 2015, the United States District Court for the Southern District of New York denied Harbinger’s motion for an interlocutory appeal of certain Bankruptcy Court orders in the adversary proceeding.  On March 27, 2015, the Bankruptcy Court entered an order confirming the Modified Second Amended Joint Plan pursuant to Chapter 11 of the Bankruptcy Code and, on December 7, 2015, the Plan became effective.

DISH Network intends to vigorously defend any claims against it in this proceeding and cannot predict with any degree of certainty the outcome of this proceeding or determine the extent of any potential liability or damages.

LightSquared Transaction Shareholder Derivative Actions

On August 9, 2013, a purported shareholder of DISH Network, Jacksonville Police and Fire Pension Fund (“Jacksonville PFPF”), filed a putative shareholder derivative action in the District Court for Clark County, Nevada alleging, among other things, breach of fiduciary duty claims against the members of DISH Network’s Board of Directors as of that date:  Charles W. Ergen; Joseph P. Clayton; James DeFranco; Cantey M. Ergen; Steven R. Goodbarn; David K. Moskowitz; Tom A. Ortolf; and Carl E. Vogel (collectively, the “Director Defendants”).  In its first amended complaint, Jacksonville PFPF asserted claims that Mr. Ergen breached his fiduciary duty to DISH Network in connection with certain purchases of LightSquared debt by SPSO, an entity controlled by Mr. Ergen, and that the other Director Defendants aided and abetted that alleged breach of duty.  The Jacksonville PFPF claims alleged that (1) the debt purchases created an impermissible conflict of interest and (2) put at risk the LBAC Bid, which as noted above was withdrawn.  Jacksonville PFPF further claimed that most members of DISH Network’s Board of Directors are beholden to Mr. Ergen to an extent that prevents them from discharging their duties in connection with DISH Network’s participation in the LightSquared bankruptcy auction process.  Jacksonville PFPF is seeking an unspecified amount of damages.  Jacksonville PFPF dismissed its claims against Mr. Goodbarn on October 8, 2013.

Jacksonville PFPF sought a preliminary injunction that would enjoin Mr. Ergen and all of the Director Defendants other than Mr. Goodbarn from influencing DISH Network’s efforts to acquire certain assets of LightSquared in the bankruptcy proceeding.  On November 27, 2013, the Court denied that request but granted narrower relief enjoining Mr. Ergen and anyone acting on his behalf from participating in negotiations related to one aspect of the LBAC Bid, which, as noted above, was withdrawn.

Five alleged shareholders filed substantially similar putative derivative complaints in state and federal courts alleging the same or substantially similar claims.  On September 18, 2013, DCM Multi-Manager Fund, LLC filed a duplicative putative derivative complaint in the District Court for Clark County, Nevada, which was consolidated with the Jacksonville PFPF action on October 9, 2013.  Between September 25, 2013 and October 2, 2013, City of Daytona Beach Police Officers and Firefighters Retirement System, Louisiana Municipal Police Employees’ Retirement System and Iron Worker Mid-South Pension Fund filed duplicative putative derivative complaints in the United States District Court for the District of Colorado.  Also on October 2, 2013, Iron Workers District Council (Philadelphia and Vicinity) Retirement and Pension Plan filed its complaint in the United States District Court for the District of Nevada.

DISH DBS CORPORATION

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On October 11, 2013, Iron Worker Mid-South Pension Fund dismissed its claims without prejudice.  On October 30, 2013, Louisiana Municipal Police Employees’ Retirement System dismissed its claims without prejudice and, on January 2, 2014, filed a new complaint in the District Court for Clark County, Nevada, which, on May 2, 2014, was consolidated with the Jacksonville PFPF action.  On December 13, 2013, City of Daytona Beach Police Officers and Firefighters Retirement System voluntarily dismissed its claims without prejudice.  On March 28, 2014, Iron Workers District Council (Philadelphia and Vicinity) Retirement and Pension Plan voluntarily dismissed its claims without prejudice.

On July 25, 2014, Jacksonville PFPF filed a second amended complaint, which added claims against George R. Brokaw and Charles M. Lillis, as Director Defendants, and Thomas A. Cullen, R. Stanton Dodge and K. Jason Kiser, as officers of DISH Network. Jacksonville PFPF asserted five claims in its second amended complaint, each of which alleged breaches of the duty of loyalty.  Three of the claims were asserted solely against Mr. Ergen; one claim was made against all of the remaining Director Defendants, other than Mr. Ergen and Mr. Clayton; and the final claim was made against Messrs. Cullen, Dodge and Kiser.

DISH Network’s Board of Directors established a Special Litigation Committee to review the factual allegations and legal claims in these actions.  On October 24, 2014, the Special Litigation Committee filed a report in the District Court for Clark County, Nevada regarding its investigation of the claims and allegations asserted in Jacksonville PFPF’s second amended complaint.  The Special Litigation Committee filed a motion to dismiss the action based, among other things, on its business judgment that it is in the best interests of DISH Network not to pursue the claims asserted by Jacksonville PFPF.  The Director Defendants and Messrs. Cullen, Dodge and Kiser have also filed various motions to dismiss the action.  In an order entered on September 18, 2015, the Court granted the Special Litigation Committee’s motion to defer to the Special Litigation Committee’s October 24, 2014 report, including its finding that dismissal of the action is in the best interest of DISH Network.  The Court also held that, in light of granting the motion to defer, the pending motions to dismiss filed by the individual defendants were denied without prejudice as moot.  On October 12, 2015, Jacksonville PFPF filed a notice of appeal to the Supreme Court of Nevada.  On May 27, 2016, Jacksonville PFPF filed its appellate brief, and the Special Litigation Committee filed its answering brief on July 28, 2016.  DISH Network cannot predict with any degree of certainty the outcome of these suits or determine the extent of any potential liability or damages.

DISH DBS CORPORATION

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Qurio Holdings, Inc.

On September 26, 2014, Qurio Holdings, Inc. (“Qurio”) filed a complaint against DISH Network and our wholly-owned subsidiary DISH Network L.L.C., in the United States District Court for the Northern District of Illinois, alleging infringement of United States Patent No. 8,102,863 (the “863 patent”) entitled “Highspeed WAN To Wireless LAN Gateway” and United States Patent No. 7,787,904 (the “904 patent”) entitled “Personal Area Network Having Media Player And Mobile Device Controlling The Same.”  On the same day, Qurio filed similar complaints against Comcast and DirecTV.  On November 13, 2014, Qurio filed a first amended complaint, which added a claim alleging infringement of United States Patent No. 8,879,567 (the “567 patent”) entitled “High-Speed WAN To Wireless LAN Gateway.”  Qurio is an entity that seeks to license a patent portfolio without itself practicing any of the claims recited therein.  On February 9, 2015, the Court granted DISH Network L.L.C.’s motion to transfer the case to the United States District Court for the Northern District of California.  During October 2015, DISH Network L.L.C. filed petitions before the United States Patent and Trademark Office challenging the validity of certain claims of the 863, 904 and 567 patents.  On November 3, 2015, the case was stayed pending resolution of these proceedings before the United States Patent and Trademark Office.  On April 4, 2016, the United States Patent and Trademark Office agreed to institute proceedings on each of our petitions, as well as on a third-party petition challenging the validity of certain claims of the 904 patent.  On June 21, 2016, pursuant to Qurio’s Request for Adverse Judgment, the United States Patent and Trademark Office issued a cancellation of all claims of the 904 patent that we had challenged.  On July 13, 2016, Qurio filed a Request for Adverse Judgment with the United States Patent and Trademark Office to cancel all claims of the 863 patent and 567 patent that we had challenged, leaving at issue in the District Court action only certain claims of the 567 patent that we had not challenged.  On July 19, 2016, the United States Patent and Trademark Office issued a cancellation of all claims of the 863 patent and the 567 patent that we had challenged.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Technology Development and Licensing L.L.C.

On January 22, 2009, Technology Development and Licensing L.L.C. (“TDL”) filed suit against DISH Network and EchoStar, in the United States District Court for the Northern District of Illinois, alleging infringement of United States Patent No. Re. 35,952 (the “952 patent”), which relates to certain favorite channel features.  TDL is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  The case was stayed in July 2009 pending two reexamination petitions before the United States Patent and Trademark Office, which concluded in August 2015 and resulted in 42 out of the 53 claims of the 952 patent being invalidated.  As a result, the case resumed in August 2015.  A trial date has not been set.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could cause us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

DISH DBS CORPORATION

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TQ Beta LLC

On June 30, 2014, TQ Beta LLC (“TQ Beta”) filed a complaint against us; our wholly-owned subsidiary DISH Network L.L.C.; DISH Network; EchoStar; and EchoStar’s subsidiaries EchoStar Technologies L.L.C., Hughes Satellite Systems Corporation, and Sling Media Inc., in the United States District Court for the District of Delaware.  The Complaint alleges infringement of United States Patent No. 7,203,456 (the “456 patent”), which is entitled “Method and Apparatus for Time and Space Domain Shifting of Broadcast Signals.”  TQ Beta alleges that our Hopper set-top boxes, ViP 722 and ViP 722k DVR devices, as well as our DISH Anywhere™ service and DISH Anywhere mobile application, infringe the 456 patent.  TQ Beta is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  During August 2015, DISH Network L.L.C. filed petitions before the United States Patent and Trademark Office challenging the validity of certain claims of the 456 patent, and in February 2016, the United States Patent and Trademark Office agreed to institute proceedings on our petitions.  On February 25, 2016, the case was stayed pending resolution of these proceedings before the United States Patent and Trademark Office, and the Court vacated all pending court dates and deadlines.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

TQ Delta, LLC

On July 17, 2015, TQ Delta, LLC (“TQ Delta”) filed a complaint against us, DISH Network and our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the District of Delaware.  The Complaint alleges infringement of United States Patent No. 6,961,369 (the “369 patent”), which is entitled “System and Method for Scrambling the Phase of the Carriers in a Multicarrier Communications System”; United States Patent No. 8,718,158 (the “158 patent”), which is entitled “System and Method for Scrambling the Phase of the Carriers in a Multicarrier Communications System”; United States Patent No. 9,014,243 (the “243 patent”), which is entitled “System and Method for Scrambling Using a Bit Scrambler and a Phase Scrambler”; United States Patent No. 7,835,430 (the “430 patent”), which is entitled “Multicarrier Modulation Messaging for Frequency Domain Received Idle Channel Noise Information”; United States Patent No. 8,238,412 (the “412 patent”), which is entitled “Multicarrier Modulation Messaging for Power Level per Subchannel Information”; United States Patent No. 8,432,956 (the “956 patent”), which is entitled “Multicarrier Modulation Messaging for Power Level per Subchannel Information”; and United States Patent No. 8,611,404 (the “404 patent”), which is entitled “Multicarrier Transmission System with Low Power Sleep Mode and Rapid-On Capability.”  On September 9, 2015, TQ Delta filed a first amended complaint that added allegations of infringement of United States Patent No. 9,094,268 (the “268 patent”), which is entitled “Multicarrier Transmission System With Low Power Sleep Mode and Rapid-On Capability.”  On May 16, 2016, TQ Delta filed a second amended complaint that added EchoStar Corporation and its wholly-owned subsidiary EchoStar Technologies L.L.C. as defendants.  TQ Delta alleges that our satellite TV service, Internet service, set-top boxes, gateways, routers, modems, adapters and networks that operate in accordance with one or more Multimedia over Coax Alliance Standards infringe the asserted patents.  TQ Delta has filed actions in the same court alleging infringement of the same patents against Comcast Corp., Cox Communications, Inc., DirecTV, Time Warner Cable Inc. and Verizon Communications, Inc.  TQ Delta is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.  Trial has been set for November 13, 2017.  On July 14, 2016, TQ Delta stipulated to dismiss with prejudice all claims related to the 369 patent and the 956 patent.  On July 20, 2016, we filed petitions with the United States Patent and Trademark Office or joined other third-party petitions at the United States Patent and Trademark Office challenging the validity of all of the patent claims asserted against us in the action.

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We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patent, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Two-Way Media Ltd.

On February 17, 2016, Two-Way Media Ltd. (“TWM”) filed a complaint in the United States District Court for the District of Colorado against us; DISH Network; our subsidiaries DISH Network L.L.C., DISH Network Service L.L.C., Sling TV Holding L.L.C., Sling TV L.L.C., and Sling TV Purchasing L.L.C.; and EchoStar Corporation, EchoStar Technologies L.L.C., EchoStar Satellite Services L.L.C. and Sling Media, Inc.  The complaint alleges infringement of United States Patent Nos. 5,778,187, 5,983,005, 6,434,622 and 7,266,686, each entitled “Multicasting Method and Apparatus,” and United States Patent No. 9,124,607, entitled “Methods and Systems for Playing Media.”  TWM claims infringement by our Sling TV domestic and international services, Slingboxes and DISH DVRs incorporating Slingbox technology, and the DISH Anywhere application and website.  TWM is an entity that seeks to license a patent portfolio without itself practicing any of the claims recited therein.

We intend to vigorously defend this case.  In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers.  We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

Waste Disposal Inquiry

The California Attorney General and the Alameda County (California) District Attorney are investigating whether certain of our waste disposal policies, procedures and practices are in violation of the California Business and Professions Code and the California Health and Safety Code.  We expect that these entities will seek injunctive and monetary relief.  The investigation appears to be part of a broader effort to investigate waste handling and disposal processes of a number of industries.  While we are unable to predict the outcome of this investigation, we do not believe that the outcome will have a material effect on our results of operations, financial condition or cash flows.

Other

In addition to the above actions, we are subject to various other legal proceedings and claims that arise in the ordinary course of business, including, among other things, disputes with programmers regarding fees.  In our opinion, the amount of ultimate liability with respect to any of these actions is unlikely to materially affect our financial condition, results of operations or liquidity, though the outcomes could be material to our operating results for any particular period, depending, in part, upon the operating results for such period.

9.     Financial Information for Subsidiary Guarantors

Our senior notes are fully, unconditionally and jointly and severally guaranteed by all of our subsidiaries other than minor subsidiaries, and the stand-alone entity DISH DBS has no independent assets or operations.  Therefore, supplemental financial information on a condensed consolidating basis of the guarantor subsidiaries is not required.  There are no restrictions on our ability to obtain cash dividends or other distributions of funds from the guarantor subsidiaries, except those imposed by applicable law.

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10.  Related Party Transactions

Related Party Transactions with DISH Network

On June 30, 2016, we paid a dividend of $1.5 billion to DOC.

On February 12, 2015, we paid a dividend of $8.250 billion to DOC for, among other things, general corporate purposes, which included certain funding obligations related to DISH Network’s non-controlling debt and equity investments in the Northstar Entities and the SNR Entities, and to fund other DISH Network cash needs.

Advertising Sales.  We provide advertising services to DISH Network’s broadband business.  During the three months ended June 30, 2015, we received revenue associated with these services of $2 million in “Subscriber-related revenue” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).  During the three months ended June 30, 2016, we received no revenue associated with these services.  During the six months ended June 30, 2016 and 2015, we received revenue associated with these services of $2 million and $6 million, respectively,

Broadband, Wireless and Other Operations.  We provide certain administrative, call center, installation, marketing and other services to DISH Network’s broadband, wireless and other operations.  During the three months ended June 30, 2016 and 2015, the costs associated with these services were $18 million and $18 million, respectively.  During the six months ended June 30, 2016 and 2015, the costs associated with these services were $36 million and $41 million, respectively.

Related Party Transactions with EchoStar

Following the Spin-off, DISH Network and EchoStar have operated as separate publicly-traded companies, and, except for the Satellite and Tracking Stock Transaction and Sling TV Holding described below, neither entity has any ownership interest in the other.  However, a substantial majority of the voting power of the shares of both companies is owned beneficially by Charles W. Ergen, our Chairman and Chief Executive Officer, and by certain trusts established by Mr. Ergen for the benefit of his family.

EchoStar is our primary supplier of set-top boxes and digital broadcast operations and a supplier of the vast majority of our transponder capacity.  Generally, the amounts we pay EchoStar for products and services are based on pricing equal to EchoStar’s cost plus a fixed margin (unless noted differently below), which will vary depending on the nature of the products and services provided.

In connection with and following the Spin-off, we and EchoStar have entered into certain agreements pursuant to which we obtain certain products, services and rights from EchoStar, EchoStar obtains certain products, services and rights from us, and we and EchoStar have indemnified each other against certain liabilities arising from our respective businesses.  We also may enter into additional agreements with EchoStar in the future.  The following is a summary of the terms of our principal agreements with EchoStar that may have an impact on our financial condition and results of operations.

“Trade accounts receivable”

As of June 30, 2016 and December 31, 2015, trade accounts receivable from EchoStar was $18 million and $23 million, respectively.  These amounts are recorded in “Trade accounts receivable” on our Condensed Consolidated Balance Sheets.

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“Trade accounts payable”

As of June 30, 2016 and December 31, 2015, trade accounts payable to EchoStar was $316 million and $263 million, respectively.  These amounts are recorded in “Trade accounts payable” on our Condensed Consolidated Balance Sheets.

“Equipment sales and other revenue”

During the three months ended June 30, 2016 and 2015, we received less than $1 million and $13 million, respectively, for equipment sales and other revenue from EchoStar.  During the six months ended June 30, 2016 and 2015, we received less than $1 million and $26 million, respectively, for equipment sales and other revenue from EchoStar.  These amounts are recorded in “Equipment sales and other revenue” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).  The agreements pertaining to these revenues are discussed below.

Remanufactured Receiver and Services Agreement.  We entered into a remanufactured receiver and services agreement with EchoStar pursuant to which EchoStar has the right, but not the obligation, to purchase remanufactured receivers and accessories from us at cost plus a fixed margin, which varies depending on the nature of the equipment purchased.  In November 2015, we and EchoStar extended this agreement until December 31, 2016.  EchoStar may terminate the remanufactured receiver and services agreement for any reason upon at least 60 days notice to us.  We may also terminate this agreement if certain entities acquire us.

Satellite Capacity Leased to EchoStar.  Since the Spin-off, we have entered into certain satellite capacity agreements pursuant to which EchoStar leases certain capacity on certain satellites owned by us.  The fees for the services provided under these satellite capacity agreements depend, among other things, upon the orbital location of the applicable satellite, the number of transponders that are leased on the applicable satellite and the length of the lease.  The term of each lease is set forth below:

•                  EchoStar XV.  During May 2013, we began leasing satellite capacity to EchoStar on EchoStar XV and relocated the satellite for testing at EchoStar’s Brazilian authorization at the 45 degree orbital location.  Effective March 1, 2014, this lease converted to a month-to-month lease.  Both parties have the right to terminate this lease with 30 days notice.  This lease terminated in November 2015 and EchoStar relocated this satellite from the 45 degree orbital location back to the 61.5 degree orbital location where it currently serves as an in-orbit spare.

Real Estate Lease Agreements.  Since the Spin-off, DISH Network has entered into lease agreements pursuant to which DISH Network leases certain real estate to EchoStar.  The rent on a per square foot basis for each of the leases is comparable to per square foot rental rates of similar commercial property in the same geographic areas, and EchoStar is responsible for its portion of the taxes, insurance, utilities and maintenance of the premises.  The term of each lease is set forth below:

•                  El Paso Lease Agreement.  During 2012, DISH Network leased certain space at 1285 Joe Battle Blvd., El Paso, Texas to EchoStar for an initial period ending on August 1, 2015, which also provides EchoStar with renewal options for four consecutive three-year terms.  During the second quarter 2015, EchoStar exercised its first renewal option for a period ending on August 1, 2018.

“Subscriber-related expenses”

During the three months ended June 30, 2016 and 2015, we incurred $2 million and $3 million, respectively, for subscriber-related expenses from EchoStar.  During the six months ended June 30, 2016 and 2015, we incurred $5 million and $6 million, respectively, for subscriber-related expenses from EchoStar.  These amounts are recorded in “Subscriber-related expenses” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).  The agreements pertaining to these expenses are discussed below.

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SlingService Services Agreement.  Effective February 23, 2010, we entered into an agreement with EchoStar pursuant to which we receive certain services related to placeshifting, which is used for, among other things, the DISH Anywhere mobile application.  The fees for the services provided under this services agreement depend, among other things, upon the cost to develop and operate such services.  This agreement had an initial term of five years with automatic renewal for successive one year terms.  This agreement renewed on February 23, 2016 for an additional one-year period until February 23, 2017.  This agreement may be terminated for any reason upon at least 120 days notice to EchoStar.

DISH Remote Access Services Agreement.  Effective February 23, 2010, we entered into an agreement with EchoStar pursuant to which we receive, among other things, certain remote DVR management services.  The fees for the services provided under this services agreement depend, among other things, upon the cost to develop and operate such services.  This agreement had an initial term of five years with automatic renewal for successive one year terms.  This agreement renewed on February 23, 2016 for an additional one-year period until February 23, 2017.  This agreement may be terminated for any reason upon at least 120 days notice to EchoStar.

“Satellite and transmission expenses”

During the three months ended June 30, 2016 and 2015, we incurred $168 million and $183 million, respectively, for satellite and transmission expenses from EchoStar.  During the six months ended June 30, 2016 and 2015, we incurred $332 million and $358 million, respectively, for satellite and transmission expenses from EchoStar.  These amounts are recorded in “Satellite and transmission expenses” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).  The agreements pertaining to these expenses are discussed below.

Broadcast Agreement.  Effective January 1, 2012, we and EchoStar entered into a broadcast agreement (the “2012 Broadcast Agreement”) pursuant to which EchoStar provides broadcast services to us, including teleport services such as transmission and downlinking, channel origination services, and channel management services, for the period from January 1, 2012 to December 31, 2016.  The fees for services provided under the 2012 Broadcast Agreement are calculated at either:  (a) EchoStar’s cost of providing the relevant service plus a fixed dollar fee, which is subject to certain adjustments; or (b) EchoStar’s cost of providing the relevant service plus a fixed margin, which will depend on the nature of the services provided.  We have the ability to terminate channel origination services and channel management services for any reason and without any liability upon at least 60 days notice to EchoStar.  If we terminate the teleport services provided under the 2012 Broadcast Agreement for a reason other than EchoStar’s breach, we are generally obligated to reimburse EchoStar for any direct costs EchoStar incurs related to any such termination that it cannot reasonably mitigate.

Broadcast Agreement for Certain Sports Related Programming.  During May 2010, we and EchoStar entered into a broadcast agreement pursuant to which EchoStar provides certain broadcast services to us in connection with our carriage of certain sports related programming.  The term of this agreement is for ten years.  If we terminate this agreement for a reason other than EchoStar’s breach, we are generally obligated to reimburse EchoStar for any direct costs EchoStar incurs related to any such termination that it cannot reasonably mitigate.  The fees for the broadcast services provided under this agreement depend, among other things, upon the cost to develop and provide such services.

Satellite Capacity Leased from EchoStar.  Since the Spin-off, we have entered into certain satellite capacity agreements pursuant to which we lease certain capacity on certain satellites owned or leased by EchoStar.  The fees for the services provided under these satellite capacity agreements depend, among other things, upon the orbital location of the applicable satellite, the number of transponders that are leased on the applicable satellite and the length of the lease.  See “Pay-TV Satellites” in Note 6 for further information.  The term of each lease is set forth below:

•                  EchoStar I, VII, X, XI and XIV.  On March 1, 2014, we began leasing all available capacity from EchoStar on the EchoStar I, VII, X, XI and XIV satellites.  The term of each satellite capacity agreement generally

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terminates upon the earlier of:  (i) the end-of-life of the satellite; (ii) the date the satellite fails; or (iii) a certain date, which depends upon, among other things, the estimated useful life of the satellite.  We generally have the option to renew each satellite capacity agreement on a year-to-year basis through the end of the respective satellite’s life.  There can be no assurance that any options to renew such agreements will be exercised.  The satellite capacity agreement for EchoStar I expired on November 30, 2015.

•                  EchoStar VIII.  During May 2013, we began leasing capacity from EchoStar on EchoStar VIII as an in-orbit spare.  Effective March 1, 2014, this lease converted to a month-to-month lease.  Both parties have the right to terminate this lease with 30 days notice.  This lease terminated in November 2015.

•                  EchoStar IX.  We lease certain satellite capacity from EchoStar on EchoStar IX.  Subject to availability, we generally have the right to continue to lease satellite capacity from EchoStar on EchoStar IX on a month-to-month basis.

•                  EchoStar XII.  The lease for EchoStar XII generally terminates upon the earlier of:  (i) the end-of-life or replacement of the satellite (unless we determine to renew on a year-to-year basis); (ii) the date the satellite fails; (iii) the date the transponders on which service is being provided fails; or (iv) a certain date, which depends upon, among other things, the estimated useful life of the satellite, whether the replacement satellite fails at launch or in orbit prior to being placed into service and the exercise of certain renewal options.  We generally have the option to renew the lease on a year-to-year basis through the end of the satellite’s life.  There can be no assurance that any options to renew this agreement will be exercised.

•                  EchoStar XVI.  During December 2009, we entered into a transponder service agreement with EchoStar to lease all of the capacity on EchoStar XVI, a DBS satellite, after its service commencement date.  EchoStar XVI was launched during November 2012 to replace EchoStar XV at the 61.5 degree orbital location and is currently in service.  Effective December 21, 2012, we and EchoStar amended the transponder service agreement to, among other things, change the initial term to generally expire upon the earlier of:  (i) the end-of-life or replacement of the satellite; (ii) the date the satellite fails; (iii) the date the transponder(s) on which service is being provided under the agreement fails; or (iv) four years following the actual service commencement date.  During July 2016, we and EchoStar amended the transponder service agreement to, among other things, extend the initial term by one additional year and to reduce the term of the first renewal option by one year.  Prior to expiration of the initial term, we have the option to renew for an additional five-year period.  Prior to expiration of the initial term, EchoStar also has the right, upon certain conditions, to renew for an additional five-year period.  If either we or EchoStar exercise our respective five-year renewal options, then we have the option to renew for an additional five-year period prior to expiration of the then-current term.  There can be no assurance that any options to renew this agreement will be exercised.

Nimiq 5 Agreement.  During 2009, EchoStar entered into a fifteen-year satellite service agreement with Telesat Canada (“Telesat”) to receive service on all 32 DBS transponders on the Nimiq 5 satellite at the 72.7 degree orbital location (the “Telesat Transponder Agreement”).  During 2009, EchoStar also entered into a satellite service agreement (the “DISH Nimiq 5 Agreement”) with us, pursuant to which we currently receive service from EchoStar on all 32 of the DBS transponders covered by the Telesat Transponder Agreement.  DISH Network has also guaranteed certain obligations of EchoStar under the Telesat Transponder Agreement.  See discussion under “Guarantees” in Note 8.

Under the terms of the DISH Nimiq 5 Agreement, we make certain monthly payments to EchoStar that commenced in September 2009 when the Nimiq 5 satellite was placed into service and continue through the service term.  Unless earlier terminated under the terms and conditions of the DISH Nimiq 5 Agreement, the service term will expire ten years following the date the Nimiq 5 satellite was placed into service.  Upon expiration of the initial term, we have the option to renew the DISH Nimiq 5 Agreement on a year-to-year basis through the end-of-life of the Nimiq 5 satellite.  Upon in-orbit failure or end-of-life of the Nimiq 5 satellite, and in certain other circumstances, we have certain rights to receive

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service from EchoStar on a replacement satellite.  There can be no assurance that any options to renew the DISH Nimiq 5 Agreement will be exercised or that we will exercise our option to receive service on a replacement satellite.

QuetzSat-1 Lease Agreement.  During 2008, EchoStar entered into a ten-year satellite service agreement with SES Latin America S.A. (“SES”), which provides, among other things, for the provision by SES to EchoStar of service on 32 DBS transponders on the QuetzSat-1 satellite.  During 2008, EchoStar also entered into a transponder service agreement (“QuetzSat-1 Transponder Agreement”) with us pursuant to which we receive service from EchoStar on 24 DBS transponders.  QuetzSat-1 was launched on September 29, 2011 and was placed into service during the fourth quarter 2011 at the 67.1 degree orbital location while we and EchoStar explored alternative uses for the QuetzSat-1 satellite.  In the interim, EchoStar provided us with alternate capacity at the 77 degree orbital location.  During the first quarter 2013, we and EchoStar entered into an agreement pursuant to which we sublease five DBS transponders back to EchoStar.  During January 2013, QuetzSat-1 was moved to the 77 degree orbital location and we commenced commercial operations at that location in February 2013.

Unless earlier terminated under the terms and conditions of the QuetzSat-1 Transponder Agreement, the initial service term will expire in November 2021.  Upon expiration of the initial term, we have the option to renew the QuetzSat-1 Transponder Agreement on a year-to-year basis through the end-of-life of the QuetzSat-1 satellite.  Upon an in-orbit failure or end-of-life of the QuetzSat-1 satellite, and in certain other circumstances, we have certain rights to receive service from EchoStar on a replacement satellite.  There can be no assurance that any options to renew the QuetzSat-1 Transponder Agreement will be exercised or that we will exercise our option to receive service on a replacement satellite.

103 Degree Orbital Location/SES-3.  During May 2012, EchoStar entered into a spectrum development agreement (the “103 Spectrum Development Agreement”) with Ciel Satellite Holdings Inc. (“Ciel”) to develop certain spectrum rights at the 103 degree orbital location (the “103 Spectrum Rights”).  During June 2013, we and EchoStar entered into a spectrum development agreement (the “DISH 103 Spectrum Development Agreement”) pursuant to which we may use and develop the 103 Spectrum Rights.  Unless earlier terminated under the terms and conditions of the DISH 103 Spectrum Development Agreement, the term generally will continue for the duration of the 103 Spectrum Rights.

In connection with the 103 Spectrum Development Agreement, during May 2012, EchoStar also entered into a ten-year service agreement with Ciel pursuant to which EchoStar leases certain satellite capacity from Ciel on the SES-3 satellite at the 103 degree orbital location (the “103 Service Agreement”).  During June 2013, we and EchoStar entered into an agreement pursuant to which we lease certain satellite capacity from EchoStar on the SES-3 satellite (the “DISH 103 Service Agreement”).  Under the terms of the DISH 103 Service Agreement, we make certain monthly payments to EchoStar through the service term.  Unless earlier terminated under the terms and conditions of the DISH 103 Service Agreement, the initial service term will expire on the earlier of:  (i) the date the SES-3 satellite fails; (ii) the date the transponder(s) on which service was being provided under the agreement fails; or (iii) ten years following the actual service commencement date.  Upon in-orbit failure or end-of-life of the SES-3 satellite, and in certain other circumstances, we have certain rights to receive service from EchoStar on a replacement satellite.  There can be no assurance that we will exercise our option to receive service on a replacement satellite.

TT&C Agreement.  Effective January 1, 2012, we entered into a telemetry, tracking and control (“TT&C”) agreement pursuant to which we receive TT&C services from EchoStar for certain satellites for a period ending on December 31, 2016 (the “2012 TT&C Agreement”).  The fees for services provided under the 2012 TT&C Agreement are calculated at either:  (i) a fixed fee; or (ii) cost plus a fixed margin, which will vary depending on the nature of the services provided.  We are able to terminate the 2012 TT&C Agreement for any reason upon 60 days notice.

DISHOnline.com Services Agreement.  Effective January 1, 2010, we entered into a two-year agreement with EchoStar pursuant to which we receive certain services associated with an online video portal.  The fees for the services provided under this services agreement depend, among other things, upon the cost to develop and operate such services.  We have

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the option to renew this agreement for successive one year terms and the agreement may be terminated for any reason upon at least 120 days notice to EchoStar.  In November 2015, we exercised our right to renew this agreement for a one-year period ending on December 31, 2016.

Sling TV Holding.  On May 2, 2014, DISH Network contributed its equity interest in Sling TV Holding to us.  Effective July 1, 2012, DISH Network and EchoStar formed Sling TV Holding, which was owned two-thirds by DISH Network and one-third by EchoStar and was consolidated into DISH Network’s financial statements beginning July 1, 2012.  Sling TV Holding was formed to develop and commercialize certain advanced technologies.  At that time, DISH Network, EchoStar and Sling TV Holding entered into the following agreements with respect to Sling TV Holding:  (i) a contribution agreement pursuant to which DISH Network and EchoStar contributed certain assets in exchange for its respective ownership interests in Sling TV Holding; (ii) a limited liability company operating agreement (the “Operating Agreement”), which provides for the governance of Sling TV Holding; and (iii) a commercial agreement (the “Commercial Agreement”) pursuant to which, among other things, Sling TV Holding has:  (a) certain rights and corresponding obligations with respect to its business; and (b) the right, but not the obligation, to receive certain services from DISH Network and EchoStar, respectively.  Since this was a formation of an entity under common control and a step-up in basis was not allowed, each party’s contributions were recorded at historical book value for accounting purposes.

Effective August 1, 2014, EchoStar and Sling TV Holding entered into the Exchange Agreement pursuant to which, among other things, Sling TV Holding distributed certain assets to EchoStar and EchoStar reduced its interest in Sling TV Holding to a ten percent non-voting interest.  We now have a ninety percent equity interest and a 100% voting interest in Sling TV Holding.  In addition, we, EchoStar and Sling TV Holding amended and restated the Operating Agreement, primarily to reflect the changes implemented by the Exchange Agreement.  Finally, we, EchoStar and Sling TV Holding amended and restated the Commercial Agreement, pursuant to which, among other things, Sling TV Holding:  (1) continues to have certain rights and corresponding obligations with respect to its business; (2) continues to have the right, but not the obligation, to receive certain services from us and EchoStar; and (3) has a license from EchoStar to use certain of the assets distributed to EchoStar as part of the Exchange Agreement. Sling TV Holding operates, through its subsidiary Sling TV L.L.C., the Sling TV services.

Since the Exchange Agreement is among entities under common control, we recorded the difference between the historical cost basis of the assets transferred to EchoStar and our historical cost basis in EchoStar’s one-third noncontrolling interest in Sling TV Holding as a $6 million, net of deferred taxes, capital distribution in “Additional paid-in capital” on our Condensed Consolidated Balance Sheets.  In addition, we recorded the initial fair value of EchoStar’s ten percent non-voting interest as a $14 million, net of deferred taxes, deemed distribution in “Additional paid-in capital” on our Condensed Consolidated Balance Sheets.

EchoStar’s ten percent non-voting interest is redeemable contingent on a certain performance goal being achieved by Sling TV Holding.  In addition, subject to certain conditions, the interest is redeemable at fair value within sixty days following the fifth anniversary of the Exchange Agreement.  This interest is considered temporary equity and is recorded as “Redeemable noncontrolling interests” in the mezzanine section of our Condensed Consolidated Balance Sheets.  EchoStar’s redeemable noncontrolling interest in Sling TV Holding was initially accounted for at fair value.  The performance goal has been determined to be probable of achievement.  Accordingly, the value of EchoStar’s redeemable noncontrolling interest in Sling TV Holding is adjusted each reporting period for any change in redemption value above the initial fair value (adjusted for the operating results of Sling TV Holding attributable to EchoStar subsequent to August 1, 2014), with the offset recorded in “Additional paid-in capital,” net of deferred taxes, on our Condensed Consolidated Balance Sheets.  Subsequent to the Exchange Agreement, the operating results of Sling TV Holding attributable to EchoStar are recorded as “Redeemable noncontrolling interests” on our Condensed Consolidated Balance Sheets, with the offset recorded in “Net income (loss) attributable to noncontrolling interests, net of tax” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).

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“General and administrative expenses”

During the three months ended June 30, 2016 and 2015, we incurred $25 million and $23 million, respectively, for general and administrative expenses from EchoStar.  During the six months ended June 30, 2016 and 2015, we incurred $47 million and $43 million, respectively, for general and administrative expenses from EchoStar.  These amounts are recorded in “General and administrative expenses” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).  The agreements pertaining to these expenses are discussed below.

Product Support Agreement.  In connection with the Spin-off, we entered into a product support agreement pursuant to which we have the right, but not the obligation, to receive product support from EchoStar (including certain engineering and technical support services) for all set-top boxes and related accessories that EchoStar has previously sold and in the future may sell to us.  The fees for the services provided under the product support agreement are calculated at cost plus a fixed margin, which varies depending on the nature of the services provided.  The term of the product support agreement is the economic life of such receivers and related accessories, unless terminated earlier.  We may terminate the product support agreement for any reason upon at least 60 days notice.  In the event of an early termination of this agreement, we are entitled to a refund of any unearned fees paid to EchoStar for the services.

Real Estate Lease Agreements.  We have entered into lease agreements pursuant to which we lease certain real estate from EchoStar.  The rent on a per square foot basis for each of the leases is comparable to per square foot rental rates of similar commercial property in the same geographic area, and EchoStar is responsible for its portion of the taxes, insurance, utilities and maintenance of the premises.  The term of each lease is set forth below:

•                  Inverness Lease Agreement.  The lease for certain space at 90 Inverness Circle East in Englewood, Colorado is for a period ending on December 31, 2016.  This agreement can be terminated by either party upon six months prior notice.  In February 2016, we provided notice to EchoStar to terminate this lease effective August 10, 2016.

•                  Meridian Lease Agreement.  The lease for all of 9601 S. Meridian Blvd. in Englewood, Colorado is for a period ending on December 31, 2016.

•                  Santa Fe Lease Agreement.  The lease for all of 5701 S. Santa Fe Dr. in Littleton, Colorado is for a period ending on December 31, 2016.

•                  EchoStar Data Networks Sublease Agreement.  The sublease for certain space at 211 Perimeter Center in Atlanta, Georgia is for a period ending on October 31, 2016.

•                  Gilbert Lease Agreement.  Effective August 1, 2014, we began leasing certain space from EchoStar at 801 N. DISH Dr. in Gilbert, Arizona for a period ending on July 31, 2016.  We also have renewal options for three additional one-year terms.

•                  Cheyenne Lease Agreement.  The lease for certain space at 530 EchoStar Drive in Cheyenne, Wyoming is for a period ending on December 31, 2031.

Application Development Agreement.  During the fourth quarter 2012, we and EchoStar entered into a set-top box application development agreement (the “Application Development Agreement”) pursuant to which EchoStar provides us with certain services relating to the development of web-based applications for set-top boxes for a period ending on February 1, 2017.  The Application Development Agreement renews automatically for successive one-year periods thereafter, unless terminated earlier by us or EchoStar at any time upon at least 90 days notice.  The fees for services

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

provided under the Application Development Agreement are calculated at EchoStar’s cost of providing the relevant service plus a fixed margin, which will depend on the nature of the services provided.

XiP Encryption Agreement.  During the third quarter 2012, we entered into an encryption agreement with EchoStar for our whole-home HD DVR line of set-top boxes (the “XiP Encryption Agreement”) pursuant to which EchoStar provides certain security measures on our whole-home HD DVR line of set-top boxes to encrypt the content delivered to the set-top box via a smart card and secure the content between set-top boxes.  The initial term of the XiP Encryption Agreement was for a period until December 31, 2014.  Under the XiP Encryption Agreement, we had the option, but not the obligation, to extend the XiP Encryption Agreement for one additional year upon 180 days notice prior to the end of the term.  On May 5, 2014, we provided EchoStar notice to extend the XiP Encryption Agreement for one additional year until December 31, 2015.  On November 4, 2015, we and EchoStar extended the term of the XiP Encryption Agreement for one additional year until December 31, 2016.  We and EchoStar each have the right to terminate the XiP Encryption Agreement for any reason upon at least 30 days notice and 180 days notice, respectively.  The fees for the services provided under the XiP Encryption Agreement are calculated on a monthly basis based on the number of receivers utilizing such security measures each month.

Sling Trademark License Agreement.  On December 31, 2014, Sling TV L.L.C. entered into an agreement with Sling Media, Inc., a subsidiary of EchoStar, pursuant to which we have the right for a fixed fee to use certain trademarks, domain names and other intellectual property related to the “Sling” trademark for a period ending on December 31, 2016.

Professional Services Agreement.  Prior to 2010, in connection with the Spin-off, DISH Network entered into various agreements with EchoStar including the Transition Services Agreement, Satellite Procurement Agreement and Services Agreement, which all expired on January 1, 2010 and were replaced by a Professional Services Agreement.  During 2009, DISH Network and EchoStar agreed that EchoStar shall continue to have the right, but not the obligation, to receive the following services from DISH Network, among others, certain of which were previously provided under the Transition Services Agreement: information technology, travel and event coordination, internal audit, legal, accounting and tax, benefits administration, program acquisition services and other support services.  Additionally, DISH Network and EchoStar agreed that DISH Network shall continue to have the right, but not the obligation, to engage EchoStar to manage the process of procuring new satellite capacity for DISH Network (previously provided under the Satellite Procurement Agreement) and receive logistics, procurement and quality assurance services from EchoStar (previously provided under the Services Agreement) and other support services.  The Professional Services Agreement renewed on January 1, 2016 for an additional one-year period until January 1, 2017 and renews automatically for successive one-year periods thereafter, unless terminated earlier by either party upon at least 60 days notice.  However, either party may terminate the Professional Services Agreement in part with respect to any particular service it receives for any reason upon at least 30 days notice.  Revenue for services provided by us to EchoStar under the Professional Services Agreement is recorded in “Equipment sales and other revenue” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).

Other Agreements - EchoStar

Receiver Agreement.  EchoStar is currently our primary supplier of set-top box receivers.  Effective January 1, 2012, we and EchoStar entered into a receiver agreement (the “2012 Receiver Agreement”) pursuant to which we have the right, but not the obligation, to purchase digital set-top boxes, related accessories, and other equipment.  On November 4, 2015, we and EchoStar amended the 2012 Receiver Agreement to extend the term thereof for one additional year until December 31, 2016.  The 2012 Receiver Agreement allows us to purchase digital set-top boxes, related accessories and other equipment from EchoStar either:  (i) at a cost (decreasing as EchoStar reduces costs and increasing as costs increase) plus a dollar mark-up which will depend upon the cost of the product subject to a collar on EchoStar’s mark-up; or (ii) at cost plus a fixed margin, which will depend on the nature of the equipment purchased.  Under the 2012 Receiver Agreement, EchoStar’s margins will be increased if they are able to reduce the costs of their digital set-top boxes and their margins will be reduced if these costs increase.  EchoStar provides us with standard manufacturer warranties for the goods sold under the 2012 Receiver Agreement.  Additionally, the 2012 Receiver Agreement includes

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

an indemnification provision, whereby the parties indemnify each other for certain intellectual property matters.  We are able to terminate the 2012 Receiver Agreement for any reason upon at least 60 days notice to EchoStar.  EchoStar is able to terminate the 2012 Receiver Agreement if certain entities acquire us.

For the three months ended June 30, 2016 and 2015, we purchased set-top boxes and other equipment from EchoStar of $183 million and $193 million, respectively.  For the six months ended June 30, 2016 and 2015, we purchased set-top boxes and other equipment from EchoStar of $430 million and $416 million, respectively.  Included in these amounts are purchases of certain broadband equipment from EchoStar under the 2012 Receiver Agreement.  These amounts are initially included in “Inventory” and are subsequently capitalized as “Property and equipment, net” on our Condensed Consolidated Balance Sheets or expensed as “Subscriber acquisition costs” or “Subscriber-related expenses” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) when the equipment is deployed.

Tax Sharing Agreement.  In connection with the Spin-off, DISH Network entered into a tax sharing agreement with EchoStar which governs our respective rights, responsibilities and obligations after the Spin-off with respect to taxes for the periods ending on or before the Spin-off.  Generally, all pre-Spin-off taxes, including any taxes that are incurred as a result of restructuring activities undertaken to implement the Spin-off, are borne by DISH Network, and DISH Network will indemnify EchoStar for such taxes.  However, DISH Network is not liable for and will not indemnify EchoStar for any taxes that are incurred as a result of the Spin-off or certain related transactions failing to qualify as tax-free distributions pursuant to any provision of Section 355 or Section 361 of the Internal Revenue Code of 1986, as amended (the “Code”) because of:  (i) a direct or indirect acquisition of any of EchoStar’s stock, stock options or assets; (ii) any action that EchoStar takes or fails to take; or (iii) any action that EchoStar takes that is inconsistent with the information and representations furnished to the Internal Revenue Service (“IRS”) in connection with the request for the private letter ruling, or to counsel in connection with any opinion being delivered by counsel with respect to the Spin-off or certain related transactions.  In such case, EchoStar is solely liable for, and will indemnify DISH Network for, any resulting taxes, as well as any losses, claims and expenses.  The tax sharing agreement will only terminate after the later of the full period of all applicable statutes of limitations, including extensions, or once all rights and obligations are fully effectuated or performed.

TiVo.  On April 29, 2011, DISH Network and EchoStar entered into a settlement agreement with TiVo Inc. (“TiVo”).  The settlement resolved all pending litigation between DISH Network and EchoStar, on the one hand, and TiVo, on the other hand, including litigation relating to alleged patent infringement involving certain DISH digital video recorders, or DVRs.  Under the settlement agreement, all pending litigation was dismissed with prejudice and all injunctions that permanently restrain, enjoin or compel any action by DISH Network or EchoStar were dissolved.  DISH Network and EchoStar are jointly responsible for making payments to TiVo in the aggregate amount of $500 million, including an initial payment of $300 million and the remaining $200 million in six equal annual installments between 2012 and 2017.  Pursuant to the terms and conditions of the agreements entered into in connection with the Spin-off of EchoStar from DISH Network, DISH Network made the initial payment to TiVo in May 2011, except for the contribution from EchoStar totaling approximately $10 million, representing an allocation of liability relating to EchoStar’s sales of DVR-enabled receivers to an international customer.  Future payments will be allocated between DISH Network and EchoStar based on historical sales of certain licensed products, with DISH Network being responsible for 95% of each annual payment.

Patent Cross-License Agreements.  During December 2011, DISH Network and EchoStar entered into separate patent cross-license agreements with the same third party whereby:  (i) EchoStar and such third party licensed their respective patents to each other subject to certain conditions; and (ii) DISH Network and such third party licensed their respective patents to each other subject to certain conditions (each, a “Cross-License Agreement”).  Each Cross License Agreement covers patents acquired by the respective party prior to January 1, 2017 and aggregate payments under both Cross-License Agreements total less than $10 million.  Each Cross License Agreement also contains an option to extend each Cross-License Agreement to include patents acquired by the respective party prior to January 1, 2022.  If both options are exercised, the aggregate additional payments to such third party would total less than $3 million.  However, DISH

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

Network and EchoStar may elect to extend their respective Cross-License Agreement independently of each other.  Since the aggregate payments under both Cross-License Agreements were based on the combined annual revenues of DISH Network and EchoStar, DISH Network and EchoStar agreed to allocate their respective payments to such third party based on their respective percentage of combined total revenue.

Satellite and Tracking Stock Transaction with EchoStar.  On February 20, 2014, we entered into the Satellite and Tracking Stock Transaction with EchoStar pursuant to which, among other things: (i) on March 1, 2014, we transferred to EchoStar and HSSC the Transferred Satellites, including related in-orbit incentive obligations and cash interest payments of approximately $59 million and approximately $11 million in cash in exchange for the Tracking Stock; and (ii) beginning on March 1, 2014, we lease back all available satellite capacity on the Transferred Satellites.  The Satellite and Tracking Stock Transaction is further described below:

•                  Transaction Agreement.  On February 20, 2014, DOLLC, DNLLC and EchoStar XI Holding L.L.C., all indirect wholly-owned subsidiaries of us, entered into the Transaction Agreement with EchoStar, HSSC and Alpha Company LLC, a wholly-owned subsidiary of EchoStar, pursuant to which, on March 1, 2014, we, among other things, transferred to EchoStar and HSSC the Transferred Satellites in exchange for the Tracking Stock.  The Tracking Stock generally tracks the Hughes Retail Group.  The shares of the Tracking Stock issued to us represent an aggregate 80% economic interest in the Hughes Retail Group.  Since the Satellite and Tracking Stock Transaction is among entities under common control, we recorded the Tracking Stock at EchoStar’s and HSSC’s historical cost basis for these instruments of $229 million and $87 million, respectively.  The difference between the historical cost basis of the Tracking Stock received and the net carrying value of the Transferred Satellites of $356 million (including debt obligations, net of deferred taxes), plus the $11 million in cash, resulted in a $51 million capital transaction recorded in “Additional paid-in capital” on our Condensed Consolidated Balance Sheets.  Although our investment in the Tracking Stock represents an aggregate 80% economic interest in the Hughes Retail Group, we have no operational control or significant influence over the Hughes Retail Group business, and currently there is no public market for the Tracking Stock.  As such, the Tracking Stock is accounted for under the cost method of accounting.  The Transaction Agreement includes, among other things, customary mutual provisions for representations, warranties and indemnification.

•                  Satellite Capacity Leased from EchoStar.  On February 20, 2014, we entered into satellite capacity agreements with certain subsidiaries of EchoStar pursuant to which, beginning March 1, 2014, we, among other things, lease all available satellite capacity on the Transferred Satellites.  The satellite capacity agreement for EchoStar I expired on November 30, 2015.  See further information under “Satellite and transmission expenses — Satellite Capacity Leased from EchoStar.”

•                  Investor Rights Agreement.  On February 20, 2014, EchoStar, HSSC, DOLLC and DNLLC (DOLLC and DNLLC, collectively referred to as the “DISH Investors”) also entered into the Investor Rights Agreement with respect to the Tracking Stock.  The Investor Rights Agreement provides, among other things, certain information and consultation rights for the DISH Investors; certain transfer restrictions on the Tracking Stock and certain rights and obligations to offer and sell under certain circumstances (including a prohibition on transfers of the Tracking Stock for one year, with continuing transfer restrictions (including a right of first offer in favor of EchoStar) thereafter, an obligation to sell the Tracking Stock to EchoStar in connection with a change of control of DISH Network and a right to require EchoStar to repurchase the Tracking Stock in connection with a change of control of EchoStar, in each case subject to certain terms and conditions); certain registration rights; certain obligations to provide conversion and exchange rights of the Tracking Stock under certain circumstances; and certain protective covenants afforded to holders of the Tracking Stock.  The Investor Rights Agreement generally will terminate as to the DISH Investors at such time as the DISH Investors no longer hold any shares of the HSSC-issued Tracking Stock and any registrable securities under the Investor Rights Agreement.

DISH DBS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued

(Unaudited)

PMC.  During 2008, Personalized Media Communications, Inc. (“PMC”) filed suit against DISH Network; EchoStar and Motorola Inc., in the United States District Court for the Eastern District of Texas, alleging infringement of United States Patent Nos. 5,109,414; 4,965,825; 5,233,654; 5,335,277 and 5,887,243, which relate to satellite signal processing.  On May 7, 2015, DISH Network, EchoStar and PMC entered into a settlement and release agreement that provided, among other things, for a license by PMC to DISH Network and EchoStar for certain patents and patent applications and the dismissal of all of PMC’s claims in the action against DISH Network and EchoStar with prejudice.  On June 4, 2015, the Court dismissed all of PMC’s claims in the action against DISH Network and EchoStar with prejudice.  In June 2015, DISH Network and EchoStar agreed that EchoStar would contribute a one-time payment of $5 million towards the settlement under the agreements entered into in connection with the Spin-off and the 2012 Receiver Agreement.

gTLD Bidding Agreement.  In April 2015, we and EchoStar entered into a gTLD Bidding Agreement whereby, among other things:  (i) we obtained rights from EchoStar to participate in a generic top level domain (“gTLD”) auction, assuming all rights and obligations from EchoStar related to EchoStar’s application with ICANN for a particular gTLD; (ii) we agreed to reimburse EchoStar for its ICANN application fee and certain out-of-pocket expenses related to the application and the auction; and (iii) we and EchoStar agreed to split equally the net proceeds obtained by us as the losing bidder in the auction, less such fee reimbursement and out-of-pocket expenses.  During the third quarter 2015, we paid EchoStar approximately $1 million related to this agreement.

Related Party Transactions with NagraStar L.L.C.

NagraStar is a joint venture between EchoStar and Nagra USA, Inc. that is our provider of encryption and related security systems intended to assure that only authorized customers have access to our programming.  These expenses are recorded in “Subscriber-related expenses” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).  We record all payables in “Trade accounts payable” or “Other accrued expenses” on our Condensed Consolidated Balance Sheets.

The table below summarizes our transactions with NagraStar.

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(In thousands)
Purchases (including fees):
Purchases from NagraStar	$18,782	$24,524	$37,884	$47,022

	As of
	June 30, 2016	December 31, 2015
	(In thousands)
Amounts Payable and Commitments:
Amounts payable to NagraStar	$18,311	$19,362
Commitments to NagraStar	$844	$1,532

DISH DBS CORPORATION

Offer to Exchange up to $2,000,000,000 aggregate principal amount of new

7.75% Senior Notes due 2026,

which have been registered under the Securities Act of 1933,

for any and all of its outstanding 7.75% Senior Notes due 2026

PROSPECTUS

, 2016

All tendered Old Notes, executed letters of transmittal and other related documents should be directed to the exchange agent at the numbers and address below.  Requests for assistance and for additional copies of the prospectus, the letter of transmittal and other related documents should also be directed to the exchange agent.

The exchange agent for the exchange offer is:

U.S. BANK NATIONAL ASSOCIATION

By Facsimile:
(651) 466-7372

Attention: Specialized Finance

For Information or Confirmation by telephone:
(800) 934-6802

By hand, overnight delivery or mail (registered or certified mail recommended):

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. Indemnification of Directors and Officers

The following subparagraphs briefly describe indemnification provisions for directors, officers and controlling persons of the Registrants against liability, including liability under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, each of the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Colorado Corporations

As provided in the Articles of Incorporation of DISH DBS, a Colorado corporation, DISH DBS may eliminate or limit the personal liability of a director to DISH DBS or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that, in accordance with Section 7-108-402 of the Colorado Business Corporation Act (the “Colorado Act”), such provision shall not eliminate or limit the liability of a director to the Registrant or to its shareholders for monetary damages for: any breach of the director’s duty of loyalty to DISH DBS or to its shareholders; acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; acts specified in Section 7-108-403 of the Colorado Act; or any transaction from which the director derived an improper personal benefit.  No such provisions eliminate or limit the liability of a director to DISH DBS or to its shareholders for monetary damages for any act or omission occurring prior to the date when such provision becomes effective.

Under provisions of the Bylaws of DISH DBS and the Colorado Act, each person who is or was a director or officer of the Registrant will be indemnified by the Registrant as a matter of right summarized as follows:

(a)                                 Under the Colorado Act, a person who is wholly successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of DISH DBS shall be indemnified against reasonable expenses (including attorneys’ fees) in connection with such suit or proceeding;

(b)                                 Except as provided in subparagraph (c) below, a director may be indemnified under such law against both (1) reasonable expenses (including attorneys’ fees), and (2) judgments, penalties, fines and amounts paid in settlement, if he acted in good faith and reasonably believed, in the case of conduct in his official capacity as a director, that his conduct was in DISH DBS’ best interests, or in all other cases that his conduct was not opposed to the best interests of DISH DBS, and with respect to any criminal action, he had not reasonable cause to believe his conduct was unlawful, but DISH DBS may not indemnify the director if the director is found liable to DISH DBS or is found liable on the basis that personal benefit was improperly received by the director in connection with any suit or proceeding charging improper personal benefit to the director;

(c)                                  In connection with a suit or proceeding by or in the right of DISH DBS, indemnification is limited to reasonable expenses incurred in connection with the suit or proceeding, but DISH DBS may not indemnify the director if the director was found liable to DISH DBS; and

(d)                                 Officers of DISH DBS will be indemnified to the same extent as directors as described in (a), (b) and (c).

Colorado Limited Liability Companies

Each of DISH Network L.L.C., DISH Operating L.L.C., DISH Network Service L.L.C. and EchoSphere L.L.C. is a limited liability company organized under the laws of the State of Colorado.  Section 7-80-407 of the Colorado

Limited Liability Company Act empowers a Colorado limited liability company to reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a member or manager for liabilities incurred by the person, in the ordinary course of the business of the limited liability company or for the preservation of its business or property, if such payments were made or liabilities incurred without violation of the person’s duties to the limited liability company.

In accordance with this provision, the Articles of Organization of each of DISH Network L.L.C., DISH Operating L.L.C., DISH Network Service L.L.C. and EchoSphere L.L.C. state that such company shall indemnify, to the maximum extent permitted under applicable law, any person, and the estate and personal representative of any such person, against all liability and expense incurred by reason of the fact that such person is or was a manager, officer, employee or fiduciary of the company or, while serving as manager, officer, employee or fiduciary of the company, such person is or was serving at the request of the company as a manager, director, officer, partner, trustee, employee, fiduciary or agent of, or in any similar managerial fiduciary position of, another domestic or foreign entity or other individual or entity or of an employee benefit plan.

ITEM 21. Exhibits and Financial Statement Schedules

(a)                                 Exhibits

EXHIBIT NO.	DESCRIPTION

3.1(a)*

Articles of Incorporation of DISH DBS Corporation (incorporated by reference to Exhibit 3.4(a) to the Registration Statement on Form S-4 of DISH DBS Corporation, Registration No. 333-31929), as amended by the Certificate of Amendment of the Articles of Incorporation of DISH DBS Corporation, dated as of August 25, 2003 (incorporated by reference to Exhibit 3.1(b) to the Annual Report on Form 10-K of DISH DBS Corporation for the year ended December 31, 2003, Commission File No. 333-31929), and as further amended by the Amendment of the Articles of Incorporation of DISH DBS Corporation, effective December 12, 2008 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of DISH DBS Corporation filed December 12, 2008, Registration No. 333-31929).

3.1(b)*	Bylaws of DISH DBS (incorporated by reference to Exhibit 3.4(b) to the Registration Statement on Form S-4 of DISH DBS Corporation, Registration No. 333-31929).

4.1*

Indenture, relating to the 4 5/8% Senior Notes due 2017, dated as of May 16, 2012 among DISH DBS Corporation, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH DBS Corporation filed May 16, 2012, Commission File No. 333-31929).

4.2*

Indenture, relating to the 4.250% Senior Notes due 2018, dated as of April 5, 2013, among DISH DBS Corporation, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of DISH DBS Corporation filed April 5, 2013, Commission File No. 333-31929).

4.3*

Indenture, relating to the 7 7/8% Senior Notes Due 2019, dated as of August 17, 2009 between DISH DBS Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH Network Corporation filed August 18, 2009, Commission File No. 0-26176).

4.4*

Indenture, relating to the 5.125% Senior Notes due 2020, dated as of April 5, 2013, among DISH DBS Corporation, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH DBS Corporation filed April 5, 2013, Commission File No. 333-31929).

4.5*

Indenture, relating to the 6.75% Senior Notes due 2021, dated as of May 5, 2011, among DISH DBS Corporation, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K of DISH Network Corporation filed May 5, 2011, Commission File No. 0-26176).

4.6*

Indenture, relating to the 5 7/8% Senior Notes due 2022, dated as of May 16, 2012 among DISH DBS Corporation, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of DISH DBS Corporation filed May 16, 2012, Commission File No. 333-31929).

EXHIBIT NO.	DESCRIPTION

4.7*

Indenture, relating to the 5% Senior Notes due 2023, dated as of December 27, 2012 among DISH DBS Corporation, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH DBS Corporation filed December 27, 2012, Commission File No. 333-31929).

4.8*

Indenture, related to the 5 7/8% Senior Notes due 2024, dated as of November 20, 2014 among DISH DBS Corporation, the guarantors named on the signature pages thereto and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH DBS Corporation filed November 21, 2014, Commission File No. 333-31929).

4.9*

Indenture, related to the 7.75% Senior Notes due 2026, dated as of June 13, 2016 among DISH DBS Corporation, the guarantors named on the signature pages thereto and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH DBS Corporation filed June 13, 2016, Commission File No. 333-31929).

4.10*

Registration Rights Agreement, relating to the 7.75% Senior Notes due 2026, dated as of June 13, 2016, among DISH DBS Corporation, the guarantors named on the signature pages thereto and Deutsche Bank Securities Inc. (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of DISH DBS Corporation filed June 13, 2016, Commission File No. 333-31929).

4.11*	Form of Note for 7.75% Senior Notes due 2026 (included as part of Exhibit 4.9).

5.1(H)	Opinion of Sullivan & Cromwell LLP regarding the legality of the securities being registered.

5.2(H)	Opinion of R. Stanton Dodge, Executive Vice President and General Counsel of DISH DBS Corporation, regarding the legality of the securities being registered.

10.1*	2002 Class B CEO Stock Option Plan (incorporated by reference to Appendix A to DISH Network Corporation’s Definitive Proxy Statement on Schedule 14A dated April 9, 2002).**

10.2*

Satellite Service Agreement, dated as of March 21, 2003, between SES Americom, Inc., DISH Network L.L.C. and DISH Network Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2003, Commission File No. 0-26176).***

10.3*

Amendment No. 1 to Satellite Service Agreement dated March 31, 2003 between SES Americom Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended September 30, 2003, Commission File No. 0-26176).***

10.4*

Satellite Service Agreement, dated February 19, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2004, Commission File No. 0-26176).***

10.5*

Amendment No. 1 to Satellite Service Agreement, dated March 10, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2004, Commission File No. 0-26176).***

EXHIBIT NO.	DESCRIPTION

10.6*

Amendment No. 3 to Satellite Service Agreement, dated February 19, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2004, Commission File No. 0-26176).***

10.7*

Whole RF Channel Service Agreement, dated February 4, 2004, between Telesat Canada and DISH Network Corporation (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2004, Commission File No. 0-26176).***

10.8*

Letter Amendment to Whole RF Channel Service Agreement, dated March 25, 2004, between Telesat Canada and DISH Network Corporation (incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2004, Commission File No. 0-26176).***

10.9*

Amendment No. 2 to Satellite Service Agreement, dated April 30, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended June 30, 2004, Commission File No. 0-26176).***

10.10*

Second Amendment to Whole RF Channel Service Agreement, dated May 5, 2004, between Telesat Canada and DISH Network Corporation (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended June 30, 2004, Commission File No. 0-26176).***

10.11*

Third Amendment to Whole RF Channel Service Agreement, dated October 12, 2004, between Telesat Canada and DISH Network Corporation (incorporated by reference to Exhibit 10.22 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2004, Commission File No. 0-26176).***

10.12*

Amendment No. 4 to Satellite Service Agreement, dated October 21, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.23 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2004, Commission File No. 0-26176).***

10.13*

Amendment No. 3 to Satellite Service Agreement, dated November 19, 2004 between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.24 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2004, Commission File No. 0-26176).***

10.14*

Amendment No. 5 to Satellite Service Agreement, dated November 19, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2004, Commission File No. 0-26176).***

10.15*

Amendment No. 6 to Satellite Service Agreement, dated December 20, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.26 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2004, Commission File No. 0-26176).***

EXHIBIT NO.	DESCRIPTION

10.16*

Amendment No. 4 to Satellite Service Agreement, dated April 6, 2005, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended June 30, 2005, Commission File No. 0-26176).***

10.17*

Amendment No. 5 to Satellite Service Agreement, dated June 20, 2005, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended June 30, 2005, Commission File No. 0-26176).***

10.18*	Incentive Stock Option Agreement (Form A) (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File No. 0-26176).**

10.19*	Incentive Stock Option Agreement (Form B) (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File No. 0-26176).**

10.20*	Restricted Stock Unit Agreement (Form A) (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File No. 0-26176).**

10.21*	Restricted Stock Unit Agreement (Form B) (incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File No. 0-26176).**

10.22*	Nonemployee Director Stock Option Agreement (incorporated by reference to Exhibit 99.6 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File No. 0-26176).**

10.23*

Separation Agreement between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 2.1 to the Amendment No. 1 to the Form 10 of EchoStar Corporation filed December 12, 2007, Commission File No. 001-33807).

10.24*

Tax Sharing Agreement between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 10.2 to the Amendment No. 1 to the Form 10 of EchoStar Corporation filed December 12, 2007, Commission File No. 001-33807).

10.25*

Employee Matters Agreement between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 10.3 to the Amendment No. 1 to the Form 10 of EchoStar Corporation filed December 12, 2007, Commission File No. 001-33807).

10.26*

Intellectual Property Matters Agreement between EchoStar Corporation, EchoStar Acquisition L.L.C., Echosphere L.L.C., DISH DBS Corporation, EIC Spain SL, EchoStar Technologies L.L.C. and DISH Network Corporation (incorporated by reference from Exhibit 10.4 to the Amendment No. 1 to the Form 10 of EchoStar Corporation filed December 12, 2007, Commission File No. 001-33807).

10.27*

Form of Satellite Capacity Agreement between EchoStar Corporation and DISH Network L.L.C. (incorporated by reference from Exhibit 10.28 to the Amendment No. 2 to Form 10 of EchoStar Corporation filed December 26, 2007, Commission File No. 001-33807).

EXHIBIT NO.	DESCRIPTION

10.28*

Description of the 2008 Long-Term Incentive Plan dated December 22, 2008 (incorporated by reference to Exhibit 10.42 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2008, Commission File No. 0-26176).**

10.29*

DISH Network Corporation 2009 Stock Incentive Plan (incorporated by reference to Appendix A to DISH Network Corporation’s Definitive Proxy Statement on Form 14A filed September 19, 2014, Commission File No. 0-26176).**

10.30*

Amended and Restated DISH Network Corporation 2001 Nonemployee Director Stock Option Plan (incorporated by reference to Appendix B to DISH Network Corporation’s Definitive Proxy Statement on Form 14A filed March 31, 2009, Commission File No.  0-26176).**

10.31*

Amended and Restated DISH Network Corporation 1999 Stock Incentive Plan (incorporated by reference to Appendix C to DISH Network Corporation’s Definitive Proxy Statement on Form 14A filed March 31, 2009, Commission File No. 000-26176).**

10.32*

NIMIQ 5 Whole RF Channel Service Agreement, dated September 15, 2009, between Telesat Canada and EchoStar Corporation (incorporated by reference from Exhibit 10.30 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).***

10.33*

NIMIQ 5 Whole RF Channel Service Agreement, dated September 15, 2009, between EchoStar Corporation and DISH Network L.L.C. (incorporated by reference from Exhibit 10.31 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).***

10.34*

Professional Services Agreement, dated August 4, 2009, between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 10.3 to the Quarterly Report on Form 10-Q of EchoStar Corporation for the quarter ended September 30, 2009, Commission File No. 001-33807).***

10.35*

Allocation Agreement, dated August 4, 2009, between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 10.4 to the Quarterly Report on Form 10-Q of EchoStar Corporation for the quarter ended September 30, 2009, Commission File No. 001-33807).

10.36*

Amendment to Form of Satellite Capacity Agreement (Form A) between EchoStar Corporation and DISH Network L.L.C. (incorporated by reference from Exhibit 10.34 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).

10.37*

Amendment to Form of Satellite Capacity Agreement (Form B) between EchoStar Corporation and DISH Network L.L.C. (incorporated by reference from Exhibit 10.35 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).

10.38*

EchoStar XVI Satellite Capacity Agreement between EchoStar Satellite Services L.L.C. and DISH Network L.L.C. (incorporated by reference from Exhibit 10.36 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).***

EXHIBIT NO.	DESCRIPTION

10.39*

Cost Allocation Agreement, dated April 29, 2011, between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 10.2 to the Quarterly Report on Form 10-Q of EchoStar Corporation for the quarter ended June 30, 2011, Commission File No. 001-33807).

10.40*

Settlement and Patent License between TiVo Inc. and DISH Network Corporation and EchoStar Corporation, dated as of April 29, 2011 (incorporated by reference to Exhibit 10.9 to the Quarterly Report on Form 10-Q/A of EchoStar Corporation filed February 21, 2012, Commission File No. 001-33807).***

10.41*

QuetzSat-1 Transponder Service Agreement, dated November 24, 2008, between EchoStar 77 Corporation, a direct wholly-owned subsidiary of EchoStar Corporation, and DISH Network L.L.C. (incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).***

10.42*

Receiver Agreement dated January 1, 2012 between Echosphere L.L.C. and EchoStar Technologies L.L.C. (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2012, Commission File No.  0-26176) ***

10.43*

Broadcast Agreement dated January 1, 2012 between EchoStar Broadcasting Corporation and DISH Network L.L.C. (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2012, Commission File No.  0-26176) ***

10.44*

Confidential Settlement Agreement and Release dated as of October 21, 2012 by and between Voom HD Holdings LLC and CSC Holdings, LLC, on the one hand, and DISH Network L.L.C., on the other hand, and for certain limited purposes, DISH Media Holdings Corporation, MSG Holdings, L.P., The Madison Square Garden Company and EchoStar Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended September 30, 2012, Commission File No. 0-26176).***

10.45*

Description of the 2013 Long-Term Incentive Plan dated November 30, 2012 (incorporated by reference to the Current Report on Form 8-K of DISH Network Corporation filed December 6, 2012, Commission File No. 0-26176).**

10.46*

Amendment to EchoStar XVI Satellite Capacity Agreement between EchoStar Satellite Services L.L.C. and DISH Network L.L.C. dated December 21, 2012 (incorporated by reference to Exhibit 10.62 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2012, Commission File No. 0-26176).***

10.47*

Transaction Agreement, dated February 20, 2014, by and among EchoStar Corporation, Hughes Satellite Systems Corporation, Alpha Company LLC, DISH Network L.L.C., DISH Operating L.L.C. and EchoStar XI Holding L.L.C. (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2014, Commission File No. 0-26176). ***

EXHIBIT NO.	DESCRIPTION

10.48*

Investor Rights Agreement, dated February 20, 2014, by and among EchoStar Corporation, Hughes Satellite Systems Corporation, DISH Operating L.L.C. and DISH Network L.L.C. (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2014, Commission File No. 0-26176).***

10.49*

Form of Satellite Capacity Agreement between EchoStar Satellite Operating Corporation and DISH Operating L.L.C. (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2014, Commission File No. 0-26176).***

10.50*

Second Amendment to Receiver Agreement dated November 4, 2015, between Echosphere L.L.C. and EchoStar Technologies L.L.C. (incorporated by reference to Exhibit 10.64 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2015, Commission File No. 0-26176).

12.1(H)	Statement regarding computation of ratio of earnings to fixed charges.

21(H)	Subsidiaries of DISH DBS Corporation.

23.1(H)	Consent of KPMG LLP.

23.2(H)	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.1).

23.3(H)	Consent of R. Stanton Dodge, Executive Vice President and General Counsel of DISH DBS Corporation (included as part of Exhibit 5.2).

24.1(H)	Powers of Attorney (included on the signature pages hereto).

25.1(H)	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee under the Indenture.

99.1(H)	Form of Letter of Transmittal.

99.2(H)	Form of Notice of Guaranteed Delivery.

101

The following materials from (A) the Annual Report on Form 10-K of DISH DBS Corporation for the year ended December 31, 2015, filed on March 25, 2016, formatted in eXtensible Business Reporting Language (“XBRL”): (i) Consolidated Balance Sheets, (ii) Consolidated Statements of Operations and Comprehensive Income (Loss), (iii) Consolidated Statement of Changes in Stockholder’s Equity (Deficit), (iv) Consolidated Statements of Cash Flows, and (v) related notes to these financial statements, and (B) the Quarterly Report on Form 10-Q of DISH DBS Corporation for the quarter ended June 30, 2016, filed on July 29, 2016, formatted in XBRL: (i) Condensed Consolidated Balance Sheets, (ii) Condensed Consolidated Statements of Operations and Comprehensive Income (Loss), (iii) Condensed Consolidated Statements of Cash Flows, and (iv) related notes to these financial statements.

(H)           Filed herewith.

*                      Incorporated by reference.

**               Constitutes a management contract or compensatory plan or arrangement.

***        Certain portions of the exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment.

ITEM 22. Undertakings

(a)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of approximate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)                                 The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporating documents by first class mail or other equally prompt means.  This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(c)                                  The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

(d)                                 The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)                                  The undersigned Registrants hereby undertake:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on August 26, 2016.

DISH DBS CORPORATION

By:	/s/ Charles W. Ergen
	Name:	Charles W. Ergen
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Stanton Dodge his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Charles W. Ergen
Charles W. Ergen	Chairman and Chief Executive Officer	August 26, 2016

/s/ Steven E. Swain
Steven E. Swain	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 26, 2016
/s/ Paul W. Orban
Paul W. Orban	Senior Vice President and Chief Accounting Officer	August 26, 2016
(Principal Accounting Officer)
/s/ James DeFranco
James DeFranco	Director	August 26, 2016

/s/ R. Stanton Dodge
R. Stanton Dodge	Director	August 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on August 26, 2016.

DISH NETWORK L.L.C.

DISH NETWORK SERVICE L.L.C.

ECHOSPHERE L.L.C.

By:	/s/ Charles W. Ergen
	Name:	Charles W. Ergen
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Stanton Dodge his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Charles W. Ergen
Charles W. Ergen	Chairman (Principal Executive Officer)	August 26, 2016

/s/ Steven E. Swain
Steven E. Swain	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 26, 2016

/s/ Paul W. Orban
Paul W. Orban	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 26, 2016
/s/ Charles W. Ergen
DISH DBS Corporation As Sole Member By: Charles W. Ergen Chairman and Chief Executive Officer	Sole Member	August 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on August 26, 2016.

DISH OPERATING L.L.C.

By:	/s/ Charles W. Ergen
	Name:	Charles W. Ergen
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Stanton Dodge his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Charles W. Ergen
Charles W. Ergen	Chairman (Principal Executive Officer)	August 26, 2016

/s/ Steven E. Swain
Steven E. Swain	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 26, 2016

/s/ Paul W. Orban
Paul W. Orban	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 26, 2016

/s/ Charles W. Ergen
DISH Network L.L.C. As Sole Member By: Charles W. Ergen Chairman and Chief Executive Officer	Sole Member	August 26, 2016

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

3.1(a)*

Articles of Incorporation of DISH DBS Corporation (incorporated by reference to Exhibit 3.4(a) to the Registration Statement on Form S-4 of DISH DBS Corporation, Registration No. 333-31929), as amended by the Certificate of Amendment of the Articles of Incorporation of DISH DBS Corporation, dated as of August 25, 2003 (incorporated by reference to Exhibit 3.1(b) to the Annual Report on Form 10-K of DISH DBS Corporation for the year ended December 31, 2003, Commission File No. 333-31929), and as further amended by the Amendment of the Articles of Incorporation of DISH DBS Corporation, effective December 12, 2008 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of DISH DBS Corporation filed December 12, 2008, Registration No. 333-31929).

3.1(b)*	Bylaws of DISH DBS (incorporated by reference to Exhibit 3.4(b) to the Registration Statement on Form S-4 of DISH DBS Corporation, Registration No. 333-31929).

4.1*

Indenture, relating to the 4 5/8% Senior Notes due 2017, dated as of May 16, 2012 among DISH DBS Corporation, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH DBS Corporation filed May 16, 2012, Commission File No. 333-31929).

4.2*

Indenture, relating to the 4.250% Senior Notes due 2018, dated as of April 5, 2013, among DISH DBS Corporation, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of DISH DBS Corporation filed April 5, 2013, Commission File No. 333-31929).

4.3*

Indenture, relating to the 7 7/8% Senior Notes Due 2019, dated as of August 17, 2009 between DISH DBS Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH Network Corporation filed August 18, 2009, Commission File No. 0-26176).

4.4*

Indenture, relating to the 5.125% Senior Notes due 2020, dated as of April 5, 2013, among DISH DBS Corporation, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH DBS Corporation filed April 5, 2013, Commission File No. 333-31929).

4.5*

Indenture, relating to the 6.75% Senior Notes due 2021, dated as of May 5, 2011, among DISH DBS Corporation, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K of DISH Network Corporation filed May 5, 2011, Commission File No. 0-26176).

4.6*

Indenture, relating to the 5 7/8% Senior Notes due 2022, dated as of May 16, 2012 among DISH DBS Corporation, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of DISH DBS Corporation filed May 16, 2012, Commission File No. 333-31929).

4.7*

Indenture, relating to the 5% Senior Notes due 2023, dated as of December 27, 2012 among DISH DBS Corporation, the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH DBS Corporation filed December 27, 2012, Commission File No. 333-31929).

EXHIBIT NO.	DESCRIPTION

4.8*

Indenture, related to the 5 7/8% Senior Notes due 2024, dated as of November 20, 2014 among DISH DBS Corporation, the guarantors named on the signature pages thereto and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH DBS Corporation filed November 21, 2014, Commission File No. 333-31929).

4.9*

Indenture, related to the 7.75% Senior Notes due 2026, dated as of June 13, 2016 among DISH DBS Corporation, the guarantors named on the signature pages thereto and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH DBS Corporation filed June 13, 2016, Commission File No. 333-31929).

4.10*

Registration Rights Agreement, relating to the 7.75% Senior Notes due 2026, dated as of June 13, 2016, among DISH DBS Corporation, the guarantors named on the signature pages thereto and Deutsche Bank Securities Inc. (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of DISH DBS Corporation filed June 13, 2016, Commission File No. 333-31929).

4.11*	Form of Note for 7.75% Senior Notes due 2026 (included as part of Exhibit 4.9).

5.1(H)	Opinion of Sullivan & Cromwell LLP regarding the legality of the securities being registered.

5.2(H)	Opinion of R. Stanton Dodge, Executive Vice President and General Counsel of DISH DBS Corporation, regarding the legality of the securities being registered.

10.1*	2002 Class B CEO Stock Option Plan (incorporated by reference to Appendix A to DISH Network Corporation’s Definitive Proxy Statement on Schedule 14A dated April 9, 2002).**

10.2*

Satellite Service Agreement, dated as of March 21, 2003, between SES Americom, Inc., DISH Network L.L.C. and DISH Network Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2003, Commission File No. 0-26176).***

10.3*

Amendment No. 1 to Satellite Service Agreement dated March 31, 2003 between SES Americom Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended September 30, 2003, Commission File No. 0-26176).***

10.4*

Satellite Service Agreement, dated February 19, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2004, Commission File No. 0-26176).***

10.5*

Amendment No. 1 to Satellite Service Agreement, dated March 10, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2004, Commission File No. 0-26176).***

10.6*

Amendment No. 3 to Satellite Service Agreement, dated February 19, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2004, Commission File No. 0-26176).***

EXHIBIT NO.	DESCRIPTION

10.7*

Whole RF Channel Service Agreement, dated February 4, 2004, between Telesat Canada and DISH Network Corporation (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2004, Commission File No. 0-26176).***

10.8*

Letter Amendment to Whole RF Channel Service Agreement, dated March 25, 2004, between Telesat Canada and DISH Network Corporation (incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2004, Commission File No. 0-26176).***

10.9*

Amendment No. 2 to Satellite Service Agreement, dated April 30, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended June 30, 2004, Commission File No. 0-26176).***

10.10*

Second Amendment to Whole RF Channel Service Agreement, dated May 5, 2004, between Telesat Canada and DISH Network Corporation (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended June 30, 2004, Commission File No. 0-26176).***

10.11*

Third Amendment to Whole RF Channel Service Agreement, dated October 12, 2004, between Telesat Canada and DISH Network Corporation (incorporated by reference to Exhibit 10.22 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2004, Commission File No. 0-26176).***

10.12*

Amendment No. 4 to Satellite Service Agreement, dated October 21, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.23 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2004, Commission File No. 0-26176).***

10.13*

Amendment No. 3 to Satellite Service Agreement, dated November 19, 2004 between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.24 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2004, Commission File No. 0-26176).***

10.14*

Amendment No. 5 to Satellite Service Agreement, dated November 19, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2004, Commission File No. 0-26176).***

10.15*

Amendment No. 6 to Satellite Service Agreement, dated December 20, 2004, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.26 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2004, Commission File No. 0-26176).***

10.16*

Amendment No. 4 to Satellite Service Agreement, dated April 6, 2005, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended June 30, 2005, Commission File No. 0-26176).***

EXHIBIT NO.	DESCRIPTION

10.17*

Amendment No. 5 to Satellite Service Agreement, dated June 20, 2005, between SES Americom, Inc. and DISH Network Corporation (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended June 30, 2005, Commission File No. 0-26176).***

10.18*	Incentive Stock Option Agreement (Form A) (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File No. 0-26176).**

10.19*	Incentive Stock Option Agreement (Form B) (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File No. 0-26176).**

10.20*	Restricted Stock Unit Agreement (Form A) (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File No. 0-26176).**

10.21*	Restricted Stock Unit Agreement (Form B) (incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File No. 0-26176).**

10.22*	Nonemployee Director Stock Option Agreement (incorporated by reference to Exhibit 99.6 to the Current Report on Form 8-K of DISH Network Corporation filed July 7, 2005, Commission File No. 0-26176).**

10.23*

Separation Agreement between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 2.1 to the Amendment No. 1 to the Form 10 of EchoStar Corporation filed December 12, 2007, Commission File No. 001-33807).

10.24*

Tax Sharing Agreement between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 10.2 to the Amendment No. 1 to the Form 10 of EchoStar Corporation filed December 12, 2007, Commission File No. 001-33807).

10.25*

Employee Matters Agreement between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 10.3 to the Amendment No. 1 to the Form 10 of EchoStar Corporation filed December 12, 2007, Commission File No. 001-33807).

10.26*

Intellectual Property Matters Agreement between EchoStar Corporation, EchoStar Acquisition L.L.C., Echosphere L.L.C., DISH DBS Corporation, EIC Spain SL, EchoStar Technologies L.L.C. and DISH Network Corporation (incorporated by reference from Exhibit 10.4 to the Amendment No. 1 to the Form 10 of EchoStar Corporation filed December 12, 2007, Commission File No. 001-33807).

10.27*

Form of Satellite Capacity Agreement between EchoStar Corporation and DISH Network L.L.C. (incorporated by reference from Exhibit 10.28 to the Amendment No. 2 to Form 10 of EchoStar Corporation filed December 26, 2007, Commission File No. 001-33807).

10.28*

Description of the 2008 Long-Term Incentive Plan dated December 22, 2008 (incorporated by reference to Exhibit 10.42 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2008, Commission File No. 0-26176).**

EXHIBIT NO.	DESCRIPTION

10.29*

DISH Network Corporation 2009 Stock Incentive Plan (incorporated by reference to Appendix A to DISH Network Corporation’s Definitive Proxy Statement on Form 14A filed September 19, 2014, Commission File No. 0-26176).**

10.30*

Amended and Restated DISH Network Corporation 2001 Nonemployee Director Stock Option Plan (incorporated by reference to Appendix B to DISH Network Corporation’s Definitive Proxy Statement on Form 14A filed March 31, 2009, Commission File No.  0-26176).**

10.31*

Amended and Restated DISH Network Corporation 1999 Stock Incentive Plan (incorporated by reference to Appendix C to DISH Network Corporation’s Definitive Proxy Statement on Form 14A filed March 31, 2009, Commission File No. 000-26176).**

10.32*

NIMIQ 5 Whole RF Channel Service Agreement, dated September 15, 2009, between Telesat Canada and EchoStar Corporation (incorporated by reference from Exhibit 10.30 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).***

10.33*

NIMIQ 5 Whole RF Channel Service Agreement, dated September 15, 2009, between EchoStar Corporation and DISH Network L.L.C. (incorporated by reference from Exhibit 10.31 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).***

10.34*

Professional Services Agreement, dated August 4, 2009, between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 10.3 to the Quarterly Report on Form 10-Q of EchoStar Corporation for the quarter ended September 30, 2009, Commission File No. 001-33807).***

10.35*

Allocation Agreement, dated August 4, 2009, between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 10.4 to the Quarterly Report on Form 10-Q of EchoStar Corporation for the quarter ended September 30, 2009, Commission File No. 001-33807).

10.36*

Amendment to Form of Satellite Capacity Agreement (Form A) between EchoStar Corporation and DISH Network L.L.C. (incorporated by reference from Exhibit 10.34 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).

10.37*

Amendment to Form of Satellite Capacity Agreement (Form B) between EchoStar Corporation and DISH Network L.L.C. (incorporated by reference from Exhibit 10.35 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).

10.38*

EchoStar XVI Satellite Capacity Agreement between EchoStar Satellite Services L.L.C. and DISH Network L.L.C. (incorporated by reference from Exhibit 10.36 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).***

10.39*

Cost Allocation Agreement, dated April 29, 2011, between EchoStar Corporation and DISH Network Corporation (incorporated by reference from Exhibit 10.2 to the Quarterly Report on Form 10-Q of EchoStar Corporation for the quarter ended June 30, 2011, Commission File No. 001-33807).

EXHIBIT NO.	DESCRIPTION

10.40*

Settlement and Patent License between TiVo Inc. and DISH Network Corporation and EchoStar Corporation, dated as of April 29, 2011 (incorporated by reference to Exhibit 10.9 to the Quarterly Report on Form 10-Q/A of EchoStar Corporation filed February 21, 2012, Commission File No. 001-33807).***

10.41*

QuetzSat-1 Transponder Service Agreement, dated November 24, 2008, between EchoStar 77 Corporation, a direct wholly-owned subsidiary of EchoStar Corporation, and DISH Network L.L.C. (incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009, Commission File No. 001-33807).***

10.42*

Receiver Agreement dated January 1, 2012 between Echosphere L.L.C. and EchoStar Technologies L.L.C. (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2012, Commission File No.  0-26176) ***

10.43*

Broadcast Agreement dated January 1, 2012 between EchoStar Broadcasting Corporation and DISH Network L.L.C. (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2012, Commission File No.  0-26176) ***

10.44*

Confidential Settlement Agreement and Release dated as of October 21, 2012 by and between Voom HD Holdings LLC and CSC Holdings, LLC, on the one hand, and DISH Network L.L.C., on the other hand, and for certain limited purposes, DISH Media Holdings Corporation, MSG Holdings, L.P., The Madison Square Garden Company and EchoStar Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended September 30, 2012, Commission File No. 0-26176).***

10.45*

Description of the 2013 Long-Term Incentive Plan dated November 30, 2012 (incorporated by reference to the Current Report on Form 8-K of DISH Network Corporation filed December 6, 2012, Commission File No. 0-26176).**

10.46*

Amendment to EchoStar XVI Satellite Capacity Agreement between EchoStar Satellite Services L.L.C. and DISH Network L.L.C. dated December 21, 2012 (incorporated by reference to Exhibit 10.62 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2012, Commission File No. 0-26176).***

10.47*

Transaction Agreement, dated February 20, 2014, by and among EchoStar Corporation, Hughes Satellite Systems Corporation, Alpha Company LLC, DISH Network L.L.C., DISH Operating L.L.C. and EchoStar XI Holding L.L.C. (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2014, Commission File No. 0-26176). ***

10.48*

Investor Rights Agreement, dated February 20, 2014, by and among EchoStar Corporation, Hughes Satellite Systems Corporation, DISH Operating L.L.C. and DISH Network L.L.C. (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2014, Commission File No. 0-26176).***

EXHIBIT NO.	DESCRIPTION

10.49*

Form of Satellite Capacity Agreement between EchoStar Satellite Operating Corporation and DISH Operating L.L.C. (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended March 31, 2014, Commission File No. 0-26176).***

10.50*

Second Amendment to Receiver Agreement dated November 4, 2015, between Echosphere L.L.C. and EchoStar Technologies L.L.C. (incorporated by reference to Exhibit 10.64 to the Annual Report on Form 10-K of DISH Network Corporation for the year ended December 31, 2015, Commission File No. 0-26176).

12.1(H)	Statement regarding computation of ratio of earnings to fixed charges.

21(H)	Subsidiaries of DISH DBS Corporation.

23.1(H)	Consent of KPMG LLP.

23.2(H)	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.1).

23.3(H)	Consent of R. Stanton Dodge, Executive Vice President and General Counsel of DISH DBS Corporation (included as part of Exhibit 5.2).

24.1(H)	Powers of Attorney (included on the signature pages hereto).

25.1(H)	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee under the Indenture.

99.1(H)	Form of Letter of Transmittal.

99.2(H)	Form of Notice of Guaranteed Delivery.

101

The following materials from (A) the Annual Report on Form 10-K of DISH DBS Corporation for the year ended December 31, 2015, filed on March 25, 2016, formatted in eXtensible Business Reporting Language (“XBRL”): (i) Consolidated Balance Sheets, (ii) Consolidated Statements of Operations and Comprehensive Income (Loss), (iii) Consolidated Statement of Changes in Stockholder’s Equity (Deficit), (iv) Consolidated Statements of Cash Flows, and (v) related notes to these financial statements, and (B) the Quarterly Report on Form 10-Q of DISH DBS Corporation for the quarter ended June 30, 2016, filed on July 29, 2016, formatted in XBRL: (i) Condensed Consolidated Balance Sheets, (ii) Condensed Consolidated Statements of Operations and Comprehensive Income (Loss), (iii) Condensed Consolidated Statements of Cash Flows, and (iv) related notes to these financial statements.

(H)           Filed herewith.

*                      Incorporated by reference.

**               Constitutes a management contract or compensatory plan or arrangement.

***        Certain portions of the exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment.